   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1998.
                                                     REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL CITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                           6712                          34-1111088
 (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
               OF                 CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)

                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                                 (216) 575-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                             DAVID L. ZOELLER, ESQ.
              Senior Vice President, General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                                 (216) 575-2978
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------

                                   COPIES TO:

           Timothy E. Kraepel, Esq.                        Edward D. Herlihy, Esq.
        Howard & Howard Attorneys, P.C.                Wachtell, Lipton, Rosen & Katz
    The Pinehurst Office Center, Suite 101                   51 West 52nd Street
          1400 North Woodward Avenue                      New York, New York 10019
     Bloomfield Hills, Michigan 48304-2856                     (212) 403-1000
                (248) 645-1483

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of First of America Bank Corporation with the Registrant, pursuant to an Agreement and Plan of Merger dated as of November 30, 1997, described in the enclosed Prospectus and Joint Proxy Statement, have been satisfied or waived.
                               ------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

 TITLE OF EACH CLASS OF                     PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
    SECURITIES TO BE        AMOUNT TO BE    AGGREGATE PRICE      AGGREGATE        REGISTRATION
       REGISTERED          REGISTERED(1)      PER UNIT(2)    OFFERING PRICE(2)       FEE(3)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Common Stock, par value
  of $4.00 per share.....    108,121,561        $63.4917       $6,864,818,110     $627,331.70
=================================================================================================

(1) Based upon the assumed number of shares that may be issued in the Merger described herein. Such assumed number is based upon the maximum number of shares of common stock of First of America Bank Corporation that may be outstanding immediately prior to the Merger.

(2) Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(f)(1) on the basis of the average of the high and low prices of a share of common stock of First of America Bank Corporation on the New York Stock Exchange on February 11, 1998 divided by
    1.20 times the number of shares of the Registrant's common stock to be exchanged for each share of common stock of First of America Bank Corporation in the proposed Merger to which this Registration Statement relates.

(3) In accordance with Rule 457(b), the total registration fee of $2,025,121.34 has been reduced by $1,397,739.64, which amount has previously been paid with respect to the Merger pursuant to Section 14(g) of the Securities Act of 1934, as amended.
                               ------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                           NATIONAL CITY CORPORATION

  CROSS REFERENCE SHEET PURSUANT TO RULE 404(a) OF THE SECURITIES ACT OF 1933 AND ITEM 501(b) OF REGULATION S-K, SHOWING THE LOCATION IN THE PROSPECTUS AND
    JOINT PROXY STATEMENT OF THE INFORMATION REQUIRED BY PART I OF FORM S-4

                                                         LOCATION OR CAPTION IN PROSPECTUS
                    ITEM OF FORM S-4                         AND JOINT PROXY STATEMENT
      ---------------------------------------------  ------------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.......  Facing Page of Registration Statement;
                                                     Cross Reference Sheet; Outside Front Cover
                                                     Page of Prospectus and Joint Proxy
                                                     Statement
  2.  Inside Front and Outside Back Cover Pages of
      Prospectus...................................  Available Information; Incorporation of
                                                     Certain Documents by Reference; Inside
                                                     Front Cover Page of Prospectus and Joint
                                                     Proxy Statement; Table of Contents
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information................  Summary
  4.  Terms of Transaction.........................  Summary; Merger; Certain Regulatory
                                                     Considerations; Description of National
                                                     City Capital Stock; Description of FOA
                                                     Capital Stock; General Comparison of
                                                     National City and FOA Capital Stock
  5.  Pro Forma Financial Information..............  Pro Forma Combined Consolidated Financial
                                                     Information (Unaudited)
  6.  Material Contacts with the Company Being
      Acquired.....................................  Summary; Merger
  7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed to
      Be Underwriters..............................  Not Applicable
  8.  Interests of Named Experts and Counsel.......  Selection of Independent Auditors-National
                                                     City; Experts; Legal Opinions
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities..................................  Not Applicable
 10.  Information with Respect to S-3
      Registrants..................................  Information about National City;
                                                     Incorporation of Certain Documents by
                                                     Reference
 11.  Incorporation of Certain Information by
      Reference....................................  Incorporation of Certain Documents by
                                                     Reference
 12.  Information with Respect to S-2 or S-3
      Registrants..................................  Not Applicable
 13.  Incorporation of Certain Information by
      Reference....................................  Incorporation of Certain Documents by
                                                     Reference
 14.  Information with Respect to Registrants Other
      Than S-3 or S-2 Registrants..................  Not Applicable
 15.  Information with Respect to S-3 Companies....  Information about FOA; Incorporation of
                                                     Certain Documents by Reference
 16.  Information with Respect to S-2 or S-3
      Companies....................................  Not Applicable
 17.  Information with Respect to Companies Other
      Than S-3 or S-2 Companies....................  Not Applicable
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited...........  Summary; The Meetings
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited, or in
      an Exchange Offer............................  Not Applicable

                        [National City Corporation Logo]

                               ------------------

                                                               February 19, 1998

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of National City Corporation, which will be held at the Pittsburgh Hilton and Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222, on Monday, March 30, 1998, commencing at 10:30 a.m., EASTERN STANDARD TIME.

     The primary business of the meeting will be the election of directors for the coming year, the approval of the selection of Ernst & Young LLP as independent auditors for 1998, the adoption of the Agreement and Plan of Merger dated as of November 30, 1997, providing for the merger of First of America Bank Corporation into National City Corporation (the "Merger"), and to transact such other business as may properly come before the meeting.

     The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. Our Annual Report, including financial statements, for the year 1997 was delivered to you previously. We shall report to you at the meeting on the business and affairs of National City Corporation.

     Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but, in any event, please sign and date the enclosed proxy and return it in the accompanying envelope. If you wish to communicate directly with National City Corporation, the mailing address of the executive offices of the Corporation is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

Sincerely,

/s/ David A. Daberko
DAVID A. DABERKO
Chairman and Chief Executive Officer

                        [National City Corporation Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of
NATIONAL CITY CORPORATION

     The Annual Meeting of Stockholders of National City Corporation will be held at the Pittsburgh Hilton and Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222, on Monday, March 30, 1998, at 10:30 a.m., EASTERN STANDARD TIME, for the purpose of considering and voting upon the following matters:

        1. The election of directors;

        2. The approval of the selection of independent auditors for 1998;

        3. The adoption of the Agreement and Plan of Merger dated as of November 30, 1997, by and between National City Corporation and First of America Bank Corporation; and

        4. The transaction of such other business as may properly come before the meeting.

     Stockholders of record on February 2, 1998, are entitled to receive notice of and to vote at the meeting. A list of the stockholders will be available at the meeting and for the 10 days preceding the meeting at the offices of National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114 and at the offices of National City Bank, Pennsylvania, National City Center, 20 Stanwix Street, 15th Floor, Pittsburgh, Pennsylvania 15222-4802.

     All shareholders who are entitled to vote, even if they now plan to attend the meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice to National City. If you attend the meeting and vote in person, your vote will supersede your proxy.

     Please mark, date, and sign the enclosed proxy and return it in the accompanying envelope.

By Order of the Board of Directors

/s/ David L. Zoeller
DAVID L. ZOELLER
Secretary

February 19, 1998

RICHARD F. CHORMANN                            FIRST OF AMERICA BANK CORPORATION
Chairman, President and                        211 South Rose Street
Chief Executive Officer                        Kalamazoo, Michigan 49007

                                               Telephone 616-376-9000



                                        [First of America Bank Corporation LOGO]

February 19, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of First of America Bank Corporation ("First of America") which will be held at the Radisson Plaza Hotel, 100 West Michigan Avenue, Kalamazoo, Michigan, at 9:00 a.m., local time, on March 30, 1998 (the "Special Meeting").

     At the Special Meeting, you will be asked only to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 30, 1997 (the "Agreement") pursuant to which First of America will merge (the "Merger") into National City Corporation ("National City") and each outstanding share of First of America Common Stock will be converted into 1.2 shares of the common stock of National City. Approval of the Agreement is set forth as Proposal 3 in the accompanying Prospectus and Joint Proxy Statement. The other proposals included in the Prospectus and Joint Proxy Statement, which regard election of National City directors and approval of its auditors, will not be considered or voted on by First of America shareholders at the Special Meeting.

     The combination of First of America and National City will result in the nation's 13th largest bank holding company, with assets of approximately $75 billion and offices in Ohio, Michigan, Kentucky, Illinois, Pennsylvania and Indiana. The Merger is intended to create a strong and profitable diversified financial services company that will have enhanced capabilities to compete with banks and non-banking financial service providers.

     Enclosed are a Notice of the Special Meeting and a Prospectus and Joint Proxy Statement which describes the Merger and its background. A copy of the Agreement is attached to the Prospectus and Joint Proxy Statement. You are urged to read all of these materials carefully. The affirmative vote of the holders of a majority of the shares of First of America Common Stock outstanding and entitled to vote is necessary to approve the Agreement. In the event that proxies representing a sufficient number of shares voting to approve the Agreement are not obtained prior to the Special Meeting, a proposal to adjourn the Special Meeting in order to solicit additional proxies will be put to a vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF FIRST OF AMERICA HAS UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

     YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. DO NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                                            Sincerely,

                                            /s/ Richard F. Chormann
                                            RICHARD F. CHORMANN
                                            Chairman, President and Chief
                                            Executive Officer

                   First of America Bank Corporation [LOGO]

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 30, 1998

To the Shareholders of
FIRST OF AMERICA BANK CORPORATION

     A Special Meeting of Shareholders (the "Special Meeting") of First of America Bank Corporation, a Michigan corporation ("First of America"), will be held on March 30, 1998 at 9:00 a.m., local time, at the Radisson Plaza Hotel, 100 West Michigan Avenue, Kalamazoo, Michigan. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 30, 1997 (the "Agreement"), between National City Corporation ("National City") and First of America, pursuant to which First of America will be merged into National City upon the terms and subject to the conditions set forth in the Agreement, as are more fully described in the enclosed Prospectus and Joint Proxy Statement. A copy of the Agreement is attached as Appendix A to the accompanying Prospectus and Joint Proxy Statement. It is not anticipated that there will be any other business on the agenda for this Special Meeting. There will not be a presentation of the 1997 financial results, an election of directors or a ratification of First of America's selection of auditors, as would be expected if this were First of America's annual meeting.

     The Board of Directors has fixed the close of business on February 10, 1998 as the record date (the "Record Date") for determining holders of First of America Common Stock entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. In the event that proxies representing a sufficient number of shares voting to approve the Agreement are not obtained prior to the Special Meeting, a proposal to adjourn the Special Meeting to solicit additional proxies will be put to a vote at the Special Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT.

                                            By Order of the Board of Directors,

                                            /s/ Richard V. Washburn
                                            RICHARD V. WASHBURN
                                            Secretary
Kalamazoo, Michigan
February 19, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                      PROSPECTUS AND JOINT PROXY STATEMENT

                        [National City Corporation Logo]

                       108,121,561 Shares of Common Stock

     This Prospectus and Joint Proxy Statement relates to the proposed merger of FIRST OF AMERICA BANK CORPORATION, a Michigan corporation ("FOA"), with and into NATIONAL CITY CORPORATION, a Delaware corporation ("National City"). If the proposed merger is consummated, the outstanding shares of common stock, par value $10.00 per share, of FOA ("FOA Common"), will be converted into shares of common stock, par value $4.00 per share, of National City ("National City Common") at a rate of 1.20 shares of National City Common for each share of FOA Common. The transaction is subject to various conditions, including approval by the stockholders of National City and the shareholders of FOA at their separate meetings, described herein.

     National City Common is traded on the New York Stock Exchange ("NYSE"). The closing price of National City Common on the NYSE on February 17, 1998 was $64.56. FOA Common is traded on the NYSE. The closing price of FOA Common on the NYSE on February 17, 1998 was $76.56.

     All information concerning National City contained in this Prospectus and Joint Proxy Statement has been furnished by National City, and all information concerning FOA has been furnished by FOA. National City has represented and warranted to FOA, and FOA has represented and warranted to National City, that the particular information so furnished is true and complete. See "EXPERTS" with respect to the financial statements of National City and FOA.
                            ------------------------

     THE SHARES OF NATIONAL CITY COMMON TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF NATIONAL CITY COMMON TO BE ISSUED IN CONNECTION WITH THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
                            ------------------------

                             JOINT PROXY STATEMENT

                                 Annual Meeting
                               of Stockholders of
                           NATIONAL CITY CORPORATION
                          to be held on March 30, 1998
                                Special Meeting
                               of Shareholders of
                       FIRST OF AMERICA BANK CORPORATION
                          to be held on March 30, 1998

     THIS PROSPECTUS SERVES AS THE JOINT PROXY STATEMENT OF NATIONAL CITY CORPORATION AND FIRST OF AMERICA BANK CORPORATION IN CONNECTION WITH THE SOLICITATION OF PROXIES TO BE USED AT THEIR RESPECTIVE MEETINGS TO BE HELD FOR THE PURPOSES DESCRIBED HEREIN.

--------------------------------------------------------------------------------

 The date of this Prospectus and Joint Proxy Statement is February 19, 1998 and
   is first being mailed to National City stockholders and FOA shareholders, together with notices and forms of proxy, on or about February 19, 1998.

                             AVAILABLE INFORMATION

     Each of National City and FOA is subject to the information reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at its New York Regional Office, R.R. Donnelly Building, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning National City and FOA may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

     This Prospectus and Joint Proxy Statement does not contain all of the information set forth in the registration statement on Form S-4 and the exhibits thereto filed by National City under the Securities Act of 1933, as amended (the "1933 Act"), with the Commission relating to the shares of National City Common offered hereby (the "Registration Statement"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information with respect to National City, FOA and the securities offered hereby. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates and are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     National City hereby incorporates in this Prospectus and Joint Proxy Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997, and its Current Report on Form 8-K dated January 13, 1998, the description of National City Common set forth in the Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to Registration Statement No. 33-49823), each as filed with the Commission pursuant to the Exchange Act. FOA hereby incorporates in this Prospectus and Joint Proxy Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997, and the description of FOA Common and FOA Preferred Stock Purchase Rights contained in FOA's Registration Statements on Form 8-K under the Exchange Act, dated April 30, 1990 (with respect to FOA Common) and July 18, 1990 and as amended December 12, 1997 (with respect to the FOA Preferred Stock Purchase Rights) as filed with the Commission pursuant to the Exchange Act. Fort Wayne National Corporation ("FWNC") hereby incorporates in this Prospectus and Joint Proxy Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1997, its Current Report on Form 8-K dated January 23, 1998, and the description of the FWNC common stock and FWNC preferred stock as filed with the Commission pursuant to the Exchange Act.

     All documents filed by National City, FOA and FWNC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and Joint Proxy Statement and prior to the respective Annual Meeting of Stockholders of National City and the Special Meeting of Shareholders of FOA shall be deemed to be incorporated by reference in this Prospectus and Joint Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Joint Proxy Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Joint Proxy Statement.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND JOINT PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST

NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONAL CITY OR FOA. THIS PROSPECTUS AND JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND JOINT PROXY STATEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONAL CITY OR FOA SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THIS PROSPECTUS AND JOINT PROXY STATEMENT INCORPORATES DOCUMENTS OF NATIONAL CITY, FOA AND FWNC BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NATIONAL CITY DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND JOINT PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114, ATTENTION: THOMAS A. RICHLOVSKY, SENIOR VICE PRESIDENT AND TREASURER, TELEPHONE NUMBER (216) 575-2126, AND WILL BE FURNISHED WITHOUT CHARGE. THE FOA DOCUMENTS (OTHER THAN THE EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND JOINT PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO FIRST OF AMERICA BANK CORPORATION, 211 SOUTH ROSE STREET, KALAMAZOO, MICHIGAN 49007, ATTENTION: JENNIFER D. COX, SENIOR VICE PRESIDENT-ACCOUNTING DIVISION, TELEPHONE NUMBER (616) 376-7115, AND WILL BE FURNISHED WITHOUT CHARGE. THE FWNC DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO FORT WAYNE NATIONAL CORPORATION, 110 W. BERRY STREET, FORT WAYNE, INDIANA 46801,
ATTENTION: KAREN M. KASPER, EXECUTIVE VICE PRESIDENT, TELEPHONE NUMBER (219) 426-0555 AND WILL BE FURNISHED WITHOUT CHARGE. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY NATIONAL CITY DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 23, 1998. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY FOA DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 23, 1998. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY FWNC DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 23, 1998.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................     2
SUMMARY...............................................................................     7
     Parties to the Merger............................................................     7
     Reasons for the Merger...........................................................     7
     Terms of the Merger..............................................................     7
     Conditions; Termination; Amendments..............................................     8
     Termination Fees and Expenses....................................................     8
     Current Developments.............................................................     9
     Regulatory Approvals.............................................................     9
     The Meetings.....................................................................     9
     Votes Required...................................................................     9
     Recommendation of the Boards of Directors........................................    10
     Opinions of Financial Advisors...................................................    10
     Interests of Certain Parties.....................................................    10
     Appraisal and Dissenters' Rights.................................................    11
     Certain Federal Income Tax Consequences and Accounting Treatment.................    11
     The National City and FOA Options................................................    11
     Comparative Rights of Holders of Shares of FOA Common After the Merger...........    12
     Ownership of National City After the Merger......................................    13
     Market and Market Prices.........................................................    13
     Selected Financial Data..........................................................    13
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS.............    16
     Comparative Per Share Data.......................................................    16
     Listing of National City Common..................................................    18
THE MEETINGS..........................................................................    19
VOTING................................................................................    19
     National City....................................................................    19
     FOA..............................................................................    19
     Record Dates and Voting Rights...................................................    19
     Voting and Revocation of Proxies.................................................    19
1. ELECTION OF DIRECTORS -- NATIONAL CITY.............................................    20
     Board of Directors and Its Committees............................................    20
     Compensation of Directors........................................................    22
     Nominees for Election as Directors...............................................    22
     Vote by Stockholders.............................................................    22
     Beneficial Ownership.............................................................    26
     Section 16(a) Beneficial Ownership Reporting Compliance..........................    26
     Ownership Guidelines.............................................................    26
REMUNERATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL
  CITY................................................................................    28
     Executive Compensation...........................................................    28
REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE.....................................    32
     Compensation Philosophy..........................................................    32
     Executive Compensation Principles................................................    32
     Commitment to Employee Equity Ownership..........................................    33
     Stock Ownership Guidelines.......................................................    33
     Equity Based Rewards.............................................................    33

                                                                                        PAGE
                                                                                        ----
     Cash-Based Rewards...............................................................    34
     Peer Group Banks.................................................................    34
     Summary..........................................................................    35
THE COMPENSATION AND ORGANIZATION COMMITTEE'S REVIEW OF CEO COMPENSATION..............    35
     Compensation and Organization Committee..........................................    36
STOCKHOLDER RETURN PERFORMANCE........................................................    37
DESCRIPTION OF NATIONAL CITY'S COMPENSATION AND BENEFIT PLANS.........................    37
     Grantor Trust....................................................................    42
2. SELECTION OF INDEPENDENT AUDITORS -- NATIONAL CITY.................................    43
3. MERGER.............................................................................    44
     Background of and Reasons for the Merger -- FOA..................................    44
     Background of and Reasons for the Merger -- National City........................    46
     Opinions of Financial Advisors...................................................    47
     Terms of the Merger..............................................................    59
     Conversion of Shares of FOA Common...............................................    60
     Treatment of Employee and Director Stock Options.................................    61
     Conditions to the Merger.........................................................    61
     Regulatory Approvals.............................................................    63
     Waiver; Amendment; Termination...................................................    63
     Effective Time...................................................................    64
     Conduct of National City's Business Pending the Merger...........................    64
     Conduct of FOA's Business Pending the Merger.....................................    64
     Employee Matters.................................................................    66
     Indemnification and Insurance....................................................    66
     Interests of Certain Persons in the Merger.......................................    66
     Management After the Merger......................................................    71
     Certain Federal Income Tax Consequences..........................................    71
     Accounting Treatment.............................................................    72
     Resales by Affiliates............................................................    73
     Appraisal and Dissenters' Rights.................................................    73
     The Options......................................................................    73
     National City Option Agreement...................................................    73
     FOA Option Agreement.............................................................    77
RECENT DEVELOPMENTS...................................................................    81
     Fort Wayne National Corporation Acquisition......................................    81
     Year 2000........................................................................    82
PRO FORMA COMBINED CONSOLIDATED FINANCIAL
  INFORMATION (UNAUDITED).............................................................    82
CERTAIN REGULATORY CONSIDERATIONS.....................................................    89
     General..........................................................................    89
     Payment of Dividends.............................................................    89
     Certain Transactions by Bank Holding Companies with Their Affiliates.............    90
     Capital..........................................................................    90
     Holding Company Support of Subsidiary Banks......................................    91
     FDIC Insurance Assessments.......................................................    91
DESCRIPTION OF NATIONAL CITY CAPITAL STOCK............................................    91
     Common Stock.....................................................................    91
     Preferred Stock..................................................................    92

                                                                                        PAGE
                                                                                        ----
DESCRIPTION OF FOA CAPITAL STOCK......................................................    92
     General..........................................................................    92
     FOA Common.......................................................................    92
     FOA Preferred Stock..............................................................    93
GENERAL COMPARISON OF NATIONAL CITY AND FOA CAPITAL STOCK.............................    94
     General..........................................................................    94
     Directors........................................................................    94
     Limitation of Director Liability in Certain Circumstances........................    95
     Indemnification and Insurance....................................................    95
     Antitakeover Statutes............................................................    97
     Consideration of Factors; General Powers.........................................    98
     Issuance of Preferred Stock......................................................    98
     Cumulative Voting................................................................    98
     Action Without a Meeting.........................................................    98
     Special Meetings.................................................................    99
     Voting, Appraisal Rights and Corporate Reorganizations...........................    99
     Amendment of Articles and Bylaws.................................................    99
     Preemptive Rights................................................................   100
     Dividends........................................................................   100
FORWARD LOOKING STATEMENTS............................................................   100
INFORMATION ABOUT NATIONAL CITY.......................................................   101
INFORMATION ABOUT FOA.................................................................   101
EXPERTS...............................................................................   102
LEGAL OPINIONS........................................................................   102
NATIONAL CITY STOCKHOLDER PROPOSALS...................................................   102
TRANSACTIONS WITH MANAGEMENT..........................................................   102
GENERAL...............................................................................   103
APPENDIX A -- AGREEMENT AND PLAN OF MERGER............................................   A-1
APPENDIX B -- OPINION OF MERRILL LYNCH & CO...........................................   B-1
APPENDIX C -- OPINION OF UBS SECURITIES LLC...........................................   C-1
APPENDIX D -- OPINION OF NATIONSBANC MONTGOMERY SECURITIES, INC.......................   D-1
APPENDIX E -- NATIONAL CITY OPTION AGREEMENT..........................................   E-1
APPENDIX F -- FOA OPTION AGREEMENT....................................................   F-1

                                    SUMMARY

     The following is a summary of certain information with respect to matters to be considered at the Annual Meeting of Stockholders of National City Corporation ("National City") and at the Special Meeting of Shareholders of First of America Bank Corporation ("FOA") and is not intended to be a complete statement of all material facts regarding the matters to be considered at those meetings. It is qualified in its entirety by reference to more detailed information contained elsewhere in this Prospectus and Joint Proxy Statement (the "Proxy Statement") or incorporated by reference in this Proxy Statement, the accompanying appendices and the documents referred to herein.

PARTIES TO THE MERGER

     FOA. FOA is a regional, multibank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA") and is incorporated under the laws of the state of Michigan. At December 31, 1997, FOA had consolidated total assets of $21 billion and consolidated total deposits of $16 billion. FOA is the second largest bank holding company in the state of Michigan, the fifth largest in the state of Illinois and the twelfth largest in the state of Indiana. First of America Bank N.A. and First of America Bank -- Illinois, N.A. carry on general retail and commercial banking business through 545 banking offices and facilities located in Michigan, Illinois and Indiana. FOA also has divisions and non-banking subsidiaries which provide mortgage, trust, data processing, pension consulting, revolving credit, insurance, securities brokerage and underwriting, and investment advisory services. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE"; "SUMMARY -- Selected Financial Data"; "SUMMARY -- Comparative Per Share Data"; "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)" and "INFORMATION ABOUT FOA". The principal office of FOA is located at 211 South Rose Street, Kalamazoo, Michigan 49007, and its telephone number is (616) 376-9000.

     National City. National City is a registered multi-bank holding company under the BHCA and is incorporated under the laws of the state of Delaware. As of December 31, 1997, National City owned substantially all of the outstanding stock of 8 commercial banks in Ohio, Pennsylvania, Kentucky and Indiana and through these financial institutions, operated 853 offices. National City subsidiaries provide financial services that meet a wide range of customer needs, including commercial and retail banking, brokerage, trust and investment services, item processing, mortgage servicing and credit card processing. At December 31, 1997, National City, its affiliate banks and other subsidiaries had consolidated total assets of $55 billion and consolidated total deposits of $37 billion. See "SUMMARY -- Selected Financial Data"; "SUMMARY -- Comparative Per Share Data"; "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)" and "INFORMATION ABOUT NATIONAL CITY". The principal office of National City is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (216) 575-2000.

REASONS FOR THE MERGER

     National City's acquisition strategy includes the expansion into major, contiguous markets where a significant presence can be established. Michigan and Illinois are logical extensions of National City's current midwest markets and the acquisition of FOA will provide National City with a meaningful presence in Michigan and Illinois, will expand its presence in the state of Indiana and will expand National City's customer base and assets. After exploring various other strategic alternatives, including the possibility of remaining independent, FOA believes that a sale of the company to a larger financial institution offers the greatest potential for achieving long term value for FOA shareholders. See "MERGER -- Background of and Reasons for the Merger -- FOA" and "-- Background of and Reasons for the Merger -- National City".

TERMS OF THE MERGER

     Pursuant to the Agreement and Plan of Merger dated as of November 30, 1997 (the "Agreement"), FOA will merge into National City (the "Merger"). Upon consummation of the Merger, the surviving entity will be known as National City Corporation. At the Effective Time (as hereinafter defined See
"MERGER -- Effective Time"), each outstanding share of FOA Common Stock, par value $10.00 per share, ("FOA Common") (except shares held by FOA, National City or any of their direct or indirect wholly owned subsidiaries (other than shares of FOA Common held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity or acquired in satisfaction of debts previously contracted) will be converted into the right to receive 1.20 shares of National City Common Stock, par value $4.00 per share ("National City Common") (the "Exchange Rate"). A copy of the Agreement is attached hereto as Appendix A.

     No fractional shares of National City Common will be issued in the Merger. In lieu thereof, each holder of FOA Common who otherwise would have been entitled to a fractional share of National City Common will receive cash in an amount determined by the average of the per share closing price on the New York Stock Exchange ("NYSE") of National City Common for the 20 consecutive trading days ending at the end of the third day immediately preceding the Effective Time.

     The closing price of National City Common on the NYSE on February 17, 1998 was $64.56 (which is the equivalent of $77.47 for 1.20 shares of National City Common).

     Following the Merger, the directors and officers of National City at the Effective Time will continue as the directors and officers of National City. Promptly after the Effective Time, (a) the Board of Directors of National City shall increase its size to such number as is necessary to create five vacancies, and it is anticipated that Jon E. Barfield, John W. Brown, Richard F. Chormann, Clifford L. Greenwalt, and Dorothy A. Johnson, who now serve as directors of FOA, will become directors of National City. See "MERGER -- Management after the Merger".

CONDITIONS; TERMINATION; AMENDMENTS

     Consummation of the Merger is subject to satisfaction of a number of conditions, including (a) approval by the stockholders of National City and approval by the shareholders of FOA of the Agreement, (b) approval by certain federal and state banking authorities, (c) authorization for listing on the NYSE of the National City Common issuable in the Merger, (d) the issuance by the SEC of an order declaring the Registration Statement effective, (e) the receipt by National City and FOA of a letter from Ernst & Young LLP, National City's independent auditors, to the effect that, for financial accounting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Agreement,
(f) the receipt by National City and FOA of the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to FOA, substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (g) the non-existence of a restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States preventing the consummation of the Merger. Substantially all of the conditions to consummation of the Merger (other than required stockholder, shareholder or regulatory approvals) may be waived, in whole or in part, by the party for whose benefit they have been created, without the approval of the stockholders or shareholders, as the case may be, of that party. The stockholders and the shareholders will be resolicited by FOA and National City respectively prior to the waiving of either of the receipt of the tax opinion from Wachtell, Lipton, Rosen & Katz or the receipt of the pooling letter from Ernst & Young LLP as a condition to closing. In addition, the Agreement may be terminated under certain circumstances, and such termination would not require stockholder or shareholder approval. The Agreement may be amended or supplemented upon the written agreement of National City and FOA at any time, provided that no amendment may be made after any stockholder or shareholder approval, as applicable, of the Agreement which changes the form or amount of the merger consideration without further stockholder or shareholder approval, as applicable. See "MERGER -- Conditions to the Merger" and "MERGER -- Waiver; Amendment; Termination".

TERMINATION FEES AND EXPENSES

     Each party will bear all expenses incurred by it in connection with the Agreement and the transactions contemplated thereby, except the printing expenses and SEC filing and registration fees shall be shared equally between FOA and National City.

CURRENT DEVELOPMENTS

     The boards of directors of FOA and National City have rescinded their respective outstanding share repurchase authorizations. Further, National City has not agreed directly or indirectly nor does it plan to retire or reacquire all or part of the stock to be issued to effect the Merger. In order for the Merger to qualify for the pooling-of-interests method of accounting, National City will need to issue approximately 11.1 million shares of National City Common, prior to the Effective Time to cure tainted shares. See "MERGER -- Accounting Treatment."

     National City entered into an Agreement and Plan of Merger with Fort Wayne National Corporation ("FWNC") on January 12, 1998 pursuant to which FWNC will merge into National City. In connection with this merger National City will issue approximately 12.8 million shares of National City Common. National City expects to consummate the merger with FWNC prior to the Effective Time and, therefore, cure the tainted shares. See "CURRENT DEVELOPMENTS."

REGULATORY APPROVALS

     In order for the Merger to be consummated, approvals must be obtained from the Board of Governors of the Federal Reserve System (the "FRB") and applicable state regulators. The FRB approved the Merger on February 11, 1998. In accordance with the terms of the FRB approval, the Merger may not be consummated until the 15th day after FRB approval is received. The Office of Banks and Real Estate, state of Illinois approved the change of control for the First of America Trust Company on February 10, 1998. See "MERGER -- Regulatory Approvals."

THE MEETINGS

     National City. The Annual Meeting of Stockholders of National City will be held on March 30, 1998, at the Pittsburgh Hilton and Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222 commencing at 10:30 a.m., Eastern Standard Time (the "Annual Meeting"). The Board of Directors of National City has fixed the close of business on February 2, 1998 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. There were 211,467,780 shares of National City Common outstanding on the record date. The purpose of the Annual Meeting is (a) to elect directors of National City, (b) to consider and vote on a proposal to adopt the Agreement,
(c) to approve the selection of Ernst & Young LLP as independent auditors, and
(d) to transact such other business as may properly come before the meeting.

     FOA. The Special Meeting of Shareholders of FOA will be held on March 30, 1998, at the Radisson Plaza Hotel, 100 West Michigan Avenue, Kalamazoo, Michigan, commencing at 9:00 a.m., Eastern Standard Time (the "Special Meeting" and together with the Annual Meeting, the "Meetings"). The Board of Directors of FOA has fixed the close of business on February 10, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting. There were 87,354,800 shares of FOA Common outstanding on the record date. The purpose of the Special Meeting is to consider and vote on a proposal to approve the Agreement. See "MERGER." At the Special Meeting, FOA shareholders will not consider or vote on the other proposals set forth in this Prospectus and Joint Proxy Statement (see "ELECTION OF DIRECTORS -- NATIONAL CITY" and "SELECTION OF INDEPENDENT AUDITORS").

     For additional information with respect to the Meetings, see "THE MEETINGS;" "ELECTION OF DIRECTORS -- NATIONAL CITY;" "REMUNERATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL CITY;" and "SELECTION OF INDEPENDENT AUDITORS -- NATIONAL CITY;" AND "MERGER."

VOTES REQUIRED

     The proposal to adopt the Agreement to be considered at the Annual Meeting must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of National City Common entitled to vote at the Annual Meeting. The adoption of the Agreement by the stockholders of National City is required under the Delaware General Corporation Law (the "DGCL") and such adoption is included in the Agreement as a condition to the parties' obligations to close. As of December 31, 1997, the directors and executive officers of National City and their affiliates are entitled to vote approximately 1.7% of the outstanding shares of National City Common entitled to vote at the Annual Meeting. See "THE MEETINGS -- Record Dates and Voting Rights" and "ELECTION OF DIRECTORS -- National City -- Beneficial Ownership."

     The proposal to approve the Agreement to be considered at the Special Meeting must be adopted by the affirmative vote of holders of a majority of the outstanding shares of FOA Common entitled to vote at the Special Meeting. The approval of the Agreement by the shareholders of FOA is required under Section 703a of the Michigan Business Corporation Act ("MBCA") and is included in the Agreement as a condition to the parties' obligations to close. As of December 31, 1997, the directors and executive officers of FOA and their affiliates are entitled to vote approximately 2.1% of the outstanding shares of FOA Common eligible to vote at the Special Meeting. See "THE MEETINGS -- Record Dates and Voting Rights."

     National City and FOA have been advised that their respective directors and executive officers intend to vote their shares (including shares held in a fiduciary capacity) in favor of the Agreement. The Agreement provides that, absent certain circumstances (none of which has occurred), the respective Boards of Directors of National City and FOA shall recommend that their stockholders or shareholders, as the case may be, vote in favor of and approve the Merger and adopt or approve, as applicable, the Agreement at their respective Meetings.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

     The Boards of Directors of National City and FOA (a) have unanimously approved the Agreement, (b) believe that the proposed Merger is in the best interests of their respective corporations and stockholders or shareholders, as the case may be, and (c) unanimously recommend that their stockholders or shareholders, as the case may be, vote FOR the adoption or approval, as applicable, of the Agreement. See "MERGER -- Background of and Reasons for the Merger -- FOA" and "MERGER -- Background of and Reasons for the
Merger -- National City."

OPINIONS OF FINANCIAL ADVISORS

     Merrill Lynch & Co. ("Merrill Lynch"), FOA's financial advisor, delivered its oral opinion to the Board of Directors of FOA on November 30, 1997, which was subsequently confirmed in writing on November 30, 1997 and the date of this Proxy Statement, that as of such dates and based on the matters discussed with the Board of Directors of FOA and set forth in such opinions, the Exchange Rate was fair from a financial point of view to the shareholders of FOA (other than National City and its affiliates). UBS Securities LLC ("UBS") and NationsBanc Montgomery Securities, Inc. ("Montgomery"), National City's financial advisors, delivered their oral opinions to the National City Board of Directors on November 28, 1997, confirmed by their written opinions dated November 30, 1997 and December 1, 1997, respectively, and as of the date of this Proxy Statement, stating that as of the date of such opinions and based on the matters set forth in such opinions, the Exchange Rate was fair (in the case of UBS), or the consideration to be paid by National City pursuant to the Merger is fair (in the case of Montgomery), from a financial point of view, to National City. Copies of the opinions of Merrill Lynch, UBS and Montgomery dated the date of this Proxy Statement, which are attached hereto as Appendices B, C and D, respectively, describe the assumptions made, matters considered, qualifications and limitations on the reviews undertaken by Merrill Lynch, UBS and Montgomery in rendering their respective opinions. Holders of National City Common and FOA Common are urged to read carefully the opinions in their entirety. For a further description of the opinions of Merrill Lynch, UBS and Montgomery, see
"MERGER -- Opinions of Financial Advisors."

INTERESTS OF CERTAIN PARTIES

     Certain members of FOA's management and the Board of Directors of FOA may be deemed to have certain interests in the Merger that are in addition to their interests generally as shareholders of FOA. The approximate value of the aggregate of such benefits is estimated by FOA to be $26.9 million.

     FOA's executive officers, Messrs. Chormann, Cole, Kenney, Lambert, Rapp, Spears, Washburn, and Wirt, are parties to Employment Agreements (as hereinafter defined) with FOA which provide for certain benefits and payments upon a change in control of FOA. See "MERGER -- Interests of Certain Persons in the Merger."

     National City has entered into an employment agreement with Mr. Chormann and has agreed to enter into agreements with each of Messrs. Cole, Kenney, Lambert and Spears. (See "MERGER -- Interests of Certain Persons in the Merger").

     Under certain of FOA's stock options, the date on which the options held by directors and executive officers of FOA become exercisable is automatically accelerated upon a Change in Control of FOA (as hereinafter defined). See "MERGER -- Interests of Certain Persons in the Merger" and "-- Treatment of Employee and Director Stock Options." FOA estimates the aggregate benefits to Mr. Chormann resulting from the Merger to be $9,343,000. FOA estimates the aggregate benefits to Messrs. Cole, Kenney, Lambert, Rapp, Spears, Washburn and Wirt to be $2,519,200, $2,354,700, $2,552,400, $2,432,500, $2,418,900,
$2,933,700 and $2,350,500, respectively.

APPRAISAL AND DISSENTERS' RIGHTS

     Neither holders of National City Common nor holders of FOA Common will be entitled to any statutory appraisal and dissenters' rights in connection with the Merger. See Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES AND ACCOUNTING TREATMENT

     The Merger is structured to qualify as a tax-free reorganization under
Section 368 of the Code. The Agreement provides as a condition to the parties' obligations to consummate the Merger that National City and FOA shall have received the opinion of Wachtell, Lipton, Rosen & Katz substantially to the effect, among other things, that for United States federal income tax purposes no gain or loss will be recognized by the shareholders of FOA who exchange their shares of FOA Common solely for shares of National City Common pursuant to the Merger (except with respect to cash received in lieu of a fractional interest in National City Common). See "MERGER -- Certain Federal Income Tax Consequences."

     The Merger, if completed as proposed, will qualify as a pooling-of-interests for financial accounting purposes. The Agreement provides as a condition to the parties' obligations to consummate the Merger that National City and FOA shall have received a letter from Ernst & Young LLP, dated the day of the Effective Time, to the effect that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Agreement. See "MERGER -- Accounting Treatment."

THE NATIONAL CITY AND FOA OPTIONS

     National City Option. As a condition to National City's entering into the Agreement, and in consideration therefor, FOA and National City entered into a Stock Option Agreement dated as of November 30, 1997 (the "National City Option Agreement"). The National City Option Agreement is intended to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire FOA. See "MERGER -- The National City Option Agreement." A copy of the National City Option Agreement is attached hereto as Appendix E.

     Pursuant to the National City Option Agreement, FOA granted National City an option (the "National City Option") to purchase up to 16,813,611 fully paid and nonassessable shares of FOA Common at a price of $58.75 per share. In the event that any additional shares of FOA Common are issued or otherwise become outstanding after the date of the National City Option Agreement (other than pursuant to the National City Option Agreement), the number of shares of FOA Common subject to the National City Option will be increased so that, after such issuance, it together with shares owned by National City equals 19.9% of the number of shares of FOA Common then issued and outstanding without giving effect to any shares subject or issued pursuant to the National City Option. National City may exercise the National City Option only upon the occurrence of certain events (none of which has occurred) and upon obtaining any regulatory approvals necessary for the acquisition of shares of FOA subject to the National City Option. In lieu of exercising the National City Option, National City can require FOA to repurchase for a formula price the National City Option and any shares of FOA Common purchased upon exercise of the National City Option and owned by National City at that time. See "MERGER -- The National City Option."

     In addition to other Exercise Termination Events (as such term is defined in "MERGER -- The National City Option"), the National City Option Agreement provides that the National City Option shall terminate upon the termination of the Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event (as such term is defined in "MERGER -- The National City Option").

The Agreement may be terminated at any time prior to the Effective Time by either National City or FOA if the Merger is not approved at either the Annual Meeting or the Special Meeting (provided that the terminating party is not otherwise in material breach of its obligations under the Agreement). Accordingly, if no Initial Triggering Event has occurred, in the event that either the National City stockholders do not adopt the Agreement at the Annual Meeting or the FOA shareholders do not approve the Agreement at the Special Meeting and either National City or FOA terminates the Agreement as a result thereof, the National City Option shall terminate. See "MERGER -- The National City Option."

     FOA Option. As a condition to FOA's entering into the Agreement and the Plan of Merger, and in consideration therefor, FOA and National City entered into a Stock Option Agreement dated as of November 30, 1997 (the "FOA Option Agreement"). The FOA Option Agreement is intended to provide assurance to FOA shareholders that they will receive National City Common in exchange for their FOA Common at the consummation of the Merger by making the acquisition of National City by a third party prior to the consummation of the Merger more expensive. See "MERGER -- The FOA Option." A copy of the FOA Option Agreement is attached hereto as Appendix F.

     Pursuant to the FOA Option Agreement, National City granted FOA an option (the "FOA Option") to purchase up to 21,110,884 fully paid and nonassessable shares of National City Common at a price of $66.75 per share. In the event that any additional shares of National City Common are issued or otherwise become outstanding after the date of the FOA Option Agreement (other than pursuant to the FOA Option), the number of shares of National City Common subject to the FOA Option will be increased so that, after such issuance, it equals 10% of the number of shares of National City Common then issued and outstanding without giving effect to any shares subject or issued pursuant to the FOA Option. FOA may exercise the FOA Option only upon the occurrence of certain events (none of which has occurred) and upon obtaining any regulatory approvals necessary for the acquisition of shares of National City subject to the FOA Option. In lieu of exercising the FOA Option, FOA can require National City to repurchase for a formula price the FOA Option and any shares of National City Common purchased upon exercise of the FOA Option and owned by FOA at that time. See "MERGER -- The FOA Option."

     In addition to other Exercise Termination Events (as such term is defined in "MERGER -- The FOA Option"), the FOA Option Agreement provides that the FOA Option shall terminate upon the termination of the Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event (as such term is defined in "MERGER -- The FOA Option"). The Agreement may be terminated at any time prior to the Effective Time by either FOA or National City if the Merger is not approved at either the Annual Meeting or the Special Meeting (provided that the terminating party is not otherwise in material breach of its obligations under the Agreement). Accordingly, if no Initial Triggering Event has occurred, in the event that either the National City stockholders do not adopt the Agreement at the Annual Meeting or the FOA shareholders do not approve the Agreement at the Special Meeting and either FOA or National City terminates the Agreement as a result thereof, the FOA Option shall terminate. See "MERGER -- The FOA Option."

COMPARATIVE RIGHTS OF HOLDERS OF SHARES OF FOA COMMON AFTER THE MERGER

     The rights of holders of shares of FOA Common currently are governed by the MBCA, FOA's Restated Articles of Incorporation, as amended ("FOA's Articles"), and FOA's Bylaws, as amended ("FOA's Bylaws"). At the Effective Time, FOA's shareholders will become National City stockholders, and their rights will be governed by the DGCL, National City's Restated Certificate of Incorporation, as amended ("National City's Certificate"), and National City's First Restatement of By-laws dated April 27, 1987 (as amended through October 24, 1994) ("National City's By-laws"). See "GENERAL COMPARISON OF NATIONAL CITY AND FOA CAPITAL STOCK."

OWNERSHIP OF NATIONAL CITY AFTER THE MERGER

     National City will issue approximately 108,147,000 shares of National City Common to FOA shareholders in the Merger. Based on that number and the issuance of approximately 12.8 million additional shares of National City Common that National City anticipates issuing in the FWNC merger, following the Merger, FOA shareholders will own approximately 33% of the outstanding National City Common (assuming all National City and FOA stock options are exercised). This number is based on the number of shares of FOA, National City Common, and FWNC outstanding on December 31, 1997.

MARKET AND MARKET PRICES

     National City Common and FOA Common are traded on the NYSE. Receipt of authorization for listing on the NYSE of the shares of National City Common issuable in connection with the Merger is a condition to consummation of the Merger. See "MERGER -- Conditions to the Merger." The information set forth in the table below presents (a) the closing prices for National City Common and FOA Common on the NYSE on November 28, 1997, the last trading day preceding the public announcement of the Merger, and on February 17, 1998, (b) the high and low sale prices for National City Common and FOA Common on such dates, and (c) the FOA equivalent per share price as of November 28, 1997 and February 17, 1998, calculated by multiplying the closing price of National City Common on the NYSE on such dates by the Exchange Rate.

                                                                         EQUIVALENT
                                          NATIONAL CITY       FOA          VALUE
                                             COMMON          COMMON      PER SHARE
                                          -------------     --------     ----------
November 28, 1997
     Closing Price......................    $  66.75        $58.375        $80.10
     High...............................       67.00         58.6875
     Low................................       66.6875       57.6875
February 17, 1998
     Closing Price......................    $  64.56        $76.56         $77.47
     High...............................       65.38         77.63
     Low................................       64.19         76.13

     No assurance can be given as to what the market price of National City Common will be if and when the Merger is consummated or when the shares of National City Common are actually issued in the Merger. If the Merger had been consummated on February 17, 1998, the estimated total value of the Merger would have been $6,980 million.

SELECTED FINANCIAL DATA

     The following table presents selected consolidated financial data for (a) National City on a historical basis, (b) FOA on a historical basis, (c) National City and FOA on an unaudited pro forma basis, (d) FWNC on a historical basis, and (e) National City, FOA, and FWNC on an unaudited pro forma basis. The pro forma data in the table assumes that the acquisition of FOA is accounted for as a pooling-of-interests and that the acquisition of FWNC is accounted for as a purchase. See "MERGER -- Accounting Treatment" and "SUMMARY -- Current Developments." This table should be read in conjunction with the financial statements and other financial information of National City, FOA and FWNC, respectively, incorporated herein by reference and the unaudited pro forma combined consolidated financial information giving effect to the mergers of FOA and FWNC included elsewhere in this Proxy Statement. See "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)." The unaudited pro forma data presented below is not necessarily indicative of the results which actually would have been attained if the mergers of FOA and FWNC had been consummated in the past or which may be attained in the future.

                                                            YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------
                                            1997         1996         1995         1994         1993
                                         ----------   ----------   ----------   ----------   ----------
HISTORICAL NATIONAL CITY CORPORATION:
Earnings (In thousands, except per
  share data)
     Net interest income...............  $1,942,828   $1,942,576   $1,828,345   $1,765,628   $1,742,353
     Provision for loan losses.........     139,660      146,480      113,482      109,356      143,089
     Income before cumulative effect of
       accounting changes..............     807,433      736,630      591,460      598,467      556,817
     Net income........................     807,433      736,630      591,460      598,467      616,817
     Net income applicable to common
       stock...........................     807,433      732,602      576,630      583,267      600,318
     Earnings per common share before
       cumulative effect of accounting
       changes:
          Basic........................        3.73         3.34         2.71         2.67         2.65
          Diluted......................        3.66         3.27         2.64         2.60         2.59
     Cash dividends declared per common
       share...........................        1.72         1.88         1.30         1.18         1.06
Average Balances (In millions)
  (unaudited)
     Assets............................      50,834       48,730       48,080       44,211       42,395
     Earning assets....................      46,184       44,227       43,844       40,197       38,640
     Deposits..........................      35,230       34,907       34,715       32,832       31,850
     Other borrowings..................       6,195        5,469        6,310        5,254        5,162
     Long-term debt....................       4,068        3,166        2,435        1,892        1,332
     Stockholders' equity..............       4,358        4,198        3,749        3,561        3,437

HISTORICAL FIRST OF AMERICA BANK CORPORATION:
Earnings (In thousands, except per
  share data)
     Net interest income...............     871,922      902,488      923,996      938,735      902,017
     Provision for loan losses.........      85,707       93,456       91,488       86,571       84,714
     Net income........................     314,761      256,886      236,708      220,503      247,385
     Net income applicable to common
       stock...........................     314,761      256,886      236,708      220,503      241,232
     Earnings per common share(1):
          Basic........................        3.57         2.79         2.50         2.47         2.82
          Diluted......................        3.53         2.77         2.49         2.46         2.76
     Cash dividends declared per common
       share(1)........................        1.33         1.21         1.15         1.09         1.03
Average Balances (In millions)
  (unaudited)
     Assets............................      21,117       22,194       23,752       22,551       20,545
     Earning assets....................      19,196       20,314       21,967       20,872       19,037
     Deposits..........................      16,524       18,272       19,515       19,015       18,092
     Other borrowings..................       1,563        1,443        1,648        1,326          575
     Long-term debt....................         903          445          616          485          272
     Shareholders' equity..............       1,808        1,785        1,704        1,528        1,339
(1) Prior periods have been adjusted for the 3 for 2 stock split effected in the form of a dividend, distributed May 30, 1997.

PRO FORMA NATIONAL CITY CORPORATION:
  NATIONAL CITY AND FOA
  (UNAUDITED)
Earnings (In thousands, except per
  share data)
     Net interest income...............   2,814,750    2,845,064    2,752,341    2,704,363    2,644,370
     Provision for loan losses.........     225,367      239,936      204,970      195,927      227,803
     Income before cumulative effect of
       accounting changes..............   1,122,194      993,516      828,168      818,970      804,202
     Net income........................   1,122,194      993,516      828,168      818,970      864,202
     Net income applicable to common
       stock...........................   1,122,194      989,488      813,338      803,770      841,550
     Earnings per common share before
       cumulative effect of accounting
       changes
       Basic...........................        3.48         3.00         2.49         2.47         2.38
       Diluted.........................        3.42         2.95         2.45         2.43         2.33

                                                            YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------------
                                            1997         1996         1995         1994         1993
                                         ----------   ----------   ----------   ----------   ----------
Average common shares outstanding
       Basic...........................     322,234      329,548      326,190      325,521      328,945
       Diluted.........................     327,733      336,549      338,238      337,425      345,840
Average Balances (In millions)
     Assets............................  $   71,951   $   70,924   $   71,832   $   66,762   $   62,940
     Earning assets....................      65,380       64,541       65,811       61,069       57,677
     Deposits..........................      51,754       53,179       54,230       51,847       49,942
     Other borrowings..................       7,758        6,912        7,958        6,580        5,737
     Long-term debt....................       4,971        3,611        3,051        2,377        1,604
     Stockholders' equity..............       6,166        5,983        5,453        5,089        4,776

HISTORICAL FORT WAYNE NATIONAL
  CORPORATION:
Earnings (In thousands, except per
  share data)
     Net interest income...............     117,547       99,796       79,356       78,815       78,465
     Provision for loan losses.........       4,587        3,953        2,445        2,623        6,060
     Net income........................      36,846       32,502       26,707       26,212       24,133
     Net income applicable to common
       stock...........................      34,626       31,207       26,707       26,212       24,133
     Earnings per common share:
       Basic...........................        1.98         1.79         1.56         1.52         1.41
       Diluted.........................        1.92         1.74         1.53         1.51         1.38
     Cash dividends declared per common
       share...........................        0.79         0.68         0.63         0.58         0.54
Average Balances (In millions)
  (unaudited)
     Assets............................       3,205        2,766        2,173        2,093        2,066
     Earning assets....................       2,933        2,531        2,000        1,922        1,892
     Deposits..........................       2,410        2,091        1,658        1,622        1,613
     Other borrowings..................         386          347          268          239          240
     Long-term debt....................          84           38            7            7            8
     Shareholders' equity..............         296          264          217          203          183

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                                  ------------
                                                                                      1997
                                                                                  ------------

PRO FORMA NATIONAL CITY CORPORATION:

  NATIONAL CITY, FOA, AND FWNC
  (UNAUDITED)
Earnings (In thousands, except per share data)
     Net interest income.........................................................  $2,932,297
     Provision for loan losses...................................................     229,954
     Net income..................................................................   1,130,934
     Net income applicable to common stock.......................................   1,128,714
     Earnings per common share
       Basic.....................................................................        3.37
       Diluted...................................................................        3.31
Average common shares outstanding
       Basic.....................................................................     335,326
       Diluted...................................................................     342,143
Average Balances (in millions)
     Assets......................................................................      75,156
     Earning assets..............................................................      68,313
     Deposits....................................................................      54,164
     Other borrowings............................................................       8,144
     Long-term debt..............................................................       5,055
     Stockholders' equity........................................................       6,462

                         RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following are the National City consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1997:

                                                                   YEAR ENDED DECEMBER 31
                                                          ----------------------------------------
                                                          1997     1996     1995     1994     1993
                                                          ----     ----     ----     ----     ----
Ratio of Earnings to Combined Fixed Charges
  and Preferred Stock Dividends:
     Excluding Interest on Deposits.....................  2.94x    3.01x    2.45x    3.28x    3.72x
     Including Interest on Deposits.....................  1.63     1.61     1.45     1.65     1.66

     For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, income before income taxes plus fixed charges has been divided by fixed charges in 1997 and by the total of fixed charges and pre-tax earnings required to cover preferred stock dividends in 1996, 1995, 1994 and 1993. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, and that portion of rental expense which is deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits. Pre-tax earnings required to cover preferred stock dividends have been computed by dividing preferred stock dividends by one minus National City's income tax rate.

COMPARATIVE PER SHARE DATA

     The following table sets forth certain comparative per share data, adjusted for all applicable stock splits, related to net income, cash dividends declared and book value: (i) on a historical basis for National City, FOA and FWNC, (ii) on an unaudited pro forma combined basis per share of National City Common, reflecting National City's consummation of (a) the merger with FOA and (b) the merger with FOA and FWNC, (iii) on an unaudited pro forma equivalent basis per share of FOA Common, reflecting National City's consummation of (a) the merger with FOA and (b) the merger with FOA and FWNC, and (iv) on an unaudited pro forma equivalent basis per share of FWNC Common, reflecting National City's consummation of the merger with FOA and FWNC. Such unaudited pro forma information has been prepared (i) assuming an Exchange Rate of 1.20 shares and
 .75 shares of National City Common for each share of FOA Common and FWNC Common, respectively, outstanding immediately prior to each merger, and (ii) giving effect to the FOA merger on a pooling-of-interests accounting basis and the FWNC merger on a purchase accounting basis. The unaudited pro forma income statement information assumes that the FOA merger was consummated as of the beginning of each of the periods indicated and the FWNC merger was consummated on January 1, 1997 and reflects FWNC information only for the year ended December 31, 1997.
The unaudited pro forma balance sheet information assumes the mergers with FOA and FWNC occurred on December 31, 1997. National City expects to issue approximately 13 million shares of National City Common to consummate the FWNC merger. This issuance is expected to allow National City to account for the FOA merger on a pooling-of-interests basis.

     The following information should be read in conjunction with the historical financial statements of National City, FOA and FWNC incorporated by reference in the Proxy Statement and the unaudited pro forma combined consolidated financial information giving effect to the FOA and FWNC mergers included elsewhere in the Proxy Statement - see "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)."

     The earnings data presented below does not include merger-related charges and/or anticipated cost savings from the consolidation of the operations of National City, FOA and FWNC, and is not necessarily indicative of the results which actually would have been attained had the mergers been consummated in the past or which may be attained in the future.

                                                                     YEAR ENDED DECEMBER 31,
                                                                  -----------------------------
                                                                   1997        1996       1995
                                                                  -------     ------     ------
NATIONAL CITY COMMON STOCK

Earnings per common share before cumulative effect of accounting changes:
     Historical
       Basic....................................................  $ 3.73      $3.34      $2.71
       Diluted..................................................    3.66       3.27       2.64
     Pro forma National City and FOA
       Basic....................................................    3.48       3.00       2.49
       Diluted..................................................    3.42       2.95       2.45
     Pro Forma National City, FOA and FWNC(1)
       Basic....................................................    3.37
       Diluted..................................................    3.31
Cash dividends declared per common share(2)
     Historical.................................................    1.72       1.88       1.30
Book value per common share at period-end(1)
     Historical.................................................   20.28
     Pro forma National City and FOA............................   18.75
     Pro forma National City, FOA and FWNC......................   20.59

FIRST OF AMERICA COMMON STOCK

Earnings per common share before cumulative effect of accounting changes:
     Historical
       Basic....................................................  $ 3.57      $2.79      $2.50
       Diluted..................................................    3.53       2.77       2.49
     Pro forma equivalent National City and FOA(3)
       Basic....................................................    4.18       3.60       2.99
       Diluted..................................................    4.10       3.54       2.94
     Pro forma equivalent National City, FOA and FWNC(1)(3)
       Basic....................................................    4.04
       Diluted..................................................    3.97
Cash dividends declared per common share(2)
     Historical.................................................    1.33       1.21       1.15
     Pro forma equivalent(3)....................................    2.064      2.256      1.560
Book value per common share at period-end(1)
     Historical.................................................   21.52
     Pro forma equivalent National City and FOA(3)..............   22.50
     Pro forma equivalent National City, FOA and FWNC(3)........   24.83

                                                                                 YEAR ENDED
                                                                              DECEMBER 31, 1997
                                                                              -----------------
FORT WAYNE NATIONAL COMMON STOCK

Earnings per common share before cumulative effect of accounting changes:
     Historical
       Basic................................................................       $  1.98
       Diluted..............................................................          1.92
     Pro forma equivalent National City, FOA and FWNC(4)
       Basic................................................................          2.53
       Diluted..............................................................          2.48
Cash dividends declared per common share(2)
     Historical.............................................................          0.79
     Pro forma equivalent(4)................................................          1.29
Book value per common share at period-end(1)
     Historical.............................................................         15.25
     Pro forma National City, FOA and FWNC..................................         15.44

---------------

(1) Included for specified periods only in accordance with SEC rules.

(2) No assurance can be given that equivalent dividends will be declared in the future. The amount of future dividends payable by National City will depend upon the earnings and financial condition of National City, and other factors, including applicable regulations and policies.

(3) The equivalent pro forma combined per share data for FOA Common represents, in the case of book value and earnings per common share, the pro forma per share data for National City Common multiplied by the Exchange Rate (i.e., 1.2), and in the case of dividends declared, the historical per share data of National City Common multiplied by the Exchange Rate (i.e., 1.2).

(4) The equivalent pro forma combined per share data for FWNC Common represents, in the case of book value and earnings per common share, the pro forma per share data for National City Common multiplied by the Exchange Rate (i.e., .75), and in the case of dividends declared, the historical per share data of National City Common multiplied by the Exchange Rate (i.e., .75).

LISTING OF NATIONAL CITY COMMON

     National City will list the shares of National City Common to be issued in the Merger on the New York Stock Exchange.

                                  THE MEETINGS

     This Proxy Statement is being furnished to the stockholders of National City and the shareholders of FOA in connection with the solicitation of proxies by the Boards of Directors of National City and FOA for use at their respective Annual Meeting and Special Meeting and at any adjournment or adjournments thereof. The Annual Meeting of National City will be held on March 30, 1998, at the Pittsburgh Hilton and Towers, Gateway Center, 600 Commonwealth Place, Pittsburgh, Pennsylvania, commencing at 10:30 a.m., Eastern Standard Time. The Special Meeting will be held on March 30, 1998, at the Radisson Plaza Hotel at Kalamazoo Center, Kalamazoo, Michigan, commencing at 9:00 a.m., Eastern Standard Time.

                                     VOTING
NATIONAL CITY

     A quorum is required for the transaction of business by stockholders at the Annual Meeting. The holders of not less than a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall constitute a quorum. The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The approval of the selection of Ernst and Young LLP as independent auditors for 1998 requires the affirmative vote of the holders of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The proposal to adopt the Agreement requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote. Shares represented by proxies which are marked "abstain" on any of the proposals will be counted for the purposes of determining the number of shares represented by proxy at the meeting and not in support of the proposal. Such proxies will thus have the effect as if the shares represented thereby were voted against those proposals marked "abstain" (except for the election of directors which is by a plurality of the votes). Shares not voted on proxies returned by brokers will be treated as not represented at the meeting and will therefor have no impact on the adoption of all the proposals set forth in this proxy except for the adoption of the Agreement. Any action or inaction other than a vote for the adoption of the Agreement or the returning of the proxy signed but not marked is the equivalent to a no vote.

FOA

     A quorum is required for the transaction of business by shareholders at the Special Meeting. The presence in person or by proxy of at least a majority of the shares of FOA Common outstanding and entitled to vote at the meeting constitutes a quorum. Under Michigan law abstentions are counted for purposes of determining whether a quorum is present. Approval of the Agreement requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote. Shares represented by proxies which are marked "abstain" will thus have the effect as if the shares represented thereby were voted against the proposal to approve the Agreement. Given that approval of the Agreement is the only matter to be considered at the Special Meeting, there should not be any broker nonvotes. Nevertheless, like abstentions, broker nonvotes have the effect as votes against the Agreement.

RECORD DATES AND VOTING RIGHTS

     National City. The Board of Directors of National City has fixed the close of business on February 2, 1998 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On the record date, National City had 211,467,780 shares of National City Common outstanding, each of which is entitled to one vote on all matters to be acted upon at the meeting. The affirmative vote of the holders of a majority of the outstanding shares of National City Common entitled to vote at the Annual Meeting is required to adopt the Agreement and to satisfy the NYSE listing requirements to which National City is subject.

     FOA. The Board of Directors of FOA has fixed the close of business on February 10, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the record date, FOA had outstanding and entitled to vote 87,354,800 shares of FOA Common, each of which is entitled to one vote. The affirmative vote of the holders of a majority of outstanding shares of FOA Common entitled to vote at the Special Meeting is required to approve the Agreement under the MBCA.

VOTING AND REVOCATION OF PROXIES

     Forms of proxy for use at the Annual Meeting and the Special Meeting accompany this Proxy Statement. A National City stockholder or a FOA shareholder may use a different form of proxy. A National City stockholder or a FOA shareholder should complete, sign, date and return a proxy if he or she is unable to attend the applicable meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by providing notice of such revocation to the Secretary of National City or of FOA, as the case may be, or by submitting a proxy having a later date, or by such person appearing at the meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein by the stockholder or shareholder. If no specification is made, shares of FOA Common represented by proxy will be voted FOR the approval of the Agreement and FOR approval of a proposal to adjourn the meeting, if made to permit the solicitation of additional proxies for approval of the Agreement. If no specification is made, shares of National City Common represented by proxy will be voted FOR the election of directors, FOR the approval of the selection of Ernst & Young LLP as independent auditors for 1998, FOR the adoption of the Agreement, and FOR approval of a proposal to adjourn the meeting, to permit the solicitation of additional votes and in their discretion to vote and act upon such other business as may properly come before the meeting. A specification to vote against or to abstain from approval or adoption, as applicable, of the Agreement will constitute a withdrawal of authority of those proxies to vote for an adjournment of the Annual Meeting or the Special Meeting, as applicable, for the purpose of soliciting additional proxies.

     National City and FOA will each bear its own cost of solicitation of proxies from its stockholders and shareholders, respectively. In addition to using the mails, proxies may be solicited by personal interview, telephone and wire. It is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of National City or its subsidiaries and of FOA or its subsidiaries, acting on behalf of National City or FOA, as the case may be, may solicit proxies personally or by telephone or wire. National City has retained Corporate Investor Communications, Inc. to assist in its solicitations. The fees of Corporate Investor Communications, Inc. are estimated to be $10,000. FOA has retained Georgeson & Company to assist in its solicitations. The fees of Georgeson & Company are estimated to be $7,500. Corporate Investor Communications, Inc. and Georgeson & Company will be reimbursed by the respective parties for their reasonable out-of-pocket costs and expenses. Neither National City nor FOA expects to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of National City's or FOA's subsidiaries acting through their nominees or acting as fiduciaries.

     Neither the Board of Directors of National City nor the Board of Directors of FOA is aware of any matter other than the matters set forth in this Proxy Statement that may be presented for action at the respective meetings, but if other matters do properly come before the respective meetings or any adjournments thereof then it is intended that the shares represented by execution of the accompanying forms of proxy will be voted by the persons named therein in accordance with their best judgment pursuant to the discretionary authority granted therein.

1. ELECTION OF DIRECTORS -- NATIONAL CITY

BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of National City has responsibility for establishing broad corporate policies and overall performance of National City. However, it is not involved in the day to day operating details of National City's business. Members of the Board are kept informed of National City's business through various documents and reports provided by the Chairman and other officers of National City and by participating in Board and committee meetings. Each director has access to all books, records and reports of National City, and members of management are available at all times to answer their questions.

     In 1997, the Board of Directors of National City held eight meetings. Average attendance by directors at those meetings was 92% and, except for Messrs. Lemieux, Lunsford and Weiss, all directors attended 75% or more of the meetings of the Board and the Board Committees they were scheduled to attend. Except for Mr. Lemieux, all of the persons nominated and elected as directors of National City at National City's 1997 Annual Meeting of Stockholders attended that Annual Meeting.

     The Board of Directors of National City has established several permanent committees comprised of directors who are appointed to those committees annually. The principal committees are the Audit Committee, the Compensation and Organization Committee, the Executive Committee, the Investment Committee, the Nominating Committee and the Public Policy Committee, each of which is described below. The members of each of those Committees are identified below and in the biographical material of the nominees for election of Directors beginning at page 23.

     The Audit Committee. Mr. Evans is the Chairman of the Audit Committee and Messrs. Bowman, Broadhurst, Lunsford, Schuler and Weiss are members of the Audit Committee. The Audit Committee is required to meet at least semiannually and met three times during 1997. The Audit Committee is composed of directors who are independent of the management of National City and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The responsibility for effective auditing of National City and any subsidiary is carried out by the Audit Committee through the general auditor and the independent auditors. The Audit Committee provides assistance to the Board of Directors of National City in fulfilling its responsibility to stockholders, potential stockholders, and the investment community relating to corporate accounting and reporting practices of National City, effectiveness of its internal control structure and procedures for financial reporting, and compliance with designated laws and regulations. In so doing, the Audit Committee maintains free and open communications between the directors, the independent auditors, the general auditor and the management of National City.

     The Compensation and Organization Committee. Mr. Breen is the Chairman of the Compensation and Organization Committee and Messrs. Broadhurst, Collins, Evans and Lemieux are members of the Compensation and Organization Committee. The Compensation and Organization Committee meets on the call of the Chairman of the Board of Directors and met six times during 1997. The Compensation and Organization Committee considers matters relating to compensation policy and compensation of senior officers of National City and its subsidiaries and makes recommendations to the Board of Directors of National City on matters relating to succession and organization of senior executive management. Under the terms of each of National City's Amended and Restated 1973 Stock Option Plan, as amended, 1984 Stock Option Plan, as amended, the 1989 Stock Option Plan, the 1993 Stock Option Plan and the 1997 Stock Option Plan the Compensation and Organization Committee is authorized to grant stock option rights and stock appreciation rights to officers and employees of National City and its subsidiaries. The Compensation and Organization Committee also determines participants and establishes the peer group for the Long Term Incentive Compensation Plan and the Annual Corporate Performance Incentive Plan and sets the awards granted pursuant to the Short Term Incentive Plan. The Compensation and Organization Committee also determines those employees who are eligible to receive awards of restricted stock under the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan and the 1997 Restricted Stock Plan.

     The Executive Committee. Mr. Daberko is the Chairman of the Executive Committee and Ms. Austin and Messrs. Bowman, Brandon, Breen, Frenzel, Lemieux, Lunsford, Paul, Roemer and Weiss are members of the Executive Committee. The Executive Committee meets on the call of the Chairman of the Board of Directors of National City and met twice during 1997. The Executive Committee is empowered to exercise all powers and perform all duties of the Board of Directors of National City as permitted by applicable law when the Board is not in session.

     The Investment Committee. Ms. Austin is the Chairperson of the Investment Committee and Ms. Healy and Messrs. Bowman, Paul, Robertson and Stitle are members of the Investment Committee. The Investment Committee meets on the call of the Chairman of the Board of Directors and met three times during 1997. The Investment Committee is empowered to oversee investments and interest rate risk management.

     The Nominating Committee. Mr. Daberko is Chairman of the Nominating Committee and Messrs. Brandon, Breen, Frenzel, Roemer, Stitle and Weiss are members of the Nominating Committee. The Nominating Committee meets on the call of the Chairman of the Board of Directors of National City and met twice during 1997. The Committee confers, advises and recommends with respect to nominations to fill vacancies on the Board of Directors of National City. Stockholders may submit the name of a possible nominee to the Chairman, and he will arrange for that person to be given consideration by the Committee. Further, stockholders may make nominations from the floor at the Annual Meeting.

     The Public Policy Committee. Mr. Bowman is Chairman of the Public Policy Committee and Ms. Healy and Messrs. Lunsford, Robertson, Schuler and Stitle are members of the Public Policy Committee. The Public Policy Committee meets on the call of the Chairman of the Committee and met twice during 1997. The Public Policy

Committee has responsibility to oversee the various policies and programs of National City as they relate to its relationships with employees, regulatory agencies, governments, charitable organizations and the general public.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors of National City who are not officers of National City, or any of its subsidiaries, receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the Board, and of each committee thereof, which they attend. The yearly retainer is $22,000*. The fee for attendance at any Board meeting or any committee meeting that is scheduled for a day other than a day on which there is scheduled a meeting of the full Board of Directors of National City is $2,000. The fee for attendance at any committee meeting where such meeting is scheduled on the same day as a scheduled meeting of the Board of Directors of National City is $1,000. Each of the non-officer chairpersons of committees of the Board of Directors of National City receives an additional annual retainer of $2,500 paid in quarterly installments. Under a plan for the deferred payment of director's fees, a director may elect to have the payment of fees deferred until later years.

     In addition, currently each non-officer incumbent member of the Board on the date when the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan became effective was, and each individual who is first elected or appointed as a member of the Board thereafter will be, awarded 1,000 shares of National City Common subject to transfer restrictions. Furthermore, each year in which an individual is re-elected or re-appointed as a member of the Board, such individual is to be awarded an additional 200 shares of National City Common the transfer of which also is restricted. The restrictions on such shares of National City Common do not expire until the earlier of the individual director's death, disability or a date nine months after the date of the award.

     Also, to maximize the return to stockholders and promote the long-term profitability and success of National City by providing incentive compensation to non-employee directors of National City based on the long-term performance of the National City Common, the National City Board of Directors Long-Term Incentive Compensation Plan credits each non-employee director with an annual award ranging from zero to a maximum of $25,000. The actual award is based on National City's position as of December 31 of each year in the peer group used for the 3 year plan cycle then ending under the National City Long-Term Incentive Compensation Plan for Senior Officers. The award is credited to a deferred compensation account for the benefit of the non-employee director and is "invested" in phantom units of National City Stock. The award credited to the non-employee director accounts for 1997 was $14,250.

NOMINEES FOR ELECTION AS DIRECTORS

     Directors are to be elected to serve until the next Annual Meeting and until their respective successors are duly elected and have qualified. It is intended that shares represented by the proxies, unless contrary instructions are given, will be voted for the election of the nominees listed below as directors, whose number is equal to the total authorized number of directors. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, the shares will be voted for substitute nominees, if any.

     The fifteen nominees for election to the Board of Directors of National City are identified on pages 22 through 24. All of the nominees are presently directors of National City. All of the incumbent members of the Board of Directors of National City were elected at the last Annual Meeting. The following material contains biographical information concerning each of the nominees, including their recent employment, positions with National City, other directorships, age and the number of shares of National City Common beneficially owned, all as of December 31, 1997. Unless otherwise indicated, the nominee has sole voting and investment power with respect to National City's securities shown to be owned by him. Options that are exercisable within 60 days of December 31, 1997 are separately noted (See Beneficial Ownership at page 23).

VOTE BY STOCKHOLDERS

     The election of directors requires the plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

---------------

* Each individual director who is not an officer of National City or any of its subsidiaries and is a member of the board of directors of a subsidiary receives compensation from the subsidiary for his responsibilities at that subsidiary.

       [PHOTO]       SANDRA HARDEN AUSTIN, Retired as President, Physician Services, Caremark
                     International, a provider of health care products and services, in 1996.
                     Executive Vice President and Chief Operating Officer of University of
                     Chicago Hospitals from 1990 to 1993. Chairperson of the Investment
                     Committee and Member of the Executive Committee. Age 50. Shares of
                     National City Common owned: 3,022.

       [PHOTO]       EDWARD B. BRANDON, Retired as Chairman of the Board of National City in
                     1995. Chairman of the Board and Chief Executive Officer of National City
                     from 1987 to 1995. Director of Premier Industrial Corp., RPM, Inc. and
                     The Standard Products Company. Director of National City since 1986;
                     Member of the Executive and Nominating Committees. Age 66. Shares of
                     National City Common owned: 79,916; options exercisable within 60 days:
                     150,000.

       [PHOTO]       JOHN G. BREEN, Chairman of the Board and Chief Executive Officer of The
                     Sherwin-Williams Company, a manufacturer of coatings, since 1980.
                     Director of The Sherwin-Williams Company, The Mead Corporation,
                     Parker-Hannifin Corporation and Goodyear Tire & Rubber Co. Director of
                     National City since 1979; Chairman of the Compensation and Organization
                     Committee and Member of the Executive and Nominating Committees. Age 63.
                     Shares of National City Common owned: 31,376.

       [PHOTO]       JAMES S. BROADHURST, Chairman and Chief Executive Officer of Eat'n Park
                     Restaurants, a chain of family restaurants, since 1984. Director of
                     Sheetz, Inc. Director of National City since 1996. Member of the Audit and Compensation and Organization Committees. Age 54. Shares of National
                     City Common owned: 5,100; options exercisable within 60 days: 6,000.

       [PHOTO]       DUANE E. COLLINS, President and Chief Executive Officer of Parker
                     Hannifin Corporation, a durable goods manufacturer, since 1993. Vice
                     Chairman of Parker Hannifin Corporation for the previous year.
                     President -- International 1987 to 1992. Director of Parker Hannifin
                     Corporation and the Sherwin-Williams Company. Director of National City
                     since 1995, Member of the Compensation and Organization Committee. Age:
                     61. Shares of National City Common owned: 4,800.

       [PHOTO]       DAVID A. DABERKO, Chairman of the Board and Chief Executive Officer of
                     National City since 1995. President and Chief Operating Officer of
                     National City from 1993 to 1995 and Deputy Chairman of National City from 1987 to 1993. Director of National City since 1988, Chairman of the
                     Executive and Nominating Committees. Age 52. Shares of National City
                     Common owned: 180,733; options exercisable within 60 days: 221,509.

       [PHOTO]       DANIEL E. EVANS, Chairman of the Board and Chief Executive Officer of
                     Bob Evans Farms, Inc., a restaurant and food products company, since
                     1971. Director of Bob Evans Farms, Inc. and The Sherwin-Williams
                     Company. Director of National City since 1992, Chairman of the Audit
                     Committee and Member of the Compensation and Organization Committees.
                     Age 61. Shares of National City Common owned: 6,516.

       [PHOTO]       BERNADINE P. HEALY, M.D., Professor of Medicine and Dean of Ohio State
                     University College of Medicine since September 1995. Sr. Policy Advisor,
                     The Cleveland Clinic Foundation from 1994-1995. Past Director of the
                     National Institutes of Health from 1991 to 1993. Director of Medtronic
                     Inc. and Invacare Corporation. Director of National City since 1995 and previously a Director from 1989 to 1990. Member of Public Policy and
                     Investment Committees. Age 53. Shares of National City Common owned:
                     5,029.

       [PHOTO]       JOSEPH H. LEMIEUX, Chairman and Chief Executive Officer of
                     Owens-Illinois, Inc., a manufacturer of packaging products, since 1990.
                     Director of Owens-Illinois, Inc., Health Care and Retirement
                     Corporation, Libbey Inc., and Consol Limited (Johannesburg Exchange).
                     Director of National City since 1988, Member of the Executive and
                     Compensation and Organization Committees. Age 66. Shares of National
                     City Common owned: 3,395.

       [PHOTO]       W. BRUCE LUNSFORD, Chairman of the Board, President and Chief Executive
                     Officer of Vencor, Inc., a diversified healthcare provider, since 1985.
                     Director of Vencor, Inc., Churchill Downs, Incorporated, Atria
                     Communities, Inc. and Res-Care, Inc. Director of National City since
                     1995. Member of the Audit, Executive and Public Policy Committees. Age
                     50. Shares of National City Common owned: 15,400.

       [PHOTO]       ROBERT A PAUL, President and Chief Executive Officer of Ampco-Pittsburgh
                     Corporation, a manufacturer of engineered equipment and steel products, since 1994. President and Chief Operating Officer from 1979-1994.
                     Executive Vice President and Director of the Louis Berkman Company.
                     Director of National City since 1996. Member of the Executive and
                     Investment Committees. Age 60. Shares of National City Common owned:
                     883,600.

       [PHOTO]       WILLIAM F. ROEMER, Retired as Chairman of the Board and Chief Executive
                     Officer of Integra Financial Corporation, a diversified financial services corporation, during 1996 after the merger of Integra Financial
                     Corporation with and into National city. Served as Chairman and Chief
                     Exective Officer of Integra Financial Corporation since 1991 and
                     President and Chief Executive Officer since 1989. Director of National
                     City since 1996. Member of the Executive and Nominating Committees. Age
                     64. Shares of National City Common owned: 41,222; options exercisable within 60 days: 428,000.

       [PHOTO]       MICHAEL A. SCHULER, Chairman of the Board, President and Chief Executive
                     Officer of Zippo Manufacturing Company, a manufacturer of lighters and metal products, since 1986. Director of Zippo Manufacturing Company and
                     W.R. Case & Sons Cutlery Company. Director of National City since 1996.
                     Member of the Audit and Public Policy Committees. Age 48. Shares of
                     National City common owned: 6,200; options exercisable within 60 days:
                     2,600.

       [PHOTO]       STEPHEN A. STITLE, Chairman of the Board of National City Bank, Indiana
                     since 1996. Vice President, Corporate Affairs of Eli Lilly and Company,
                     a pharmaceutical company, from 1993 to 1995. Vice President of Human
                     Resources of Eli Lilly and Company from 1987 to 1993. Director of
                     National City since 1992, Member of the Investment, Nominating and
                     Public Policy Committees. Age 50. Shares of National City Common owned:
                     35,672; options exercisable in 60 days: 3,999.

       [PHOTO]       MORRY WEISS, Chairman of the Board and Chief Executive Officer of
                     American Greetings Corporation, a greeting card manufacturer, since
                     1993; President and Chief Executive Officer of American Greetings
                     Corporation from 1987 to 1993. Director of American Greetings
                     Corporation, Syratech Corporation and Artistic Greetings Incorporated.
                     Director of National City since 1992, Member of the Executive, Audit and
                     Nominating Committees. Age 55. Shares of National City Common owned:
                     6,800.

THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THE SLATE OF DIRECTORS.

BENEFICIAL OWNERSHIP

     As of December 31, 1997, National City had one class of equity securities outstanding, National City Common par value $4.00. See "DESCRIPTION OF National City CAPITAL STOCK."

     Beneficial ownership of National City's outstanding equity securities, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act, under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National City's equity securities.

     As of December 31, 1997, to the knowledge of National City, no person or firm, except as noted below, beneficially owned more than 5% of National City Common outstanding on that date. As of December 31, 1997, no individual director, nominee or officer beneficially owned more than 5% of National City's outstanding Common Stock. For purpose of this disclosure, the amount of outstanding National City Common is the aggregate number of shares of National City's Common actually outstanding on such date plus an amount equal to the aggregate amount of National City's Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National City's Common includes, as of such date, those shares which could have been acquired by the exercise of stock options and, for purposes of this disclosure, those shares held for the benefit of such officers in the National City Corporation Savings and Investment Trust.

     As of December 31, 1997, to National City's knowledge, only National City beneficially owned more than 5% of the outstanding National City Common. As of December 31, 1997 National City owned 32,059,828 shares of National City's Common which constituted 15.2% of the outstanding National City Common on that date. These shares are held in various fiduciary capacities through National City's wholly owned banking subsidiaries, primarily National City Bank, National City Bank of Columbus, National City Bank of Kentucky, National City Bank of Indiana and National City Bank of Pennsylvania. Of the 22,240,216 shares of National City Common as to which National City, through its subsidiaries, had, as of December 31, 1997, voting authority, it had sole voting authority as to 21,667,566 of those shares and shared voting authority as to the remainder. Of the 30,131,113 shares as to which National City, through its subsidiaries, had, as of December 31, 1997, investment authority, it had sole investment authority as to 20,948,906 of those shares, and shared investment authority as to the remainder. Included in the aggregate number of shares held as to which National City had, as of December 31, 1997, sole voting and investment authority were 543,904 shares held under the National City Non-Contributory Retirement Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities law, National City's directors, certain officers, and persons holding more than 10% of any class of National City's equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National City's equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National City is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to National City's knowledge, based solely on the review of copies of reports furnished to National City by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending December 31, 1997, all of National City's directors and officers satisfied such filing requirements in full, except that Bernadine P. Healy, M.D. filed her May, 1997 Form 4 reflecting a May 30, 1997 market purchase of 500 shares 10 days late on June 20, 1997.

OWNERSHIP GUIDELINES

     The Board of Directors of National City established stock ownership guidelines for directors at its February 26, 1996 meeting. The guidelines recommend that each director beneficially own 6,000 shares of National City Common.

     The following table sets forth the beneficial security ownership of (a) each director and nominee of National City, (b) the chief executive officer and the four other most highly compensated executive officers of National City and
(c) all directors and executive officers of National City as a Group, as of December 31, 1997 (including shares that such individuals could have acquired by the exercise of options within 60 days):

--------------------------------------------------------------------------------
                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

                                                                                        SHARE EQUIVALENT    TOTAL SHARES &
                                                        AMOUNT OF SHARES   PERCENT OF   HELD IN DEFERRED   SHARE EQUIVALENTS
 TITLE OF CLASS        NAME OF BENEFICIAL OWNER        BENEFICIALLY OWNED    CLASS     COMPENSATION PLANS  BENEFICIALLY HELD
----------------------------------------------------------------------------------------------------------------------------
Common Stock     Sandra Harden Austin                           3,022         *               5,623                8,645
Common Stock     Charles H. Bowman                              3,400         *               4,049                7,449
Common Stock     Edward B. Brandon                            229,916         *                 217              230,133
Common Stock     John G. Breen                                 31,376         *                 217               31,593
Common Stock     James S. Broadhurst                           11,100         *                 217               11,317
Common Stock     Duane E. Collins                               4,800         *               3,407                8,207
Common Stock     David A. Daberko                             402,242         *               1,453              403,695
Common Stock     Vincent A. DiGirolamo                        140,561         *               2,812              143,373
Common Stock     Daniel E. Evans                                6,516         *                 217                6,733
Common Stock     Otto N. Frenzel III                        1,583,070(1)      *                 217            1,583,287
Common Stock     Jon L. Gorney                                 65,105         *               3,011               68,116
Common Stock     Bernadine P. Healy, M.D.                       5,029         *                 217                5,246
Common Stock     Joseph H. Lemieux                              3,395         *              15,534               18,929
Common Stock     W. Bruce Lunsford                             15,400         *                 217               15,617
Common Stock     William E. MacDonald III                     147,794         *                                  147,794
Common Stock     Robert A. Paul                               883,600         *               7,532              891,132
Common Stock     William R. Robertson                         464,850(2)      *                 217              465,067
Common Stock     William F. Roemer                            469,222         *               2,201              471,423
Common Stock     Michael A. Schuler                             8,800         *                 217                9,017
Common Stock     Robert G. Siefers                             56,186         *               1,886               58,072
Common Stock     Stephen A. Stitle                             39,671         *               1,067               40,738
Common Stock     Morry Weiss                                    6,800         *               1,273                8,073
Common Stock     Directors and Executive Officers           5,169,055        2.4%
                 of National City as a Group

* The percent of National City Common beneficially owned is less than 1%.

(1) Mr. Frenzel shares voting and investment powers as to 153,650 shares of National City Common.

(2) Mr. Robertson is the beneficial owner of 150,038 shares of National City Common and holds options that are currently exercisable to acquire an additional 314,812 shares of National City Common.

     The following table sets forth the beneficial security ownership of all shareholders known to National City to be the beneficial owner of more than five percent of National City Common.

--------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                            (2)                    (3)
                           NAME                  AMOUNT
     (1)                AND ADDRESS           AND NATURE OF       (4)
  TITLE OF             OF BENEFICIAL           BENEFICIAL       PERCENT
    CLASS                  OWNER              OWNERSHIP(1)      OF CLASS
------------------------------------------------------------------------
Common Stock     National City Corporation      32,059,828        15.2%
                 1900 East Ninth Street
                 Cleveland, OH 44114-3484

---------------

(1) No listed beneficial owner has the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act.

                       REMUNERATION OF EXECUTIVE OFFICERS
               AND TRANSACTIONS WITH MANAGEMENT -- NATIONAL CITY

EXECUTIVE COMPENSATION

     (a) COMPENSATION. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 1997 by (i) David A. Daberko, the chief executive officer, and (ii) the four other most highly compensated executive officers of National City and its subsidiaries.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                               ----------------------------------------
                                                                                        AWARDS
                                            ANNUAL COMPENSATION                -------------------------
                                -------------------------------------------    RESTRICTED     SECURITIES      PAYOUTS         ALL
                                                                    OTHER        STOCK        UNDERLYING     ----------      OTHER
     NAME AND PRINCIPAL                                BONUS        ANNUAL      AWARD(S)       OPTIONS/         LTIP         COMP
          POSITION              YEAR     SALARY($)     ($)(1)      COMP($)       ($)(2)        SARS(#)       PAYOUTS($)     ($)(3)
----------------------------
D. A. Daberko                    1997    $698,677     $371,250        $0        $ 719,108       198,088       $ 289,792     $86,297
Chairman of the Board            1996    $598,000     $368,348        $0        $ 783,203       382,607       $ 325,207     $74,776
and Chief Executive Officer      1995    $499,375     $300,400        $0        $  55,269        75,000       $ 260,910     $66,678

V. A. DiGirolamo                 1997    $437,500     $360,000        $0        $ 588,463       119,267       $ 108,100     $52,265
Vice Chairman                    1996    $366,667     $308,750        $0        $ 406,119       156,859       $ 125,627     $40,704
                                 1995    $276,833     $168,350        $0        $  76,181        30,000       $ 107,893     $34,748

R. G. Siefers                    1997    $283,333     $462,500        $0        $ 124,925        93,678       $  75,667     $32,046
Vice Chairman                    1996    $246,667     $383,750        $0        $ 343,294       149,410       $  95,433     $29,883
                                 1995    $226,667     $122,820        $0        $  19,875        17,500       $  88,667     $22,305

W. E. MacDonald III              1997    $310,000     $ 85,050        $0        $ 284,829        40,268       $  83,917     $34,900
Executive Vice President         1996    $282,500     $ 89,775        $0        $ 267,006       136,669       $ 105,817     $32,530
                                 1995    $246,667     $144,720        $0        $  26,500        20,000       $  95,317     $28,093

J. L. Gorney                     1997    $275,000     $201,000        $0        $  39,450        46,135       $  74,167     $30,401
Executive Vice President         1996    $245,833     $168,750        $0        $  65,069       104,386       $  92,750     $28,215
                                 1995    $220,833     $125,000        $0        $  14,906        16,000       $  52,920     $23,119

--------------------------------------------------------------------------------

(1) The National City Corporation Short Term Incentive Plan for Senior Officers and the National City Corporation Annual Corporate Performance Plan awards include both cash and deferred awards. The objectives used in determining awards and their relative weights under Short Term Plan and Annual Corporate Performance Plan are set forth on page 39. Based on the National City objectives and their weights, the payout under the Annual Corporate Performance Plan for 1997 was 100% of the target.

(2) Restricted Stock was granted to offset projected Supplemental Executive Retirement Plan benefits (see page 40). In addition, D. A. Daberko and W.E. MacDonald elected to receive a portion of their Short-Term Incentive Compensation Plan award in the form of Restricted Stock (see page 40). The value of the Restricted Stock granted to D.A. Daberko as payment of his Short-Term Incentive Compensation Plan Award $436,514. The value of the Restricted Stock granted to W.E. MacDonald as payment of his Short-Term Incentive Compensation Plan Award was $162,008. D.A. Daberko has, in the aggregate 39,940 shares of Restricted Stock having a total value as of 12/31/97 of $2,626,084. V.A. DiGirolamo has, in the aggregate 28,250 shares of Restricted Stock having a total value as of 12/31/97 of $1,857,438. R.G. Siefers has, in the aggregate 12,150 shares of Restricted Stock having a total value as of 12/31/97 of $798,863. W.E. MacDonald has, in the aggregate 13,133 shares of Restricted Stock having a total value as of 12/31/97 of $863,476. J.L. Gorney has, in the aggregate 3,200 shares of Restricted Stock having a total value as of 12/31/97 of $210,400. The named executive officers receive dividends on their Restricted Stock at the same rate and frequency as all stockholders.

(3) All Other Compensation includes the Executive Plan (see page 38) and the Savings and Investment Plan (see page 37) matching and profit-sharing components together with premiums paid by National City in connection with split dollar insurance contracts, but does not include retirement accruals as these are not calculable. For the year 1997, each of the named executive officers were credited with the following matching and profit-sharing amount under the Savings and Investment Plan: D.A. Daberko, $10,058; V.A. DiGirolamo

    $9,738; R.G. Siefers, $9,826; W.E. MacDonald, $9,878; J.L. Gorney, $9,826.
    The named executive officers were credited with the following match and profit-sharing amount under the Executive Savings Plan during the year 1997:
    D.A. Daberko, $48,656; V.A. DiGirolamo, $26,804; R.G. Siefers, $14,207; W.E.
    MacDonald, $16,922; J.L. Gorney, $13,757. All other compensation also includes the following amounts equal to the full dollar value of the remainder of the premiums paid by National City in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following Named Executive Officers during 1997, respectively, as applicable: D.A. Daberko, $27,584; V.A. DiGirolamo, $15,723; R.G. Siefers, $8,013; W.E. MacDonald, $8,100; J.L. Gorney, $6,818. The premiums paid by National City in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements, set forth in the preceding sentence, generally will be recovered in full by National City upon the cancellation or purchase by a Named Executive Officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.
--------------------------------------------------------------------------------

     (b) OPTIONS. The following table provides information on option grants in fiscal year 1997 to the Named Executive Officers.
--------------------------------------------------------------------------------

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                                    -----------------------------------------------------------
                                     NUMBER OF        % OF TOTAL
                                     SECURITIES      OPTIONS/SARS       EXERCISE
                                     UNDERLYING       GRANTED TO           OR                       GRANT DATE
                                    OPTIONS/SARS     EMPLOYEES IN      BASE PRICE    EXPIRATION    PRESENT VALUE
               NAME                 GRANTED (#)     FISCAL YEAR (4)      ($/SH)         DATE          ($) (5)
----------------------------------

----------------------------------------------------------------------------------------------------------------
D.A. Daberko......................      18,123(1)        0.58%          $ 55.750      06/24/02      $   163,832
                                        24,564(1)        0.78%          $ 55.750      06/23/03      $   222,059
                                        30,401(1)        0.97%          $ 55.750      07/06/04      $   274,825
                                       125,000(3)        0.06%          $ 57.375      07/28/07      $ 1,163,750
V.A. DiGirolamo...................       9,706(1)        0.31%          $ 50.125      06/24/02      $    78,910
                                         8,987(1)        0.29%          $ 50.125      06/23/03      $    73,064
                                        70,000(3)        2.23%          $ 57.375      07/28/07      $   651,700
                                           690(1)        0.02%          $ 59.562      06/23/03      $     6,665
                                        11,728(1)        0.37%          $ 59.562      07/06/04      $   113,292
                                        12,507(1)        0.40%          $ 59.562      06/14/05      $   120,818
                                         5,649(1)        0.18%          $ 59.562      09/14/05      $    54,569
R.G. Siefers......................       8,678(1)        0.28%          $ 57.062      06/14/05      $    80,272
                                        60,000(3)        1.92%          $ 57.375      07/28/07      $   558,600
                                        25,000(2)        0.80%          $ 56.125      10/27/07      $   252,500
W.E. MacDonald III................       5,915(1)        0.19%          $ 53.125      07/06/04      $    50,987
                                         9,353(1)        0.30%          $ 53.125      06/14/05      $    80,623
                                        25,000(3)        0.80%          $ 57.375      07/28/07      $   232,750
J.L. Gorney.......................       3,033(1)        0.10%          $ 49.625      06/23/03      $    24,416
                                         4,051(1)        0.13%          $ 49.625      07/06/04      $    32,611
                                        25,000(3)        0.80%          $ 57.375      07/28/07      $   232,750
                                         4,657(1)        0.15%          $ 60.937      07/06/04      $    46,011
                                         6,318(1)        0.20%          $ 60.937      06/14/05      $    62,422
                                         3,076(1)        0.09%          $ 65.000      06/14/05      $    32,421

--------------------------------------------------------------------------------

(1) Options are Additional Options as defined in the Amended and Restated National City Corporation 1993 Stock Option Plan ("Additional Options"). Additional Options are granted at the market price of National

    City Common on the date of grant and become exercisable 6 months after the date of grant. They have a contractual term equal to the remaining term of the original option.

(2) Options are non-qualified stock options. One-third of the options become exercisable annually beginning two years from the date of grant and all have a contractual term of 10 years. Additional Option rights are attached to each option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(3) One half of each option grant becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. For incentive stock options a further restriction is placed on the exercise of options such that the maximum number of shares of National City Common which become initially available for purchase under all post-1986 incentive stock option grants from National City in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Additional Option rights are attached to each option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(4) National City granted options representing 3,132,668 shares to employees during 1997.

(5) In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the Grant Date Present Value. The values indicated were calculated using the following assumptions:
    (i) an expected volatility of .194, (ii) an expected dividend yield of 3.50%, (iii) the risk-free interest rate at the date of grant based upon a term equal to the expected life of the option (from 5.70% to 5.72%), (iv) an expected option life equal to the anticipated period of time from date of grant to exercise (from 3.9 years to 5.0 years), and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders.
--------------------------------------------------------------------------------

     The following table sets forth the stock options exercised by each of the Named Executive Officers during the calendar year 1997 and the December 31, 1997 value of all unexercised options held by the named executive officers.
--------------------------------------------------------------------------------

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                              NUMBER OF
                                                             SECURITIES          VALUE OF
                                                             UNDERLYING         UNEXERCISED
                                                             UNEXERCISED       IN-THE-MONEY
                                                            OPTIONS/SARS       OPTIONS/SARS
                                                             AT 12/31/97      AT 12/31/97(2)
                           SHARES                           -------------     ---------------
                         ACQUIRED ON         VALUE          EXERCISABLE/       EXERCISABLE/
        NAME             EXERCISE(#)     REALIZED($)(1)     UNEXERCISABLE      UNEXERCISABLE
---------------------------------------------------------------------------------------------
D.A. Daberko.........      114,168         $  3,407,180        148,421          $ 4,810,656
                                                               498,088          $11,077,755
V.A. DiGirolamo......       84,448         $  2,683,215         48,736          $ 1,465,888
                                                               250,574          $ 5,425,426
R.G. Siefers.........       44,893         $  1,087,324              0          $         0
                                                               218,678          $ 4,693,515
W.E. MacDonald III...       24,801         $    713,176         79,681          $ 2,527,573
                                                               125,000          $ 3,309,375
J.L. Gorney..........       35,450         $  1,131,517         35,772          $ 1,290,155
                                                               139,051          $ 3,364,499

--------------------------------------------------------------------------------

(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of National City Common on the date of exercise.

(2) The "Value of Unexercised In-The-Money Options/ SARs at 12/31/97" is equal to the difference between the option/SAR exercise price and National City Common's closing price on December 31, 1997 of $65.750.
--------------------------------------------------------------------------------

     The following table provides information on the awards of long term incentive plan participation during the year 1997.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                  PERFORMANCE           ESTIMATED FUTURE PAYOUTS UNDER
                            NUMBER OF              OR OTHER             NON-STOCK PRICE-BASED PLANS(3)
                          SHARES, UNITS          PERIOD UNTIL         -----------------------------------
                             OR OTHER            MATURATION OR        THRESHOLD      TARGET      MAXIMUM
        NAME               RIGHTS(#)(1)            PAYOUT(2)             ($)          ($)          ($)
---------------------
D.A. Daberko.........          N/A             December 31, 2000      $ 231,268     $385,446     $770,892
V.A. DiGirolamo......          N/A             December 31, 2000      $ 115,854     $193,091     $386,181
R.G. Siefers.........          N/A             December 31, 2000      $  75,029     $125,049     $250,098
W.E. MacDonald III...          N/A             December 31, 2000      $  61,568     $102,614     $205,228
J.L. Gorney..........          N/A             December 31, 2000      $  54,617     $ 91,028     $182,057

--------------------------------------------------------------------------------

(1) The National City Long-Term Incentive Plan for Senior Officers ("LTIP") grants cash awards based on a percentage of the individual's base pay. No shares or other rights are granted. (See pages 38 and 39)

(2) The LTIP is based on a three year cycle starting 1/1/98 and ending 12/31/00. Messrs. Daberko, DiGirolamo, Siefers, MacDonald, and Gorney were each awarded the opportunity to participate in the next three year cycle. Payouts occur only at the end of the cycle. (See pages 38 and 39)

(3) The payout is based on National City's total return to its stockholders over a three-year period as compared to the total return to stockholders of a peer group of high performing banking companies. Payouts are made on a basis of a percentage of the average base pay for the three-year period for each participant. (See pages 38 and 39 )
--------------------------------------------------------------------------------

     The value of benefits paid or furnished by National City in 1997 to executive officers, other than those included in the preceding table are less than the amounts required to be disclosed pursuant to the Exchange Act.

               REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE

     National City believes that its stockholders should be provided information about executive compensation that is easily understood and consistent with the SEC proxy rules on executive compensation.

     The information provided is intended to enable stockholders to fully understand the performance-based compensation programs for executives. National City welcomes stockholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Corporate Secretary, National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

COMPENSATION PHILOSOPHY

     National City is committed to aligning compensation strategies with overall business objectives. The performance of National City's employees is key in delivering the types of products and services that will enable National City to be the premier diversified financial services company in the Midwest.

     National City's compensation philosophy is built on four integral components that form the basis of National City's FOCUS ON PERFORMANCE programs:

     - Implement strategies that differentiate and focus on employee performance.

     - Tailor compensation programs to reflect unit and organizational priorities.

     - Compensate employees based on their contributions to the achievement of National City's goals and objectives.

     - Provide and support opportunities for equity ownership.

     National City will structure its compensation plans to reward individuals based on their contributions to individual, unit, and corporate objectives. Compensation strategies that support and are aligned with business objectives will be pursued. National City's compensation philosophy recognizes the need for diversification in pay practices. Variable pay opportunities provided through incentive plans and performance bonus programs are important vehicles for rewarding individual employee contributions. National City's FOCUS ON PERFORMANCE programs are the foundation of achieving individual goals and National City's financial objectives.

EXECUTIVE COMPENSATION PRINCIPLES

     National City's compensation programs are designed to encourage and reward performance. The executive compensation package is competitive and comparable to the levels of compensation offered by National City's peer group companies. Because building the bottom line is critical to National City's success, compensation is focused on performance that generates revenue -- directly through the business line and through increased efficiency as a result of staff unit contributions. The attainment of National City's goals and objectives contribute to the maximization of stockholder value and create enhanced compensation opportunities for participating executives.

     National City's executive compensation programs place a significant portion of an executive's compensation at risk based upon performance. Rewards are based on the attainment of both long-term and short-term strategic objectives. Cash-based and equity-based instruments are used to provide alignment between executive rewards and the achievement of individual, unit, and corporate objectives.

     National City believes that it is in the best interest of stockholders to retain as much flexibility as possible, now and in the future, with respect to the design and administration of the written compensation plans that determine cash-based and equity-based compensation for executive officers. National City does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for non-exempted compensation it pays in excess of $1,000,000 to key executives. National City's compensation plans are currently structured to minimize the non-exempted compensation that exceeds the limitation for deduction by National City established by Section 162(m). In the event that the limitation is exceeded, the Compensation and Organization Committee determines whether the compensation in excess of the limitation will be paid in cash or deferred until a later time.

COMMITMENT TO EMPLOYEE EQUITY OWNERSHIP

     National City is committed to ensuring that stockholders and employee owners share long-term interests. A focus on increasing employee equity ownership strengthens the link between executive rewards and long-term corporate performance. This focus is demonstrated by the implementation of stock ownership guidelines. In addition, several programs are in place to provide more opportunities for executives to increase their level of equity interests. For example, executives can receive part of their short-term bonus in the form of restricted stock and the use of Additional Options encourages employees to exercise their stock options earlier than they would have otherwise and hold the shares arising from the exercise.

STOCK OWNERSHIP GUIDELINES

     In 1996, National City adopted stock ownership guidelines for its executives. Equity ownership is a vital component of National City's total compensation strategy, which is based on corporate performance and stockholder interests. Ownership guidelines were determined based on a multiple of the base salary mid range and converted to a fixed number of shares. Guidelines for the chief executive officer and president were determined by market median compensation data. The guidelines are applicable to all executives participating in the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers and certain other executive officers of National City or its major subsidiaries. Ownership guidelines are currently in place for 55 executives.

              STOCK OWNERSHIP GUIDELINES FOR THE NAMED EXECUTIVES

David A. Daberko                                  5.5 X Market Median Salary        59,459 Shares
Vincent A. DiGirolamo                             3.5 X Multiple of Mid Range       37,838 Shares
Robert G. Siefers                                 3.5 X Multiple of Mid Range       26,014 Shares
William E. MacDonald III                          3.5 X Multiple of Mid Range       26,014 Shares
Jon L. Gorney                                     3.5 X Multiple of Mid Range       26,014 Shares

     The executives have until 1999 to meet the stock ownership guidelines. Both direct and indirect forms of ownership are recognized in achieving the guidelines. Direct ownership will be in the form of shares of National City Common owned. Indirect ownership includes deferred compensation invested in phantom National City Common and 401(k) funds invested in the National City Corporation Common Stock Fund.

     In addition to the stock ownership guidelines for employees, National City has adopted stock ownership guidelines for its Board of Directors. Increased equity ownership for directors strengthens the linkage to long-term stockholder interests. The Board established stock ownership guidelines in 1996. The guidelines recommend that each director beneficially own 6,000 shares of National City Common. Both direct and indirect National City equity ownership will be considered as owned shares for the purpose of the guideline. Direct ownership includes National City Common and Restricted Stock. Indirect ownership includes deferred compensation invested in the form of phantom National City Common.

EQUITY-BASED REWARDS

     Stock options are an important component of total compensation and provide a long-term incentive to participants to align performance with stockholder interests. Each organizational unit is allocated a pool of options for distribution based on unit performance. Stock options are awarded to employees based on their contribution to the performance of the unit. Broad guidelines are used to award the stock options, with above target awards linked to above average unit and individual performance and long-term potential. The performance measures used for the distribution of equity-based rewards vary by business unit. Measures such as net income and credit quality are common for core banking units while accomplishment of strategic initiatives and cost control are examples of measures used in other units.

     The National City Corporation Amended and Restated 1993 Stock Option Plan provides for a one time additional stock option grant (an "Additional Option") when the employee has used previously owned National City Common to pay the exercise price of an original option grant (a swap transaction). The Additional Option feature typically encourages an employee to exercise the option grant earlier than if the feature were not present, thereby increasing the employee's level of equity ownership. Each Additional Option's termination date is the same as the termination date of the option that originally had the Additional Option feature. Its option price is the market price at the time of the exercise of the original option. An Additional Option is NOT provided upon exercise of an Additional Option. This program was implemented when the stock ownership guidelines were established and supports National City's focus on increased equity ownership.

CASH-BASED REWARDS

     National City believes that cash compensation should be driven by the attainment of aggressive business goals. These goals are based on annual and three year plan cycles. Performance is assessed in terms of achievement of internal business goals as well as financial achievements compared to those of the peer group. Above target cash compensation can only be attained by achieving an above average ranking against National City's peer group and the attainment of the aggressive business goals.

     National City establishes a salary range for each executive officer that is determined by an evaluation of job criteria. This internally driven process is then validated by market comparisons at peer group companies. National City's objective is to provide base compensation at market median and to provide total cash compensation opportunities above the market median when there is above average performance. Executive salaries can vary within National City's range structure based on performance, experience, and long-term potential.

     THE NATIONAL CITY CORPORATION ANNUAL CORPORATE PERFORMANCE INCENTIVE PLAN, as amended January 1, 1996, rewards performance relative to a peer group comprised of approximately 16 super-regional banks based on four factors: growth in earnings per share (33% weight), return on assets (17%) , overhead ratio (17%), and return on equity (33%). Awards are paid based on National City's performance over the year as well as the employee's individual award category. Awards under this plan are a percentage of base pay and can range from 0% to 76.5% for the chief executive officer, 0% to 60% for a vice chairman and 0% to 42% for other executive officers of National City or its major subsidiaries. For 1997 National City ranked eighth out of the banks in the peer group. The award payment for 1997 was equal to the target award.

     THE NATIONAL CITY CORPORATION SHORT-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS allows for rewards to be based on bottom-line performance of the line or staff unit and the achievement of individual performance goals. Award pools are funded based on unit performance. Individual awards are distributed within each unit based on the funding level of the pool and the individual's contributions toward the unit's performance. Awards under this plan are a percent of base pay and can range from 0% to 53.5% for the chief executive officer, 0% to 50% for a vice chairman and 0% to 48% for other executive officers of National City or its major subsidiaries.

     THE NATIONAL CITY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN FOR SENIOR OFFICERS is designed to maximize returns to stockholders by linking the compensation of key executives to the overall profitability and success of National City. Awards are based on National City's ranking relative to a peer group comprised of approximately 16 super-regional banks. The ranking is determined by the increase in total stockholder return over a three year plan cycle. Awards are paid at the completion of each plan cycle. Awards under this plan can range from 0% to 100% for the chief executive officer, 0% to 80% for a vice chairman, and 0% to 60% for any executive officer of National City or its major subsidiaries. The incentive award is computed based on the executive's average annual salary during each plan cycle. National City ranked eighth in the peer group total return to stockholders for the 1995-1997 plan cycle. The payout was equal to the target, 50% of the maximum award.

PEER GROUP BANKS

     The peer group companies are selected by the Compensation and Organization Committee. They are all included in the KBW 50 Total Return Index ("KBW 50") used in the performance chart on page 37 and, as a group, have outperformed the KBW 50 over time. National City believes it is important that the peer group it compares itself to consists of the better performing banks.

SUMMARY

     National City's compensation programs serve to closely align an individual's compensation opportunities with the impact of the individual's contributions on the overall performance of National City. Both cash-based and equity-based vehicles are used to reward performance that is measured annually and over a three-year period. Achievement of National City's business goals and performance relative to peer group performance are used as measurement criteria. National City will continue to build on programs that tie total compensation to National City's success.

                 THE COMPENSATION AND ORGANIZATION COMMITTEE'S
                           REVIEW OF CEO COMPENSATION

     National City's executive compensation program is based on corporate and individual performance and places a significant portion of an executive's compensation at risk if pre-established goals are not attained. In addition, the program rewards long-term strategic management by using compensation vehicles which promote equity ownership and emphasize attention to stockholder value.

     Mr. Daberko served as president and chief operating officer of National City from 1993 until July of 1995, when he was named chief executive officer. Mr. Daberko has been an employee of National City for 29 years. In 1997, Mr. Daberko's total cash compensation was $1,709,719.

     During 1997, Mr. Daberko's salary was adjusted to be reflective of his performance and the relationship of his earning opportunities to that of other CEO's at peer companies. His base salary at the end of 1997 was $750,000.

     Long-Term Plan awards are based solely on the change in total stockholder return as compared to the change in total stockholder return of a selected peer group of financial institutions for a three year period. Based on National City's relative performance during the 1995-1997 time period, Mr. Daberko's award in 1997 was $289,792.

     Mr. Daberko's Short-Term Plan goals for 1997 were based on financial performance measurements and several other key strategic initiatives designed to ensure the long-term viability of National City. These goals related to earnings, credit quality, leading the emphasis on a sales and service culture, ensuring the strong future leadership of National City, and attainment of National City's stated 1997 critical initiatives that relate to database marketing, wealth management strategies, brokerage strategies, long-range technology, payment system strategy, item processing business, delivery channels, deposit/funding strategy, organizational structure, business process redesign, sales management, non-personnel expense, insurance business, equity allocation, and specialized corporate lending. Mr. Daberko has elected to receive his bonus in the form of restricted stock (6,687 shares), further linking his interests to the performance of National City.

     The Annual Corporate Performance Plan awards are determined by comparing National City's relative performance against a selected peer group of financial institutions based on return on equity, return on assets, growth in earnings per share and overhead ratio. Mr. Daberko's Annual Corporate Performance Plan award was $371,250.

     Stock options are another key element of total compensation. Equity-based compensation produces a long-term link between the results achieved for stockholders and the rewards provided to key executive officers. Each year, the Committee reviews competitive peer group data and individual performance to determine the level of equity-based awards to be granted to key executives. National City places significant value and importance on stock ownership by senior management. Based on Mr. Daberko's performance, he received an option in 1997 to purchase 125,000 shares of National City Common with an exercise price of $57.375 per share (the market value of National City Common on the day of the grant). Mr. Daberko's stock option grant was based on his performance as measured by National City's accomplishment of goals. These goals were expressed in terms of earnings, credit quality, and the successful completion of National City's 1997 critical initiatives previously mentioned. The option award was competitive with option awards made to chief executive officers of the peer group companies. The Committee does not consider the number of options held by Mr. Daberko in making this award, except for assuring the Option Plan's limits are not exceeded. In addition, Mr. Daberko received Additional Option stock options during 1997 by surrendering previously-owned shares of National City Common to exercise stock options with the Additional Options feature. These Additional Options have an exercise price equal to the market price at the time of the exercise of the original option.

     National City uses Restricted Stock to offset projected benefits under the Supplemental Executive Retirement Plan in which Mr. Daberko participates. In 1997, Mr. Daberko received 4,250 shares of Restricted Stock for this purpose.

     During 1997, National City's fully diluted net income per common share was $3.66, up from $3.27 in 1997. The share price of National City Common rose to $65.75 from $44.875 and dividends were increased to $1.67 per share from $1.47. In addition, National City announced the purchase of First of America Bank Corporation, scheduled to close in 1998. The performance-based reward programs in which Mr. Daberko participates are designed to provide levels of equity-based and cash-based rewards that are aligned with the performance of National City. Mr. Daberko's compensation and the performance of National City during 1997 have demonstrated the existence of this alignment.

COMPENSATION AND ORGANIZATION COMMITTEE

John G. Breen, Chairman
James S. Broadhurst
Duane E. Collins
Daniel E. Evans
Joseph H. Lemieux

                        STOCKHOLDER RETURN PERFORMANCE

     Set forth below is a line graph comparing the five year cumulative total return of National City Common, assuming reinvestment of dividends, with that of the S&P 500 and the KBW 50. The KBW 50 is a market-capitalization-weighted bank stock index developed and published by Keefe, Bruyette & Woods, Inc., a nationally recognized brokerage and investment banking firm specializing in bank stocks. The index is made up of 50 of the nation's most important banking companies and is meant to be representative of the performance of the nation's large banks.

                             5 YEAR TOTAL RETURN
                                12/92 - 12/97
                     NATIONAL CITY VS. KBW 50 AND S&P 500

                                   [GRAPH]
                     1992     1993     1994     1995     1996    1997
--------------------------------------------------------------------------------
     National City  100.0    102.9    113.6    152.2    214.5    324.4
     S&P 500        100.0    110.0    111.4    153.1    188.2    251.0
     KBW 50         100.0    105.5    100.0    160.4    226.9    331.7


        DESCRIPTION OF NATIONAL CITY'S COMPENSATION AND BENEFIT PLANS

     SAVINGS PLAN. The National City Savings and Investment Plan (the "Savings Plan") is a qualified salary reduction profit-sharing plan within the meaning of
Section 401(k) of the Code. Under the Savings Plan as amended, all eligible employees (generally, an eligible employee is one who has completed one year of continuous service, is 21 years of age or older and has completed 1,000 hours of service) of National City and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the "Trust") for their accounts and to reduce their compensation by an equal amount. Contributions may be directed in any whole percentage between 1% and 10% of the employee's base compensation. The employers also make contributions to the Trust ("Matching Employer Contributions") in an amount equal to the Matching Employer Contribution percentage then in effect (the Matching Employer Contribution percentage is currently an amount equal to 100% of the first 3% of the employee's pay contributed as a Before-Tax Contribution, plus 50% of the next 4% of the employee's pay similarly contributed as a Before-Tax Contribution, with no further Matching Employer Contribution for any additional pay contributed as a Before-Tax Contribution). Amounts contributed pursuant to the Savings Plan may be invested in certain investment choices. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

     The Savings Plan has a profit-sharing feature based upon National City's profitability, as measured by the percentage return on common equity ("ROE") from year to year. The profit-sharing contribution is in addition to the regular Matching Employer Contributions described above. The additional amount of this profit-sharing contribution in any year depends on National City's ROE for that year and ranges, in five-cent increments from no additional contribution, if a minimum ROE of 12% is not attained, to a maximum of 50 cents for each $1.00 of an individual's Before-Tax Contributions for the year if National City's ROE is equal to or greater than 18.5%. In 1997, National City's ROE was 18.53%, which resulted in National City contributing 50 cents for each $1.00 of an individual's Before-Tax Contribution as a profit-sharing contribution for the year 1997.

     EXECUTIVE PLAN. Effective January 1, 1989, National City adopted the National City Executive Savings Plan (the "Executive Plan"), in the form of a non-qualified salary reduction profit-sharing plan, similar to the Savings Plan. The Executive Plan is to supplement the Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which by reason of an individual's annual compensation would not be otherwise allowed because of the annual maximum limit of the Code or because of the application, under the Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

     Participants in the Executive Plan are limited to those key officers of National City or its subsidiaries who may be designated from time to time by the Committee of the Board of Directors. The benefits of the Executive Plan are without regard to any limitation imposed by the Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings
Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Plan.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Savings Plan or the Executive Plan.

     LONG-TERM PLAN. The National City Long-Term Incentive Compensation Plan (the "Long-Term Plan") for Senior Officers focuses upon providing superior returns to stockholders of National City and measures National City's total return to its stockholders against the total returns to stockholders of a peer group of high-performing banking companies to their stockholders. The measurement of total return includes dividends paid plus changes in the market value of the National City Common. The measurement over a three-year period is intended to focus on the long-term performance of National City linking senior management's compensation to the total returns experienced by the stockholders during the period.

     Each year begins a new three-year cycle. The awards can range up to 100% of an individual participant's average annual base salary during the cycle for the chief executive officer of National City and up to a lesser percentage for other senior executive officers selected to participate under the Long-Term Plan. The amount of the award earned is dependent upon the total stockholder return during the cycle in comparison with the total stockholder return of the peer group. The peer group is established prior to the beginning of the cycle by the Committee. The banking companies in the peer group at this time are all included in the KBW 50 used in the performance chart on page 37. National City believes it is important that the peer group it compares itself to consists of the better-performing banking companies. No awards under the Long-Term Plan were paid prior to the end of the first cycle, December 31, 1990.

     Amounts awarded under the Long-Term Plan may be in cash, in unfunded future benefits or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested in the funds described in the Savings Plan or as directed by the recipient from time to time in the equivalent of a savings account and are subject to the gains or losses on those investments.

     In the event of a change in control of National City, the Long-Term Plan provides that all the performance cycles shall terminate. The Long-Term Plan provides that if such change in control occurs, then each of the three-year performance cycles then existing shall terminate as of the date of change in control, National City's stockholder total return during each of the abbreviated performance cycles shall be deemed to have reached that level at which the participant in the Long-Term Plan would be entitled to be awarded his or her maximum award, and the award for each cycle shall be apportioned based upon the number of full months from the beginning of the performance cycle to the premature cycle termination date divided by 36. In adopting this plan, it was felt this termination was appropriate in that those individuals previously charged with providing superior total returns to the stockholders of National City would no longer be in the same position to guide the affairs of National City as they were prior to the event constituting a change in control and, furthermore, following such a change in control no further performance comparisons could be made.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Long-Term Plan.

     SHORT-TERM COMPENSATION PLAN. The National City Short-Term Incentive Compensation Plan for Senior Officers, as amended (the "Short-Term Plan") focuses on the short-term goals achieved by the individual participant. Under this plan, awards can be granted to any senior officer of National City, or to other officers of National City or its subsidiaries as may be designated from time to time by the Committee. Each participant in the Short-Term Plan is evaluated annually with respect to performance on approved objectives. Awards are based on individual results and can range from 0% to 53.5% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

     Amounts awarded under the Short-Term Plan may be in cash, in unfunded future benefits, in Restricted Stock or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer, his beneficiary, or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account and are subject to the gains or losses on those investments.

     In the event of a change in control, the Short-Term Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Short-Term Plan.

     ANNUAL CORPORATE PERFORMANCE PLAN. The National City Annual Corporate Performance Incentive Plan (the "Annual Performance Plan") focuses on the annual operating results achieved by National City. Under this plan, awards can be granted to any senior officer of National City, or to other officers of National City or its subsidiaries as may be designated from time to time by the Committee. National City's financial performance is currently measured in comparison with the financial performance of other high-performing banking companies, weighted as follows: return on equity (33%), return on assets (17%), overhead ratio (17%) and percentage change in earnings per share (33%). The high performing banks in the peer group are all included in the KBW 50 used in the performance chart on page 37. National City believes it important that the peer group it compares itself to consists of the better performing banks. Awards are based on the corporate results and can range from 0% to 76.5% of the recipient's base salary in effect at the close of the year for which the evaluation is made. Awards under this plan are paid or credited no later than the end of first quarter of the following year.

     Amounts awarded under the Annual Performance Plan may be in cash, in unfunded future benefits, or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient's termination of employment with National City and its subsidiaries. Generally, these unfunded benefits, together with earnings thereon, are payable to the former officer or his beneficiary or his estate on an installment basis over 10 years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time, in funds described in the Savings Plan or in the equivalent of a savings account, and are subject to the gains or losses on those investments.

     In the event of a change in control, the Annual Performance Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Annual Performance Plan.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive benefits.

     STOCK OPTION PLANS. National City has in effect the 1984 Stock Option Plan, as amended; the 1989 Stock Option Plan; the 1993 Stock Option Plan, as amended and restated, and the 1997 Stock Option Plan. Each of the four stock option plans (hereinafter referred to jointly as the "Stock Option Plans") have substantially similar provisions and generally provide for the granting of options to purchase shares of National City Common, the options being either non-qualified options or options that are intended to qualify as Incentive Stock Options under Section 422 of the Code. The Stock Option Plans also provide for the granting of Appreciation Rights, but only in tandem with stock options previously granted or contemporaneously being granted. Under the Stock Option Plans, no options may be granted at less than 100% of the market value of National City Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring the plan maximums are not exceeded.

     Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive options under the Stock Option Plans.

     RESTRICTED STOCK PLAN. National City has in effect the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan (the "1991 Plan") and the National City Corporation 1997 Restricted Stock Plan (collectively the "Restricted Stock Plans"). Each of the Restricted Stock Plans has substantially similar provisions. The purpose of the Restricted Stock Plans is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City to key employees and members of the Board of Directors of National City.

     The Restricted Stock Plan is administered by the Compensation and Organization Committee of the Board of Directors of National City.

     Restricted Stock is granted to executive officers for two purposes the first of which is to offset the liability of a portion of their Supplemental Retirement Benefits with the restrictions being lifted at retirement. Grants are based on the present value of accrued supplemental benefits. The second is to deliver all or part of their Short-Term Incentive Compensation Plan award. In this case restrictions lapse after one year.

     Other employees, who do not receive stock option grants and who have been identified by their managers as high potential employees, may be awarded restricted stock grants. The restrictions on grants to high potential employees lapse on the fourth anniversary of the grant.

     Generally, the Restricted Stock Plans provide for the granting of shares of National City Common ("Restricted Stock") to a recipient and restricting that recipient's rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

     The total amount of Restricted Stock that may be awarded under the 1991 Plan, as amended is 1,000,000 shares of which no more than 150,000 shares may be awarded in the aggregate to any one individual. The total amount of Restricted Stock that may be awarded under the 1997 Restricted Stock Plan is 1,500,000 shares of which no more than 225,000 shares may be awarded in the aggregate to any one individual. Under the Restricted Stock Plans, awards of Restricted Stock may be made to any regular employee of National City (including employees who are members of the Board of Directors) or any of its subsidiaries ("Employee Awards") and to the directors of National City who are not employees of National City or its subsidiaries ("Director Awards").

     The Restricted Stock Plan contemplates that the Committee may award Restricted Stock to the employees of National City and National City's subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the Committee; such restrictions must last at least six months from the date of the award under the 1991 Plan; and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

     Other than directors who also are officers of National City, each individual who was elected to the Board of Directors of National City on April 22, 1991, the date when the Restricted Stock Plan became effective, was awarded 500 shares of Restricted Stock, and each individual who is first elected or appointed to the Board of Directors will be, awarded 1000 (500 shares adjusted for the July 1993 100% stock dividend) shares of Restricted Stock subject to transfer restrictions. In addition, each year in which an individual is reelected or reappointed as a director of National City, such individual is to be awarded an additional 200 shares of Restricted Stock. The restrictions on the Director Awards do not expire until the earlier of the individual director's death, disability, or nine months after the date of the award.

     The Restricted Stock Plan provides that upon a change in control of National City (as defined in the Restricted Stock Plan), all Restricted Stock Plan restrictions will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plan to be exchanged for shares of National City Common free of any Restricted Stock Plan legends or restrictions.

     SEVERANCE AGREEMENTS. National City recognizes that, as is the case at most companies, the possibility of a change in control exists. Accordingly, National City desires to assure itself of both present and future continuity of management and wishes to ensure that its senior executive officers and other key employees ("Executives") continue to remain in the employ of National City by entering into severance pay agreements with certain Executives of National City. The severance agreements were entered into upon the recommendation of the Committee and the forms of the agreement were approved by the Board of Directors at its December 19, 1994 meeting. The agreements become immediately operative upon a change in control.

     The severance agreements provide that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, the Executive will be entitled to severance compensation. The severance agreements also provide that following a change in control, the Executive may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. For twenty Executives, the severance agreements also provide that in the event of a change in control, the Executive may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

     The severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide the Executive with employee benefits that are welfare benefits substantially similar to those which the Executive was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City's various retirement benefit plans.

     National City has agreed to bear the expense of any and all legal fees incurred by any Executive associated with the interpretation, enforcement, or defense of his rights under the severance agreements.

     RETIREMENT PLANS. The National City Non-Contributory Retirement Plan (the "Retirement Plan") is a qualified, non-contributory defined benefit plan, and the pension trust is tax exempt under the Code. The Retirement Plan presently covers all regular employees of National City and those subsidiaries of National City that have adopted the Retirement Plan when such employees have completed 1,000 hours of service in a 12-month period (normally the first 12 months of employment), provided they have attained age 21.

     Upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan generally is entitled to receive monthly for life a basic benefit (less certain deductions specified in the Retirement Plan) based upon the participant's highest average annual Earnings for any 60 consecutive months of active employment during the last 120 months preceding retirement ("Final Average Earnings"). The annual basic benefit shall be equal to the sum of (a) 1 1/4% times the employee's Final Average Earnings not in excess of "Covered Compensation" plus (b) 1 3/4% times the employee's Final Average Earnings in excess of "Covered Compensation," and such sum multiplied by the number of years of benefit service, but not more than 35 years. "Covered Compensation," which is computed pursuant to government regulations, generally is based upon the average of the wage base covered by Social Security, upon the employee's date of birth, and upon an assumed 35-year work experience. Participant's Earnings is defined by the Retirement Plan to mean generally the salary and wages paid to such participant, excluding overtime, bonuses, commissions, and other similar forms of remuneration. The Code places limits on the amount of annual benefits which may be paid to any participant by the pension trust of the Retirement Plan.

     The Retirement Plan also provides for optional early retirement at a reduced benefit at any time after a participant attains age 55 with at least 10 years of benefit service. The amount of the reduction of the benefit is determined by a formula dependent upon the age at which the participant elects to begin to receive benefits. If a participant has more than 20 years of vesting service, the participant may elect to retire at 62 and start receiving unreduced pension benefits.

     National City adopted a supplemental retirement plan ("Supplemental Plan") to supplement the pension payments under the Retirement Plan for those certain senior officers of National City and its subsidiaries who may be designated from time to time by the Committee. Payments under the Supplemental Plan are paid from the general revenues of National City and have no effect on the existing pension trust fund.

     The Supplemental Plan's purpose is to augment an individual's income from Social Security and pension payments the individual is entitled to receive upon retirement. The amount of the Supplemental Plan benefit for any covered individual will be the amount of the individual's retirement benefit determined under the Retirement Plan, but determined (a) without regard to the limitations on such benefits contained in the Code, and (b) by adding to the individual's highest average base compensation the average of the amounts (if any) of the individual's five largest (not necessarily consecutive) awards under the Short-Term Plan, Long-Term Plan and the Annual Performance Plan during the 10 calendar years completed prior to retirement, less the sum of (i) amounts payable to the individual under the Retirement Plan plus (ii) amounts payable to the individual under any corporate program which is deemed to be another offset program to the Supplemental Plan, as determined by the Committee of the Board of Directors. The amount of the Supplemental Plan benefit may, in the discretion of such Committee, be paid to the individual in a lump sum.

     The Supplemental Plan also provides supplemental disability benefits and supplemental surviving spouse benefits. All benefits under the Supplemental Plan are computed on the basis of the individual's retirement at age 65 (or age 62 if he has 20 years of vesting service), and if an individual otherwise entitled to receive benefits under the Supplemental Plan retires prior to attaining said age, Supplemental Plan benefits will be reduced in accordance with a formula dependent upon the individual's age and years of service with National City at the time such benefits commence, subject, however, to such reduction being waived by that Committee.

     In the event of a change in control of National City, the Supplemental Plan provides for the vesting of all accrued benefits.

GRANTOR TRUST

     A trust has been established to hold assets in the case of a change in control for the payment of benefits for unfunded deferred compensation for executives under the Short-Term Plan, the Long-Term Plan, the Supplemental Plan, the Executive Plan, and the split dollar life insurance agreements.

--------------------------------------------------------------------------------

                               PENSION PLAN TABLE

                                                        YEARS OF BENEFIT SERVICE
   AVERAGE BASE     -------------------------------------------------------------------------------------------------
   COMPENSATION       10 YEARS         15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
 ------------------------------------------------------------------------------------------------------------------
    $   25,000        $    3,125       $    4,687       $    6,250       $    7,812       $    9,375       $   10,937
        50,000             7,373           11,060           14,747           18,434           22,120           25,807
       100,000            16,124           24,185           32,248           40,310           48,371           56,433
       200,000            33,623           50,435           67,247           84,059          100,870          117,682
       400,000            68,624          102,936          137,248          171,560          205,871          240,183
       600,000           103,624          155,436          207,248          259,059          310,873          362,685
       800,000           138,623          207,935          277,247          346,559          415,870          485,182
     1,000,000           173,624          260,436          347,248          434,060          520,871          607,683
     1,200,000           208,624          312,936          417,248          521,561          625,873          730,185
------------------------------------------------------------------------------------------------------------------

Retirement benefits above the annual compensation limit are paid to those officers who are participating through a nonqualified Supplemental Executive Retirement Plan. The Social Security Taxable Wage Base (as defined in the Retirement Plan) and the annual compensation limit taken into account during any Plan Year are the Social Security Taxable Wage Base and annual compensation limit in effect at the beginning of such Plan Year. For example, the 1998 Social Security Taxable Wage Base and the $160,000 annual compensation limit for 1998 will not be applied until the Plan Year beginning October 1, 1998 and ending September 30, 1999. "Plan Year" under and as defined in the Retirement Plan is the 12 month period of time from the first day of October to the last day of September, annually.
--------------------------------------------------------------------------------

     Assuming retirement at age 65 under the Retirement Plan, the number of years of benefit service under both the Retirement Plan and the Supplemental Plan for the four executive officers and the CEO named in the Summary Compensation Table would be: David A. Daberko, 35 years; Vincent A. DiGirolamo, 35 years; Robert G. Siefers, 35 years, William E. MacDonald III, 35 years and Jon L. Gorney, 35 years.

2. SELECTION OF INDEPENDENT AUDITORS -- NATIONAL CITY

     The Board of Directors of National City believes it appropriate to submit for action by the stockholders of National City the approval of the selection of Ernst & Young LLP, independent auditors, as auditors for National City for the year 1998. This firm and its predecessors have served as independent auditors for National City since its inception in 1973. In the opinion of the Board of Directors of National City, the reputation, qualifications and experience of the firm make appropriate its reappointment for 1998. A representative of the firm is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the selection of Ernst & Young LLP as auditors for National City for the year 1998.

     THE BOARD OF DIRECTORS OF NATIONAL CITY RECOMMENDS A VOTE FOR THIS
PROPOSAL.

3. MERGER

     This section of the Proxy Statement describes the material aspects of the Merger. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, the National City Option Agreement and the FOA Option Agreement, which are attached as Appendices A, E and F respectively to this Proxy Statement and are incorporated herein by reference. All stockholders of National City and all shareholders of FOA are urged to read the agreements.

BACKGROUND OF AND REASONS FOR THE MERGER -- FOA

     The Board of Directors of FOA periodically reviews FOA's strategy in light of general conditions in the banking industry, competitive and economic conditions in its markets and potential new markets, results of its operations and its future prospects, and other developments affecting the banking industry generally and FOA specifically. At least annually, these periodic strategic reviews have focused on potential mergers and acquisitions involving FOA, including potential acquisition targets, potential candidates for mergers of equals with FOA, and potential acquirors of FOA.

     The Board of Directors of FOA conducted its regular annual review of FOA's strategic plan at its May 1997 meeting, and, at that time, it scheduled its annual strategic review focusing on mergers and acquisitions for its regular November 1997 meeting. Consistent with its past practice, the Board of Directors of FOA planned to receive at that meeting presentations by FOA's legal and financial advisors analyzing recent merger and acquisition developments and the effects of those developments on FOA's strategic plan.

     At its regular October 1997 meeting, the Board of Directors of FOA was advised by Richard F. Chormann, FOA's Chairman, President and Chief Executive Officer, that, based on his discussions with FOA's financial advisor in preparation for the November meeting, because of the relative scarcity of opportunities for and intense price competition associated with potential acquisitions by FOA combined with the current attractiveness of FOA as an acquisition target and the current ability of potential acquirors to offer a significant premium to FOA shareholders, he intended that the discussion at that meeting would include more emphasis on potential acquirors of FOA than similar merger and acquisition strategic reviews conducted in the past.

     Over the past year, National City's chairman and chief executive officer, David A. Daberko, engaged in informal discussions with Mr. Chormann about the possibility of a merger of the two companies over the phone and at various conferences. On September 3, 1997 Mr. Daberko and Mr. Chormann met over lunch. During these discussions Mr. Daberko approached Mr. Chormann to express National City's interest in engaging in a merger transaction and to determine FOA's long term strategic direction.

     At its regular meeting held on November 19, 1997, the Board of Directors of FOA reviewed merger and acquisition developments in relation to FOA's strategic plan. The Board first received a presentation from FOA's legal counsel regarding directors' fiduciary duties and appropriate procedures for considering acquisition proposals. Next, FOA's financial advisor, Merrill Lynch, discussed current conditions, earnings opportunities, financial considerations and strategic alternatives. The Board of Directors of FOA then discussed at length FOA's strategic plan and various alternatives. As a result of those discussions, the Board authorized FOA's senior management to explore strategic alternatives available to FOA, including a possible business combination with another larger financial institution. It also authorized the retention of Merrill Lynch to assist FOA in the undertaking.

     Based on the analysis presented to the Board of Directors of FOA and further discussions with FOA's senior management, on November 20, 1997, Merrill Lynch contacted selected financial institutions about their interest in exploring a possible combination with FOA. Certain of such institutions entered into confidentiality agreements with FOA and received materials intended to facilitate their evaluation of a possible transaction. Merrill Lynch requested that each such financial institution respond with their best proposal for a business combination transaction with FOA.

     As of November 28, 1997, FOA received multiple proposals, including National City's. Merrill Lynch then reviewed such proposals with FOA's senior management. The National City proposal was, on its face, financially superior to the other proposals, and FOA's senior management authorized Merrill Lynch and FOA's legal counsel to enter into direct negotiations with National City with respect to a definitive agreement providing for a business combination with National City. Consistent with procedures adopted by the Board of Directors of FOA and the financial superiority of the National City proposal, the Board of Directors determined that no further discussions with parties other than National City would take place. National City was informed of this action on November 28, 1997.

     On November 29 and 30, 1997, FOA and National City conducted due diligence and negotiations. Representatives of National City visited FOA's headquarters in Kalamazoo, Michigan and met with management representatives of FOA. At the same time, the parties determined the Exchange Rate and with the assistance of their respective legal and financial advisors, negotiated a definitive agreement.

     On the evening of November 30, 1997 the Board of Directors of FOA held a special meeting to consider the proposed transaction and definitive agreement. At the meeting, the Board of Directors of FOA received a recommendation from FOA's senior management that the Board of Directors of FOA approve the proposed transaction and definitive agreement. Merrill Lynch then presented to the Board of Directors of FOA a financial review and analysis of FOA, National City and the proposed transaction. Merrill Lynch concluded its presentation by delivering its oral opinion to the Board of Directors of FOA, subsequently confirmed in writing on November 30, 1997 and the date hereof, that the Exchange Rate was fair from a financial point of view to the shareholders of FOA (other than National City and its affiliates). The Board of Directors of FOA then received presentations from its legal counsel regarding the Board's fiduciary duties and the terms of the definitive agreement, the proposed stock option agreements, due diligence, and various employment related and other relevant matters. Following a lengthy discussion of the proposed transaction and agreements and related matters, the Board of Directors of FOA unanimously approved the Merger, adopted the Agreement and approved the authorized related matters and agreements.

     The Board of Directors of FOA believes the Merger is fair to and in the best interests of FOA and its shareholders and recommends that its shareholders vote in favor of approval of the Agreement. In negotiating the terms of the Merger and the Agreement, and in formulating its recommendation that FOA shareholders approve the Agreement, the Board of Directors of FOA reviewed a number of factors with a view to maximizing shareholder value in the intermediate and long term. Among the factors considered by the Board of Directors of FOA were, without limitation, the following:

     (a) FOA's financial performance relative to its peers;

     (b) FOA's challenging prospects for maximizing shareholder value as an independent company, including FOA's anticipated costs of necessary investments in technology;

     (c) FOA's various other alternatives for enhancing shareholder value, including acquiring other financial institutions and a merger of equals;

     (d) the relative scarcity of opportunities for and intense price competition associated with potential acquisitions by FOA;

     (e) the risks associated with a merger of equals and the comparative potential shareholder value associated therewith;

     (f) the current attractiveness of FOA as an acquisition target and the current ability of potential acquirors to offer a significant premium to FOA shareholders;

     (g) the enhanced value to FOA shareholders that the Merger and the Agreement offer is greater than the value projected by FOA's strategic plan; and

     (h) the financial superiority of the transaction proposed by National City in comparison to the proposals received from other institutions.

     The foregoing discussion of the information and factors considered by the Board of Directors of FOA is not intended to be exhaustive, but is believed to include all material factors and information considered. In reaching its decision to approve and recommend the Merger, the Board of Directors of FOA did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

     After deliberating with respect to the Merger and other transactions contemplated by the Agreement, considering, among other things, the matters discussed above and the opinion of Merrill Lynch described below, the Board of Directors of FOA unanimously (with all directors present) approved the Merger and adopted the Agreement and the transactions contemplated thereby, as being in the best interests of FOA and its shareholders.

     IN VIEW OF ALL OF THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF FOA UNANIMOUSLY RECOMMENDS THAT FOA SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AGREEMENT.

BACKGROUND OF AND REASONS FOR THE MERGER -- NATIONAL CITY

     National City's acquisition strategy has been to be a major player in its existing markets and to expand into contiguous markets where a major presence can be established. National City considers Michigan and Illinois an extension of its Ohio and Indiana markets because of their proximity and similar demographics. FOA represented a very attractive way to enter the Michigan and Illinois markets. Over the past year, National City's chief executive officer, David A. Daberko engaged in discussions with FOA's chief executive officer about the possibility of a merger of the two companies. On several occasions, Mr. Daberko approached Mr. Chormann to express National City's interest in engaging in a merger transaction and to determine FOA's interest in such a transaction. Merrill Lynch contacted National City in mid November indicating that the Board of Directors of FOA had authorized Merrill Lynch to seek proposals for the acquisition of FOA by other financial institutions. National City expressed its interest and immediately began its effort to accumulate all publicly available information concerning FOA. National City at the same time engaged UBS and Montgomery to advise management concerning the potential acquisition of FOA.

     The Board of Directors of National City convened a special meeting on the morning of November 28, 1997, approved the bid, adopted a definitive agreement and authorized the officers of National City to negotiate with FOA to reach a final definitive agreement. The bid, including a proposed definitive agreement, was submitted to FOA on the same morning.

     Early in the evening of November 28, 1997, National City was informed that based on its bid, FOA desired to proceed with negotiations and due diligence. Negotiations on the definitive agreement and due diligence were simultaneously conducted culminating in the Board of Directors of FOA adopting the Agreement at a special meeting held on the evening of November 30, 1997. The Agreement was executed on November 30, 1997, and an announcement was made on December 1, 1997.

     As indicated above, concurrent with the negotiation of the Agreement, National City conducted a due diligence review of FOA. A team from National City reviewed such areas as credit quality, risk management, systems, controls, consolidation opportunities, and management issues. One of the main objectives of the due diligence review was the verification of assumptions used to determine the price to be paid for the FOA shares. After the review was completed, National City gained further comfort with regard to its initial estimates of cost savings, revenue enhancements and one-time merger related charges.

     Specifically, National City believes that annual cost savings of approximately $243 million ($153 million after-tax), can be realized from the Merger beginning in 1999. The savings are derived primarily from the elimination of duplicative corporate staff support functions and the conversion of FOA's operating systems to National City's. National City has also identified potential annual net revenue enhancements of $25 million after-tax beginning in 1999. Such enhancements are derived primarily from the introduction of National City products and services into FOA's markets. Such products and services include, but are not limited to, commercial leasing, syndicated lending, asset-based lending, investment banking, student loans, consumer automobile leasing, and corporate payments outsourcing.

     Based on the above assumptions, National City's desire to have the Merger be accretive to its earnings per share no later than the second year after the Merger, and review of recent acquisition prices, National City determined to submit a bid whereby it would exchange 1.2 shares of National City Common for each share of FOA Common. National City submitted with its bid a draft definitive agreement that contained terms and conditions substantially similar to the final Merger Agreement.

     The Board of Directors of National City believes that the Merger is fair to and in the best interests of National City and its stockholders and recommends that its stockholders vote in favor of the transaction. In negotiating the terms of the Merger and in considering its recommendation to the stockholders to adopt the

Agreement, National City reviewed a number of factors with a view to maximizing stockholder value in the intermediate and long-term, including earnings potential, realization of economies of scale, market position of FOA and National City's ability to sell its products to FOA's large customer base. In addition, the Board of Directors of National City consulted with National City management, as well as its financial and legal advisers, and considered other factors, including, without limitation, the following: (a) the business, operations, earnings, prospects and financial condition of FOA as determined from the due diligence conducted by National City management; (b) the opinion of its financial advisors as described below; (c) the terms of the Agreement, the National City Option and the FOA Option; and (d) regulatory approval requirements.

     National City believes that the affiliation of FOA with National City and the acquisition of the banks and other subsidiaries now owned by FOA will provide National City with a meaningful presence in Michigan and Illinois, will improve National City's market presence in Indiana and will provide an expansion of National City's customer base and assets. National City also believes that FOA's low loan-to-deposit ratio represents a significant source of low cost funding for all of National City. In addition, FOA's strong retail base provides significant opportunities for expansion by offering National City's products and services into Michigan and Illinois. National City, with its expertise in middle market lending, wealth management and investment banking, foresees an outstanding opportunity to increase revenues in the FOA markets.

     National City has had substantial prior experience in effecting successful mergers, including major bank holding company mergers (BancOhio Corporation in 1984, First Kentucky National Corporation in 1988, Merchants National Corporation in 1992 and Integra Financial Corporation in 1996) as well as other smaller acquisitions. National City has completed all of its own standardization and consolidation projects and believes it can effectively integrate the operations of FOA into National City within a short period after the consummation of the Merger. The Board of Directors of National City believes that the Merger will result in a combined entity with increased financial resources and greater financial strength than either National City or FOA alone. The anticipated cost savings noted above, coupled with the expected revenue enhancements, should make the Merger accretive to National City's earnings per share in 1999. The increased scale of operations should also aid the profitability of such key product areas as trust, mortgage servicing, credit card processing, investment banking and consumer finance.

     IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF NATIONAL CITY UNANIMOUSLY RECOMMENDS THAT NATIONAL CITY STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

     FOA. FOA retained Merrill Lynch to act as FOA's financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation, as well as its prior investment banking relationship and general familiarity with FOA.

OPINION TO FOA

     On November 19, 1997, FOA engaged Merrill Lynch to act as its exclusive financial advisor in connection with a possible business combination involving FOA and another party. Pursuant to the terms of its engagement, Merrill Lynch agreed to assist FOA in identifying such parties and in analyzing, structuring, negotiating and effecting any proposed business combination involving FOA and another such party. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

     As part of its engagement, FOA requested that Merrill Lynch render an opinion as to whether or not the Exchange Rate, as determined by FOA and National City, was fair to the shareholders of FOA from a financial point of view. Representatives of Merrill Lynch attended the meeting of the FOA Board held on November 30, 1997 at which time the Board of Directors of FOA considered and approved the Agreement. At the November 30, 1997 meeting, Merrill Lynch rendered an oral opinion (subsequently confirmed in writing on November 30, 1997 and the date hereof) that, as of such date, the Exchange Rate was fair from a financial point of view to the shareholders of FOA (other than National City and its affiliates).

     The full text of Merrill Lynch's written opinion (the "Opinion"), dated as of the date of this Proxy Statement, is attached as Appendix B to this Proxy Statement and is incorporated herein by reference. The description of the Opinion set forth herein is qualified in its entirety by reference to Appendix
B. FOA shareholders are urged to read the Opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch in connection therewith.

     MERRILL LYNCH'S OPINION IS FOR THE USE AND BENEFIT OF THE BOARD OF DIRECTORS OF FOA. IT DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY FOA TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF FOA AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE PROPOSED MERGER.

     Merrill Lynch has informed FOA that in arriving at its Opinion, Merrill Lynch, among other things: (1) reviewed certain publicly-available business and financial information relating to FOA and National City that Merrill Lynch deemed to be relevant; (2) reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of FOA and National City furnished to Merrill Lynch by senior management of FOA and National City, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the Merger (the "Expected Synergies") furnished to Merrill Lynch by senior management of National City; (3) conducted discussions with members of senior management of FOA and National City concerning the matters described in clauses
(1) and (2) above, as well as their businesses and prospects before and after giving effect to the Merger and the Expected Synergies; (4) reviewed the market prices and valuation multiples for FOA Common and National City Common and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant; (5) reviewed the respective financial condition and results of operations of FOA and National City and compared them with those of certain publicly-traded companies that Merrill Lynch deemed to be relevant; (6) compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant, (7) participated in certain discussions and negotiations among representatives of FOA and National City and their financial and legal advisors; (8) reviewed the potential pro forma impact of the Merger; (9) reviewed a draft of the Agreement, the National City Option Agreement and the FOA Option Agreement; and (10) reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing the Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch has not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of FOA or National City or been furnished any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and Merrill Lynch has neither made an independent evaluation of the adequacy of the allowance for loan losses of FOA or National City, nor has Merrill Lynch reviewed any individual credit files relating to FOA or National City, and, as a result, Merrill Lynch has assumed that the aggregate allowance for loan losses for both FOA and National City is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Merrill Lynch has not assumed any obligation to conduct, nor has Merrill Lynch conducted, any physical inspection of the properties or facilities of FOA or National City. With respect to the financial forecast information and Expected Synergies furnished to or discussed with Merrill Lynch by FOA or National City, Merrill Lynch has assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of FOA and National City as to the future financial performance of FOA, National City or the combined entity, as the case may be. Merrill Lynch has further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch has also assumed that the final form of the Agreement will be substantially similar to the last draft received by it from FOA.

     The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Merrill Lynch as of the date thereof. Merrill Lynch has assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     Merrill Lynch has not expressed any opinion as to the prices at which FOA Common or National City Common will trade following the announcement or consummation of the Merger.

     In connection with rendering the Opinion, Merrill Lynch performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Merrill Lynch in this regard, although it describes all material analyses performed by Merrill Lynch in connection therewith. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Opinion.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to the industry performance, general business and economic conditions and other matters, many of which are beyond the control of National City and FOA. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Merrill Lynch's analysis of the fairness, from a financial point of view, to the shareholders of FOA of the Exchange Rate and were provided to the Board of Directors of FOA in connection with the delivery of the Opinion. Merrill Lynch gave the various analyses described below approximately similar weight and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the comparison of selected comparable companies analysis and the analysis of selected bank merger transactions summarized below, no company utilized as a comparison is identical to FOA or National City and no transaction is identical to the Merger. Accordingly, an analysis of comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of the companies concerned. The analyses do not purport to be appraisals or to reflect the prices at which FOA or National City might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, the Opinion is just one of many factors taken into consideration by the FOA Board.

     The projections furnished to Merrill Lynch and used by it in certain of its analyses were prepared by the senior management of National City and FOA. FOA and National City do not publicly disclose internal management projections of the type provided to Merrill Lynch in connection with its review of the Merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

     The following is a summary of the material analyses presented by Merrill Lynch to the Board of Directors of FOA on November 30, 1997 in connection with its Opinion dated the date hereof.

     Summary of Proposal. Merrill Lynch reviewed the terms of the proposed transaction, including the Exchange Rate and the implied aggregate transaction value. Based on National City's closing stock price of $66.75 on November 28, 1997, Merrill Lynch calculated an implied transaction value per share of FOA of $80.10, and an implied total transaction value of approximately $7.2 billion. Based on such implied total transaction value, Merrill Lynch also calculated the price to market, price to book, price to tangible book and price to earnings multiples, and the implied deposit premium paid (defined as the transaction value minus the tangible book value divided by total deposits) for FOA in the Merger. This analysis yielded a price to market multiple of 1.36x, a price to book value multiple of 3.93x, a price to tangible book value multiple of 4.40x, a price to last twelve months earnings multiple of 25.76x, a price to 1997 estimated earnings multiple of 24.27x, a price to 1998 estimated earnings multiple of 22.44x, and an implied deposit premium of 35.41%.

     Pro Forma Merger Analysis. Based on publicly available earnings forecasts from third parties and projections provided by National City and FOA, including an after-tax fully-phased-in Expected Synergies assumption of $178 million in 1999, Merrill Lynch analyzed certain pro forma effects of the Merger. This analysis indicated that the transaction would be accretive to projected earnings per share of National City Common in 1999 and thereafter and that the Merger would be dilutive to National City's book value and tangible book value per share at the assumed closing of the Merger. In this analysis, Merrill Lynch assumed that National City and FOA performed in accordance with the publicly available earnings forecasts from third parties and Expected Synergies assumptions provided to Merrill Lynch by National City's and FOA's senior management.

     Discounted Dividend Stream Analysis -- FOA. Using a discounted dividend stream analysis, Merrill Lynch estimated the present value of the future streams of after-tax cash flows that FOA could produce and distribute to shareholders ("dividendable net income") on a stand-alone basis from 1998 through 2002. Merrill Lynch assumed that FOA performed in accordance with publicly available earnings forecasts from third parties in 1997 and 1998, increased at 9.00% per annum thereafter, and that FOA's tangible common equity to tangible asset ratio would be maintained at a minimum 6.0% level. Merrill Lynch estimated the terminal values for the FOA common stock at 13.0, 14.0 and 15.0 times FOA's 2003 estimated operating income (defined as net income before intangible amortization). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 12% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of FOA Common. This discounted dividend stream analysis indicated a reference range of $52.26 to $61.69 per share for FOA Common. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Merrill Lynch noted that the discounted dividend stream analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     Analysis of Selected Bank Merger Transactions -- FOA. Merrill Lynch reviewed publicly available information regarding eleven bank merger transactions with a value greater than $1 billion which had occurred in the United States since December 1, 1995 that it deemed to be relevant (the "Comparable Transactions"). The Comparable Transactions and the month in which they were announced are: First Union's proposed acquisition of CoreStates Financial (November 1997); Banc One's proposed acquisition of First Commerce (October 1997); NationsBank's proposed acquisition of Barnett Banks (August
1997); First Union's acquisition of Signet Banking (July 1997); Wachovia's proposed acquisition of Central Fidelity (June 1997); First Bank System's acquisition of US Bancorp (March 1997); Allied Irish Banks' acquisition of Dauphin Deposit (January 1997); NationsBank's acquisition of Boatmen's Bancshares (August 1996); Wells Fargo's acquisition of First Interstate (January
1996); Fleet Financial's acquisition of National Westminster (December 1995); and Bank of Boston's acquisition of BayBanks (December 1995). Merrill Lynch compared the price to book value, price to tangible book value and price to earnings ratios and the implied deposit premium paid in the Merger to the corresponding ratios for the Comparable Transactions. This analysis yielded a range of (i) price to book value multiples of 1.05x to 5.51x with a mean of 3.14x and a median of 3.04x (compared with a multiple of 3.93x for FOA using the November 28, 1997 price for National City Common), (ii) price to tangible book value multiples of 1.55x to 6.34x with a mean of 3.64x and a median of 3.70x (compared with a multiple of 4.40x for FOA using the November 28, 1997 price for National City Common), (iii) price to trailing twelve months earnings multiples of 12.15x to 26.00x with a mean of 19.60x and a median of 19.37x (compared with a multiple of 25.76x for FOA using the November 28, 1997 price for National City Common), (iv) price to 1997 estimated earnings multiples of 14.37x to 23.10x with a mean of 18.74x and a median of 18.10x (compared with a multiple of 24.27x for FOA using the November 28, 1997 price for National City Common), (v) price to 1998 estimated earnings multiples of 13.06x to 20.65x with a mean of 17.04x and a median of 16.37x (compared with a multiple of 22.44x for FOA using the November 28, 1997 price for National City Common), and (vi) implied deposit premiums paid of 6.07% to 45.02% with a mean of 26.59% and a median of 24.16% (compared with a premium of 35.41% for FOA using the November 28, 1997 price for National City Common). This analysis yielded an overall imputed reference range per share of FOA Common of $58.42 to $67.37 based on the mean and median imputed range.

     Comparison of Selected Comparable Companies -- FOA. In connection with the Merrill Lynch Report, Merrill Lynch compared selected operating and stock market results of FOA to the publicly available corresponding data of certain other companies that Merrill Lynch deemed to be relevant, including AmSouth Bancorp., BB&T Corp., Commerce Bancshares Inc., Compass Bancshares Inc., Crestar Financial Corp., Fifth Third Bancorp, First American Corp., First Empire State Corp., First Security Corp., First Tennessee National, Firstar Corp., Hibernia Corp., Huntington Bancshares Inc., Marshall & Ilsley Corp., Mercantile Bancorp., Northern Trust Corp., Old Kent Financial Corp., Regions Financial Corp., SouthTrust Corp., Star Banc Corp., Summit Bancorp and Union Planters Corp. (collectively the "FOA Composite"). This comparison showed, among other things, that for the twelve months ended September 30, 1997 (i) FOA's net interest margin was 4.65%, compared with a mean of 4.25% for the FOA Composite, (ii) FOA's efficiency ratio (defined as operating expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 57.40%, compared with a mean of 55.87% for the FOA Composite, (iii) FOA's return on average assets was 1.30%, compared to a mean of 1.36% for the FOA Composite and (iv) FOA's return on average equity was 15.59%, compared to a mean of 16.67% for the FOA Composite. This comparison also indicated that (i) at September 30, 1997, (A) FOA's tangible equity to tangible asset ratio was 7.56%, compared to a mean of 7.24% for the FOA Composite, (B) FOA's ratio of nonperforming loans to total loans was 0.63%, compared with a mean of 0.44% for the FOA Composite, (C) FOA's ratio of nonperforming assets to total assets was 0.51%, compared with a mean of 0.35% for the FOA Composite, (D) FOA's ratio of loan loss reserves to nonperforming assets was 234.88%, compared with a mean of 326.03% for the FOA Composite, (ii) as of November 28, 1997, (A) the ratio of FOA's market price to 1997 estimated earnings was 17.80x, compared to a mean of 19.56x for the FOA Composite (assuming reported average earnings estimates based on data from First Call for both FOA and the FOA Composite), (B) The ratio of FOA's market price to 1998 estimated earnings was 16.46x, compared to 17.48x for the FOA Composite (assuming reported average earnings estimates based on data from First Call for both FOA and the FOA Composite), (C) the ratio of FOA's market price to book value per share at September 30, 1997 was 2.82x, compared to a mean of 3.34x for the FOA Composite, (D) the ratio of FOA's market price to tangible book value per share at September 30, 1997 was 3.15x, compared to a mean of 3.84x for the FOA Composite, and (E) FOA's dividend yield was 2.45%, compared to a mean of 1.96% for the FOA Composite.

     No company or transaction used in the above analyses as a comparison is identical to FOA or the Merger respectively. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of FOA and the companies to which it is being compared.

     Discounted Dividend Stream Analysis -- National City. Using a discounted dividend stream analysis, Merrill Lynch estimated the present value of the future streams of after tax cash flows that National City could produce and distribute to stockholders ("dividendable net income") on a stand-alone basis from 1998 through 2002. Merrill Lynch assumed that National City performed in accordance with the publicly available earnings forecasts from third parties in 1997 and 1998, increased at 11.00% per annum thereafter, and that National City's tangible common equity to tangible asset ratio would be maintained at a minimum 6.0% level. Merrill Lynch estimated the terminal values for the National City Common at 13.0, 14.0 and 15.0 times National City's 2003 estimated operating income (defined as net income before intangible amortization). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 12% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of National City Common. This discounted dividend stream analysis indicated a reference range of $61.23 to $73.24 per share for National City Common. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Merrill Lynch noted that the discounted dividend stream analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     Comparison of Selected Comparable Companies -- National City. Merrill Lynch compared selected operating and stock market results of National City to the publicly available corresponding data of certain other companies that Merrill Lynch deemed to be relevant, including BankBoston Corp., Comerica Inc., Fifth Third Bancorp, Fleet Financial Group, KeyCorp, Mellon Bank Corp., PNC Bank Corp., Summit Bancorp, SunTrust Banks Inc. and Wachovia Corp. (collectively the "National City Composite"). This comparison showed, among other things, that for the twelve months ended September 30, 1997 (i) National City's net interest margin was 4.31%, compared to a mean of 4.35% for the National City Composite, (ii) National City's efficiency ratio (defined as operating expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 57.96%, compared with a mean of 53.86% for the National City Composite, (iii) National City's return on average assets was 1.50%, compared to a mean of 1.46% for the National City Composite and (iv) National City's return on average equity was 17.23%, compared to a mean of 17.52% for the National City Composite. This comparison also indicated that
(i) at September 30, 1997, (A) National City's tangible equity to tangible asset ratio was 7.63%, compared to a mean of 7.06% for the National City Composite,
(B) National City's ratio of nonperforming loans to total loans was 0.34%, compared with a mean of 0.50% for the National City Composite, (C) National City's ratio of nonperforming assets to total assets was 0.28%, compared with a mean of 0.41% for the National City Composite, (D) National City's ratio of loan loss reserves to nonperforming assets was 477.57%, compared with a mean of 329.41% for the National City Composite, (ii) as of November 28, 1997, (A) the ratio of National City's market price to 1997 estimated earnings was 18.29x, compared to a mean of 18.86x for the National City Composite (assuming reported average earnings estimates based on data from First Call for both National City and the National City Composite), (B) the ratio of National City's market price to 1998 estimated earnings was 16.48x, compared to 16.88x for the National City Composite (assuming reported average earnings estimates based on data from First Call for both National City and the National City Composite), (C) the ratio of National City's market price to book value per share at September 30, 1997 was 3.30x, compared to a mean of 3.41x for the National City Composite, (D) the ratio of National City's market price to tangible book value per share at September 30, 1997 was 3.57x, compared to a mean of 4.10x for the National City Composite, and (E) National City's dividend yield was 2.59%, compared to a mean of 2.28% for the National City Composite.

     In connection with the Opinion, Merrill Lynch performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. Merrill Lynch did not perform any analyses in addition to those described above in updating its November 30, 1997 opinion.

     Merrill Lynch has been retained by the Board of Directors of FOA as an independent contractor to act as financial advisor to FOA with respect to the Merger. Merrill Lynch is a nationally recognized investment banking firm which, among other things, regularly engages in the valuation of businesses and securities, including banking institutions, in connection with mergers and acquisitions. Within the past two years, Merrill Lynch has provided financial advisory, investment banking and other services to FOA and National City and has received fees of approximately $1,540,000 and $7,986,000, respectively, for the rendering of such services. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the securities of FOA and National City for their own accounts and for the accounts of customers and, accordingly, may from time to time hold a long or short position in such securities.

     FOA and Merrill Lynch have entered into a letter agreement dated November 19, 1997 relating to the services to be provided by Merrill Lynch in connection with any business combination transaction involving FOA. FOA has agreed to pay Merrill Lynch fees as follows: (i) a fee of $500,000, payable in cash upon the execution of the letter agreement; (ii) a fee of $3,500,000, payable in cash upon the execution of the Merger Agreement, and (iii) a transaction fee of $27,575,000 (less the fees paid to Merrill Lynch pursuant to (i) and (ii) above), payable in cash at the Closing of the Merger. In such letter, FOA also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch against certain liabilities relating to or arising out of the Merger, including liabilities under the federal securities laws.

     Opinions to National City. Due to the size and complexity of the Merger, National City retained two financial advisors, UBS and Montgomery. These firms were chosen based on their qualifications, expertise and reputation, as well as their prior investment banking relationship and general familiarity with National City. At the November 28, 1997 meeting of the Board of Directors of National City, UBS rendered an oral opinion to the Board of Directors of National City that, as of such date, the Exchange Rate pursuant to the Agreement was fair to National City from a financial point of view, and Montgomery rendered an oral opinion to the Board of Directors of National City that, as of such date, the consideration to be paid by National City pursuant to the

Merger was fair to National City from a financial point of view. UBS subsequently delivered to the Board of Directors of National City its written opinion dated November 30, 1997, confirming its oral opinion, and Montgomery subsequently delivered to the Board of Directors of National City its written opinion dated December 1, 1997 confirming its oral opinion. UBS and Montgomery reconfirmed their respective opinions by delivery to the Board of Directors of National City of their written opinions dated the date of this Proxy Statement. No limitations were imposed by National City on the scope of UBS's or Montgomery's investigation or on the procedures followed by them in rendering their respective opinions.

     The full text of the written opinions of UBS and Montgomery dated as of the date of this Proxy Statement, which set forth, among other things, assumptions made, procedures followed, matters considered and limitations on the review undertaken by each of them, are attached as Appendices C and D respectively to this Proxy Statement. National City stockholders are urged to read these opinions in their entirety. The summaries of the opinions of UBS and Montgomery set forth in this Proxy Statement are qualified in their entirety by reference to the full text of the respective opinions.

Opinion of UBS to National City

     UBS ("UBS"), one of National City's financial advisors, delivered its oral opinion to the National City Board on November 28, 1997, confirmed by its written opinion dated November 30, 1997, stating that, as of the date of such opinion and based on the matters set forth in such opinion, the Exchange Rate was fair, from a financial point of view, to National City. UBS was retained by the National City Board to express an opinion as to the fairness, from a financial point of view, to the holders of National City Common of the Exchange Rate. UBS did not address National City's underlying business decision to proceed with the Merger and did not make any recommendation to the National City Board or to the stockholders of National City with respect to any approval of the Merger.

     The full text of the opinion of UBS, which sets forth, among other things, assumptions made, procedures followed, matters considered and limits on the review undertaken by UBS, is attached as Appendix C to this Proxy Statement. Holders of National City Common are urged to read the opinion in its entirety. UBS'S OPINION IS DIRECTED ONLY TO THE EXCHANGE RATE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NATIONAL CITY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING. The summary set forth in this Proxy Statement of the opinion of UBS is qualified in its entirety by reference to the full text of the opinion attached hereto as Appendix C.

     In arriving at its opinion, UBS reviewed: (i) the Agreement; (ii) certain publicly-available information for National City and FOA, including each of the Annual Reports on Form 10-K for each of the years ended December 31, 1994, December 31, 1995 and December 31, 1996 of National City and FOA and each of the quarterly reports of National City and FOA on Form 10-Q for each of the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (iii) certain internal financial analyses, financial forecasts of cost savings and other synergies, reports and other information concerning National City and FOA prepared by the respective managements of National City and FOA; (iv) certain third party analysts' estimates as to the future financial performance of National City and FOA; (v) discussions that UBS had with certain members of the managements of each of National City and FOA concerning the historical and current business operations, financial conditions and prospects of National City and FOA and such other matters as UBS deemed relevant; (vi) the reported price and trading histories of the shares of common stock of National City and FOA as compared to the reported price and trading histories of certain publicly traded companies that UBS deemed relevant; (vii) the respective financial conditions of National City and FOA as compared to the financial conditions of certain other companies that UBS deemed relevant; (viii) certain financial terms of the Merger as compared to the financial terms of selected other business combinations that UBS deemed relevant; and (ix) such other information, financial studies, analyses and investigations and such other factors that UBS deemed relevant for the purposes of its opinion.

     In conducting its review and arriving at its opinion, as contemplated under the terms of its engagement by National City, UBS, with the consent of National City, relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by National City or FOA, respectively, or publicly available. UBS did not undertake any responsibility for the accuracy, completeness or reasonableness of, or any obligation independently to verify, such information. UBS further relied upon the assurance of management of National City that they were unaware of any facts that would make the information provided or available to UBS incomplete or misleading in any respect. UBS, with the consent of National City, assumed that the forecasted cost savings and other synergies that UBS examined were reasonably prepared by management of National City on bases reflecting the best currently available estimates and good faith judgments of such management. National City informed UBS, and UBS assumed, that the Merger would be recorded as a pooling-of-interests under generally accepted accounting principles. UBS assumed, with the consent of National City, that the third party analysts estimates as to the future financial performance of National City and FOA provide a reasonable basis for its opinion. UBS did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of National City or FOA, nor was UBS furnished with such materials. UBS assumed, without independent verification, that the aggregate allowances for credit losses for National City and FOA were adequate to cover such losses. UBS's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by UBS on the date thereof. UBS does not have any obligation to update its opinion, unless requested by National City in writing to do so, and UBS expressly disclaimed any responsibility to do so in the absence of any such request.

     In connection with rendering its opinion to the Board of Directors of National City, UBS performed a variety of financial analyses which are summarized below. UBS believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without consideration of all factors and analyses, could create a misleading view of the analyses and the processes underlying UBS's opinion. UBS arrived at its opinion based on the results of all the analyses it undertook assessed as a whole, and it did not draw conclusions from or with regard to any one method of analysis. The preparation of a fairness opinion is a complex process involving subjective judgments, and is not necessarily susceptible to partial analysis or summary description. With respect to the comparable company analysis and bank merger transaction analysis summarized below, no public company utilized as a comparison is identical to National City or FOA, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. The financial forecasts of cost savings and other synergies furnished by management of National City and FOA, and the third party analysts' estimates as to the future financial performance of National City and FOA, contained in or underlying UBS's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such forecasts and estimates. The forecasts and estimates were based on numerous variables and assumptions that are inherently uncertain, including without limitation factors related to general economic and competitive conditions. Estimates of values of companies or assets do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. None of the analyses performed by UBS was assigned a greater significance by UBS than any other.

     The following is a brief summary of the analyses performed by UBS in connection with its oral opinion dated November 28, 1997 and its written confirmation dated November 30, 1997:

          (a) Analysis of Comparable Merger Transactions. UBS analyzed commercial bank acquisition transactions announced in 1997 involving consideration to stockholders in excess of $1.0 billion, excluding merger-of-equals transactions. The transactions analyzed were: First Union Corporation/CoreStates Financial; Banc One Corporation/First Commerce Corporation; NationsBank Corp./Barnett Banks, Inc.; First Union Corporation/Signet Banking Corporation; Wachovia Corporation/Central Fidelity Banks; First Bank System/U.S. Bancorp; and Allied Irish Banks/Dauphin Deposit Corporation. This analysis was based on publicly announced book values and earnings per share for the 12 months preceding the announcement of the relevant transaction and the consensus of publicly available First Call earnings per share estimates for the 12 months following the announcement of the relevant transaction. First Call is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors. This analysis showed that the Exchange Rate represented a premium to the closing price of the FOA Common one trading day prior to announcement of the Merger of 36.3%, compared to a high premium to market of 46.1%, a mean premium to market of 27.9%, a median premium to market of 22.4% and a low premium to market of 17.2%. This analysis also showed that the Exchange Rate represented a multiple of: (i) 3.84x FOA's reported book value per share, compared to a high multiple of 5.39x, a mean multiple of 3.56x, a median multiple of 3.45x and a low multiple of 2.31x;

     (ii) 4.30x FOA's tangible book value per share, compared to a high multiple of 5.96x, a mean multiple of 4.07x, a median multiple of 3.67x and a low multiple of 2.37x; (iii) 24.2x FOA 's latest 12 months fully diluted normalized earnings per share, compared to a high multiple of 26.1x, a mean multiple of 22.3x, a median multiple of 22.1x and a low multiple of 18.2x; and (iv) 22.9x FOA's projected next 12 months fully diluted earnings per share, compared to a high multiple of 22.0x, a mean multiple of 19.5x, a median multiple of 20.5x and a low multiple of 17.4x. This analysis further showed that: (i) National City's projected next 12 month's fully diluted earnings per share price multiple was 16.9x, compared to a median multiple for the other acquirors in the analyzed transactions of 14.1x; (ii) the Exchange Rate represented a multiple of FOA's projected next 12 month's fully diluted earnings per share price of (a) 22.9x on a stand-alone basis, compared to a median multiple for the other acquired companies in the analyzed transaction of 20.5x; and (b) 14.2x giving effect to projected cost savings and other synergies, compared to a median multiple for the other acquired companies in the analyzed transaction of 11.6x; and (iii) the Exchange Rate represented 135.5% on a stand-alone basis and 84.3% giving effect to projected cost savings and other synergies, of National City's projected next 12 month's fully diluted earnings per share multiple, compared to a median of 141.9% and 81.7%, respectively, for all acquirors in the analyzed transactions. UBS recognized that no transaction reviewed was identical to the Merger and that, accordingly, any analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the parties to the transactions being compared.

          (b) Pro Forma Merger Analysis. UBS analyzed the financial impact of the Merger on the holders of National City Common and FOA Common. This analysis showed that the Exchange Rate would result in a pro forma ownership of the combined entity of approximately 67% by stockholders of National City and approximately 33% by shareholders of FOA, and that National City would issue approximately 107 million shares of National City Common in the Merger.

          (c) Discounted Cash Flow Analysis. UBS performed discounted cash flow analyses to determine the present value of FOA through 2007 using the consensus of publicly available First Call earnings per share estimates for 1998 plus the amortization of original intangibles, and assuming the long-term First Call growth estimate for FOA. For purposes of these analyses, UBS assumed the forecasts of cost savings and other synergies prepared by National City would be realized 33.3% in 1998 and 100.0% each year thereafter. UBS utilized discount rates ranging from 10.5% to 14.5%, based on a reasonable range above and below National City's estimated cost of capital, and terminal values ranging from 15.6x to 17.6x, based on a reasonable range above and below FOA's 1997 cash earnings (earnings adjusted to eliminate the amortization of goodwill) multiple of 16.6x. These analyses showed a range of present values from $6,594.0 million to $9,326.3 million, and a value of $7,815.7 million assuming a discount rate of 12.5% and a terminal value of 16.6x (the mid-points of each range), compared to the Exchange Rate value of $7,147.8 for FOA.

          (d) Accretion/(Dilution) Analyses. UBS analyzed the pro forma financial impact of the Merger, on both a generally accepted accounting principles basis and a cash basis, on National City's earnings per share. For purposes of these analyses, UBS utilized the consensus of publicly available First Call earnings per share estimates for National City and FOA for 1998 and assumed the long-term First Call growth estimate for National City and FOA, and assumed that National City's management's forecasted cost savings and other synergies would be realized 33.3% in 1998 and 100% thereafter. UBS's analyses of the Merger from National City's perspective showed that the Merger, compared to continued operation of National City on a stand-alone basis, would be accretive to National City's estimated earnings starting in 1999.

          (e) Summary Contribution Analysis. UBS computed the contribution of each of National City and FOA to the combined entity's income statement, balance sheet and market capitalization. This analysis showed that National City contributed 73.0% and FOA contributed 27.0% to the combined entity's net income for the last 12 months and to the combined entity's estimated 1997 net income, that National City contributed 73.6% and FOA contributed 26.4% to the combined entity's forecasted net income for the next 12 months and 73.6% and 26.4% to the combined entity's forecasted net income in 1998. This analysis further showed that, at September 30, 1997, National City contributed 70.8% of total assets, 68.2% of total deposits, 71.1% of total tangible equity and 70.4% of total equity of the combined entity. This analysis further showed that National City contributed 73.5% of the combined entity's market capitalization at November 28, 1997, 72.9% of the combined entity's average market capitalization over the past month and 73.3% of the combined entity's average market capitalization over the past 12 months.

     The National City Board retained UBS based upon the recognized experience and expertise of UBS's financial institutions group. UBS is an internationally recognized investment banking and advisory firm. UBS, as a part of its investment banking and advisory business, is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. National City selected UBS as its financial adviser because of its reputation and because of its substantial experience in transactions such as the Merger. In the ordinary course of business, UBS actively trades the equity securities of FOA and National City for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

     National City and UBS have entered into a letter agreement, dated November 25, 1997 (the "UBS Engagement Letter"), relating to the services to be provided by UBS in connection with the Merger. National City has agreed to pay UBS fees as follows: (i) $250,000, payable at the signing of UBS Engagement Letter; (ii) $1,000,000, payable at the execution of the Merger Agreement; (iii) $1,000,000 payable upon mailing of this Proxy Statement; and (iv) $7,750,000 payable at the closing of the Merger. In the UBS Engagement Letter, National City also has agreed to reimburse UBS for the reasonable fees and disbursements of UBS's counsel and all of UBS's reasonable travel and other out-of-pocket expenses. Pursuant to an additional letter agreement dated November 25, 1997, National City also has agreed to indemnify UBS against certain liabilities, including liabilities under the federal securities laws.

     UBS in the past from time to time has provided financial advisory and investment banking services to National City, for which services UBS has received customary fees.

  Opinion of Montgomery to National City

     General: Pursuant to an engagement letter dated November 28, 1997 (the "Montgomery Engagement Letter"), National City engaged Montgomery to assist National City with respect to the Merger. Montgomery also agreed to render to the Board of Directors of National City an opinion with respect to the fairness of the consideration to be paid by National City from a financial point of view. Montgomery did not address National City's underlying business decision to proceed with the Merger and did not make any recommendation to the National City Board or to the stockholders of National City with respect to any approval of the Merger. Montgomery is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. National City selected Montgomery to render the opinion on the basis of its experience and expertise in bank merger transactions and its reputation in the banking and investment communities.

     At a meeting of the Board of Directors of National City on November 28, 1997, Montgomery delivered its oral opinion that the consideration to be paid by National City pursuant to the Agreement was fair to National City from a financial point of view, as of the date of its opinion. Montgomery's oral opinion was confirmed in writing as of December 1, 1997.

     THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE BOARD OF DIRECTORS OF NATIONAL CITY, DATED DECEMBER 1, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS OF THE REVIEW BY MONTGOMERY, IS ATTACHED HERETO AS APPENDIX D AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF MONTGOMERY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION, WHICH SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. IN FURNISHING SUCH OPINION, MONTGOMERY DOES NOT ADMIT THAT IT IS AN EXPERT WITH RESPECT TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT IS PART WITHIN THE MEANING OF THE TERM "EXPERTS" AS USED IN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER NOR DOES IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT. MONTGOMERY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF NATIONAL CITY, COVERS ONLY THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY NATIONAL CITY FROM A FINANCIAL

POINT OF VIEW AS OF THE DATE OF THE OPINION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF NATIONAL CITY COMMON AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING.

     In connection with its November 28, 1997 presentation to the Board of Directors of National City, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to FOA and National City, including the consolidated financial statements for recent years and interim periods to September 30, 1997 and certain other relevant financial and operating data relating to FOA and National City made available to Montgomery from published sources and from the internal records of National City; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, FOA Common and National City Common; (iv) compared FOA and National City from a financial point of view with certain other companies in the banking industry that Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry that Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of National City certain information of a business and financial nature regarding National City, furnished to Montgomery by such management, including financial forecasts of synergies for the Merger;
(vii) reviewed third party analysts' estimates as to the future financial performance of National City and FOA; (viii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with National City's counsel; and (ix) performed such other analyses and examinations as Montgomery deemed appropriate.

     In connection with its review, Montgomery did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts regarding potential cost savings resulting from the Merger provided to Montgomery by management of National City, Montgomery assumed for purposes of its opinion, with National City's consent, that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgment of such management and that they provided a reasonable basis upon which Montgomery could form its opinion. Montgomery assumed with the consent of National City that the third party analysts' estimates as to the future financial performance of National City and FOA provide a reasonable basis upon which Montgomery could form an opinion. Montgomery assumed that there were no material changes in National City's or FOA's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Montgomery. Montgomery relied on advice of counsel and independent accountants to National City as to all legal and financial matters with respect to National City, the Merger and the Agreement. Montgomery assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the 1933 Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. Montgomery is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with National City's consent, that such allowances for each of National City and FOA were in the aggregate adequate to cover such losses. In addition, Montgomery did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of National City or FOA, nor was Montgomery furnished with any such appraisals. National City informed Montgomery, and Montgomery assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, Montgomery's opinion was based on economic, monetary and market and other conditions as in effect on, and the information made available to Montgomery as of, the date of the opinion. Accordingly, although subsequent developments may affect the opinion, Montgomery has not assumed any obligation to update, revise or reaffirm its opinion.

     Set forth below is a brief summary of the presentation made by Montgomery to the Board of Directors of National City on November 28, 1997 in connection with its opinion. For purposes of this presentation, Montgomery assumed approximately 89 million fully diluted shares of FOA Common outstanding, approximately 107 million shares to be issued by National City in the Merger for 100% of the shares outstanding and FOA's balance sheet figures as of September 30, 1997.

     Analysis of Selected Merger Transactions: Montgomery reviewed the consideration paid in selected categories of bank transactions. Specifically, Montgomery reviewed 1997 announced bank transactions (i) larger than $1 billion, (ii) larger than $3 billion and (iii) larger than $5 billion. For each transaction, Montgomery analyzed data illustrating, among other things, purchase price to book value, purchase price to tangible book value, purchase price as a percentage of deposits, the ratio of the premium (i.e., purchase price in excess of tangible book value) as a percentage of core deposits, purchase price as a percentage of deposits, purchase price to estimated 1998 ("FWD") earnings and purchase price to last 12-months ("LTM") earnings.

     A summary of the median multiples in the analysis is as follows:

                                       PRICE TO   PRICE TO              PREMIUM               PRICE TO   PRICE TO
             TRANSACTION                 BOOK     TAN. BK.   PRICE TO   TO CORE    PRICE TO     FWD        LTM       # OF
             CATEGORIES                 VALUE      VALUE     DEPOSITS   DEPOSITS    ASSETS      EPS       EARN.     TRANS.
-------------------------------------  --------   --------   --------   --------   --------   --------   --------   ------
Mergers L $1 billion.................   3.5x        3.6x       41.1%      30.9%      28.0%      20.4x      21.4x       7
Mergers L $3 billion.................   3.5x        4.0x       41.3%      39.0%      32.9%      20.5x      22.8x       5
Mergers L $5 billion.................   4.0x        5.8x       46.5%      42.4%      35.3%      20.4x      22.2x       3

     As summary of the results of Montgomery's analysis concerning the Merger is as follows:

                                              PRICE TO   PRICE TO              PREMIUM               PRICE TO   PRICE TO
                                                BOOK     TAN. BK.   PRICE TO   TO CORE    PRICE TO     FWD        LTM
                                               VALUE      VALUE     DEPOSITS   DEPOSITS    ASSETS      EPS       EARN.
                                              --------   --------   --------   --------   --------   --------   --------
Offer Multiples.............................     3.8x       4.3x      42.4%      36.9%      32.2%      22.4x      22.8x

     Market Premiums Paid Analysis: Montgomery used a group of 23 U.S. bank acquisitions with announced deal values greater than $1 billion since 1993, where pricing information was available to analyze premiums paid compared to acquired banks' stock price at various times prior to the announcement of the acquisition. These figures produced: (i) a median premium to acquired banks' stock price one month prior to announcement of 31%; (ii) a median premium to acquired banks' stock price six days prior to announcement of 25%; and (iii) a median premium to acquired banks' stock price the day prior to announcement of 22%. In comparison, National City's offer of $80.10 per share based on National City's stock price of $66.75 per share exceeded FOA's stock price one month prior to the announcement by 48%, FOA's stock price six days prior to the announcement of the Agreement by 40% and FOA's stock price one day prior to the announcement of the Agreement by 36%.

     Contribution Analysis: Montgomery analyzed the contribution of each of National City and FOA to loans, assets, deposits, stockholders' equity, LTM net income, and calendar year projected 1997, 1998 and 1999 net income. Projected net income was determined by taking third party analyst estimates of earnings per share and multiplying by fully diluted shares outstanding. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for National City and FOA at September 30, 1997, FOA would have contributed 28% of the loans, 29% of assets, 32% of deposits, 30% of equity, 29% of last 12 months net income, 27% of 1997 estimated net income, 26% of 1998 projected net income and 26% of 1999 projected net income. Based on National City's stock price of $66.75 per share and an offer price of $80.10, holders of FOA Common would own approximately 33% of the combined entity.

     Dilution Analysis: Using third party earnings estimates and projected growth rates for National City and FOA, Montgomery compared estimated reported earnings per share ("Reported EPS") of National City on a stand-alone basis to the estimated Reported EPS of the pro forma combined entity for the calendar year ending December 31, 1999. Montgomery noted that, based upon management estimates after giving effect to management's pretax cost savings estimates and certain assumptions as to, among other things, the merger consideration, the Merger would be accretive to National City's Reported EPS for the year ending December 31, 1999. These estimates were used for purposes of this analysis only and are not necessarily indicative of expected results or plans of National City, or the combined institution.

     Present Value Analysis: Montgomery analyzed the current valuation of FOA's stock price in comparison to a discounted valuation assuming variations to third party estimates of FOA's long term growth rate. In addition, the present value of estimated synergies were added to the present value of the stock price to determine an "affiliated" valuation. Based on this analysis, FOA's affiliated valuation was deemed to be between $79.85 and $85.97 per share.

     Internal rate of Return Analysis: Using a targeted 6% tangible equity/tangible assets ratio, Montgomery conducted a ten year internal rate of return analysis. Assuming third party growth estimates and National City management expectations of synergies, along with a purchase price reflective of the Exchange Rate, Montgomery determined that the internal rate of return on the acquisition of FOA would exceed National City's cost of capital.

     The summary set forth above does not purport to be a complete description of the analyses performed by Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to National City's Board. In addition, Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of National City or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of National City or FOA. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the consideration to be paid by National City in the Merger. The analyses do not purport to be appraisals or to reflect the prices at which National City might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The forecasts used by Montgomery in certain of its analyses are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those contemplated in such forecasts.

     As described above under "Merger -- Background of and Reasons for the Merger -- National City," Montgomery's opinion and presentation to National City's Board were among the many factors taken into consideration by National City's Board in making its determination to approve the Merger Agreement.

     Pursuant to the Montgomery Engagement Letter, National City paid Montgomery a fee of $250,000 upon execution of the engagement agreement. Montgomery also received a fee of $1,000,000 upon execution of the Agreement and a fee of $1,000,000 upon the mailing of this Proxy Statement. Montgomery will receive an additional fee of $7,750,000 upon consummation of the Merger. Accordingly, a significant portion of Montgomery's fee is contingent upon the closing of the Merger. National City has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses, including any fees and disbursements for Montgomery's legal counsel and other experts retained by Montgomery. National City has agreed to indemnify Montgomery, its affiliates, and other respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

TERMS OF THE MERGER

     The Agreement provides for the merger of FOA into National City. Upon consummation of the Merger, (a) the separate corporate existence of FOA will cease, (b) National City will be the surviving corporation (the "Surviving Corporation") and will continue to be governed by the DGCL, (c) National City's Certificate and National City's By-laws in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation, (d) the directors and officers of National City immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation from and after the Effective Time until their successors have been duly elected or appointed and qualified, and (e) promptly after the Effective Time, in accordance with National City's By-laws, the Board of Directors of National City shall increase its size to such number as is necessary to create five vacancies and shall elect five FOA directors to fill such vacancies. It is anticipated that Jon E. Barfield, John W. Brown, Richard
F. Chormann, Clifford L. Greenwalt and Dorothy A. Johnson, who now serve as directors of FOA, will become directors of National City.

     Following the Merger, FOA's systems and procedures will be converted to National City's. This conversion will enable the combined company to realize various efficiencies and economies of scale and will also allow National City products and services to be offered in FOA's markets. Such products and services would include, but are not limited to, consumer auto leases, student loans, asset-based lending, investment banking services, syndicated lending, and corporate payment outsourcing services. Branch closures and consolidations resulting from the Merger are anticipated to be minimal due to the lack of significant overlap in the two companies' branch networks.

CONVERSION OF SHARES OF FOA COMMON

     Conversion of Shares of FOA Common. At the Effective Time, (a) each then outstanding share of FOA Common other than shares not owned by National City or any direct or indirect wholly owned subsidiary of National City (except for any such shares of FOA Common held by National City in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") or acquired in satisfaction of debt previously contracted ("DPC Shares")), will be cancelled, retired and converted into the right to receive
1.2 shares of National City Common; and each then outstanding share of FOA Common owned by National City or any direct or indirect wholly owned subsidiary of National City (except for any shares that are Trust Account Shares or DPC Shares) will be cancelled and retired. If between November 30, 1997 and the Effective Time, the shares of National City Common are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Rate will be adjusted accordingly.

     No Fractional Shares. No fractional Shares of National City Common will be issued in the Merger. In lieu thereof, each holder of FOA Common who otherwise would have been entitled to a fractional share of National City Common will receive cash in an amount determined by the average of the per share closing price on the NYSE of National City Common for the 20 consecutive trading days ending at the end of the third day immediately preceding the Effective Time.

     Manner of Exchanging FOA Certificates for National City
Certificates. National City has designated National City Bank to act as exchange agent (the "Exchange Agent") and First of America Bank, N.A. to act as forwarding agent in connection with the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate (a "Certificate"), which immediately prior to the Effective Time represented outstanding shares of FOA Common, a notice advising the holder of the effectiveness of the Merger accompanied by a letter of transmittal. The letter of transmittal will contain instructions with respect to the procedures to be followed in effecting the surrender of the Certificate for exchange therefor and will specify that delivery will be effected, and risk of loss and title to such Certificate will pass, only upon proper delivery of the Certificate to the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent promptly will deliver to the person entitled thereto a certificate(s) representing 1.20 shares of National City Common for each share of FOA Common so represented by the Certificate surrendered by such holder thereof, and such Certificate will then be cancelled. If delivery of all or part of the shares of National City Common is to be made to a person other than the person in whose name a surrendered Certificate is registered, it will be a condition to such delivery or exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate so surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

     CERTIFICATES FOR SHARES OF FOA COMMON SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED A TRANSMITTAL LETTER AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

     Right to Shares of National City Common. Until surrendered and exchanged in accordance with the procedures set forth in the letter of transmittal, after the Effective Time, each Certificate shall represent solely the right to receive
1.20 shares of National City Common, multiplied by the number of shares of FOA Common evidenced by such Certificate, together with any dividends or other distributions as provided in "Distributions with Respect to Unexchanged Certificates" below, and shall have no other rights. One hundred eighty (180) days following the Effective Time, the Exchange Agent will deliver to National City any shares of National City Common and funds (including any interest received with respect thereto) which National City has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to National City (subject to abandoned property, escheat or other similar laws) with respect to the shares of National City Common deliverable or payable upon due surrender of their Certificates. Neither the Exchange Agent, National City nor FOA shall be liable to any holder of shares of FOA Common for any shares of National City Common (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Distributions with Respect to Unexchanged Certificates. Whenever a dividend or other distribution is declared by National City on the National City Common, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable in the Merger, provided that no dividends or other distributions declared or made with respect to National City Common will be paid to the holder of any unsurrendered Certificate with respect to the shares of National City Common represented thereby until the holder of such Certificate has surrendered such Certificate in accordance with the instructions set forth in the letter of transmittal. National City will pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by FOA on FOA Common in accordance with the terms of the Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     No dividends or distributions of National City will be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote as to any rights of stockholders of National City. In lieu thereof, each holder of FOA Common who otherwise would have been entitled to a fractional share of National City Common will receive cash in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the per share closing price on the NYSE of National City Common for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

     Voting With Respect to Unexchanged Certificates. Holders of unsurrendered Certificates will not be entitled to vote at any meeting of National City stockholders.

     Lost Certificates. Any FOA shareholder who has lost or misplaced a Certificate for any of his or her shares of FOA Common should immediately call the Exchange Agent (telephone number: (800) 622-6757) for information regarding the procedures to be followed for replacing the lost certificate.

TREATMENT OF EMPLOYEE AND DIRECTOR STOCK OPTIONS

     Each stock option or right to acquire FOA Common granted pursuant to The Restated First of America Bank Corporation 1987 Stock Option Plan, the First of America Bank Corporation Director Stock Compensation Plan and the FOA Stock Compensation Plan (collectively, the "FOA Option Plans") which is outstanding and unexercised, whether or not then exercisable, immediately prior to the Effective Time, will cease to represent the right to acquire shares of FOA Common and shall be converted into the right to acquire that number of National City Common shares equal to (a) the number of shares of FOA Common subject to the unexercised option multiplied by (b) the Exchange Rate. The exercise price per share of National City Common under such option shall be equal to the exercise price per share of the FOA Common which was purchasable under each unexercised option divided by the Exchange Rate (rounded to the nearest whole cent) necessary to assure that the rights and benefits of the optionee under such option shall not be increased or decreased by reason of this conversion. The duration and other terms and conditions of the options shall be the same, except that references to FOA shall be deemed to be references to National City.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations. The respective obligations of each of National City and FOA to effect the Merger are subject to the fulfillment or waiver of certain conditions, including, but not limited to, the following conditions:

          (a) the Agreement shall have been adopted by the stockholders of National City and approved by the shareholders of FOA;

          (b) the National City Common issuable in the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance;

          (c) all material authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, all or any government agency, including, without limitation, the FRB and the applicable state regulators, which are necessary for the consummation of the Merger, shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time;

          (d) the Registration Statement shall have become effective in accordance with the provisions of the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect;

          (e) National City and FOA shall have received a letter from Ernst & Young LLP National City's independent accountants to the effect that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Agreement;

          (f) no temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect; and

          (g) Wachtell, Lipton, Rosen & Katz shall have delivered to FOA and National City their opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. See "MERGER -- Certain Federal Income Tax Consequences."

     Conditions to FOA's Obligations. The obligation of FOA to effect the Merger also is subject to the fulfillment or waiver of additional conditions, including, but not limited to, the following conditions:

          (a) National City shall have performed in all material respects its covenants contained in the Agreement required to be performed by it at or prior to the Effective Time;

          (b) The representations and warranties of National City contained in the Agreement shall be true and correct when made and the representations and warranties shall be true and correct as of the Effective Time as if made at and as of the Effective Time, except as expressly contemplated or permitted by the Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of said representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a material adverse effect; and

          (c) FOA shall have received all officers' certificates of National City required by the Agreement.

     Conditions to National City's Obligations. The obligation of National City to effect the Merger also is subject to the fulfillment or waiver of additional conditions, including, but not limited to, the following conditions:

          (a) FOA shall have performed in all material respects its covenants contained in the Agreement required to be performed by it at or prior to the Effective Time;

          (b) The representations and warranties of FOA contained in the Agreement shall be true and correct when made and the representations and warranties shall be true and correct as of the Effective Time as if made at and as of the Effective Time, except as expressly contemplated or permitted by the Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of said representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a material adverse effect; and

          (c) National City shall have received all officers' certificates of FOA required by the Agreement.

REGULATORY APPROVALS

     The Merger is subject to approval by the FRB under the BHCA. The BHCA prohibits the FRB from approving the Merger if (a) it would result in a monopoly; (b) it would be in furtherance of any combination or conspiracy to monopolize the business of banking in any part of the United States; (c) its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly; or (d) it would be in any other manner in restraint of trade, unless the FRB finds that any anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until after the 30th day after approval by the FRB unless reduced in the FRB order to 15 days, during which time the Merger may be challenged on antitrust grounds by the Department of Justice.

     In addition, the BHCA requires that the FRB take into consideration, among other facts, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The FRB has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

     The FRB approved the Merger on February 11, 1998, and the 15-day Department of Justice waiting period provided for in the FRB order will expire on February 26, 1998.

     The Merger is also subject to the approval of various state regulatory authorities. There can be no assurance that any such approvals or action can be obtained or that such approval or action would not be conditioned in a manner that would cause National City or FOA to abandon the Merger.

     The Office of Banks and Real Estate, state of Illinois approved the change of control for the First of America Trust Company on February 10, 1998.

WAIVER; AMENDMENT; TERMINATION

     Waiver. Either party to the Agreement may, by written notice to the other party thereto, (a) extend the time for the performance of any of the obligations or other actions of the other party under the Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in the Agreement or in any document delivered pursuant to the Agreement; (c) waive compliance with any of the conditions or covenants of the other party contained in the Agreement; or (d) waive or modify performance of any of the obligations of the other party under the Agreement. Notwithstanding these provisions, the Merger cannot be consummated unless the approval of the FRB is obtained and unless the stockholders of National City adopt, and the shareholders of FOA approve, the Agreement by the requisite affirmative votes. See "MERGER -- Regulatory Approval" and "VOTING -- Record Dates and Voting Rights."

     Amendment. Subject to the applicable provisions of the DGCL and the MBCA, the Agreement may be amended or supplemented upon the written agreement of National City and FOA at any time, provided that an amendment may not be made after any stockholder or shareholder adoption or approval, as applicable, of the Agreement which reduces or changes the form or amount of the Merger consideration without further stockholder or shareholder adoption or approval, as applicable.

     Termination. The Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption by the National City stockholders or the approval by shareholders of FOA, under the following circumstances:

          (a) by the mutual consent of the Board of Directors of National City and the Board of Directors of FOA;

          (b) by either National City or FOA if the Merger shall not have been consummated on or before June 30, 1998 or if the Agreement is not adopted by the National City stockholders at the Annual Meeting or not approved by the FOA shareholders at the Special Meeting (provided the terminating party is not otherwise in material breach of its obligations under the Agreement);

          (c) by FOA if any of the conditions to FOA's obligation to effect the Merger have not been met or waived by FOA at such time as such conditions can no longer be satisfied. See "MERGER -- Conditions to the Merger -- Conditions to Each Party's Obligations" and "Conditions to FOA's Obligations"; and

          (d) by National City if any of the conditions to National City's obligation to effect the Merger have not been met or waived by National City at such time as such conditions can no longer be satisfied. See "MERGER -- Conditions to the Merger -- Conditions to Each Party's Obligations" and "Conditions to National City's Obligations".

     Expenses. (a) If the Merger is consummated, it is estimated that the costs and expenses incurred in connection with the Agreement, and the transactions contemplated thereby will be $50.0 million in the aggregate.

     (b) Each party will bear all expenses incurred by it in connection with the Agreement and the transactions contemplated by the Agreement, except the printing expenses and SEC filing and registration fees shall be shared equally between FOA and National City.

     Assignment. Without the prior written consent of the other parties to the Agreement, neither National City nor FOA may assign any of its rights or delegate any of its obligations under the Agreement.

EFFECTIVE TIME

     As soon as practicable after satisfaction or waiver of all conditions to the Merger under the Agreement, National City and FOA shall cause a certificate of merger complying with the requirements of the DGCL (the "Delaware Certificate of Merger") to be filed with the Secretary of State of the State of Delaware and a certificate of merger complying with the requirements of the MBCA (the "Michigan Certificate of Merger") to be filed with the Michigan Department of Consumer and Industry Services, respectively. The Merger will become effective at the later of the times at which such filings are made with the Secretary of State of the State of Delaware and the State of Michigan Department of Consumer and Industry Services (the "Effective Time"). National City and FOA currently anticipate that the Merger will be completed during the first half of 1998. In the event the Merger is not consummated on or before June 30, 1998, either National City or FOA may terminate the Agreement. See "MERGER -- Waiver; Amendments; Termination -- Termination."

CONDUCT OF NATIONAL CITY'S BUSINESS PENDING THE MERGER

     The Agreement requires that from November 30, 1997 to the Effective Time, National City will not, without the prior written consent of FOA, declare or pay any extraordinary or special dividend on the National City Common or take any action that would (a) materially delay or adversely affect the ability of National City to obtain any approvals of any governmental agencies required to permit consummation of the Merger or (b) materially adversely affect its ability to perform its obligations under the Agreement or to consummate the transactions contemplated thereby.

CONDUCT OF FOA'S BUSINESS PENDING THE MERGER

     General. The Agreement requires that from November 30, 1997 to the Effective Time, FOA and its subsidiaries conduct their respective businesses only in, and not take any action except in, the ordinary course of business consistent with past practice. FOA has covenanted to use reasonable efforts to preserve intact the business organization of FOA and each of its subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with FOA or its subsidiaries. In addition, the Agreement restricts FOA and its subsidiaries from engaging in certain transactions during the interim period from November 30, 1997 to the Effective Time, unless approved in writing by National City, including, among other things, (a) incurring any indebtedness for borrowed money (other than in the ordinary course of business, including, the creation of deposit liabilities, purchase of federal funds, borrowings pursuant to existing lines of credit, sales of certificates of deposit and entering into repurchase agreements), assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other person or entity, or making any loan or advance other than in the ordinary course of business consistent with past practice; (b) making any change or amendment to their respective articles of incorporation or Bylaws (or comparable governing instruments) in a manner that would materially and adversely effect with National City's or FOA's ability to consummate the Merger or realize the economic benefits of the Merger; (c) issuing or selling any shares of capital stock or any other securities (other than pursuant to the outstanding exercisable options granted pursuant to the FOA Option Plans) or issuing any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entering into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of the foregoing (other than pursuant to the FOA Option Plans) or entering into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjusting, splitting, combining or reclassifying any of their capital stock or other securities or making any other changes in their capital structures; (d) granting any additional options under any of the FOA Option Plans except for stock option grants made in accordance with existing elections by participants in the FOA Director Stock Compensation Plan; (e) declaring, setting aside, paying or making any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchasing or redeeming, any shares of their capital stock, other than (i) regular quarterly cash dividends on FOA Common in an amount not to exceed 35 cents per share of FOA Common payable on FOA's regular historical payment dates (the parties agreeing that they will cooperate so that there will not be any duplication or omission of a dividend payment to FOA shareholders) and (ii) dividends paid by any FOA subsidiary to another FOA subsidiary or FOA with respect to its capital stock between November 30, 1997 and the Effective Time; (f) adopting or amending (except as required by law) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increasing the compensation or fringe benefits of any director, officer or employee or paying any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or taking any action or granting any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or entering into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Certain Policies. The Agreement requires FOA to use its best efforts to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of National City and generally accepted accounting principles; provided, however, that FOA shall not be required to modify or change any such policies or practices until (a) such time as National City acknowledges that all conditions to its obligation to consummate the Merger have been waived or satisfied or (b) immediately prior to the Effective Time. FOA's representations, warranties or covenants contained in the Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any such modifications or changes. FOA does not currently anticipate that such changes or modifications, assuming the Merger is consummated during the first quarter of 1998, will in the aggregate result in any material change in the valuation of FOA's assets.

     Acquisition Proposals. The Agreement provides that each of FOA and its subsidiaries shall not, and shall instruct and otherwise use its best efforts to cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, (a) solicit or initiate any proposals or offers from any other person or entity relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, FOA or any of its subsidiaries (each such transaction an "Acquisition Transaction") or
(b) except to the extent that the Board of Directors of FOA is required in the exercise of its fiduciary duties in accordance with applicable law, to participate in any discussion or negotiations regarding, or furnish to any other person or entity any information with respect to, an Acquisition Transaction. FOA has agreed to cease any existing activities, discussions or negotiations with any other parties conducted prior to the execution of the Agreement with respect to any Acquisition Transaction. FOA has agreed to notify National City immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, FOA.

EMPLOYEE MATTERS

     The Agreement provides that upon consummation of the Merger, FOA employees shall have benefits that in the aggregate are not less favorable than the benefits enjoyed generally by National City employees working in similar business lines. National City shall credit employees of FOA and its subsidiaries, who become employees of National City as a result of the Merger, with all service with FOA or any of its subsidiaries for purposes of eligibility and vesting under its retirement plans as if such service had been performed for National City but not for purposes of benefit accrual; provided, however, that such provision will not change the treatment under the National City Non-Contributory Retirement Plan and Trust of service with National City or any of its subsidiaries prior to the Closing Date. Further, National City shall honor, on and after the Effective Time, without deduction, counterclaims, interruptions or deferment (other than withholding under applicable law), all vested benefits of any person under all of FOA's employee plans or agreements. From and after the Effective Time, National City will (1) cause any pre-existing condition limitations under any health plans to be waived with respect to FOA employees and the eligible dependents to the extent that such conditions were covered by FOA's health plans and (2) to the extent FOA employees and their eligible dependents have, before the Effective Time, satisfied in whole or in part any annual deduction or paid any out of pocket or co-payment expense under an applicable plan of FOA, credit such individuals with corresponding plans of National City in which such individual participates after the Effective Time.

INDEMNIFICATION AND INSURANCE

     The Agreement provides that, from and after the Effective Time, National City will assume and honor any obligation as provided for and permitted by applicable federal and state law FOA had immediately prior to the Effective Time with respect to the indemnification of each person who was on November 30, 1997, or has been at any time prior to November 30, 1997, or who becomes prior to the Effective Time, a director or officer of FOA or any of its subsidiaries or was serving at the request of FOA as a director or officer of any domestic or foreign corporation joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnities") arising out of FOA's Articles of Incorporation or FOA's Bylaws or any indemnification (to the maximum extent available thereunder and permitted by applicable law or regulation) against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time in the Indemnitee's capacity as a director or officer (whether elected or appointed) of FOA or any of its subsidiaries. The Agreement further provides that, for a period of six years after the Effective Time, National City will use all reasonable efforts to cause to be maintained in effect current directors' and officers' liability insurance in an aggregate limit of at least equal to the aggregate limits of FOA's insurance in place on November 30, 1997 which will insure FOA's directors and officers for events which occurred before the Effective Time but were undiscovered at the Effective Time; provided, however, that the Agreement does not obligate National City to expend, in order to maintain or provide insurance coverage pursuant to the Agreement, any amount per annum in excess of 200% of the amount of the annual premium paid as of the date of the Agreement by National City for its current directors and officers liability insurance.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In the Merger, (i) each director of FOA, (ii) each executive officer of FOA, and (iii) each person who holds five percent or more of the FOA Common outstanding will receive, in exchange for the FOA Common beneficially owned by them, shares of National City Common to the same extent as other shareholders of FOA. Certain members of FOA's management and the Board of Directors of FOA may be deemed to have certain interests in the Merger that were in addition to their interests as shareholders of FOA generally. These additional interests may be deemed to arise from certain actions National City has agreed to take regarding the employment and severance arrangements of certain FOA executive officers and the compensation and indemnification of FOA directors. FOA estimates the aggregate value of such interests to be approximately $26.9 million. The aggregate value of the benefits to be received by Mr. Chormann is estimated to be approximately $9,343,000. The aggregate value of such benefits to be received by each of Messrs. Cole, Kenney, Lambert, Rapp, Spears, Washburn and Wirt is estimated to be $2,519,200, $2,354,700, $2,552,400, $2,432,500, $2,418,900
$2,933,700 and $2,350,500, respectively. The Boards of Directors of FOA and of National City were aware of these interests and considered them, among other matters, in approving the Merger.

Retirement and Health Plans

     For purposes of crediting periods of service for eligibility and vesting, but not for benefit accrual purposes, under all employee benefit plans, programs or arrangements maintained or contributed to by National City, National City shall credit employees of FOA and FOA's Subsidiaries who become employees of National City as a result of the Merger ("FOA Employees") all service with FOA or FOA's Subsidiaries as if such service had been performed for National City.

     From and after the Effective Time, National City has agreed to cause any and all pre-existing condition limitation under any health plan to be waived with respect to FOA Employees and their respective eligible dependents, to the extent such conditions were covered under FOA's health plans. To the extent that any FOA Employees and their eligible dependents have, before the Effective Time, satisfied in whole or in part any out of pocket or co-payment expenses under the applicable FOA benefit plan, such FOA Employee shall be credited for such amounts under the corresponding benefit plan of National City in which the FOA Employee participates after the Effective Time.

Employment and Other Agreements.

     FOA entered into a Management Continuity Agreement with Richard F. Chormann as of November 20, 1996 for a term ending November 20, 2001, which currently provides for a base salary of not less than $700,000 per year. Mr. Chormann shall be eligible to participate in any compensation and benefit plans generally available to executive employees of FOA of like grade and salary, including, but not limited to retirement plans, group life, disability, accidental death and dismemberment, travel and accident, health and dental insurance plans, incentive compensation plans, stock compensation plans, deferred compensation plans, supplemental retirement plans and excess benefit plans. Mr. Chormann's management continuity agreement provides that if there is a change in control of FOA and (a) within the period commencing three months prior to the date of the change in control and ending two years following the date of the change in control (the "Firm Term") Mr. Chormann's employment is terminated without cause;
(b) Mr. Chormann resigns from his employment during the Firm Term following a material change in his title, authority or duties, a reduction in his compensation or benefits, or a change in his principal place of employment without his consent to a city that is different from the city that is his principal place of employment immediately prior to the change in control; or (c) Mr. Chormann terminates his employment for any reason during the thirty day period following the first anniversary of a change in control, then Mr. Chormann is entitled to receive his salary and the aforementioned compensation and benefit plan coverages, or the value of such coverages, for the three year period following his termination of employment. In such cases, Mr. Chormann is also entitled to receive the value of three annual incentive compensation awards and his target long-term incentive compensation award for the performance period ending in the year in which the change in control occurs. In the event any of the aforementioned payments result in Mr. Chormann being subject to the excise tax applicable to excess parachute payments pursuant to Section 280G of the Internal Revenue Code of 1986, the management continuity agreement provides for an additional payment to Mr. Chormann in the amount necessary for Mr. Chormann to retain the same amount that he would have retained had the excise tax not applied. The transactions contemplated by the Merger Agreement provides that immediately after the Effective Time, National City shall pay to Mr. Chormann in a lump sum payment all amounts due under his management continuity agreement as if his employment had been terminated without cause. Assuming that the Merger is consummated on March 31, 1998, the total payment to Mr. Chormann pursuant to his management continuity agreement is estimated to be $9,343,000. The foregoing estimate assumes that (a) Mr. Chormann's 1998 base salary is $750,000; (b) the applicable federal tax rates for March, 1998 will be the same as the December, 1997 applicable federal tax rates; (c) the value of a share of National City Common as of March 31, 1998 is $65.00. A change in any of these assumptions may increase or decrease the amount payable to Mr. Chormann.

     FOA has entered into Management Continuity Agreements that contain the same terms and conditions as Mr. Chormann's Management Continuity Agreement, except for the amount of compensation and benefits payable, with William R. Cole, Donald J. Kenney, Thomas W. Lambert, John B. Rapp, Richard R. Spears, Richard V. Washburn and David B. Wirt. The Agreement provides that immediately after the Effective Time, National City shall pay to each of these individuals in a lump sum payment all amounts due under his management continuity agreement as if his employment had been terminated without cause. Assuming that the Merger is consummated on March 31, 1998, the total payment to each individual pursuant to his management continuity agreement is estimated to be $2,519,200 to Mr. Cole, $2,354,700 to Mr. Kenney, $2,552,400 to Mr. Lambert, $2,432,500 to Mr. Rapp, $2,418,900 to Mr.
Spears, $2,933,700 to Mr. Washburn and $2,350,500, to Mr. Wirt. The foregoing estimate assumes that (a) each executive's 1998 base salary is 4% higher than his 1997 base salary; (b) the applicable federal rates for March, 1998 will be the same as the December, 1997 applicable federal tax rates; (c) the value of a share of National City Common as of March 31, 1998 is $65.00. A change in any of these assumptions may increase or decrease the amount payable to each executive.

     FOA has entered into management continuity agreements with certain management employees other than those discussed above (i.e. Messrs. Chormann, Cole, Kenney, Lambert, Rapp, Spears, Washburn and Wirt) that contain similar terms and conditions as the aforementioned Management Continuity Agreements, except that salary payments and compensation and benefit plan payments are to be made for an eighteen month period following a covered termination of employment during the Firm Term and no additional payment is to be made to the executive in the event the executive is subject to the excise tax applicable to excess parachute payments pursuant to Section 280G of the Internal Revenue Code of 1986. National City has agreed to honor these agreements.

     FOA has adopted a Management Employee Severance Pay Plan covering any FOA Employee with a total compensation grade of 20 or higher ("Management Employees"). The plan provides for severance payments in the event of a change in control and within the one year period following the date of the change in control (a) the Management Employees's employment is terminated without cause; or (b) the Management Employee resigns from his employment following a material change in his authority or duties, a reduction in his compensation, a material reduction in benefits, or a change in his principal place of employment without his consent to a city that is different from the city that is his principal place of employment immediately prior to the change in control, then the Management Employee is entitled to a cash payment equal to the product of (i) two, (ii) the Management Employee's years of service and (iii) the Management Employee's weekly compensation rate, except that the minimum amount payable to a Management Employee shall be 50% of his annual compensation rate and the maximum amount payable to a Management Employee shall be 150% of his annual compensation rate, and the continuation of health and dental benefits for the number of weeks equal to the product of two and the Management Employee's years of service. The Agreement provides that National City shall honor the terms of this plan. The Agreement also provides that notwithstanding the terms of the severance plan, certain management employees shall receive severance upon a qualifying termination under the plan of no less than 100% of annual compensation regardless of their actual years of service with FOA. No FOA Employee who is a party to a Management Continuity Agreement is entitled to receive payments under this plan.

     In order to facilitate the consolidation of FOA into National City and assure Mr. Chormann's ongoing services, National City has entered into an agreement to employ Mr. Chormann as vice chairman of National City for a term of three years, which will become effective as of the Effective Time. The employment agreement provides that Mr. Chormann's base salary and bonus will equal the greater of his 1997 base salary and bonus or 90% of the National City chief executive officer's base salary and bonus. The employment agreement also provides that at the Effective Time, Mr. Chormann will be issued 75,000 restricted shares of National City Common, and options to acquire 150,000 shares of National City Common, all such shares and options to vest ratably over the three-year term of the employment agreement. The employment agreement also provides that upon termination of employment for any reason, Mr. Chormann will receive an annual retirement benefit for his life of $1,250,000 reduced by any benefit payable pursuant to National City's and FOA's qualified retirement plan and in lieu of any benefit payable under FOA's supplemental retirement plan or any National City nonqualified retirement plan (the "Retirement Benefit"). If Mr. Chormann dies and is survived by his current spouse, she shall be entitled to an annual payment equal to 75% of the Retirement Benefit. In the event both Mr. Chormann and his current spouse die prior to the tenth anniversary of the commencement of Retirement Benefit payments, then Retirement Benefit payments shall continue to be made to Mr. Chormann's or his spouse's beneficiaries, as the case may be, until such tenth anniversary. The employment agreement also provides that to the extent not previously provided by FOA, National City shall provide Mr. Chormann with a split-dollar life insurance arrangement providing for a death benefit of $10,000,000. The Merger Agreement also authorizes FOA to provide this split dollar benefit to Mr. Chormann prior to the Effective Time. The employment agreement also provides that Mr. Chormann shall receive other benefit plan coverages no less favorable than those provided to National City's chief executive officer. In the event payments to Mr. Chormann pursuant to the employment agreement result in Mr. Chormann being subject to the excise tax applicable to excess parachute payments pursuant to Section 280G of the Internal Revenue Code of 1986, the employment agreement provides for an additional payment to Mr. Chormann in the amount necessary for Mr. Chormann to retain the same amount that he would have retained had the excise tax not applied, unless the total payments due under the employment agreement do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid such that the amount payable to Mr. Chormann would not give rise to any excise tax, in which case, Mr. Chormann would be paid the reduced amount. If, prior to the expiration of the employment agreement's term Mr. Chormann's employment is terminated by National City without cause, or Mr. Chormann resigns following a diminution in his position or responsibilities, the failure by National City to pay agreed upon compensation, the requirement that Mr. Chormann's office be based at a location more than 35 miles from Kalamazoo, Michigan, the termination of employment other than as expressly provided by the employment agreement or the failure to require a successor of National City to honor the terms of the employment agreement, then Mr. Chormann shall, in addition to the aforementioned Retirement Benefit (a) receive a lump sum payment equal to the sum of any amounts accrued, but unpaid under the employment agreement and the amounts that would have been paid for the remainder of the employment agreement; (b) be entitled to lifetime medical benefits for himself and his spouse on the same basis as provided to him immediately prior to his termination of employment; (c) become vested in the restricted stock awards and stock options provided for in the employment agreement; (d) be entitled to any other benefits that he is otherwise entitled to as an employee of National City. Assuming that the Merger is consummated on March 31, 1998, and assuming further that Mr. Chormann's employment is terminated immediately following the Effective Time other than for cause, death or disability or by Mr. Chormann for one of the reasons enumerated above, the total payment to Mr. Chormann pursuant to his employment agreement is estimated to be $8,597,000.

     The Agreement provides that National City shall enter into employment agreements with each of William R. Cole, Donald J. Kenney, Thomas W. Lambert and Richard R. Spears to employ each individual as an Executive Vice President of a National City significant banking subsidiary with responsibilities and job grades equivalent to an Executive Vice President of First of America Bank, N.A. The employment agreements with Mr. Kenney and Mr. Spears shall have a term of three years from the Effective Time. The employment agreements with Mr. Lambert and Mr. Cole shall have a term of one year from the Effective Time. Each agreement shall provide for annual salary not less than the individual's 1997 annual salary and an annual bonus commensurate with the Executive Vice President's job grade. The employment agreement shall also provide that each Executive Vice President shall be offered a change in control agreement with the same terms and conditions and in the same form as the change in control agreements existing between National City and peer executives of National City. The employment agreements shall also provide that each Executive Vice President shall be granted the option to purchase 25,000 shares of National City Common pursuant to the terms of National City's stock incentive plan with a purchase price equal to the fair market value of the stock subject thereto on the date of the grant, and such options shall vest immediately upon an involuntary termination of the Executive Vice President's employment without cause or upon termination of employment by the Executive Vice President following a breach of the obligation to enter into the employment agreement described above, a breach of the Executive Vice President's employment agreement, or upon the Executive Vice President's death or disability.

     The Agreement provides that FOA shall enter into an agreement with each of Richard V. Washburn and John B. Rapp such that (a) the aggregate retirement benefit accrued by Mr. Washburn under FOA's Supplemental Retirement Plan, FOA's Excess Benefit Plan and First of America's Employees' Retirement Plan shall be equal to the aggregate benefit that he would have accrued under such plans had he terminated employment at age 65 with 15 years of service; and (b) the aggregate retirement benefit accrued by Mr. Rapp under FOA's Supplemental Retirement Plan, FOA's Excess Benefit Plan and FOA's Employees' Retirement Plan shall be equal to the aggregate benefit that he would have accrued under such plans had he terminated employment with 35 years of service. Assuming that the Merger is consummated on March 31, 1998, the value of such additional retirement benefit as of that date is $594,214 with respect to Mr. Washburn and $251,034 with respect to Mr. Rapp.

Executive Management Trust

     The Agreement provides that prior to the Effective Time, FOA shall fund its Executive Management Plans Trust, which is intended to provide funding for payment pursuant to various director, executive and management compensation and nonqualified retirement plans of FOA.

First of America Options

     The Agreement provides that immediately prior to the Effective Time, each outstanding option granted under the FOA Option Plans shall cease to represent the right to acquire shares of FOA Common and shall be converted into the option to purchase shares of National City Common, as described under "MERGER -- Treatment of Options."

     The following table sets forth, with respect to the executive officers and directors of FOA: (a) the number of FOA Common shares subject to options held by such persons; (b) the number of shares of National City Common subject to the options upon conversion of options to purchase FOA Common; and (c) the aggregate value of the options to purchase National City Common, based on the per share closing price of National City Common of $64.56 as of February 17, 1998 and the exercise price associated with each option:

                                                                                                VALUE OF
                                                                            # OF NATIONAL       NATIONAL
                  OPTION HOLDER                      # OF OPTION SHARES      CITY SHARES      CITY OPTIONS
-------------------------------------------------    ------------------     -------------     -------------
Richard F. Chormann..............................         371,375.0           445,650.0        $ 28,771,164
William R. Cole..................................         158,700.0           190,440.0          12,294,806
Dorothy A. Johnson...............................           3,596.5             4,315.8             278,628
Donald J. Kenney.................................         141,550.0           169,860.0          10,966,162
Thomas W. Lambert................................         136,125.0           163,350.0          10,545,876
John B. Rapp.....................................         123,775.0           148,530.0           9,589,097
Daniel R. Smith..................................         223,425.0           268,110.0          17,309,182
Richard R. Spears................................         125,100.0           150,120.0           9,691,747
Richard V. Washburn..............................         107,675.0           129,210.0           8,341,798
David B. Wirt....................................         125,325.0           150,390.0           9,709,178

     FOA has entered into agreements with its executive officers pursuant to the FOA Stock Compensation Plan, which provide for the issuance of shares of restricted stock in the event that for two consecutive quarters FOA's return on equity and efficiency ratio equal or exceed certain preestablished performance objectives. In the event these performance criteria are satisfied prior to the consummation of the Merger, 30,000 shares of restricted stock will be issued to Mr. Chormann, and 9,000 shares of restricted stock will be awarded to each of Mr. Cole, Mr. Kenney, Mr. Lambert, Mr. Rapp, Mr. Spears, Mr. Washburn and Mr. Wirt. Each individual becomes vested in the shares of restricted stock three years following the award of restricted stock. If a termination of a restricted stock holder's employment occurs and, pursuant to the terms of the Management Continuity Agreements described above, such termination would result in the payment of compensation and benefits to the executive, vesting in the restricted stock awards is accelerated to the date of such termination. Each executive also becomes vested in previously awarded but unvested restricted stock upon termination of employment by reason of retirement, disability or death.

     Each stock option or right to acquire FOA Common granted pursuant to the FOA Option Plans which is outstanding and unexercised, whether or not then exercisable, immediately prior to the Effective Time, will cease to represent the right to acquire shares of FOA Common and shall be converted into the right to acquire that number of National City Common shares equal to (a) the number of shares of FOA Common subject to the unexercised option multiplied by (b) the Exchange Rate. The exercise price per share of National City Common under such option shall be equal to the exercise price per share of the FOA Common which was purchasable under each unexercised option divided by the Exchange Rate (rounded to the nearest whole cent) necessary to assure that the rights and benefits of the optionee under such option shall not be increased or decreased by reason of this conversion. The duration and other terms and conditions of the options shall be the same, except that references to FOA shall be deemed to be references to National City.

Other Interests

     Promptly after the Effective Time, the Board of Directors of National City will increase the size of the Board of Directors of National City to such number as is necessary to create five vacancies, and it is anticipated that Jon E. Barfield, John W. Brown, Richard F. Chormann, Clifford L. Greenwalt and Dorothy
A. Johnson, who now serve as directors of FOA, will become directors of National City.

     National City has agreed to indemnify the directors and officers of FOA and its subsidiaries following the Merger for any liability they incur as a result of acts and omissions occurring prior to the Merger to the same extent that they were entitled to indemnification by FOA prior to the Merger. Further, National City has agreed to maintain for six years following the Merger, directors and officers liability insurance covering the former directors and officers of FOA and its subsidiaries for events that occurred prior to the Merger, provided that such insurance is available at a cost which is not in excess of 200% of the annual premium paid by National City as of November 30, 1997 for its directors and officers liability insurance. (See "Merger Indemnification and Insurance").

     Neither FOA nor National City is aware of any material relationship between FOA, its directors or executive officers or their affiliates and National City or its directors or executive officers or their affiliates, except as contemplated by the Agreement or as described herein. In the ordinary course of business and from time to time, FOA may do business with National City, FOA may enter into banking transactions with certain of National City's directors, executive officers and their affiliates, and National City may enter into banking transactions with certain of FOA's directors, executive officers and their affiliates.

     As of December 31, 1997, FOA Trust Company, a subsidiary of FOA, may be deemed to beneficially own 700 shares (.0003%) of National City Common as to which it exercises, solely in a fiduciary capacity, sole voting and investment power.

     As of December 31, 1997 National City Bank, a subsidiary of National City, may be deemed to beneficially own 529,950 shares (0.6%) of FOA Common as to which it exercises, solely in a fiduciary capacity, sole voting and investment power.

MANAGEMENT AFTER THE MERGER

     Following the Merger, the directors and officers of National City at the Effective Time will continue as the directors and officers of National City. Promptly after the Effective Time, (a) the Board of Directors of National City shall increase its size to such number as is necessary to create five vacancies, and it is anticipated that Jon E. Barfield, John W. Brown, Richard F. Chormann, Clifford L. Greenwalt and Dorothy A. Johnson, who now serve as directors of FOA, will become directors of National City.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the Merger to holders of FOA Common who hold such stock as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law (including, for example, non-U.S. persons, financial institutions, dealers in securities, insurance companies or tax-exempt entities, holders who acquired FOA Common pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold FOA Common as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. HOLDERS OF FOA COMMON ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     National City and FOA have received an opinion of Wachtell, Lipton, Rosen & Katz, Special counsel to FOA dated the date of this Proxy Statement, to the effect that, under currently applicable law, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and, accordingly, for United States federal income tax purposes:

          (i) no gain or loss will be recognized by National City or FOA as a result of the Merger;

          (ii) no gain or loss will be recognized by the shareholders of FOA who exchange their shares of FOA Common solely for shares of National City Common pursuant to the Merger (except with respect to cash received in lieu of fractional share interest in National City Common);

          (iii) the tax basis of shares of National City Common received by shareholders of FOA who exchange all of their shares of FOA Common solely for shares of National City Common in the Merger will be the same as the tax basis of the shares of FOA Common surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

          (iv) the holding period of the shares of National City Common received in the Merger will include the period during which the shares of FOA Common surrendered in exchange therefor were held, provided such shares of FOA Common were held as capital assets at the Effective Time.

     The opinion of Wachtell, Lipton, Rosen & Katz described above is based on facts, representations and assumptions set forth in such opinion, and certificates of officers of FOA and National City.

     The obligations of the parties to consummate the Merger are conditioned upon the receipt by each of National City and FOA of an opinion of Wachtell, Lipton, Rosen & Katz, dated the day of the Effective Time, substantially to the foregoing effect. Such opinion will be based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may require and rely upon representations contained in certificates of officers of FOA, National City and others.

     Cash received by a holder of FOA Common in lieu of a fractional share interest in National City Common will be treated as received in redemption of such fractional share interest, and an FOA shareholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of FOA Common allocable to such fractional share interest. Such gain or loss should be a long-term capital gain or loss if the holding period for such share of FOA Common is greater than one year at the Effective Time. In the case of individual FOA shareholder, such capital gain will be taxed at a maximum rate of 28%, if such FOA shareholder's holding period is more than one year but not more than 18 months, and at a maximum rate of 20% if such holding period is more than 18 months. The holding period of a share of National City Common received in the Merger (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in the FOA Common surrendered in exchange therefor.

ACCOUNTING TREATMENT

     The Merger, if completed as proposed, will qualify as a pooling-of-interests for accounting and financial reporting purposes. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of National City and FOA will be retroactively combined for the entire fiscal period in which the Merger occurs and for all periods prior to the Merger at historically recorded amounts. See "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)." In order to qualify for the pooling-of-interests method of accounting, National City will need to issue approximately 11.1 million shares of National City Common, prior to the Effective Time to cure tainted shares.

     The obligations of National City and FOA to effect the Merger are conditioned, among other things, upon their receipt from Ernst & Young LLP of a letter, dated the day of the Effective Time, to the effect that, for financial accounting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Agreement. See "MERGER -- Conditions to the Merger -- Conditions to Each Party's Obligations." The Agreement further provides that neither National City nor FOA shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a pooling-of-interests for accounting purposes. In this connection, National City has agreed to not directly or indirectly to retire or reacquire all or a part of the stock to be issued to effect the combination. Each of the board of directors of National City and FOA have rescinded their respective outstanding share repurchase authorizations.

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

RESALES BY AFFILIATES

     The shares of National City Common issued to FOA shareholders pursuant to the Agreement will have been registered under the 1933 Act, but such registration does not cover resales by shareholders of FOA who may be deemed to be "affiliates" of FOA, as that term is used in paragraphs (c) and (d) of Rule 145 promulgated under the 1933 Act. In addition, there are limitations on resales by affiliates of FOA necessary in order for the Merger to qualify for pooling-of-interests accounting treatment. Pursuant to the Agreement, prior to the Effective Time, FOA shall identify to National City all persons who were, at the time of the Special Meeting, possible "affiliates" of FOA. The Agreement further provides that FOA shall use reasonable efforts to obtain from each person it identifies to National City as a possible "affiliate" of FOA a commitment that such person will not sell, pledge, transfer or otherwise dispose of any shares of FOA Common held by such "affiliate" or shares of National City Common received by such "affiliate" in the Merger: (a) in the case of National City Common only, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations promulgated thereunder, and (b) during the periods during which any such sale, pledge, transfer or other disposition would, under generally accepted accounting principles or the rules, regulations or interpretations of the Commission, disqualify the Merger for pooling-of-interests treatment. SEC guidelines indicate that the pooling-of-interests method of accounting generally will not be challenged on the basis of sales by "affiliates" of the acquiring or acquired company if such "affiliates" do not dispose of any of the shares of the acquired or acquired company they owned prior to the consummation of a merger or shares of the acquiring corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

APPRAISAL AND DISSENTERS' RIGHTS

     National City. Section 262(b)(1) of the DGCL provides that no appraisal rights under the DGCL shall be available for the holders of shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and vote at the meeting of stockholders to act upon an agreement of merger, were either listed on a national securities exchange or held of record by more than 2,000 stockholders. Because National City Common is listed on the NYSE and is held of record by more than 2,000 stockholders, stockholders of National City are not entitled to appraisal or dissenters' rights in connection with the Merger.

     FOA. Section 762 of the MBCA provides that no appraisal rights under the MBCA shall be available for the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which a merger is to be acted on, the shares of that class or series were listed on a national securities exchange. Because FOA Common is traded on NYSE, shareholders of FOA are not entitled to appraisal rights in connection with the Merger.

THE OPTIONS

NATIONAL CITY OPTION AGREEMENT

     As a condition to National City's entering into the Agreement, and in consideration therefor, FOA entered into the National City Option Agreement, pursuant to which FOA granted National City the National City Option on November 30, 1997. The National City Option Agreement is intended to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire FOA.

     Grant of Option. The National City Option entitles National City to purchase up to 16,813,611 fully paid and non-assessable shares of FOA Common, representing 19.6% of the shares of FOA Common issued and outstanding as of November 30, 1997 without giving effect to any shares subject or issued pursuant to the National City Option Agreement, at a price of $58.75 per share; provided, however, that in the event FOA issues or agrees to issue any shares of FOA Common at a price less than $58.75 per share (as adjusted as described below), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "National City Option Price"); provided further, that in no event may the number of shares for which the National City Option is exercisable at any time together with shares owned by National City exceed 19.9% of the issued and outstanding shares of FOA Common without giving effect to any shares subject or issued pursuant to the National City Option. The aggregate purchase price for the shares of FOA Common that may be purchased upon the exercise of the National City Option at the original National City Option Price is $987,799,640.

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

     Triggering Events; Exercise of Option. The National City Option Agreement provides that National City may exercise the National City Option, in whole or in part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that National City shall have sent to FOA written notice of such exercise within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals for the exercise of the National City Option and for the expiration of all statutory waiting periods, and to avoid liability under
Section 16(b) of the Exchange Act by reason of such exercise).

     For purposes of the National City Option Agreement:

     (a) The term "Initial Triggering Event" means any of the following events or transactions occurring after November 30, 1997:

          (i) FOA, or any of its subsidiaries, without having received National City's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of the National City Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder), or the Board of Directors of FOA shall have recommended that the shareholders of FOA approve or accept any Acquisition Transaction other than the Merger. For purposes of the National City Option Agreement, the term "Acquisition Transaction" means (A) a merger or consolidation, or any similar transaction, involving FOA or any of its subsidiaries, (B) a purchase, lease or other acquisition of all or substantially all of the assets of FOA or any FOA subsidiary, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of FOA or any FOA subsidiary; provided, however, the term "Acquisition Transaction" specifically does not include any merger or consolidation among FOA and/or its subsidiaries;

          (ii) The Board of Directors of FOA does not recommend that the shareholders of FOA approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to National City, its recommendation that its shareholders approve the Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than National City or any subsidiary of National City or any FOA Subsidiary acting in a fiduciary capacity who, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of FOA Common (the term "beneficial ownership" for purposes of the National City Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

          (iv) Any person other than National City or any subsidiary of National City shall have made a bona fide proposal to FOA or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to FOA or its shareholders to engage in an Acquisition Transaction, FOA shall have breached any covenant or obligation contained in the Agreement and such breach (A) would entitle National City to terminate the Agreement and (B) shall not have been cured prior to the date of the notice of the exercise of the National City Option; or

          (vi) Any person other than National City or any subsidiary of National City, other than in connection with a transaction to which National City has given its prior written consent, shall have filed an application with the FRB or other governmental agency for approval to engage in an Acquisition Transaction.

     (b) The term "Subsequent Triggering Event" means either of the following events or transactions occurring after November 30, 1997:

          (i) The acquisition by any person, other than any FOA subsidiary or any National City subsidiary acting in a fiduciary capacity, of beneficial ownership of 15% or more of the then outstanding shares of FOA Common; or

          (ii) The occurrence of the Initial Triggering Event described above in clause (a)(i), except that the percentage referred to in subclause
     (a)(i)(c) shall be 15%.

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

     (c) Each of the following events constitutes an "Exercise Termination
Event":

          (i) immediately prior to the Effective Time;

          (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by FOA of a provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or

          (iii) the passage of twelve months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event; provided, that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be twelve months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. For purposes of the National City Option Agreement, the term "Last Triggering Event" means the last Initial Triggering Event to occur.

As of the date hereof, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     The Agreement may be terminated at any time prior to the Effective Time by either National City or FOA if the Merger is not approved at either the Annual Meeting or the Special Meeting (provided that the terminating party is not otherwise in material breach of its obligations under the Agreement). Accordingly, if no Initial Triggering Event has occurred, in the event that either the National City stockholders do not adopt the Agreement at the Annual Meeting or the FOA shareholders do not approve the Agreement at the Special Meeting, and either National City or FOA terminates the Agreement as a result thereof, the National City Option shall terminate.

     In the event of any change in FOA Common by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, the type and number of shares of FOA Common subject to the National City Option and the purchase price therefor will be adjusted appropriately.

     Whenever the number of shares of FOA Common purchasable upon exercise of the National City Option is adjusted as provided in the preceding paragraph, the National City Option Price shall be adjusted by multiplying the National City Option Price by a fraction, the numerator of which shall be equal to the number of shares of FOA Common purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of FOA Common purchasable after the adjustment.

     Repurchase of the National City Option. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, at the request of National City, delivered within 30 days of the Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act), FOA (a) shall repurchase the National City Option from National City at a price (the "National City Option Repurchase Price") equal to (i) the amount by which (A) the market/offer price (as defined below) exceeds (B) the National City Option Price, multiplied by the number of shares for which the National City Option may then be exercised, plus (ii) National City's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (b) shall repurchase such number of shares of FOA Common issued upon total or partial exercise of the National City Option (the "National City Option Shares") from National City as National City shall designate at a price (the "National City Option Share Repurchase Price") equal to (i) the market/offer price multiplied by the number of National City Option Shares so designated plus (ii) National City's Out-of-Pocket Expenses (to the extent not previously reimbursed).

     For purposes of the National City Option Agreement:

     (a) The term "Out-of-Pocket Expenses" means National City's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement and the Plan of Merger, including, without limitation, legal, accounting and investment banking fees.

     (b) The term "market/offer price" means the highest of

          (i) the price per share of FOA Common at which a tender offer or exchange offer therefor has been made after November 30, 1997;

          (ii) the price per share of FOA Common to be paid by any third party pursuant to an agreement with FOA;

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

          (iii) the highest closing price for shares of FOA Common within the 30-day period immediately preceding the date National City gives notice of the required repurchase of the National City Option or the National City Option Shares, as the case may be; or

          (iv) in the event of a sale of all or substantially all of FOA's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of FOA as determined by a nationally recognized investment banking firm selected by National City, divided by the number of shares of FOA Common outstanding at the time of such sale.

     In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by National City, whose determination will be conclusive and binding on all parties.

     Substitute Option. The National City Option Agreement provides that in the event that prior to an Exercise Termination Event, FOA enters into an agreement
(a) to consolidate or merge with any person, other than National City or one of its subsidiaries, and FOA is not the continuing or surviving corporation of such consolidation or merger, (b) to permit any person, other than National City or one of its subsidiaries, to merge into FOA and FOA is the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of FOA Common are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of FOA Common after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (c) to sell or otherwise transfer all or substantially all of its assets to any person, other than National City or one of its subsidiaries, then, and in each such case, the agreement governing such transaction must make proper provision so that the National City Option shall, upon the consummation of any such transaction, be converted into, or exchanged for, an option (the "Substitute National City Option"), at the election of National City, of either (i) the Acquiring Corporation (as defined below) or (ii) any person that controls the Acquiring Corporation. For purposes of the National City Option Agreement, the term "Acquiring Corporation" means (A) the continuing or surviving corporation of a consolidation or merger with FOA (if other than FOA), (B) FOA in a merger in which FOA is the continuing or surviving corporation, and (C) the transferee of all or substantially all of FOA's assets.

     The Substitute National City Option shall have the same terms as the National City Option; provided, however, that if the terms of the Substitute National City Option cannot, for legal reasons, be the same as the National City Option, such terms shall be as similar as possible and in no event less advantageous to National City. The National City Option Agreement provides that FOA may not enter into any transaction described above triggering a Substitute National City Option unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all the obligations of FOA under the National City Option Agreement. The National City Option Agreement further provides that the issuer of the Substitute National City Option shall enter into an agreement with National City in substantially the same form as the National City Option Agreement, which agreement shall be applicable to the Substitute National City Option and shall provide for the repurchase of the Substitute National City Option and any shares of the issuer issued pursuant thereto on terms similar to the repurchase of the National City Option and the National City Option Shares.

     The Substitute National City Option will be exercisable for such number of shares of common stock of the issuer of the Substitute National City Option ("Substitute Common Stock") as is equal to the market/offer price multiplied by the number of shares of FOA Common for which the National City Option is then exercisable, divided by the Average Price. For purposes of the National City Option Agreement, the term "Average Price" means the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of a share of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if FOA is the issuer of the Substitute National City Option, the Average Price will be computed with respect to a share of common stock issued by the person merging into FOA or by any company which controls or is controlled by such person, as National City may elect. The exercise price of the Substitute National City Option per share of Substitute Common Stock will then be equal to the National City Option Price multiplied by a fraction, the numerator of which will be the number of shares of FOA Common for which the National City Option is then exercisable and the denominator of which will be the number of shares of Substitute Common Stock for which the Substitute National City Option is exercisable.

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

     The National City Option Agreement provides that the Substitute National City Option may not be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute National City Option. In the event that the Substitute National City Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise, the issuer of the Substitute National City Option will be required to make a cash payment to National City equal to the excess of
(a) the value of the Substitute National City Option without giving effect to the foregoing limitation over (b) the value of the Substitute National City Option after giving effect to the foregoing limitation. Such difference in value will be determined by a nationally recognized investment banking firm selected by National City.

     Registration Rights. Within 30 days after the occurrence of a Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act), National City may request FOA to prepare and file a registration statement with the SEC if such registration is necessary to permit the sale or other disposition of the shares of FOA Common purchased upon exercise of the National City Option. FOA is required to use its best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or dispositions. National City has the right to demand two such registrations. FOA also will permit National City to include the sale of shares of FOA Common purchased upon exercise of the National City Option in certain registration statements initiated by FOA.

     Assignment of National City Option. Neither National City nor FOA may assign any of its rights or obligations under the National City Option Agreement or the National City Option to any other person without the express written consent of the other party, except that in the event a Subsequent Triggering Event occurs prior to an Exercise Termination Event, National City may assign, in whole or in part, its rights and obligations under the National City Option Agreement or the National City Option within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act); provided, however, that until the date 30 days following the date at which the FRB approves an application by National City under the BHCA to acquire the shares of FOA Common subject to the National City Option, National City may not assign its rights under the National City Option except in (a) a widely dispersed public distribution, (b) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of FOA, (c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on National City's behalf, or (d) any other manner approved by the FRB.

     Termination of the National City Option. The National City option will terminate upon the occurrence of an Exercise Termination Event. In the event that the holder of the National City Option or the owner of National City Option Shares or any affiliate thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then (a) in the case of a holder of the National City Option or any affiliate thereof, the National City Option held by it will immediately terminate, and (b) in the case of an owner of National City Option Shares or any affiliate thereof, the National City Option Shares held by it will be immediately repurchasable by FOA at the National City Option Price.

     Additional Provisions. Certain rights and obligations of National City and FOA under the National City Option Agreement are subject to receipt of required regulatory approvals. Among other things, the approval of the FRB is required for the acquisition by National City of more than 5% of the outstanding shares of FOA Common. Accordingly, an application for FRB approval of the exercise of the National City Option was filed as part of the application referred to on page 63 and approval has been received.

FOA OPTION AGREEMENT

     As a condition to FOA's entering into the Agreement, and in consideration therefor, National City entered into the FOA Option Agreement, pursuant to which National City granted FOA the FOA Option on November 30, 1997. The FOA Option Agreement is intended to provide assurance to FOA shareholders that they will receive National City Common in exchange for their FOA Common at the consummation of the Merger by making the acquisition of National City by a third party prior to consummation of the Merger more expensive.

     Grant of FOA Option. The FOA Option entitles FOA to purchase up to 21,110,884 fully paid and non-assessable shares of National City Common, representing 10% of the shares of National City Common issued and outstanding as of November 30, 1997 without giving effect to any shares subject or issued pursuant to the FOA Option, at a price of $66.75 per share; provided, however, that in the event National City issues or agrees to issue any shares of National City Common at a price less than $66.75 per share (as adjusted as described below), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "FOA Option Price"); provided further, that in no event may the number of shares for which the FOA Option is exercisable at any time exceed 10% of the issued and outstanding shares of National City Common without giving effect to any shares subject or issued pursuant to the FOA Option. The aggregate purchase price for the shares of National City Common that may be purchased upon the exercise of the FOA Option at the original FOA Option Price is $1,409,151,500.

     Triggering Events; Exercise of FOA Option. The FOA Option Agreement provides that FOA may exercise the FOA Option, in whole or in part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that FOA shall have sent to National City written notice of such exercise within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals for the exercise of the FOA Option and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise).

     For purposes of the Option Agreement:

     (a) The term "Initial Triggering Event" means any of the following events or transactions occurring after November 30, 1997:

          (i) National City, or any of its subsidiaries, without having received FOA's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of the FOA Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder), or the Board of Directors of National City shall have recommended that the shareholders of National City approve or accept any Acquisition Transaction other than the Merger. For purposes of the FOA Option Agreement, the term "Acquisition Transaction" means (A) a merger or consolidation, or any similar transaction, involving National City or any of its subsidiaries where National City or any National City subsidiary is not the surviving entity (each a "Significant Subsidiary"), (B) a purchase, lease or other acquisition of all or substantially all of the assets of National City or any National City Subsidiary, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of National City; provided, however, the term "Acquisition Transaction" specifically does not include any merger or consolidation among National City and/or its subsidiaries; or

          (ii) The Board of Directors of National City does not recommend that the stockholders of National City approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to FOA, its recommendation that its stockholders approve the Agreement in anticipation of engaging in an Acquisition Transaction.

          (iii) Any person other than FOA, any subsidiary of FOA or any subsidiary of National City acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of National City Common (the term "beneficial ownership" for purposes of the National City Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

     (b) The term "Subsequent Triggering Event" means either of the following events or transactions occurring after November 30, 1997:

          (i) The acquisition by any person of beneficial ownership of 30% or more of the then outstanding shares of National City;

          (ii) The occurrence of the Initial Triggering Event described above in clause (a)(i), except that the percentage referred to in subclause
     (a)(i)(C) shall be 30%.

     (c) Each of the following events constitutes an "Exercise Termination
Event":

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

          (i) immediately prior to the Effective Time;

          (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by National City of any provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or

          (iii) the passage of twelve months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event; provided, that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be twelve months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. For purposes of the FOA Option Agreement, the term "Last Triggering Event" means the last Initial Triggering Event to occur.

As of the date hereof, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     The Agreement may be terminated at any time prior to the Effective Time by either National City or FOA if the Merger is not approved at either the Annual Meeting or the Special Meeting (provided that the terminating party is not otherwise in material breach of its obligations under the Agreement). Accordingly, if no Initial Triggering Event has occurred, in the event that either the National City stockholders do not adopt the Agreement at the Annual Meeting or the FOA shareholders do not approve the Agreement at the Special Meeting, and either National City or FOA terminates the Agreement as a result thereof, the FOA Option shall terminate.

     In the event of any change in National City Common by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, the type and number of shares of National City Common subject to the FOA Option and the purchase price therefor will be adjusted appropriately.

     Whenever the number of shares of National City Common purchasable upon exercise of the FOA Option is adjusted as provided in the preceding paragraph, the FOA Option Price shall be adjusted by multiplying the FOA Option Price by a fraction, the numerator of which shall be equal to the number of shares of National City Common purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of National City Common purchasable after the adjustment.

     Repurchase of FOA Option. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, at the request of FOA, delivered within 30 days of the Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act), National City (a) shall repurchase the FOA Option from FOA at a price (the "FOA Option Repurchase Price") equal to (i) the amount by which (A) the market/offer price (as defined below) exceeds (B) the FOA Option Price, multiplied by the number of shares for which the FOA Option may then be exercised, plus (ii) FOA's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (b) shall repurchase such number of shares of National City Common issued upon total or partial exercise of the FOA Option (the "FOA Option Shares") from FOA as FOA shall designate at a price (the "FOA Option Share Repurchase Price") equal to (i) the market/offer price multiplied by the number of FOA Option Shares so designated plus (ii) FOA's Out-of-Pocket Expenses (to the extent not previously reimbursed).

     For purposes of the FOA Option Agreement:

     (a) The term "Out-of-Pocket Expenses" means FOA's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement and the Plan of Merger, including, without limitation, legal, accounting and investment banking fees.

     (b) The term "market/offer price" means the highest of

          (i) the price per share of National City Common at which a tender offer or exchange offer therefor has been made after November 30, 1997;

          (ii) the price per share of National City Common to be paid by any third party pursuant to an agreement with National City;

          (iii) the highest closing price for shares of National City Common within the 30-day period immediately preceding the date FOA gives notice of the required repurchase of the FOA Option or the FOA Option Shares, as the case may be; or

          (iv) in the event of a sale of all or substantially all of National City's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of National City as determined by a nationally recognized investment banking firm selected by FOA, divided by the number of shares of National City Common outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by FOA, whose determination will be conclusive and binding on all parties.

     Substitute Option. The FOA Option Agreement provides that in the event that prior to an Exercise Termination Event, National City enters into an agreement
(a) to consolidate or merge with any person, other than FOA or one of its subsidiaries, and National City is not the continuing or surviving corporation of such consolidation or merger, (b) to permit any person, other than FOA or one of its subsidiaries, to merge into National City and National City is the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of National City Common are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of National City Common after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (c) to sell or otherwise transfer all or substantially all of its assets to any person, other than FOA or one of its subsidiaries, then, and in each such case, the agreement governing such transaction must make proper provision so that the FOA Option shall, upon the consummation of any such transaction, be converted into, or exchanged for, an option (the "Substitute FOA Option"), at the election of FOA, of either (i) the Acquiring Corporation (as defined below) or (ii) any person that controls the Acquiring Corporation. For purposes of the FOA Option Agreement, the term "Acquiring Corporation" means (A) the continuing or surviving corporation of a consolidation or merger with National City (if other than National City), (B) National City in a merger in which National City is the continuing or surviving corporation, and (C) the transferee of all or substantially all of National City's assets.

     The Substitute FOA Option shall have the same terms as the FOA Option; provided, however, that if the terms of the Substitute FOA Option cannot, for legal reasons, be the same as the FOA Option, such terms shall be as similar as possible and in no event less advantageous to FOA. The FOA Option Agreement provides that National City may not enter into any transaction described above triggering a Substitute FOA Option unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all the obligations of National City under the FOA Option Agreement. The FOA Option Agreement further provides that the issuer of the Substitute FOA Option shall enter into an agreement with FOA in substantially the same form as the FOA Option Agreement, which agreement shall be applicable to the Substitute FOA Option and shall provide for the repurchase of the Substitute FOA Option and any shares of the issuer issued pursuant thereto on terms similar to the repurchase of the FOA Option and the FOA Option Shares.

     The Substitute FOA Option will be exercisable for such number of shares of common stock of the issuer of the Substitute FOA Option ("Substitute Common Stock") as is equal to the market/offer price multiplied by the number of shares of National City Common for which the FOA Option is then exercisable, divided by the Average Price. For purposes of the FOA Option Agreement, the term "Average Price" means the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of a share of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if National City is the issuer of the Substitute FOA Option, the Average Price will be computed with respect to a share of common stock issued by the person merging into National City or by any company which controls or is controlled by such person, as FOA may elect. The exercise price of the Substitute FOA Option per share of Substitute Common Stock will then be equal to the FOA Option Price multiplied by a fraction, the numerator of which will be the number of shares of National City Common for which the FOA Option is then exercisable and the denominator of which will be the number of shares of Substitute Common Stock for which the Substitute FOA Option is exercisable.

     The FOA Option Agreement provides that the Substitute FOA Option may not be exercisable for more than 10% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute FOA Option. In the event that the Substitute FOA Option would be exercisable for more than 10% of the shares of Substitute Common Stock outstanding prior to exercise, the issuer of the Substitute FOA Option will be required to make a cash payment to FOA equal to the excess of (a) the value of the Substitute FOA Option without giving effect to the foregoing limitation over (b) the value of the Substitute FOA Option after giving effect to the foregoing limitation. Such difference in value will be determined by a nationally recognized investment banking firm selected by FOA.

     Registration Rights. Within 30 days after the occurrence of a Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act), FOA may request National City to prepare and file a registration statement with the SEC if such registration is necessary to permit the sale or other disposition of the shares of National City Common purchased upon exercise of the FOA Option. National City is required to use its best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or dispositions. FOA has the right to demand two such registrations. National City also will permit FOA to include the sale of shares of National City Common purchased upon exercise of the FOA Option in certain registration statements initiated by National City.

     Assignment of FOA Option. Neither National City nor FOA may assign any of its rights or obligations under the FOA Option Agreement or the FOA Option to any other person without the express written consent of the other party, except that in the event a Subsequent Triggering Event occurs prior to an Exercise Termination Event, FOA may assign, in whole or in part, its rights and obligations under the FOA Option Agreement or the FOA Option within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange
Act); provided, however, that until the date 30 days following the date at which the FRB and, if applicable, the OTS approves an application by FOA under the BHCA to acquire the shares of National City Common subject to the FOA Option, FOA may not assign its rights under the FOA Option except in (a) a widely dispersed public distribution, (b) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of National City, (c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on FOA's behalf, or (d) any other manner approved by the FRB.

     Termination of the FOA Option. The FOA Option will terminate upon the occurrence of an Exercise Termination Event. In the event that the holder of the FOA Option or the owner of FOA Option Shares or any affiliate thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then (a) in the case of a holder of the FOA Option or any affiliate thereof, the FOA Option held by it will immediately terminate, and
(b) in the case of an owner of FOA Option Shares or any affiliate thereof, the FOA Option Shares held by it will be immediately repurchasable by National City at the FOA Option Price.

     Additional Provisions. Certain rights and obligations of FOA and National City under the FOA Option Agreement are subject to receipt of required regulatory approvals. Among other things, the approval of the FRB is required for the acquisition by FOA of more than 5% of the outstanding shares of National City Common.

                              RECENT DEVELOPMENTS

FORT WAYNE NATIONAL CORPORATION ACQUISITION

     On January 12, 1998 National City Corporation and Fort Wayne National Corporation announced they had executed an Agreement and Plan of Merger dated January 12, 1998 ("FWNC Agreement") whereby FWNC will be merged into National City Corporation. National City expects to account for the FWNC/National City merger on a purchase accounting basis.

     FWNC is a regional multibank holding company registered under BHCA, and is incorporated under the laws of the State of Indiana. As of December 31, 1997, FWNC owned all of the outstanding shares of seven commercial banks in Indiana, had consolidated total assets of $3.4 billion and consolidated total deposits of $2.6 billion.

     Pursuant to the FWNC Agreement, FWNC will merge into National City, and National City will be the surviving corporation. At the time the FWNC/National City merger is consummated, each outstanding share of FWNC common stock without par value, not owned by National City or any direct or indirect wholly-owned subsidiary of National City (except for any shares of FWNC held in trust accounts, managed accounts or in a fiduciary capacity or acquired in satisfaction of debts previously contracted) will be converted into the right to receive 0.75 shares of National City Common.

     Consummation of the FWNC merger is subject to satisfaction of a number of conditions and regulatory approvals similar to those of the Merger.

     In order for the Merger to qualify for the pooling-of-interests method of accounting, National City needs to issue approximately 11.1 million shares of National City Common prior to the Effective Time to cure tainted shares. See "MERGER -- Accounting Treatment." In connection with the FWNC/National City merger National City will issue approximately 12.8 million shares of National City Common. Accordingly National City expects to cure the tainted shares by consummating the FWNC/National City merger prior to the Effective Time.

YEAR 2000

     National City initiated the process of preparing its computer systems and applications for the Year 2000 in January 1995. This process involves modifying or replacing certain hardware and software maintained by National City as well as communicating with external service providers to ensure that they are taking the appropriate action to remedy their Year 2000 issues. Management expects to have substantially all of the system and application changes completed by the end of 1998 and believes that its level of preparedness is appropriate.

     National City estimates that the total cumulative cost of the project will be approximately $40 million, which includes both internal and external personnel costs related to modifying the systems as well as the cost of purchasing or leasing certain hardware and software. Purchased hardware and software will be capitalized in accordance with normal policy. Personnel and all other costs related to the project are being expensed as incurred.

     The costs of the project and the expected completion dates are based on management's best estimates.

                               PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The unaudited pro forma financial information on the following pages presents (a) the historical consolidated balance sheets of National City and FOA at December 31, 1997 and the unaudited pro forma combined consolidated balance sheet as of December 31, 1997, giving effect to the merger of National City and FOA as if it had occurred on that date on a pooling-of-interests accounting basis; (b) the historical consolidated balance sheet of FWNC at December 31, 1997 and the unaudited pro forma combined consolidated balance sheet as of December 31, 1997, giving effect to the merger of National City and FOA as if it had occurred on that date on pooling-of-interests accounting basis and the merger of National City and FWNC as if the merger with FWNC had occurred on that date on a purchase accounting basis; (c) the historical consolidated statements of income of National City and FOA and the unaudited pro forma combined consolidated statements of income for the years ended December 31, 1997, 1996 and 1995, giving effect to the merger of National City and FOA on a pooling-of-interests accounting basis; and (d) the historical consolidated statement of income of FWNC and the unaudited pro forma combined consolidated statement of income for the year ended December 31, 1997, giving effect to the merger of National City and FOA as if the merger with FOA had occurred on January 1, 1997 on a pooling-of-interests accounting basis and the merger of National City and FWNC as if the merger with FWNC had occurred on January 1, 1997 on a purchase accounting basis. National City will issue approximately 13 million treasury shares to consummate the merger of FWNC. The issuance of the shares will allow National City to account for the merger with FOA on a pooling-of-interests accounting basis.

     The unaudited pro forma financial information assumes all of the outstanding shares of FOA Common and FWNC Common are converted into shares of National City Common and the outstanding shares of FWNC Preferred are converted into National City Preferred. The unaudited pro forma financial information is based on the historical financial statements, giving effect to the merger of National City and FOA under the pooling-of-interests method of accounting and the merger with FWNC under the purchase method of accounting. The pro forma statements exclude the estimated effect of potential expense savings associated with the consolidation of operations of National City, FOA and FWNC, and may not be indicative of the results that actually would have occurred had the mergers been consummated on the date(s) indicated, or which may be attained in the future.

                           NATIONAL CITY CORPORATION

                 PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                                  (Unaudited)

                                                                                                                       NATIONAL
                                                           PRO FORMA        NATIONAL                   PRO FORMA      CITY, FOA,
                            NATIONAL CITY       FOA       ADJUSTMENTS     CITY AND FOA      FWNC      ADJUSTMENTS      AND FWNC
                            -------------   -----------   -----------     ------------   ----------   -----------     -----------
(IN THOUSANDS)
ASSETS
Cash and demand balances
  due from banks..........   $ 2,967,181    $ 1,180,883    $              $ 4,148,064    $  181,481    $              $ 4,329,545
Loans, net of unearned
  income..................    39,573,125     13,669,486                    53,242,611     2,049,697                    55,292,308
Allowance for loan
  losses..................      (698,405)      (243,469)                     (941,874)      (29,487)                     (971,361)
                             -----------    -----------     --------      -----------    ----------     --------      -----------
    Net loans.............    38,874,720     13,426,017           --       52,300,737     2,020,210           --       54,320,947
Securities available for
  sale, at market.........     8,865,063      4,941,969                    13,807,032       970,291                    14,777,323
Federal funds sold and
  security resale
  agreements..............       535,576          7,461                       543,037        57,615                       600,652
Other short term
  investments.............        63,974        155,269                       219,243         2,649                       221,892
Properties and
  equipment...............       660,057        378,726                     1,038,783        57,894                     1,096,677
Customers' acceptance
  liability...............        45,243            580                        45,823                                      45,823
Accrued income and other
  assets..................     2,671,707        988,749      110,000 (B)    3,770,456       103,331      582,393 (C)    4,472,180
                                                                                                          16,000 (D)
                             -----------    -----------     --------      -----------    ----------     --------      -----------
    TOTAL ASSETS..........   $54,683,521    $21,079,654    $ 110,000      $75,873,175    $3,393,471    $ 598,393      $79,865,039
                             ===========    ===========     ========      ===========    ==========     ========      ===========

LIABILITIES AND
  STOCKHOLDERS' EQUITY
Deposits in domestic
  offices:
  Noninterest bearing.....   $ 7,378,009    $ 2,912,070    $              $10,290,079    $  429,822    $              $10,719,901
  Interest bearing........    27,746,708     12,847,224                    40,593,932     2,149,364                    42,743,296
Deposits in overseas
  office..................     1,736,419             --                     1,736,419                                   1,736,419
                             -----------    -----------     --------      -----------    ----------     --------      -----------
    Total deposits........    36,861,136     15,759,294           --       52,620,430     2,579,186           --       55,199,616
Federal funds borrowed and
  security repurchase
  agreements..............     4,425,346        385,607                     4,810,953       328,049                     5,139,002
Other borrowed funds......     3,096,042      1,168,514                     4,264,556        35,179                     4,299,735
Long-term debt............     4,810,417      1,486,777                     6,297,194       117,551                     6,414,745
Acceptances outstanding...        45,243            580                        45,823                                      45,823
Accrued expenses and other
  liabilities.............     1,163,986        401,973      350,000 (B)    1,915,959        35,709       50,000 (D)    2,001,668
                             -----------    -----------     --------      -----------    ----------     --------      -----------
    TOTAL LIABILITIES.....    50,402,170     19,202,745      350,000       69,954,915     3,095,674       50,000       73,100,589
                             -----------    -----------     --------      -----------    ----------     --------      -----------

STOCKHOLDERS' EQUITY
Preferred stock...........            --             --           --               --        36,999           --           36,999
Common stock..............       844,391        871,664     (453,265)(A)    1,262,790        18,999       32,298 (C)    1,314,087
Capital surplus...........       618,841         36,814      453,265 (A)    1,108,920        47,455      744,439 (C)    1,900,814
Retained earnings.........     2,818,119        968,431     (240,000)(B)    3,546,550       194,344     (194,344)(C)    3,512,550
                                                                                                         (34,000)(D)
                             -----------    -----------     --------      -----------    ----------     --------      -----------
    TOTAL STOCKHOLDERS'
      EQUITY..............     4,281,351      1,876,909     (240,000)       5,918,260       297,797      548,393        6,764,450
                             -----------    -----------     --------      -----------    ----------     --------      -----------
    TOTAL LIABILITIES AND
      STOCKHOLDERS'
      EQUITY..............   $54,683,521    $21,079,654    $ 110,000      $75,873,175    $3,393,471    $ 598,393      $79,865,039
                             ===========    ===========     ========      ===========    ==========     ========      ===========

See accompanying notes to pro forma combined consolidated financial information.

                           NATIONAL CITY CORPORATION

                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (Unaudited)

                                                                                                                        NATIONAL
(IN THOUSANDS EXCEPT PER SHARE                                  PRO FORMA      NATIONAL                 PRO FORMA      CITY, FOA,
DATA)                             NATIONAL CITY      FOA       ADJUSTMENTS   CITY AND FOA     FWNC     ADJUSTMENTS      AND FWNC
                                  -------------   ----------   -----------   ------------   --------   -----------     ----------
INTEREST INCOME
Loans and loans held for sale,
  including fees................   $ 3,204,969    $1,285,970           --     $4,490,939    $174,360           --      $4,665,299
Securities:
  Taxable.......................       524,761       269,454           --        794,215      47,905                      842,120
  Exempt from Federal income
    taxes.......................        19,187        26,819           --         46,006      11,595                       57,601
Other interest income...........        27,223         8,534           --         35,757       2,415                       38,172
                                    ----------    ----------     --------     ----------    --------     --------      ----------
    Total interest income.......     3,776,140     1,590,777           --      5,366,917     236,275           --       5,603,192

INTEREST EXPENSE
Deposits........................     1,252,467       563,798           --      1,816,265      92,564                    1,908,829
Other borrowings................       323,455        89,243           --        412,698      19,875                      432,573
Long-term debt..................       257,390        65,814           --        323,204       6,289                      329,493
                                    ----------    ----------     --------     ----------    --------     --------      ----------
    Total interest expense......     1,833,312       718,855           --      2,552,167     118,728           --       2,670,895
    Net interest income.........     1,942,828       871,922           --      2,814,750     117,547           --       2,932,297
Provision for loan losses.......       139,660        85,707           --        225,367       4,587                      229,954
                                    ----------    ----------     --------     ----------    --------     --------      ----------
    Net interest income after
      provision for loan
      losses....................     1,803,168       786,215           --      2,589,383     112,960           --       2,702,343

NONINTEREST INCOME
Item processing revenue.........       393,115            --           --        393,115         828                      393,943
Trust fees......................       195,815       103,270           --        299,085      14,258                      313,343
Service charges on deposit
  accounts......................       228,986       117,095           --        346,081       7,667                      353,748
Card-related fees...............       137,931        79,761           --        217,692       4,113                      221,805
Mortgage banking revenue........       124,538        34,564           --        159,102         678                      159,780
Other...........................       212,037       155,823           --        367,860       4,353                      372,213
                                    ----------    ----------     --------     ----------    --------     --------      ----------
    Total fees and other
      income....................     1,292,422       490,513           --      1,782,935      31,897           --       1,814,832
Security gains (losses).........        83,514        (3,384)          --         80,130         232                       80,362
                                    ----------    ----------     --------     ----------    --------     --------      ----------
    Total noninterest income....     1,375,936       487,129           --      1,863,065      32,129           --       1,895,194

NONINTEREST EXPENSE
Salaries and other personnel....       987,696       459,699           --      1,447,395      47,200                    1,494,595
Net occupancy...................       132,725        60,268           --        192,993       7,622                      200,615
Equipment.......................       144,459        56,140           --        200,599       7,027                      207,626
Other...........................       745,697       225,732           --        971,429      28,487    $  31,703 (C)   1,031,619
                                    ----------    ----------     --------     ----------    --------     --------      ----------
    Total noninterest expense...     2,010,577       801,839           --      2,812,416      90,336       31,703       2,934,455
                                    ----------    ----------     --------     ----------    --------     --------      ----------
Income before income taxes......     1,168,527       471,505           --      1,640,032      54,753      (31,703)      1,663,082
Income tax expense..............       361,094       156,744           --        517,838      17,907       (3,597)(C)     532,148
                                    ----------    ----------     --------     ----------    --------     --------      ----------
    NET INCOME..................   $   807,433    $  314,761    $      --     $1,122,194    $ 36,846    $ (28,106)     $1,130,934
                                    ==========    ==========     ========     ==========    ========     ========      ==========
EARNINGS PER COMMON SHARE(F)
  Basic.........................   $      3.73    $     3.57                  $     3.48    $   1.98                   $     3.37
  Diluted.......................          3.66          3.53                        3.42        1.92                         3.31

AVERAGE COMMON SHARES
  OUTSTANDING(F)
  Basic.........................       216,430        88,170                     322,234      17,457                      335,326
  Diluted.......................       220,690        89,202                     327,733      19,214                      342,143

See accompanying notes to pro forma combined consolidated financial information.

                           NATIONAL CITY CORPORATION

                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                         PRO FORMA
(IN THOUSANDS EXCEPT PER SHARE DATA)                      NATIONAL CITY       FOA         COMBINED
                                                          -------------    ----------    ----------
INTEREST INCOME
Loans and loans held for sale, including fees...........   $ 3,059,041     $1,366,083    $4,425,124
Securities:
  Taxable...............................................       543,006        270,647       813,653
  Exempt from Federal income taxes......................        24,114         16,434        40,548
Other interest income...................................        29,174         10,390        39,564
                                                          -------------    ----------    ----------
          Total interest income.........................     3,655,335      1,663,554     5,318,889

INTEREST EXPENSE
Deposits................................................     1,216,089        645,995     1,862,084
Other borrowings........................................       299,335         79,988       379,323
Long-term debt..........................................       197,335         35,083       232,418
                                                          -------------    ----------    ----------
          Total interest expense........................     1,712,759        761,066     2,473,825
          Net interest income...........................     1,942,576        902,488     2,845,064
Provision for loan losses...............................       146,480         93,456       239,936
                                                          -------------    ----------    ----------
          Net interest income after provision for loan
            losses......................................     1,796,096        809,032     2,605,128

NONINTEREST INCOME
Item processing revenue.................................       364,512             --       364,512
Trust fees..............................................       177,124         94,377       271,501
Service charges on deposit accounts.....................       214,659        112,516       327,175
Card-related fees.......................................       123,306         73,900       197,206
Mortgage banking revenue................................        81,145         28,525       109,670
Other...................................................       170,539        110,511       281,050
                                                          -------------    ----------    ----------
          Total fees and other income...................     1,131,285        419,829     1,551,114
Securities gains (losses)...............................       108,146           (515)      107,631
                                                          -------------    ----------    ----------
          Total noninterest income......................     1,239,431        419,314     1,658,745

NONINTEREST EXPENSE
Salaries and other personnel............................       923,764        454,170     1,377,934
Net occupancy...........................................       132,143         64,871       197,014
Equipment...............................................       135,139         58,462       193,601
Other...................................................       786,037        267,500     1,053,537
                                                          -------------    ----------    ----------
          Total noninterest expense.....................     1,977,083        845,003     2,822,086
Income before income taxes..............................     1,058,444        383,343     1,441,787
Income tax expense......................................       321,814        126,457       448,271
                                                          -------------    ----------    ----------
          NET INCOME....................................   $   736,630     $  256,886    $  993,516
                                                            ==========      =========     =========
EARNINGS PER COMMON SHARE(F)
  Basic.................................................   $      3.34     $     2.79    $     3.00
  Diluted...............................................          3.27           2.77          2.95
AVERAGE COMMON SHARES OUTSTANDING(F)
  Basic.................................................       219,095         92,044       329,548
  Diluted...............................................       225,353         92,663       336,549

See accompanying notes to pro forma combined consolidated financial information.

                           NATIONAL CITY CORPORATION

                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                            FIRST OF
                                                         NATIONAL CITY    AMERICA BANK     PRO FORMA
(IN THOUSANDS EXCEPT PER SHARE DATA)                      CORPORATION     CORPORATION     COMBINED(E)
                                                         -------------    ------------    -----------
INTEREST INCOME
Loans and loans held for sale, including fees..........   $ 2,910,070      $1,473,210     $4,383,280
Securities:
  Taxable..............................................       617,635         304,145        921,780
  Exempt from Federal income taxes.....................        30,675          13,317         43,992
Other interest income..................................        45,651           5,852         51,503
                                                         -------------    ------------    -----------
          Total interest income........................     3,604,031       1,796,524      5,400,555

INTEREST EXPENSE
Deposits...............................................     1,249,698         725,161      1,974,859
Other borrowings.......................................       365,734         100,684        466,418
Long-term debt.........................................       160,254          46,683        206,937
                                                         -------------    ------------    -----------
          Total interest expense.......................     1,775,686         872,528      2,648,214
          Net interest income..........................     1,828,345         923,996      2,752,341
Provision for loan losses..............................       113,482          91,488        204,970
                                                         -------------    ------------    -----------
          Net interest income after provision for loan
            losses.....................................     1,714,863         832,508      2,547,371

NONINTEREST INCOME
Item processing revenue................................       327,929              --        327,929
Trust fees.............................................       167,224          82,539        249,763
Service charges on deposit accounts....................       196,474         100,281        296,755
Card-related fees......................................        98,806          60,449        159,255
Mortgage banking revenue...............................        66,821          31,505         98,326
Other..................................................       146,587          71,264        217,851
                                                         -------------    ------------    -----------
          Total fees and other income..................     1,003,841         346,038      1,349,879
Securities gains.......................................        42,365              62         42,427
                                                         -------------    ------------    -----------
          Total noninterest income.....................     1,046,206         346,100      1,392,406

NONINTEREST EXPENSE
Salaries and other personnel...........................       878,615         430,977      1,309,592
Net occupancy..........................................       125,072          64,108        189,180
Equipment..............................................       127,612          59,322        186,934
Other..................................................       784,625         260,864      1,045,489
                                                         -------------    ------------    -----------
          Total noninterest expense....................     1,915,924         815,271      2,731,195
Income before income taxes.............................       845,145         363,337      1,208,482
Income tax expense.....................................       253,685         126,629        380,314
                                                         -------------    ------------    -----------
Net income.............................................   $   591,460      $  236,708     $  828,168
                                                           ==========      ==========     ==========
EARNINGS PER COMMON SHARE(F)
  Basic................................................   $      2.71      $     2.50     $     2.49
  Diluted..............................................          2.64            2.49           2.45
AVERAGE COMMON SHARES OUTSTANDING(F)
  Basic................................................       212,392          94,831        326,190
  Diluted..............................................       223,937          95,251        338,238

See accompanying notes to pro forma combined consolidated financial information.

         NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

                                  (UNAUDITED)

     (A) The pro forma combined consolidated balance sheet gives effect to the merger of National City and FOA at December 31, 1997 on a pooling-of-interests accounting basis. The capital accounts have been adjusted to reflect the issuance of 104,599,651 shares of National City Common in exchange for all of the outstanding shares of FOA Common. The number of shares that is expected to actually be issued to effect the merger of National City and FOA may be greater due to the exercise of options under the provisions of FOA's option plans prior to consummation of the Merger. As of December 31, 1997, there were 2,934,925 unexercised options outstanding under FOA's option plans.

     (B) A liability of $350 million has been recorded in the pro forma combined consolidated balance sheet to reflect National City management's estimate of anticipated expenses related to the merger of FOA and National City. This liability resulted in a $240 million after-tax adjustment to retained earnings and a $110 million adjustment to deferred taxes in the pro forma combined consolidated balance sheet. The following table provides detail of the estimated expenses:

                                                                            (IN MILLIONS, PRE-TAX)
Personnel related........................................................            $175
Facilities and other assets..............................................              90
Investment banker and other professional fees............................              50
Other....................................................................              35
                                                                                     ----
Total....................................................................            $350
                                                                                     ====

     Personnel related costs consist primarily of expenses related to employment contracts, severance, and certain retention payments to employees. Facilities and other assets consists of estimated costs associated with the write-down of certain assets, including disposal of certain facilities, computer hardware, and computer software determined to be incompatible or duplicative in nature. Other expenses primarily consist of conversion related and other miscellaneous fees and expenses. It is anticipated that the majority of the expenses will be recognized within a short period after consummation of the merger of FOA and National City and that all of the expenses will be recognized by December 31, 1998. Management continues to review these estimates and there can be no assurance that the actual costs will not differ in amount and type from the amounts provided above.

     (C) The unaudited pro forma combined consolidated financial statements give effect to the merger of National City and FWNC on a purchase accounting basis. The pro forma combined consolidated balance sheet gives effect to the merger of National City and FWNC as if the transaction had occurred on December 31, 1997. The pro forma combined consolidated income statement for the year ended December 31, 1997 gives effect to the merger of National City and FWNC as if the transaction had occurred on January 1, 1997. The pro forma combined consolidated balance sheet adjustments include amounts to bring the historical balance sheet of FWNC to estimated fair value in accordance with the provisions of APB Opinion No. 16. The ultimate fair values of all assets and liabilities will be determined at consummation of the merger. The capital accounts have been adjusted to reflect the issuance of 12,824,199 shares of National City Common in exchange for all of the outstanding shares of FWNC Common based upon an exchange rate of .75 shares of National City Common for each share of FWNC Common. The number of shares that is expected to actually be issued to effect the merger of National City and FWNC may be greater due to the exercise of options under the provisions of FWNC's option plans prior to consummation of the merger. As of December 31, 1997, there were 955,986 unexercised options outstanding under FWNC's option plans. For purposes of purchase price allocation, it was assumed that the shares of National City Common were issued at the December 31, 1997 market price of $65.75 per share. The capital accounts also reflect the exchange of all of the shares of FWNC's preferred stock for shares of National City's preferred stock based on an exchange rate of 1.0 share of National City's preferred stock for each share of FWNC's preferred stock. The excess of the value of National City Common issued over the fair value of the net assets acquired of $608 million was allocated between goodwill ($536 million) and core deposit intangible ($72 million), net of $25 million of deferred taxes recorded in relation to the core deposit intangible. The pro forma combined consolidated income statement adjustments reflect the amortization expense related to the goodwill and core deposit intangible, based upon expected lives of twenty-five and seven years, respectively.

         NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

                                  (UNAUDITED)

     (D) A liability of $50 million has been recorded in the pro forma combined consolidated balance sheet to reflect National City management's estimate of anticipated costs related to the merger of National City and FWNC. This liability resulted in a $34 million after-tax adjustment to retained earnings and a $16 million adjustment to deferred taxes in the pro forma combined consolidated balance sheet. The following table provides detail of the nature of the estimated costs:

                                                                            (IN MILLIONS, PRE-TAX)
Personnel related........................................................            $ 20
Facilities and other assets..............................................              10
Investment banker and other professional fees............................               5
Other....................................................................              15
                                                                                      ---
Total....................................................................            $ 50
                                                                                      ===

     The types of costs that are expected to be incurred within each of the above line items are consistent with the types of costs that are expected to be incurred in relation to the merger of National City and FOA as described in (B) above. Management continues to review these costs and there can be no assurance that the actual costs will not differ in amount and type from the amounts provided above.

     (E) Effective January 1, 1995 FOA adopted Statement of Financial Accounting Standards (SFAS) No. 122, Accounting for Mortgage Servicing Rights. National City did not adopt SFAS No. 122 until January 1, 1996. Because the impact of FOA's 1995 adoption is not material to the pro forma combined consolidated financial results, pro forma adjustments are not included in the pro forma combined consolidated financial information to conform the timing of FOA's adoption to that of National City's.

     (F) The historical per common share data of FOA has been adjusted to reflect the 3 for 2 stock split effected in the form of a dividend, distributed May 30, 1997.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of National City or FOA.

     As bank holding companies, National City and FOA are subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, bank holding companies may not (subject to certain limited exceptions) directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior written approval of the FRB. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 amended Section 3(d) of the BHCA by authorizing the FRB to approve on or after September 29, 1995 the acquisition by a bank holding company of more than 5% of any class of the voting shares of, or substantially all the assets of, any bank (or its holding company) located outside of the state in which the operations of such acquiring bank holding company's banking subsidiaries are principally conducted on the date such company became a bank holding company, regardless of whether the acquisition would be prohibited by state law. However the amendment to Section 3(d) of the BHCA provides that the FRB may only approve the acquisition applications of bank holding companies that are "adequately capitalized" and "adequately managed". In addition, the FRB may not approve an out of state bank holding company's application to acquire a bank (or its holding company) in another state that has not existed for a minimum period of time, if any, required by the "host state". In no event shall the "host state's" law require that a bank have existed more than five years. Also the FRB may not approve a bank holding company's application, if the applicant, including its insured depository affiliates, controls or would control, more than ten (10) percent of the total amount of deposits of insured depository institutions in the United States. Furthermore, amended Section 3(d) prohibits the FRB's approval of an acquisition if the applicant, including all insured depository affiliates, would control 30 percent or more of the deposits of all insured depository institutions in an affected State. In determining whether to approve an application, the FRB is required to comply with its responsibilities under
Section 804 of the Community Reinvestment Act of 1977, and consider the applicants compliance with state community reinvestment laws.

PAYMENT OF DIVIDENDS

     Each of National City and FOA is a legal entity separate and distinct from its banking and other subsidiaries. Most of National City's and FOA's revenues result from dividends paid to it by its bank subsidiaries. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as by National City to its stockholders and FOA to its shareholders.

     Each state bank subsidiary that is a member of the Federal Reserve System and each national banking association is required by federal law to obtain the prior approval of the FRB or the Comptroller of the Currency (the "Comptroller"), as the case may be, for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (a) such bank's net profits (as defined and interpreted by regulation) for that year plus (b) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

     In 1997, National City's subsidiary banks, without obtaining governmental approvals, could declare aggregate dividends of approximately $1,116.2 million from retained net profits. During 1997, National City's subsidiary banks declared $422.0 million in dividends. As of January 1, 1998, the subsidiary banks could initiate dividend payments, without prior regulatory approval, of $471.1 million.

     In 1997, FOA's subsidiary banks, without obtaining governmental approvals, could not declare dividends from retained net profits. During 1997, FOA's subsidiary banks paid $242 million in dividends. As of January 1, 1998, the subsidiary banks could initiate dividend payments, without prior regulatory approval, of $30.1 million.

     The payment of dividends by National City and FOA and their respective bank subsidiaries are also affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FRB and the Comptroller have each indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The FRB, the Comptroller and the Federal Deposit Insurance Corporation (the "FDIC") have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

CERTAIN TRANSACTIONS BY BANK HOLDING COMPANIES WITH THEIR AFFILIATES

     There are also various legal restrictions on the extent to which National City, FOA and most of their respective nondepository subsidiaries can borrow or otherwise obtain credit from, or engage in certain other transactions ("covered transactions") with, its depository institution subsidiaries. Such borrowings and other transactions by an insured depository institution with their nondepository affiliates are limited to the following amounts: (a) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and (b) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. In addition, such extensions of credit must be collateralized in prescribed amounts. Furthermore, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL

     National City and FOA are each subject to capital adequacy guidelines of the FRB. Under the FRB's capital guidelines, a holding company's capital is divided into two tiers, Tier 1 and Tier 2. The respective components of Tier 1 and Tier 2 capital are described in materials incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The minimum guideline for the ratio of Total Capital (Tier 1 plus Tier 2 capital) to risk-adjusted assets is 8%, of which half (4%) must be Tier 1 capital. In addition the FRB requires a leverage ratio (Tier 1 capital to average total consolidated assets) of at least 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating. To be considered well capitalized, the Tier 1 capital ratio, the Total Capital ratio and the leverage ratio must be at least 6%, 10%, and 5%, respectively.

     The following table sets forth the ratio of Tier 1 capital to risk-adjusted assets, Total Capital to risk-adjusted assets and Tier 1 capital to average total consolidated assets for National City and FOA individually, National City and FOA on a pro forma combined basis, FWNC individually, and National City, FOA and FWNC on a pro forma combined basis as of December 31, 1997 (in each case calculated pursuant to the current risk-based capital guidelines).

                                                 NATIONAL             PRO FORMA             PRO FORMA
                                                   CITY       FOA     COMBINED     FWNC     COMBINED
                                                 --------    -----    ---------    -----    ---------
TIER 1 RISK-BASED CAPITAL......................     8.12%    11.33%      8.57%     12.09%      8.77%
TOTAL RISK-BASED CAPITAL.......................    12.65     14.74      12.79      13.34      12.89
LEVERAGE.......................................     7.01      8.74       7.18      7.98        7.28

     Each of National City's, FOA's and FWNC's subsidiary banks is subject to similar capital requirements established by the subsidiary's primary federal regulator. At December 31, 1997, all of National City's, FOA's FWNC's subsidiary banks were considered well-capitalized.

     Effective January 17, 1995, the FRB and the other federal banking agencies amended the risk-based capital standards to consider risk from concentrations of credit and the risks of nontraditional activities, as well as an institution's ability to manage these risks, as important factors in determining the adequacy of an institution's capital. Institutions with higher than desired levels of risk will be expected to maintain a higher capital ratio or minimum levels of capital. The federal banking agencies also issued an amendment to the capital standards, effective September 1, 1995, which requires the banking agencies to consider an institution's exposure to interest rate risk when assessing the adequacy of capital. This amendment does not codify a measurement framework for assessing the level of interest rate exposure. It is anticipated that at some future date the federal banking agencies will establish an explicit capital charge for interest rate risk that will be based upon an institution's measured interest rate risk exposure.

     Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies including the possible termination of deposit insurance by the FDIC and seizure of the institution.

HOLDING COMPANY SUPPORT OF SUBSIDIARY BANKS

     Under FRB policy, National City and FOA are expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such FRB policy, National City or FOA would not otherwise be required to provide it. In addition, any capital loans by National City or FOA to a subsidiary bank would be subordinate in right of payment to deposits and to certain other indebtedness of such bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority apparently would apply to guarantees of capital restoration plans under the Federal Deposit Insurance Corporation Improvement Act of 1991.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (a) the default of a commonly controlled FDIC-insured depository institution, or (b) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution in danger of default.

FDIC INSURANCE ASSESSMENTS

     National City's and FOA's subsidiary banks are subject to FDIC deposit insurance assessments. Currently FDIC premiums are such that the highest rated institutions are paying an annual premium of $0.01256 per $100.00 of eligible bank insurance fund deposits subject to a statutory annual minimum of $2,000.00.

                   DESCRIPTION OF NATIONAL CITY CAPITAL STOCK

COMMON STOCK

     General. National City has 700,000,000 authorized shares of National City Common, of which 211,097,837 shares were issued and outstanding on December 31, 1997, and an additional 16,836,539 shares were reserved for issuance in connection with National City's stock option plans (options to purchase 13,747,432 of such shares have been granted and are outstanding) and the National City Restricted Stock Plans (awards of 507,552 of such shares have been granted and are outstanding). The shares of National City Common to be issued in connection with the Merger will be validly issued, fully paid and nonassessable. National City Common is listed on the NYSE and trades under the symbol NCC. As of December 31, 1997 there were 34,108 National City Common stockholders of record. The transfer agent, registrar and dividend disbursing agent for shares of National City Common is National City Bank, Cleveland.

     Dividend and Liquidation Rights. Holders of National City Common are entitled to such dividends as may be declared by Board of Directors of National City out of funds legally available therefor. In the event of liquidation, holders of National City Common will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them. The dividend and liquidation rights of National City Common are subject to the rights of any preferred stock of National City.

     Voting, Preemptive, Conversion and Redemption Rights. Holders of National City Common are entitled to one vote per share on all matters submitted to stockholders and are not entitled to cumulative voting rights in the election of directors or to preemptive rights for the purchase of additional shares of any class of National City's stock. National City Common has no conversion or redemption rights.

PREFERRED STOCK

     General. Under National City's Certificate, the Board of Directors of National City is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of preferred stock, without par value, in one or more series as the Board of Directors of National City may determine, and to fix the relative powers, preferences and rights (including voting rights) of each such series of preferred stock in relation to the powers, preferences and rights of any other series of preferred stock. Voting rights, if any, may be general, special, conditional or limited. The Board of Directors of National City also has the discretion to determine the number of votes per share which each holder of a share of a series of the preferred stock will have, but in no event may any holder of any series of National City preferred stock be entitled to more than one vote per share. Additionally, the Board of Directors of National City is authorized to permit the holders of a series of preferred stock to vote separately or together with the holders of one or more other series of preferred stock on all or some matters as a separate voting group. National City may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing a fractional interest in a share of the particular series of the National City preferred stock issued and deposited with a depositary selected by National City.

     Generally, the issuance of preferred stock by National City could (a) result in a class of securities outstanding that will have certain preferences regarding distributions in a liquidation over National City Common and might provide for certain rights (whether general, special, conditional or limited) that could dilute the voting rights of National City Common and (b) result in dilution of the net income per share and net book value per share relating to National City Common. Further, the issuance of any additional shares of National City Common, pursuant to any conversion rights granted holders of any preferred stock, may also result in dilution of the voting rights, net income per share and net book value of National City Common.

                        DESCRIPTION OF FOA CAPITAL STOCK

     The following description of the capital stock of FOA is qualified in its entirety by reference to FOA's Articles and FOA's Bylaws.

GENERAL

     FOA's Articles provide for authorized capital stock consisting of 10,000,000 shares of FOA preferred stock, without par value, ("FOA Preferred Stock") and 200,000,000 shares of FOA Common, par value $10.00 per share. As of December 31, 1997, there were 87,166,376 shares of FOA Common outstanding. No shares of FOA Preferred Stock were outstanding on that date. In addition, as of December 31, 1997, there were outstanding options to purchase 2,934,925 shares of FOA Common under the FOA Option Plans. FOA Common is listed for trading on the NYSE under the symbol FOA. There were 29,141 shareholders of record of FOA Common on December 31, 1997. The transfer agent, registrar and dividend disbursing agent for FOA Common is Norwest Bank Minnesota, N.A., Minneapolis, Minnesota.

FOA COMMON

     The rights of the holders of FOA Common described below are subject to any rights and preferences pertaining to any series of FOA Preferred Stock, if and when issued, to the extent set forth in the resolution of the Board of Directors of FOA for such series.

     Voting Preemptive, Conversion and Redemption Rights. Holders of FOA Common are entitled to one vote per share on each matter submitted to a vote of shareholders. Directors of FOA are elected by a plurality of the votes cast at an election. Other matters submitted to a vote of FOA shareholders are authorized by a majority of the votes cast on the matter, unless a greater plurality is required by FOA's Articles, Bylaws or the MBCA. Holders of FOA Common have no cumulative voting rights in the election of directors and no preemptive rights to subscribe for or purchase additional shares of any FOA capital stock the Board of Directors of FOA may, in its discretion, from time to time cause to be issued. FOA Common is neither convertible or redeemable.

     Dividend and Liquidation Rights. Dividends may be declared and paid on FOA Common at the discretion of the Board of Directors of FOA out of any funds legally available therefor. Under the MBCA, dividends may not be paid if FOA is at the time insolvent or would be insolvent after payment of such dividend. In the event of a voluntary, involuntary or automatic dissolution, holders of FOA Common are entitled to receive pro rata upon liquidation and winding up of the affairs of FOA distribution of the assets of FOA remaining after proper payment of or provision for FOA's debts, obligations and liabilities.

FOA PREFERRED STOCK

     General. The Board of Directors of FOA is authorized, without further action by FOA shareholders, to issue FOA Preferred Stock from time to time in one or more series, with whatever rights, designations, preferences, qualifications, limitations, and restrictions, if any, including without limitation, dividend rights, conversion rights, voting rights and redemption rights, as are specified by the Board of Directors of FOA in the resolution fixing the terms of and establishing the series.

     Generally, the issuance of preferred stock by FOA could (a) result in a class of securities outstanding which will have certain preferences regarding distributions in a liquidation over FOA Common and might provide for certain rights (whether general, special, conditional or limited) that could dilute the voting rights of FOA Common and (b) result in dilution of the net income per share and net book value per share relating to FOA Common. Further, the issuance of any additional shares of FOA Common, pursuant to any conversion rights granted holders of any preferred stock, may also result in dilution of the voting rights, net income per share and net book value of FOA Common.

     FOA Shareholder Rights Plan. FOA has reserved 500,000 shares of preferred stock for issuance as Series A Junior Participating Preferred Stock ("Series A Preferred") upon the exercise of certain preferred stock purchase rights (each a "Right" and in the aggregate "Rights") issued to holders of and in tandem with all outstanding shares of FOA Common. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of July 18, 1990, between FOA and First of America Bank, N.A., as Rights Agent and the Amendment to Rights Agreement, dated as of November 30, 1997, between FOA and the Rights Agent (the "Amendment"). The Rights Agreement was filed with the Commission as an exhibit to FOA's Registration Statement, dated July 18, 1990, on Form 8-A under the Exchange Act and the Amendment was filed as an exhibit to Amendment No. 1 to such Form 8-A Registration Statement, dated December 12, 1997, also as filed with the Commission under the Exchange Act. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Amendment.

     Generally, the Rights Agreement provides as follows. The Rights are not exercisable until a Distribution Date, which occurs ten days after a person or group (an "Acquiring Person") publicly announces acquisition of or commences a tender offer which may result in the acquisition of beneficial ownership of 10% or more of the outstanding shares of FOA Common (a "Stock Acquisition Date"). If, following a Stock Acquisition Date, FOA is merged with or engages in a business combination transaction with the Acquiring Person or the Acquiring Person increases its beneficial ownership of FOA Common by more than one percent or engages in self dealing, then holders of Rights, other than the Acquiring Person, will receive upon exercise of each Right, FOA Common or common stock of the entity surviving the merger or business combination or other consideration with a value of two times the exercise price of the Right.

     In connection with its execution of the Agreement, FOA adopted the Amendment, which provides that the Merger Agreement and the FOA Option will not trigger the ability of holders to exercise the Rights.

     FOA may, at its option, at any time after a Stock Acquisition Date and before an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of FOA Common, elect to exchange all outstanding Rights for shares of FOA Common at an exchange ratio of one share of FOA Common per Right, subject to adjustment to prevent dilution. At any time until 20 days following the Stock Acquisition Date, FOA may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of FOA, including, without limitation, the right to vote or to

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receive dividends. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of FOA prior to the Distribution Date.

     Each share of Series A Preferred shall be entitled to 100 votes on all matters submitted to a vote of the shareholders of FOA. Additionally, in the event FOA fails to pay dividends on the Series A Preferred for four full quarters, holders of the Series A Preferred have certain rights to elect additional directors of FOA. Except as described above, holders of the Series A Preferred have no preemptive rights to subscribe for additional securities that FOA may issue. The Series A Preferred will not be redeemable. Each share of Series A Preferred will, subject to the rights of any FOA Preferred Stock ranking on a parity with or senior to the Series A Preferred, if any, be entitled to preferential quarterly dividends equal to the greater of $10.00, or subject to certain adjustments, 100 times the dividend declared per share of FOA Common. Upon liquidation of FOA, holders of Series A Preferred will, subject to the rights of senior securities, be entitled to a preferential liquidation payment equal to $95.00 per share, plus accrued and unpaid dividends. In the event of any merger, consolidation or other transaction in which shares of FOA Common are exchanged, each share of Series A Preferred will, subject to the rights of senior securities, be entitled to receive 100 times the amount received per share of FOA Common. The rights of the Series A Preferred are protected by customary antidilution provisions.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire FOA without conditioning the offer on a substantial number of Rights being acquired or redemption of the Rights by FOA. The Rights should not interfere with any merger, such as the Merger, or other business combination approved by the Board of Directors of FOA since the Board of Directors of FOA may, at its option, at any time until 20 days following the Stock Acquisition Date, redeem all but not less than all of the then outstanding Rights at the redemption price.

           GENERAL COMPARISON OF NATIONAL CITY AND FOA CAPITAL STOCK

GENERAL

     If the shareholders of FOA approve, and the stockholders of National City adopt, the Agreement and the Merger is subsequently consummated, all shareholders of FOA will become stockholders of National City. National City is a corporation organized under, and governed by, the DGCL, whereas FOA is a corporation organized under, and governed by, the MBCA.

     The following is a brief summary of certain differences between the Delaware corporate laws applicable to National City and the Michigan corporate laws applicable to FOA and certain differences between National City's Certificate and By-laws and FOA's Articles and Bylaws. The purpose of this summary is to briefly indicate the differences between holding National City capital stock and FOA capital stock to the extent such differences are created by the state corporation laws applicable to National City and FOA or arise because of differences between National City's Certificate and By-laws and FOA's Articles and Bylaws. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DGCL, THE MBCA, NATIONAL CITY'S CERTIFICATE AND BYLAWS AND FOA'S ARTICLES AND BYLAWS.

DIRECTORS

     National City's Bylaws provide that the number of directors of National City shall be determined by resolution of the Board of Directors of National City, that such directors shall be elected at the annual meeting of the stockholders of National City, and that each director elected shall hold office until his or her successor is duly elected and shall qualify. The number of directors as of the Annual Meeting is set at 15. Section 141 of the DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.

     FOA's Articles provide that directors of FOA are divided into three classes, and at each annual meeting of shareholders, one class is elected for a three-year term. Under FOA's Articles, the number of directors is fixed from time to time by resolution adopted by a number of directors constituting not less than 80% for the number of directorships constituting the full Board of Directors of FOA. The current number of directors constituting the full Board is
12. Subject to the rights of holders of any particular class or series of equity securities of FOA, any

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newly created directorship resulting from an increase in the total number of authorized directors may be filled by an 80% vote of the directors then in office, or by a sole remaining director, or by a majority vote of the shareholders. Any vacancy resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by an 80% vote of the directors then in office, or by a sole remaining director. Any director elected to fill any newly created directorship or vacancy shall serve for the remainder of the full term of the class to which such director has been elected. FOA's Articles provide that directors may be removed only for cause and only by the affirmative vote of holders of not less than 66 2/3% of the outstanding shares of capital stock of FOA entitled to vote generally in the election of directors ("FOA Voting Stock"). FOA's Bylaws provide that nomination of directors by shareholders may be made only in person or by proxy at a meeting at which the nominating shareholder is entitled to vote, and only if written notice of such shareholder's intent to make such nomination has been received by FOA at least 30 days but not more than 90 days before the anniversary date of the record date for determination of shareholders entitled to vote at the immediately preceding annual meeting of shareholders. The notice must contain certain information specified in FOA's Bylaws. FOA's Bylaws set forth certain qualifications for any nominee to be eligible to be elected or to serve on the Board of Directors of FOA. These qualifications include the requirement that the nominee have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, and in accordance with applicable laws and regulations, and without substantial conflicts of interest. FOA's Bylaws require that all nominees complete a qualification, eligibility and disclosure questionnaire in the form approved by the Board of Directors of FOA. FOA's Bylaws also set forth procedures pursuant to which the Nominating and Compensation Committee of the Board of Directors of FOA shall determine whether nominees are eligible to serve as directors pursuant to the qualifications set forth in the Bylaws.

LIMITATION OF DIRECTOR LIABILITY IN CERTAIN CIRCUMSTANCES

     As permitted by the DGCL, Article Seventh of National City's Certificate provides that directors of National City shall not be liable personally to National City or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability arising out of (a) any breach of the director's duty of loyalty to National City or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL or (d) any transaction from which the director derived an improper personal benefit. This provision protects National City directors against personal liability for monetary damages from breaches of their duty of care. Under Delaware law, absent adoption of Article Seventh, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but may not be liable for simple negligence. Although Article Seventh provides National City directors with protection from certain awards of monetary damages for breaches of their duty of care, it does not eliminate the director's duty of care. Accordingly, Article Seventh has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care. Article Seventh does not apply to officers of National City who are not directors of National City.

     As permitted by the MBCA, FOA's Articles provide that no director of FOA shall be personally liable to FOA or its shareholders for monetary damages for breach of the director's fiduciary duty other than the director's duty of loyalty to FOA or its shareholders or any other act or omission as to which the MBCA prohibits such limitation of liability.

INDEMNIFICATION AND INSURANCE

     National City. Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification

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

has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

     Article VI of National City's Bylaws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any National City subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or Bylaws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

     FOA. Section 561 through 571 of the MBCA, Article X of FOA's Articles and
Article V of FOA's Bylaws relate to indemnification of FOA's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties. FOA's Articles and Bylaws generally permit indemnification to the same extent provided by the MBCA.

     The MBCA provides for indemnification of directors and officers acting in good faith in a manner they reasonably believe to be in or not opposed to the best interest of a Michigan corporation (such as FOA) (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by, or in the right of the corporation) arising out of a position with the corporation (or with some other entity at the corporation's request) and (ii) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed actions or suits by or in the right of the corporation unless the director or officer is found liable to the corporation and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnity. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and
(ii) above be made only on a determination by a majority vote of a quorum of the Board of Directors of FOA who were not parties to or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

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

     Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under a Michigan corporation's articles, bylaws or a contractual agreement. The MBCA permits FOA to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with FOA, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, FOA maintains such insurance on behalf of its directors and officers.

ANTITAKEOVER STATUTES

     Delaware Business Combination Statute. Section 203 of the DGCL ("Section 203"), which applies to National City, regulates transactions with major stockholders after they become major stockholders. Section 203 prohibits a Delaware corporation from engaging in mergers, dispositions of 10% or more of its assets, issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder"), for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply if (a) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder; (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by inside directors and certain employee stock plans; (c) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approves the business combination; or (d) certain competitive bidding circumstances.

     Michigan Fair Price and Control Share Acquisitions Statues. Chapter 7A of the MBCA, commonly known as the Fair Price statute, provides that a supermajority of 90% of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." Chapter 7A defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain of its "affiliates." An "interested shareholder" is generally defined as any person who owns 10% or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with, a specified person.

     The supermajority vote required by Chapter 7A does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that (1) the purchase price to be paid for the shares of the corporation is at least equal to the highest of either (a) the market value of the shares or
(b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (2) once becoming an interested shareholder, the person does not become the beneficial owner of any additional shares of the corporation except as part of the transaction that resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     The requirements of Chapter 7A do not apply to a business combination with the interested shareholder that the board of directors has approved or exempted from the requirements of Chapter 7A by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

     Under Chapter 7B of the MBCA, commonly known as the Shareholder Equity Act or the Control Share Acquisitions statute, "control shares" of an "issuing public company" purchased by a shareholder or group of shareholders may be voted only to the extent approved (1) by a majority of the outstanding voting shares and (2) a majority of the outstanding voting shares excluding shares held by the acquiring person or group and shares held by officers and employees/directors of the issuing public company. "Control shares" are shares that, when added to other shares owned by the person or group, would entitle such person or group to exercise voting power of an issuing public company in the election of directors within any of the following ranges of voting power; (1) one-fifth or more but less than one-third of all voting power; (2) one-third or more but less than a majority of all voting power; or (3) a majority of all voting power. An "issuing public company" is one that has (1) 100 or more shareholders of record, (2) its principal place of business, its principal office or substantial assets in Michigan and (3) either (a) more than 10% of its shareholders of record reside in Michigan, (b) more than 10% of its shares owned of record by Michigan residents or (c) 10,000 shareholders of record residing in Michigan.

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

     As authorized by Chapter 7B, FOA's Bylaws provide that control shares held by a control shares acquiror who has not filed an acquiring person statement with FOA are subject to redemption and that control shares that have not been accorded full voting rights after a vote, as provided in Chapter 7B, are subject to redemption. The redemption price is the highest price per share that the control share acquiror has paid for the control shares.

CONSIDERATION OF FACTORS; GENERAL POWERS

     FOA's Articles provide that when the Board of Directors of FOA is evaluating a tender or exchange offer of another person, an offer to merge, or to purchase all the assets of FOA, it shall consider all relevant factors including the social and economic effects on employees, customers, suppliers, and other constituencies and on the communities in which FOA operates or is located. This provision of FOA's Articles may allow the Board of Directors of FOA to use the factors stated as a basis for rejecting an offer that, judged strictly on its financial terms, might be desirable by FOA's shareholders.

ISSUANCE OF PREFERRED STOCK

     National City's Certificate and FOA's Articles authorize the Board of Directors of the respective companies to issue shares of preferred stock, from time to time, in one or more series as the Boards of Directors may determine, and to fix the relative powers, preferences and rights (including voting rights) of each such series of preferred stock in relation to the powers, preferences and rights of any other series of preferred stock. Voting rights, if any, may be general, special, conditional or limited. The Boards of Directors of National City and FOA also have the discretion to determine the number of votes per share which each holder of a share of a series of the preferred stock will have, but in no event may any holder of any series of National City preferred stock be entitled to more than one vote per share. Additionally, the Boards of Directors of National City and FOA are authorized to permit the holders of a series of preferred stock to vote separately or together with the holders of one or more other series of preferred stock on all or some matters as a separate voting group. Except with respect to the number of votes per share, National City's Certificate does not materially differ from the provisions of FOA's Articles with respect to the ability of the Boards of Directors of National City and FOA to issue preferred stock in one or more series and to fix the relative powers, preferences and rights of each such series in relation to the powers, preferences and rights of any other series of preferred stock. The power of the Boards of Directors of National City and FOA to issue preferred stock with voting or other powers, preferences and rights may be used to impede or discourage a takeover attempt. See "DESCRIPTION OF NATIONAL CITY CAPITAL STOCK -- Preferred Stock -- General" and "DESCRIPTION OF FOA CAPITAL STOCK -- Preferred Stock -- General."

CUMULATIVE VOTING

     Section 214 of the DGCL provides that no cumulative voting rights, in respect of elections of directors, exist under Delaware Law, unless a corporation's certificate of incorporation provides otherwise. National City's Certificate does not provide for cumulative voting in elections of directors.

     Section 451 of the MBCA provides that no cumulative voting rights in respect of elections of directors exist unless a corporation's articles of incorporation provide otherwise. FOA's articles do not provide for cumulative voting in election for directors.

ACTION WITHOUT A MEETING

     Section 228 of the DGCL permits any action required or permitted to be taken at a stockholders' meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The DGCL also provides that a corporation's certificate of incorporation may restrict or even prohibit stockholders' action without a meeting. National City's Certificate does not restrict or prohibit stockholders' action without a meeting.

     Section 407(1) of the MBCA provides that articles of incorporation of a Michigan corporation may provide that any action required or permitted by act to be taken at an annual or special meeting of shareholders may be taken without meeting, without prior notice and without vote, if consents in writing, setting forth actions so taken and bearing the date of signature of each shareholder who signs the consent, are signed by holders of outstanding

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stock having not less than minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote therein were present and voted. FOA's Articles contain no such provision. Therefore, FOA shareholders may not act by written consent without a meeting unless the unanimous written consent of all shareholders is obtained, as provided in FOA's Bylaws.

SPECIAL MEETINGS

     Under Section 211(d) of the DGCL, the board of directors or those persons authorized by the corporation's certificate of incorporation or bylaws may call a special meeting of the corporation's stockholders. National City's Bylaws provide that a special meeting may be called by the Chairman of the Board and must be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of National City issued and outstanding and entitled to vote.

     Section 403 of the MBCA provides that special meetings of the shareholders may be called by the board of directors, by the officers or shareholders as provided in the corporation's bylaws. FOA's Bylaws provide that special shareholders meetings may be called by 80% of the full Board of Directors of FOA, by the Chairman and Chief Executive Officer, or by shareholders holding not less than 66 2/3% of the FOA Voting Stock. Notwithstanding the FOA Bylaws, under the MBCA, holders of at least 10% of the FOA Voting Stock may, upon a showing of good cause, obtain a court order calling a special shareholders meeting.

VOTING, APPRAISAL RIGHTS AND CORPORATE REORGANIZATIONS

     The DGCL generally requires a majority vote of stockholders to approve a merger, sale of assets or similar reorganization transaction. Under Section 251(f) of the DGCL, however, no vote of the stockholders of a corporation surviving the merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the date of the merger and if certain other conditions are met.

     Section 262 of the DGCL does not provide for dissenters' rights of appraisal for (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation or (c) stockholders of a corporation surviving a merger if no vote of such stockholders is required to approve the merger. See "MERGER -- Appraisal and Dissenters' Rights -- National City."

     The MBCA requires that a majority vote of shareholders entitled to vote thereon to approve a plan of merger or share exchange. The approval of the Agreement by the affirmative vote of a majority of the shares outstanding of FOA Common eligible to vote is a condition to the parties' obligation to close.

     Under Section 762 of the MBCA, unless the articles or bylaws or a board of directors resolution provides otherwise, no right to dissent and appraisal is available as to shares listed on a national securities exchange. See "MERGER -- Appraisal and Dissenters' Rights -- FOA."

AMENDMENT OF ARTICLES AND BYLAWS

     Section 109 of the DGCL places the power to adopt, amend or repeal bylaws in the corporation's shareholders, but permits the corporation, in its certificate of incorporation, also to vest such power with the board of directors. National City's Certificate contains such a provision. Although the Board of Directors of National City has been vested with such authority, National City's stockholders' power to adopt, amend or repeal Bylaws remains unrestricted.

     As provided by the MBCA, FOA's Articles are subject to alteration, amendment or repeal, and new provisions thereof may be adopted, by the affirmative vote of the holders of not less than a majority of the outstanding FOA Voting Stock, voting together as a single class, at any regular or special meeting of the shareholders. Notwithstanding the foregoing, the alteration, amendment or repeal of, or the adoption of any provision inconsistent with,
Article XI (governing amendments), Article XIII (governing election, appointment and removal of directors, Article XIV (requiring a supermajority shareholder vote to approve certain business

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combinations) or Article XV (also requiring a supermajority shareholder approval of certain business combinations) of the Articles of Incorporation requires the affirmative vote of the holders of not less than 66 2/3% of the voting power of all shares of the FOA Voting Stock, voting together as a single class, at any regular or special meeting of the shareholders. A similar 66 2/3% shareholder supermajority is required by FOA's Articles to adopt a provision of the Articles permitting shareholder action by less than unanimous written consent.

     FOA's Bylaws are subject to alteration, amendment or repeal, and new Bylaws may be adopted, by the affirmative vote of the holders of not less than a majority of the outstanding FOA Voting Stock or by the affirmative vote of not less than a majority of the Board of Directors of FOA. Notwithstanding the foregoing, any alteration, amendment or repeal, or the adoption of any provision inconsistent with, Article II, Sections 2, 4 or 8 (governing special shareholder meetings and notices thereof and shareholder action by consent), or Article III, Sections 2, 3, 6, 7, 11, or 13 (governing the number, tenure, qualifications, and nomination of directors, special Board meetings and notice thereof, and filling vacancies on the Board of Directors of FOA and removal of directors), or
Article XII (governing amendments) of the Bylaws, shall require, in the case of shareholder action, the affirmative vote of the holders of not less than 66 2/3% of the FOA Voting Stock or, in the case of action by the Board of Directors of FOA, the affirmative vote of not less than 80% of FOA's full Board of Directors.

PREEMPTIVE RIGHTS

     Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. National City's Certificate does not provide for any such preemptive rights.

     Section 343 of the MBCA provides that the shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. FOA's Articles do not provide for any such preemptive rights.

DIVIDENDS

     Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     Under the MBCA dividends may not be paid if the corporation is at the time insolvent or would be insolvent after payment of such dividend.

     National City and FOA are subject to the same FRB policies regarding payment of dividends, which generally limit dividends to operating earnings. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                           FORWARD LOOKING STATEMENTS

     THIS PROSPECTUS AND JOINT PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF NATIONAL CITY FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO COST SAVINGS, REVENUE ENHANCEMENTS, MERGER-RELATED CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE MERGER, FUNDING ADVANTAGES THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE EXPECTED IMPACT OF THE MERGER ON NATIONAL CITY'S FINANCIAL PERFORMANCE AND EARNINGS ESTIMATES FOR THE COMBINED COMPANY IN PORTIONS OF "MERGER -- BACKGROUND AND REASONS FOR THE
MERGER -- NATIONAL CITY;" "MERGER -- OPINION OF FINANCIAL ADVISORS;" AND "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION." THESE FORWARD-LOOKING STATEMENTS MAY INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ALTHOUGH NATIONAL CITY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE

REASONABLE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS
DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. INTERNAL AND EXTERNAL FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO: (1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE MERGER ARE LOWER THAN EXPECTED;
(3) COMPETITIVE PRESSURES AMONG DEPOSITORY INSTITUTIONS INCREASE SIGNIFICANTLY;
(4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESS ACQUIRED;
(5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE NET INTEREST INCOME; (6) GENERAL ECONOMIC CONDITIONS DETERIORATE, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED; AND (8) CHANGES IN THE SECURITIES MARKETS.

                        INFORMATION ABOUT NATIONAL CITY

     National City is a registered multi-bank holding company under the BHCA and is incorporated under the laws of the State of Delaware. As of December 31, 1997, National City owned all of the outstanding stock of 8 commercial banks in Ohio, Kentucky, Indiana and Pennsylvania and through these financial institutions, operated 853 offices. National City subsidiaries provide financial services that meet a wide range of customer needs, including commercial and retail banking, trust and investment services, item processing, mortgage servicing and credit card processing. At December 31, 1997, National City, its affiliate banks and other subsidiaries had consolidated total assets of $55 billion and consolidated total deposits of $37 billion.

     National City was organized under Delaware law in 1972, and had, along with its subsidiaries, 29,841 full-time equivalent employees at December 31, 1997.

     As of December 31, 1997, the five largest commercial banking subsidiaries of National City had offices and total assets, loans, deposits and equity capital, as follows:

                                                             (MILLIONS OF DOLLARS)
                                            --------------------------------------------------------
                                                         TOTAL                               EQUITY
                                            OFFICES      ASSETS      LOANS      DEPOSITS     CAPITAL
                                            -------     --------    --------    --------     -------
National City Bank......................      103       $ 16,540    $ 11,979    $11,057      $1,143
National City Bank of Pennsylvania......      227         13,430       9,368     10,182         745
National City Bank of Kentucky..........      135          9,163       6,031      5,565         490
National City Bank of Columbus..........      114          6,197       4,604      4,455         347
National City Bank of Indiana...........      112          5,639       4,162      4,200         451

     For more detailed information about National City, reference is made to the National City Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             INFORMATION ABOUT FOA

     FOA is a registered multi-bank holding company under the BHCA. It was incorporated under the laws of the State of Michigan in 1971. FOA's principal activity consists of owning and supervising two affiliate banks which operate general, commercial banking businesses from 517 banking offices and facilities located in Michigan, Illinois and Indiana. FOA also has divisions and non-banking subsidiaries which provide mortgage, trust, data processing, pension consulting, revolving credit, insurance, securities brokerage and underwriting, and investment advisory services. At December 31, 1997, FOA its affiliate banks and other subsidiaries had consolidated total assets of $21 billion and consolidated total deposits of $16 billion. FOA had, along with its subsidiaries, 10,789 full-time equivalent employees at December 31, 1997.

     As of December 31, 1997, the commercial banking subsidiaries of FOA had offices, total assets, loans, deposits and equity capital as follows:

                                                             (MILLIONS OF DOLLARS)
                                              ---------------------------------------------------
                                                          TOTAL                           EQUITY
                                              OFFICES    ASSETS     LOANS     DEPOSITS    CAPITAL
                                              -------    -------    ------    --------    -------
     First of America Bank, N.A.............    422      $15,200    $9,337    $ 11,252    $ 1,235
     (Michigan and Indiana)
     First of America Bank-Illinois, N.A....    123        6,061     4,323       4,618        533

     For more detailed information about FOA, reference is made to FOA's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                    EXPERTS

     The consolidated financial statements of National City and FWNC as of December 31, 1997 and 1996 and for each of three years in the period ended December 31, 1997 appearing in National City's Annual Report on Form 10-K and FWNC's Annual Report on Form 10-K, respectively, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements included in FOA's Annual Report on Form 10-K as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, have been incorporated herein and in the registration statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The Agreement provides as a condition to the parties' obligation to close that National City and FOA shall have received the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to FOA, substantially to the effect, among other things, that no gain or loss will be recognized by the shareholders of FOA who exchange their shares of FOA Common solely for shares of National City Common pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in National City Common).

                      NATIONAL CITY STOCKHOLDER PROPOSALS

     Holders of National City Common who wish to make a proposal to be included in National City's Proxy Statement and Proxy for National City's 1999 Annual Meeting of Stockholders which, unless changed, is scheduled to be held on April 12, 1999, in Cleveland, Ohio, must cause such proposal to be received by National City at its principal office not later than October 21, 1998. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of National City Common owned, and the dates those shares were acquired by the stockholder. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National City's 1999 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the Commission govern the content and form of stockholder proposals and the minimum stockholding requirement. All proposals must be a proper subject for action at National City's 1999 Annual Meeting.

                          TRANSACTIONS WITH MANAGEMENT

     Certain of National City's directors, executive officers and associates of directors or executive officers were customers of or had various transactions with National City and its subsidiaries in the ordinary course of business in 1997. These transactions cover a wide range of banking and trust services, both personal and corporate. Without exception, all services were provided to the directors, executive officers and their associates at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing National City and its subsidiaries allow National City and its subsidiaries to make loans to a limited extent to its executive officers, all loans and loan commitments and sales of commercial paper involving executive officers, directors or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and, did not involve more than the normal risk of collectibility or other unfavorable features.

                                    GENERAL

     The respective managements of National City and FOA are not aware of any matters which may be presented for action at the Annual Meeting or the Special Meeting, as applicable other than the matters herein set forth. If any other matters come before the Annual Meeting or the Special Meeting or any adjournment of either, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of November 30, 1997 ("Agreement"), is made by and between National City Corporation, a Delaware corporation ("National City") and First of America Bank Corporation, a Michigan corporation ("Company").

     WHEREAS, National City and Company have each determined that it is in the best interests of their respective stockholders and shareholders for Company to merge with and into National City upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the respective Boards of Directors of National City and Company have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement;

     WHEREAS, for Federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for accounting purposes, it is intended that the merger shall be accounted for as a "pooling-of-interests";

     WHEREAS, as a condition to, and contemporaneously with the execution of this Agreement, the parties have entered into a stock option agreement, with the Company as issuer and National City as grantee (the "Company Option Agreement") in the form attached hereto as Exhibit A (as hereinafter defined); and

     WHEREAS, as a condition to, and contemporaneously with the execution of this Agreement, the parties have entered into a stock option agreement, with National City as issuer and the Company as grantee (the "National City Option Agreement") in the form attached hereto as Exhibit B.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:

                                 I. THE MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Company will be merged with and into National City and the separate corporate existence of the Company will thereupon cease (the "Merger") in accordance with the applicable provisions of the Michigan Business Corporation Act ("MBCA") and the Delaware General Corporation Law ("DGCL").

     National City may at any time change the method of effecting the combination with the Company (including without limitations the provisions of this Article I) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of the Company into a wholly-owned subsidiary of National City; provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of shares of common stock, par value $10.00 per share, of Company ("Company Common Stock") as provided for in this Agreement, (B) adversely affect the tax treatment of the Company's stockholders as a result of receiving the Merger Consideration (as hereinafter defined) or (C) materially impede or delay consummation of the transactions contemplated by this Agreement.

     1.2 Effective Time. As soon as practicable after satisfaction or waiver of all conditions to the Merger and immediately prior to the Closing which shall occur at the time set forth in Section 6.1, National City and Company (the "Constituent Corporations") shall cause a certificate of merger complying with the requirements of the DGCL (the " Delaware Certificate of Merger") to be filed with the Secretary of State of the State of Delaware and the Certificate of Merger complying with the requirements of the MBCA to be filed with the Michigan Department of Consumer and Industry Services("Michigan Certificate of Merger"). The Merger will become effective at the time the later of the following to occur: (a) the filing of the Delaware Certificate of Merger and (b) the filing of the Michigan Certificate of Merger or such later time as shall be specified in such filings ("Effective Time").

     1.3 Effect of Merger. The Merger will have the effects specified in MBCA and DGCL. Without limiting the generality of the foregoing, National City will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of National City and all of its rights, privileges, powers and franchises, public as well as private, and all its debts, liabilities and duties as a corporation organized under the DGCL, will continue unaffected by the Merger.

     1.4 Certificate of Incorporation and By-laws. The Certificate of Incorporation and By-laws of National City in effect immediately prior to the Effective Time, which shall be in the form set forth in a disclosure letter executed by National City and dated and delivered by National City to Company as of the date hereof ("National City Disclosure Letter"), shall be the Certificate of Incorporation and By-laws of the Surviving Corporation, until amended in accordance with applicable law.

     1.5 Directors and Officers.

     (a) Surviving Corporation. The directors and officers of National City immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Certificate of Incorporation and By-laws and the DGCL.

     (b) National City. Promptly after the Effective Time, in accordance with the Bylaws of National City, the Board of Directors of National City shall increase its size to such number as is necessary to create 5 vacancies and shall elect 5 Company directors to fill such vacancies. The identity of the Company directors to be elected to National City's Board of Directors shall be mutually agreed upon by Company and National City prior to the Effective Time.

     1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company, or (ii) otherwise carry out the purposes of this Agreement, Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company or (ii) otherwise carry out the purposes of this Agreement, Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Company or otherwise to take any and all such action.

                            II. CONVERSION OF SHARES

     2.1 Conversion of Shares. Subject to Section 2.3, at the Effective Time,

          (a) each then-outstanding share of Company Common Stock, including each attached right issued pursuant to the Rights Agreement between the Registrant and First of America Bank-Michigan, NA, dated as of July 18, 1990 (Company Rights Agreement), not owned by National City or any direct or indirect wholly-owned subsidiary of National City (except for any such shares of Company Common Stock held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") or acquired in satisfaction of debts previously contracted ("DPC Shares") other than those shares of Company Common Stock held in the treasury of the Company, will be canceled, retired and converted into 1.2 shares of common stock, par value $4.00 per share, of National City ("National City Common Stock") ( "Conversion Ratio"). The number of shares of National City Common Stock that each share of Company Common Stock will be converted into is sometimes referred to herein as the "Merger Consideration";

          (b) each then-outstanding share of Company Common Stock owned by National City or any direct or indirect wholly-owned subsidiary of National City (except for any shares that are Trust Account Shares or DPC Shares) will be canceled and retired;

          (c) each share of Company Common Stock issued and held in Company's treasury will be canceled and retired; and

          (d) each share of National City Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of common stock, par value $4.00 per share, of the Surviving Corporation from and after the Effective Time.

     2.2 Assumption of Employee and Director Stock Options. Except as expressly provided in this Section 2.2, all rights under any stock option granted by Company or its predecessors pursuant to The Restated First of America Bank Corporation 1987 Stock Option Plan, First of America Bank Corporation Director Stock Compensation Plan ("Director Option Plan") and the First of America Bank Corporation Stock Compensation Plan, (collectively, the "Company Option Plans") that remain outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time ("Unexercised Options") shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into the right to acquire that number of shares of National City Common Stock equal to
(a) the number of shares of Company Common Stock subject to the Unexercised Option, multiplied by (b) the Conversion Ratio(rounded to the nearest whole share). The exercise price per share of National City Common Stock under the new option shall be equal to the exercise price per share of the Company Common Stock which was purchasable under each Unexercised Option divided by the Conversion Ratio (rounded to the nearest whole cent) necessary to assure that the rights and benefits of the optionee under such option shall not be increased or decreased by reason of this Section 2.2, and, in addition, each option which is an "incentive stock option" as defined in Section 422 of the Code shall be adjusted as required by section 424 of the Code and the regulations promulgated thereunder so as not to constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code. On or before the Effective Time National City shall file, and maintain the effectiveness of, a registration statement with the Securities and Exchange Commission covering such options and the sale of the National City Common Stock issued upon exercise of such options. At the Effective Time all Company Option Plans shall be terminated with respect to the granting of any additional options or option rights. The duration and other terms and conditions of the new options shall be the same as the original Company options, except that reference to Company shall be deemed to be references to National City.

     2.3 Exchange of Certificates

          (a) Exchange Agent. Prior to the Effective Time, National City shall designate National City Bank to act as exchange agent (the "Exchange Agent") and First of America Bank -- Michigan NA to act as forwarding agent in connection with the Merger pursuant to an exchange agent agreement providing for, among other things, the matters set forth in this Section
     2.3. Except as set forth herein, from and after the Effective Time each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Merger Consideration for each share of Company Common Stock so represented by the Certificate surrendered by such holder thereof. The certificates representing shares of National City Common Stock which constitute the Merger Consideration shall be properly issued and countersigned and executed and authenticated, as appropriate.

          (b) Notice of Exchange. Promptly after the Effective Time, National City and the Surviving Corporation shall cause the Exchange Agent to mail and/or make available to each record holder of a Certificate a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent or its forwarding agent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate for exchange therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent shall promptly deliver to the person entitled thereto the appropriate Merger Consideration for each share of

     Company Common Stock so represented by the Certificate surrendered by such holder thereof, and such Certificate shall forthwith be canceled.

          (c) Transfer. If delivery of all or part of the Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

          (d) Right to Merger Consideration. Subject to Subsection 2.3(e), until surrendered and exchanged in accordance with this Section 2.3, each Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration, multiplied by the number of shares of Company Common Stock evidenced by such Certificate, together with any dividends or other distributions as provided in Sections 2.3(e) and 2.3(f), and shall have no other rights. From and after the Effective Time, National City and Surviving Corporation shall be entitled to treat such Certificates that have not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the shares of Company Common Stock represented by such Certificates may be converted, notwithstanding any failure to surrender such Certificates. One hundred eighty (180) days following the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation any shares of National City Common Stock and funds (including any interest received with respect thereto) which National City has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the shares of National City Common Stock and cash in lieu of fractional shares deliverable or payable upon due surrender of their Certificates. Neither Exchange Agent nor any party hereto shall be liable to any holder of shares of Company Common Stock for any Merger Consideration (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Distribution with Respect to Unexchanged Certificates. Whenever a dividend or other distribution is declared by National City on the National City Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made with respect to National City Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the share of National City Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this Article II. The Surviving Corporation shall pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

          (f) Lost or Destroyed Exchanged Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Merger Consideration, as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Merger Consideration to which the holder of such certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Company, National City or the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

          (g) Voting With Respect to Unexchanged Certificates. Holders of unsurrendered Certificates will not be entitled to vote at any meeting of National City stockholders.

          (h) No Fractional Shares. No certificates or scrip representing fractional shares of National City Common Stock shall be issued upon the surrender for exchange of a Certificate or Certificates. No dividends or distributions of National City shall be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote or to any rights of stockholders of National City. In lieu of any such fractional shares, holders of Certificates otherwise entitled to fractional shares shall be entitled to receive promptly from the Exchange Agent a cash payment in an amount equal to the fraction of such share of National City Common Stock to which such holder would otherwise be entitled multiplied by the Market Price (as hereinafter defined).

     2.4 Closing of the Company's Transfer Books. The stock transfer books of Company shall be closed at the close of business on the business day immediately preceding the date of the Effective Time. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of Company, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. National City and The Exchange Agent shall be entitled to rely upon the stock transfer books of Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their shares of Company Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Merger Consideration.

     2.5 Changes in National City Common Stock. If between the date of this Agreement and the Effective Time, the shares of National City Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period, the Merger Consideration shall be adjusted accordingly.

              III. REPRESENTATIONS AND WARRANTIES OF NATIONAL CITY

     National City hereby represents and warrants to Company that:

     3.1 Corporate Organization. National City is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. National City is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). National City has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. National City has heretofore delivered to Company true and complete copies of its certificate of incorporation and By-laws.

     3.2 Authority. National City has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of National City's stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the Board of Directors of National City and no other corporate proceedings on the part of National City are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the stockholders of National City as provided in Subsection 5.15(b) of this Agreement. This Agreement has been duly executed and delivered by, and constitutes valid and binding obligations of National City enforceable against National City in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     3.3 Capitalization. As of the date hereof, the authorized capital stock of National City consists of 700,000,000 shares of National City Common Stock and 5,000,000 shares of National City preferred stock. As of the close of business on November 28, 1997 (i) 211,108,844 shares of National City Common Stock were validly issued and outstanding, fully paid and nonassessable and (ii) no shares of preferred stock were issued and

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outstanding. As of the date hereof, except as set forth in this Section 3.3, pursuant to the exercise of employee stock options under National City's various stock option plans in effect, National City's dividend reinvestment plan and stock grants made pursuant to the National City 1991 Restricted Stock Plan, pursuant to the National City Option Agreement or set forth in the National City Disclosure Letter, there are no other shares of capital stock of National City authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of National City obligating National City to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of National City or obligating National City to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. As of the date hereof, except as provided in this Agreement, there are no voting trusts or other agreements or understandings to which National City or any National City subsidiary is a party with respect to the voting of the capital stock of National City. All of the shares of National City Common Stock issuable in exchange for the Company Common Stock at the Effective Time in accordance with this Agreement and all of the shares of National City Common Stock issuable upon exercise of Unexercised Options will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

     3.4 Subsidiaries. The name and state of incorporation of each significant subsidiary (as defined in Paragraph 8.6(i) hereof) of National City (collectively, the "Significant Subsidiaries") is set forth in the National City Disclosure Letter. Each of the Significant Subsidiaries is a bank or a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of the Significant Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the National City Disclosure Letter, all outstanding shares of capital stock of each of the Significant Subsidiaries are owned by National City or another of National City's subsidiaries and are validly issued, fully paid and (except pursuant to 12 USC Section 55 in the case of each national bank subsidiary and applicable state law in the case of each state bank subsidiary) nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Significant Subsidiary obligating any of the Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any of the Significant Subsidiaries to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     3.5 Information in Disclosure Documents, Registration Statement, Etc. None of the information with respect to National City or any of National City's subsidiaries provided by National City for inclusion in (i) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") by National City on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the shares of National City Common Stock to be issued in the Merger (the "Registration Statement") and (ii) any joint proxy statement of Company and National City ("Proxy Statement") required to be mailed to Company's shareholders and National City's stockholders in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting and the National City Meeting (as hereinafter defined), or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

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

     3.6 Consents and Approvals; No Violation. Except as set forth in the National City Disclosure Letter, neither the execution and delivery of this Agreement by National City nor the consummation by National City of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its certificate of incorporation or By-laws of National City, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of National City or any of National City's subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which National City or any of National City's subsidiaries is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the Delaware Certificate of Merger and a designation pursuant to the DGCL, (iii) filing the Michigan Certificate of Merger, (iv) filings required under the securities or blue sky laws of the various states,
(v) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vi) filings with, and approval by, the Federal Reserve Board (the "FRB"), (vii) filings with and approval by the Office of Thrift Supervision ("OTS"), (viii) filings with, and approvals by, the Ohio Superintendent of Banks, the Arizona Director of Insurance and such other state regulatory agencies as may be required (collectively, the "State Entities"),
(ix) filings and approvals pursuant to any applicable state takeover law, (x) filings and approvals under the Small Business Investment Act of 1958 and the rules and regulations thereunder ("SBIA") or (xi) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     3.7 Reports and Financial Statements. Since January 1, 1992, National City and each of National City's subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Commission under Section 12(b), 12(g), 13(a) or 14(a) of the Securities Exchange Act of 1934, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "National City Reports"). National City has previously furnished or will promptly furnish Company with true and complete copies of each of National City's annual reports on Form 10-K for the years 1992 through 1996 and its quarterly reports on Form 10-Q for March 31, 1997, June 30, 1997 and September 30, 1997. As of their respective dates, the National City Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of National City included in the National City Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of National City and National City's subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. There exist no material liabilities of National City and its consolidated subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with generally accepted accounting practices, except as disclosed in the National City Reports. National City's reserve for possible loan losses as shown in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 was adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.

     3.8 Taxes. National City will promptly make available to Company, upon request by Company, true and correct copies of the federal, state and local income tax returns, and state and local property and sales tax returns and any other tax returns filed by National City and any of National City's subsidiaries for each of the fiscal years that remains open, as of the date hereof, for examination or assessment of tax. National City and each National City subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, estimated tax, withholding tax, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all such failures to file,

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

taken together, would not have a Material Adverse Effect. National City and each of its subsidiaries have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes, shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period. Except as set forth in the National City Disclosure Letter, neither National City nor any of National City's subsidiaries has consented to extend the statute of limitations with respect to the assessment of any tax. Except as set forth in the National City Disclosure Letter, neither National City nor any of National City's subsidiaries is a party to any action or proceeding, nor to the best of National City's knowledge is any such action or proceeding threatened, by any Governmental Entity in connection with the determination, assessment or collection of any taxes, and no deficiency notices or reports have been received by National City or any of National City's subsidiaries in respect of any material deficiencies for any tax, assessment, or government charges.

     3.9 Employee Plans. Except as set forth in the National City Disclosure Letter, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of National City or its subsidiaries ("National City Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and any other applicable laws. With respect to each National City Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) except for recent amendment(s) to the plans not materially affecting the qualified status of the plans (which are disclosed in, and copies of which are attached to, the National City Disclosure Letter), each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either: (i) has been determined by the Internal Revenue Service ("IRS") to be so qualified, (ii) is the subject of a pending application for such determination that was timely filed, or (iii) will be submitted for such a determination prior to end of the "remedial amendment period" within the meaning of Section 401(b) of the Code, (b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) neither National City nor any of its subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof, (e) no reportable event described in
Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has occurred, (f) except as disclosed in the National City Disclosure Letter, no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation ("PBGC") instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of 413(c) of the Code. Neither National City nor any of its subsidiaries has incurred any liability to the PBGC with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither National City nor any of its subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. Except as set forth in the National City Disclosure Letter, there is no basis for any person to assert that National City or any of its subsidiaries has an obligation to institute any Employee Plan or any such other arrangement, agreement or plan. With respect to any insurance policy that heretofore has or currently does provide funding for benefits under any National City Employee Plan, (A) there is no liability on the part of National City or any of its subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated, and (B) no insurance company issuing such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of National City, no such proceeding with respect to any such insurer is imminent. Except as set forth in the

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National City Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby will (A) constitute a stated triggering event under any National City Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from National City or any of its subsidiaries to any present or former officer, employee, director, shareholder, consultant or dependent of any of the foregoing or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, shareholder, consultant, or dependent of any of the foregoing. Neither National City nor any of its subsidiaries has any obligations for retiree health and life benefits under any National City Employee Plan, except as set forth in the National City Disclosure Letter. There are no restrictions on the rights of National City or its subsidiaries to amend or terminate any such National City Employee Plan without incurring any liability thereunder.

     3.10 Material Contracts. Except as set forth in the National City Disclosure Letter or disclosed in the National City Reports, neither National City nor any of its subsidiaries is a party to, or is bound or affected by, or receives benefits under (a) any employment, severance,termination, consulting or retirement agreement (collectively, "Benefit Agreements") providing for aggregate payments to any person in any calendar year in excess of $100,000, (b) any material agreement, indenture or other instrument relating to the borrowing of money by National City or any of its subsidiaries or the guarantee by National City or any of its subsidiaries of any such obligation (other than trade payables and instruments relating to borrowings or guaranties made in the ordinary course of business) or (c) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by National City with the Commission as of the date of this Agreement (collectively, the "National City Contracts"). Neither National City nor any of National City's subsidiaries is in default under any of the National City Contracts, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Neither National City nor any of National City's subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is National City or any of National City's subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or threatened.

     3.11 Absence of Certain Changes or Events. Except as set forth in the National City Disclosure Letter or disclosed in the National City Reports filed by National City with the Commission prior to the date of this Agreement, since December 31, 1996, there has not been any change in the financial condition, results of operations or business of National City and its subsidiaries which would or in the future will have a Material Adverse Effect.

     3.12 Litigation. Except as disclosed in the National City Reports filed by National City with the Commission prior to the date of this Agreement, there is no suit, action or proceeding pending, or, to the knowledge of National City, threatened against or affecting National City or any of National City's subsidiaries which, if decided adversely to National City, would be reasonably expected to result in a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against National City or any of National City's subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, a Material Adverse Effect.

     3.13 Compliance with Laws and Orders. Except as set forth in the National City Disclosure Letter or disclosed in the National City Reports filed by National City with the Commission prior to the date of this Agreement, the businesses of National City and of National City's subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of National City's subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as set forth in the National City Disclosure Letter, no investigation or review by any Governmental Entity with respect to National City or any of National City's subsidiaries is pending or, to the knowledge of National City, threatened, nor has any Governmental Entity

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indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect.

     3.14 Agreements with Bank Regulators, Etc. Neither National City nor any National City subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has National City been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither National City nor any of National City's subsidiaries is required by Section 32 of the Federal Deposit Insurance Act ("FDIA") to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer. National City knows of no reason why the regulatory approvals referred to in Subsection 3.6(c) should not be obtained.

     3.15 National City Ownership of Stock. As of the date of this Agreement, neither National City nor any of its affiliates or associates (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Company Common Stock (other than DPC Shares or Trust Account Shares), which in the aggregate, represent 5% or more of the outstanding shares of Company Common Stock.

     3.16 Accounting Treatment; Tax Treatment. Neither National City nor, to its best knowledge, any of its affiliates, has, through the date of this Agreement, taken or agreed to take any action or knows of any reason that with respect to National City and its affiliates would prevent National City from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." As of the date hereof, National City is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     3.17 Fees. Except for the fees paid and payable to UBS Securities LLC and NationsBank/Montgomery Securities, neither National City nor any of National City's subsidiaries has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.18 National City Action. The Board of Directors of National City (at a meeting duly called, constituted and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of National City and its stockholders and (b) approved this Agreement and the transactions contemplated by this Agreement and (c) has directed that the Merger be submitted for consideration by National City's stockholders at the National City Meeting, as herein defined. The Board of Directors of National City has approved the transactions contemplated by this Agreement, the National City Option Agreement and the Company Option Agreement such that the provisions of Section 203 of the DGCL and any other applicable state business combination or anti-takeover provisions of National City Certificate of Incorporation or By-laws shall not be triggered by the Merger, execution of this Agreement, the National City Option Agreement or the Company Option Agreement or any transactions contemplated by such Agreements.

     3.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of National City Common Stock entitled to vote thereon is the only vote of the holders of any class or series of National City capital stock necessary to approve this Agreement and the transactions contemplated herein.

     3.20 Material Interests of Certain Persons. Except as disclosed in National City's Proxy Statement for its 1997 Annual Meeting of Stockholders, no officer or director of National City, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of National City or any of its subsidiaries.

     3.21 Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meanings:

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          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, determination, judgment, decree, injunction or agreement with any governmental entity relating to (1) the health, protection, preservation, containment or restoration of the environment including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, wetlands, plant and animal life or any other natural resource, conservation, and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601(2)(D); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C.
     Section 7401, et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.; and all comparable state and local laws, ordinances, rules, regulations respecting the interpretation or enforcement of same and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability for injuries or damages due to the release of any Hazardous Substance.

          "Hazardous Substance" means (i) any hazardous wastes, toxic chemicals, materials, substances or wastes as defined by or for the purposes of any Environmental Law; (ii) any "oil", as defined by the Clean Water Act, as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof and any petroleum products or derivatives thereof); (iii) any substance, the presence of which is prohibited, regulated or controlled by any applicable federal, state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any such substance;
     (iv) any asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde, atmospheric radon; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes;
     (vi) industrial, nuclear or medical by-products; (vii) any lead based paint or coating and (viii) any underground storage tank(s).

          "Loan Portfolio Properties, Trust Properties and Other Properties" means any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by National City or Company, as the case may be, or any of their subsidiaries whether directly, as an agent, as trustee or other fiduciary or otherwise.

     Except as set forth in the National City Disclosure Letter, (i) to the best of National City's knowledge, neither National City nor any of its subsidiaries is in violation of or has any liability, absolute or contingent, in connection with or under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) to the best of National City's knowledge, none of the Loan Portfolio Properties, Trust Properties and Other Properties of National City or its subsidiaries is in violation of or has any liability, absolute or contingent, under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and (iii) to the best of National City's knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any Loan Portfolio Properties, Trust Properties and Other Properties including, without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Law, which would impose a liability upon National City or its subsidiaries pursuant to any Environmental Law, except such as would not, individually or in the aggregate have a Material Adverse Effect.

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                 IV. REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents and warrants to National City that:

     4.1 Corporate Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Company is registered as a bank holding company under the BHCA and a savings association holding company under the Federal Homeowners Loan Act of 1933, as Amended ("HOLA"). Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Company has heretofore delivered to National City true and complete copies of its Articles of Incorporation and Bylaws.

     4.2 Authority. Company has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of Company's shareholders, to consummate the transactions contemplated by such. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly approved by the Board of Directors of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the shareholders of Company as provided in Section 5.15 (a) of this Agreement. This Agreement has been duly executed and delivered by, and constitute valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.

     4.3 Capitalization. As of the date hereof, the authorized capital stock of Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of Company preferred stock. As of the close of business on November 28, 1997, 87,153,571 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable and no shares of preferred stock were issued or outstanding. As of the date of this Agreement except as set forth in this Section 4.3, pursuant to Company's Option Plans, pursuant to the Company Option Agreement or set forth in a disclosure letter executed by Company and dated and delivered by Company to National City as of the date hereof ("Company Disclosure Letter"), there are no shares of capital stock of Company authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Company obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Company or obligating Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as set forth in the Company Disclosure Letter, there are no voting trusts or other agreements or understandings to which Company or any of Company's subsidiaries is a party with respect to the voting of the capital stock of Company. As of the date of this Agreement, there were outstanding under the Company Option
Plans options to purchase 2,968,618 shares of Company Common Stock, which Company stock options had a weighted average exercise price of $33.78 and for which adequate shares of Company Common Stock have been reserved for issuance under the Company Option Plans.

     4.4 Subsidiaries. The Company Disclosure Letter sets forth the name and state of incorporation of each subsidiary of Company (collectively, "Company Subsidiaries"). Each of Company Subsidiaries is a bank, a corporation or other business entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation or foreign business entity in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of Company Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the Company Disclosure Letter, all outstanding shares of capital stock of each Company Subsidiary is owned by Company or another Company Subsidiary and are validly issued, fully paid and (except pursuant to 12 USC Section 55 in the case of each national bank subsidiary and applicable state law in the case of each state bank subsidiary) nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Company Subsidiary obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any Company Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

     4.5 Information in Disclosure Documents, Registration Statement, Etc. None of the information with respect to Company or any Company Subsidiary provided by Company for inclusion in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting (as hereinafter defined) and the National City Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     4.6 Consent and Approvals; No Violation. Except as set forth in the Company Disclosure Letter neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its articles of incorporation or Bylaws of Company, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Company or any of Company Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the Delaware Certificate of Merger, (iii) filing the Michigan Certificate of Merger,
(iv) filings required under the securities or blue sky laws of the various states, (v) filing under the HSR Act, (vi) filings with, and approval by, the FRB, (vii) filings with, and approval by, the OTS, (viii) filings with, and approvals by, the State Entities, (ix) filings and approvals pursuant to any applicable state takeover law, (x) filings and approvals under the SBIA or (xi) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.

     4.7 Reports and Financial Statements. Since January 1, 1992, Company and each Company Subsidiary have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Commission under Sections 12(b), 12(g), 13(a) or 14(a) of the Securities Exchange Act of 1934, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "Company Reports"). Company has previously furnished or will promptly furnish National City with true and complete copies of each of Company's annual reports on Form 10-K for the years 1992 through 1996 and its quarterly reports on Form 10-Q for March 31, 1997, June 30, 1997 and September 30, 1997. As of their respective dates, Company Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Company included in the Company Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Company and Company Subsidiaries taken as a whole as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. There exist no material liabilities of Company and its consolidated subsidiaries, contingent or otherwise of a type required to be disclosed in accordance with generally accepted accounting practices, except as disclosed in the Company Reports. Company's reserve for possible loan losses as shown in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 was adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.

     4.8 Taxes. Company will promptly make available to National City, upon request by National City, true and correct copies of the federal, state and local income tax returns, and state and local property and sales tax returns filed by Company and Company Subsidiaries for each of the fiscal years that remains open, as of the date hereof, for examination or assessment of tax. Company and each Company Subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all failures to file, taken together, would not have a Material Adverse Effect. Company and each Company Subsidiary have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period. Except as set forth in the Company Disclosure Letter, neither Company nor any Company Subsidiary has consented to extend the statute of limitations with respect to the assessment of any tax. Except as set forth in the Company Disclosure Letter, neither Company nor any of Company Subsidiaries is a party to any action or proceeding, nor to the best of Company's knowledge is any such action or proceeding threatened, by any Governmental Entity in connection with the determination, assessment or collection of any taxes, and no deficiency notices or reports have been received by Company or any of Company Subsidiaries in respect of any material deficiencies for any tax, assessment, or government charge.

     4.9 Employee Plans. Except as set forth in the Company Disclosure Letter, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral and all trust agreements related thereto, relating to any present or former directors, officers or employees of Company or Company Subsidiaries ("Company Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of ERISA, the Code, and any other applicable laws. Except as set forth in the Company Disclosure Letter, with respect to each Company Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) except for recent amendment(s) to the plans not materially affecting the qualified status of the plans (which are disclosed in the Company Disclosure Letter, and copies of which were previously made available to National City), each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the IRS to be so qualified or is the subject of a pending application for such determination that was timely filed,
(b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) neither Company nor any of the Company Subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof, (e) no reportable event described in Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has occurred, (f) no defined benefit plan has been terminated, nor has the PBGC instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or a "multiple employer plan" within the meaning of 413(c) of the Code. Neither Company nor any Company Subsidiary has incurred any liability to the PBGC with respect to any "single-employer plan" within the meaning of action 4001(a)(15) of

ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither Company nor any of its subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. Except as set forth in the Company Disclosure Letter, there is no basis for any person to assert that Company or any of its subsidiaries has an obligation to institute any Employee Plan or any such other arrangement, agreement or plan. With respect to any insurance policy that heretofore has or currently does provide funding for benefits under any Company Employee Plan, (A) there is no liability on the part of Company or any of its subsidiaries in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, not would there be any such liability if such insurance policy was terminated, and (B) no insurance company issuing such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Company, no such proceeding with respect to any such insurer is imminent. Except as set forth in the Company Disclosure Letter, neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby will (A) constitute a stated triggering event under any Company Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from Company or any of its subsidiaries to any present or former officer, employee, director, shareholder, consultant or dependent of any of the foregoing or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, shareholder, consultant, or dependent of any of the foregoing. Neither Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Company Employee Plan, except as set forth in the Company Disclosure Letter. Except as set forth in the Company Disclosure Letter, there are no restrictions on the rights of Company or Company Subsidiaries to amend or terminate any such Company Employee Plan without incurring any liability thereunder.

     4.10 Material Contracts. Except as set forth in the Company Disclosure Letter or disclosed in the Company Reports, neither Company nor any Company Subsidiary is a party to, or is bound or affected by, or receives benefits under
(a) any Benefit Agreements providing for aggregate payments to any person in any calendar year in excess of $100,000, (b) any material agreement, indenture or other instrument relating to the borrowing of money by Company or any Company Subsidiary or the guarantee by Company or any Company Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (c) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Company with the Commission as of the date of this Agreement (collectively, the "Company Contracts"). Neither Company nor any Company Subsidiary is in default under any Company Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Except as set forth in the Company Disclosure Letter, neither Company nor any of Company Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Company or any Company Subsidiary the subject of a proceeding asserting that is or any Company Subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any Company Subsidiary pending or threatened.

     4.11 Absence of Certain Changes or Events. Except as set forth in the Company Disclosure Letter or disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, since December 31, 1996, there has not been any change in the financial condition, results of operations or business of Company and Company Subsidiaries which would or in the future will have a Material Adverse Effect.

     4.12 Litigation. Except as disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, there is no suit, action or proceeding pending, or, to the knowledge of Company, threatened against or affecting Company or any Company Subsidiary which, if determined adversely to Company, would be reasonably expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, a Material Adverse Effect.

     4.13 Compliance with Laws and Orders. Except as set forth in the Company Disclosure Letter or as disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, the businesses of Company and Company Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of Company Subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as set forth in the Company Disclosure Letter, no investigation or review by any Governmental Entity with respect to Company or any Company Subsidiary is pending or, to the knowledge of Company threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect.

     4.14 Agreements with Bank Regulators, Etc. Neither Company nor any Company Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in the Company Disclosure Letter, nor has Company been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as set forth in the Company Disclosure Letter. Neither Company nor any Company Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. Company knows of no reason why the regulatory approvals referred to in Subsections 4.6(c) should not be obtained.

     4.15 Accounting Treatment; Tax Treatment. Neither Company nor, to its best knowledge, any of its affiliates, has, through the date of this Agreement, taken or agreed to take any action or knows of any reason that with respect to Company and its affiliates would prevent National City from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." As of the date hereof, Company is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.16 Fees. Except for fees paid and payable to Merrill Lynch & Co., neither Company nor any Company Subsidiary has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.17 Company Action. The Board of Directors of Company (at a meeting duly called, constituted and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and in the best interests of Company and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) has directed that the Merger be submitted for consideration by the Company's shareholders at the Company Meeting. The Company has taken all steps necessary to exempt (i) the execution of this Agreement, the National City Stock Option and the Company Stock Option,
(ii) the Merger and (iii) the transactions contemplated hereby and thereby from,
(x) any statute of the State of Michigan that purports to limit or restrict business combinations or the ability to acquire or to vote shares, (y) the Company Rights Agreement dated as of July 18, 1990 by and between First of America Bank Corporation and First of America Bank -- Michigan, NA as rights agent and (z) any applicable provision of the Company's restated articles of incorporation containing change of control or anti-takeover provisions. The Company has (A) duly entered into an appropriate amendment to the Company Rights Agreement and (B) taken all other action necessary or appropriate so that the execution of this Agreement, and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) do not and will not result in the ability of any person to exercise any rights under the Company Rights Agreement or enable or require the rights to separate from the shares of the Company Common Stock to which they are attached or to be triggered or become exercisable.

     4.18 Vote Required. The affirmative votes of a majority of the outstanding shares of Company Common Stock entitled to vote thereon are the only votes of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated by the Agreement.

     4.19 Material Interests of Certain Persons. Except as disclosed in Company's Proxy Statement for its 1997 Annual Meeting of Shareholders or as set forth in the Company Disclosure Letter, no officer or director of Company, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any material contracts or property (real or personal), tangible or intangible, used in or pertaining to the business of Company or any Company Subsidiaries.

     4.20 Environmental Matters. (i) To the best of Company's knowledge, neither Company nor any of its subsidiaries is in violation of or has any liability, absolute or contingent, in connection with or under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(ii) to the best of Company's knowledge, none of the Loan Portfolio Properties, Trust Properties and Other Properties of Company or its subsidiaries is in violation of or has any liability, absolute or contingent, under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and (iii) to the best of Company's knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any Loan Portfolio Properties, Trust Properties and Other Properties including, without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of Environmental Law, which would impose a liability upon Company or its subsidiaries pursuant to any Environmental Law, except such as would not, individually or in the aggregate have a Material Adverse Effect.

                                  V. COVENANTS

     5.1 Acquisition Proposals. Each of Company and Company Subsidiaries shall not, directly or indirectly, and shall instruct and otherwise use its best efforts to cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly,
(i) solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, Company or any of Company Subsidiaries (such transactions are referred to herein as "Acquisition Transactions") or (ii) except to the extent that the Board is required, in a written opinion of counsel to the Board, in the exercise of its fiduciary duties in accordance with applicable law, to participate in any discussions or negotiation regarding, or furnish to any other person any information with respect to, an Acquisition Transaction; provided, however, that nothing contained in this Section 5.1 shall restrict or prohibit any disclosure by Company that is required in any document to be filed with the Commission after the date of this Agreement or any disclosure that, in the written opinion of counsel to the Board of Directors of the Company, is otherwise required under applicable law. Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Company will notify National City immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Company.

     5.2 Interim Operations of Company. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, set forth in the Company Disclosure Letter or as otherwise approved expressly in writing by National City (which approval will not be unreasonably withheld or delayed):

          (a) Conduct of Business. Company shall, and shall cause each of Company Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business consistent with past practice. Company shall use reasonable efforts to preserve intact the business organization of Company and each of Company Subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with Company or Company Subsidiaries. Other than in the ordinary course of business consistent with past practice, Company shall not (i) incur any indebtedness for borrowed money (it being understood and agreed that incurrence of

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

     indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, borrowings pursuant to existing lines of credit, sales of certificates of deposit and entering into repurchase agreements), (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or (iii) make any loan or advance other than in the ordinary course of business consistent with past practice;

          (b) Articles and Bylaws. Company shall not and shall not permit any Company Subsidiary to make any change or amendment to their respective articles of incorporation or Bylaws (or comparable governing instruments) in a manner that would materially and adversely effect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

          (c) Capital Stock. Company shall not, and shall not permit any Company Subsidiary to, issue or sell any shares of capital stock or any other securities of any of them (other than pursuant to outstanding exercisable stock options granted pursuant to one of the Company Option Plans, pursuant to the Director Option Plan or the Company's Shareholders Investment Plan) or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them (other than pursuant to the Company Option Plans or the Company's dividend reinvestment plan) or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures. Neither Company nor any Company Subsidiaries shall grant any additional stock options, except for stock option grants made in accordance with existing elections by participants in the Director Option Plan under any Company Option Plans.

          (d) Dividends. Company shall not and shall not permit any Company Subsidiary to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than (a) regular quarterly cash dividends in an amount not to exceed $.35 per share of Company Common Stock payable on the regular historical payment dates and (b) dividends paid by any Company Subsidiary to Company or another Company Subsidiary with respect to its capital stock between the date hereof and the Effective Time. It is agreed by the parties hereto that they will cooperate to assure that, during any quarter, there shall not be a duplication of nor omission of payment of dividends to shareholders of Company.

          (e) Employee Plans, Compensation, Etc. Except as otherwise provided in this Agreement, Company shall not, and shall not permit any Company Subsidiary to, adopt or amend (except as required by law or other contractual obligations existing on the date hereof) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan, agreement or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing. Notwithstanding the foregoing, the Company may amend the Company's Employees' Health Care Plan to adopt the amendments to the plan previously approved by Company's management and communicated to Company's employees.

          (f) Certain Policies. Company will modify and change its loan, litigation, real estate valuation asset, liquidity and investment portfolio policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of National City and generally accepted accounting principles, at the earlier of (i) such time as National City acknowledges that all conditions to its obligations to consummate the Merger set forth in Sections 7.1 and 7.3 have been waived or satisfied or
     (ii) immediately prior to the Effective Time. Company's representations, warranties or covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any such modifications or changes.

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

     5.3 Interim Operations of National City. During the period from the date of this Agreement to the Effective Time, without the prior written consent of Company, National City will not declare or pay any extraordinary or special dividend on the National City Common Stock or take any action that would (a) materially delay or adversely affect the ability of National City to obtain any approvals of Governmental Authorities required to permit consummation of the Merger or (b) materially adversely affect its ability to perform its obligations under this Agreement or to consummate the transaction contemplated hereby.

     5.4 Employee Matters

          (a) Benefit Agreements. Surviving Corporation and National City shall honor, maintain and perform on and after the Effective Time, without deduction, counterclaims, interruptions or deferment (other than withholding under applicable law), all vested benefits of any person under all plans or agreements.

          (b) Retirement and Benefit Plans. For purposes of all employee benefit plans, programs or arrangements maintained or contributed to by National City or Surviving Corporation National City shall credit or shall cause Surviving Corporation to credit employees of Company and Company Subsidiaries who become employees of National City or Surviving Corporation as a result of the Merger with all service with Company or any Company Subsidiaries for purposes of eligibility and vesting as if such service, and compensation from, had been performed for National City but not for purposes of benefit accrual, provided, however, that this provision shall not change the treatment under the National City Non-Contributory Retirement Plan and Trust of service with National City or any of National City's subsidiaries prior to the Closing Date. From and after the Effective Time, National City shall, or shall cause Surviving Corporation to, cause any and all pre-existing condition limitations under any health plans to be waived with respect to Company Employees and their eligible dependents to the extent that such conditions were covered by Company's health plans. To the extent that any Company Employees and their eligible dependents have, before the Effective Time, satisfied in whole or in part any annual deductible or paid any out of pocket or co-payment expenses under the applicable plan of the Company, such individual shall be credited therefor under the corresponding plan of National City or Surviving Corporation in which such individual participates after the Effective Time.

          (c) Transition. Upon and after the Merger, Company Employees shall have benefits that in the aggregate are no less favorable than the benefits enjoyed generally by National City employees working in similar business lines.

          (d) General. Notwithstanding anything to the contrary contained in this Agreement, Company and National City shall take all actions necessary to enact the items set forth on Schedule 5.4 of the Company Disclosure Letter, and Schedule 5.4 of the Company Disclosure Letter shall be deemed incorporated into this Section 5.4(d).

     5.5 Access and Information. Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other parties and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request; provided, however, that no party shall be required to provide access to any such information if the providing of such access (i) would be reasonably likely, in the written opinion of counsel, to result in the loss or impairment of any privilege generally recognized under law with respect to such information or (ii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity. All information furnished by one party to any of the others in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by it only in connection with this Agreement and the transactions contemplated hereby) except to the extent that such information (i) already is known to such other party when received from a source not known by the receiving party to be under an obligation of confidentiality,
(ii) thereafter becomes lawfully obtainable from other sources or (iii) is required to be disclosed in any non-confidential document filed with the Commission, the FRB, the Department of Justice or any other agency or any government. In the event that the transactions contemplated by this Agreement shall fail to consummate, each

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

party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same or destroyed.

     5.6 Certain Filings, Consents and Arrangements. National City and Company shall (a) as soon as practicable make any required filings and applications required to be filed with Governmental Authorities between the date of this Agreement and the Effective Time, (b) cooperate with one another (i) in promptly determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and (c) deliver to the other parties to this Agreement copies of the publicly available portions of all such reports promptly after they are filed.

     5.7 State Takeover Statutes. Company shall take all reasonable steps to (i) exempt Company and the Merger from the requirements of any state takeover law by action of the Company's Board of Directors or otherwise and (ii), upon the request of National City, assist in any challenge by National City to the applicability to the Merger of any state takeover law.

     5.8 Indemnification and Insurance

          (a) Indemnification. From and after the Effective Time, National City will assume and honor any obligation as provided for and permitted by applicable federal and state law Company had immediately prior to the Effective Time with respect to the indemnification of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Company or any Company Subsidiary or was serving at the request of Company as a director, officer of any domestic or foreign corporation joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnitees") arising out of Company's Articles of Incorporation or Bylaws or any indemnification (to the maximum extent available thereunder and permitted by applicable law or regulation) against any and all Losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time, including any actions taken to approve and implement this Agreement and the transactions contemplated hereby, in the Indemnitee's capacity as a director or officer (whether elected or appointed), of Company or any Company Subsidiary. This Section 5.8 will be construed as an agreement, as to which the Indemnitees are intended to be third-party beneficiaries.

          (b) Insurance. For a period of six years after the Effective Time, National City shall use all reasonable efforts to maintain in effect current directors' and officers' liability insurance in an aggregate limit at least equal to the aggregate limit of Company's insurance that is in place on the date of this Agreement, which will insure Company's directors and officers for events which occurred prior to the Effective Time but were undiscovered at the Effective Time provided, however, that in no event shall National City be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 5.8(b), any amount per annum in excess of 200% of the amount of the annual premium paid as of the date hereof by National City for its current director's and officers' liability insurance.

     5.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     5.10 Publicity. The Bank and the Group offer a broad range of banking and financial products and services, including residential and commercial mortgage loans, public sector loans, consumer banking services, investment products for consumers and financial institutions, business loans, project The initial press release announcing this Agreement shall be a joint press release and thereafter Company and National City shall consult with each other

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

in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     5.11 Registration Statement. National City shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following receipt of final comments from the Staff of the Commission on the Proxy Statement (or advice that such Staff will not review such filing) and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of such Registration Statement. National City shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of the National City Common Stock pursuant to the Merger, and Company shall furnish National City all information concerning Company and the holders of its capital stock and shall take any action as National City may reasonably request in connection with any such action.

     5.12 Securities Act; Pooling-of-Interests

          (a) Prior to the Effective Time, Company shall identify to National City all persons who were, at the time of the Company Meeting (as herein later defined), possible "affiliates" of Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (at the minimum, all those persons subject to the reporting requirements of Rule 16(a) under the Exchange Act) and for purposes of qualifying for "pooling-of-interests" accounting treatment (the "Affiliates").

          (b) Company shall use its best efforts to obtain a written agreement from each person who is identified as a possible Affiliate pursuant to clause (a) above providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock held by such "affiliate" and the Merger Consideration to be received by such "affiliate" in the Merger: (1) in the case of shares of National City Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (2) during the periods during which any such sale, pledge, transfer or other disposition would, under generally accepted accounting principles or the rules, regulations or interpretations of the Commission, disqualify the Merger for "pooling-of-interests" accounting treatment. The parties understand that such periods in general encompass the period commencing thirty (30) days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of National City and Company within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies. National City shall file such financial results within 90 days of the Effective Time. Company shall deliver such written agreements to National City at or prior to the Effective Time.

     5.13 Stock Exchange Listings. National City shall use its best efforts to list on the New York Stock Exchange, upon official notice of issuance, the National City Common Stock to be issued pursuant to the Merger.

     5.14 Proxy. As soon as practicable after the date hereof, Company and National City shall prepare the Proxy Statement, file it with the Commission, respond to comments of the Staff of the Commission, clear the Proxy Statement with the Staff of the Commission and promptly thereafter mail the Proxy Statement to all holders of shares of Company Common Stock and National City Common Stock. National City and Company shall cooperate with each other in the preparation of the Proxy Statement.

     5.15 Shareholders' and Stockholders' Meetings

          (a) Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and Bylaws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement. Unless the Board of Directors of Company shall have received the written advice of counsel, reasonably acceptable to National City, to the effect that making such a recommendation would cause the Board of Directors of Company to violate its fiduciary duty under applicable law and provided that such advice is not predicated solely upon the price of National City Common Stock, the Board of Directors of

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

     Company shall recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and adopt this Agreement at the Company Meeting.

          (b) National City shall take all action necessary, in accordance with applicable law and its certificate of incorporation and By-laws, to convene a meeting of the holders of National City Common Stock (the "National City Meeting") for the purpose of considering and taking action upon this Agreement. The Board of Directors of National City shall recommend that holders of National City Common Stock vote in favor of and approve the Merger and adopt this Agreement at the National City Meeting.

     5.16 Pooling-of-Interests and Tax-Free Reorganization Treatment. Neither National City nor Company shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368 of the Code.

     5.17 Provision of Shares. National City shall issue and provide the shares of National City Common Stock deliverable upon the conversion of the Company Common Stock pursuant to this Agreement, and will provide the cash to be paid in lieu of fractional shares of National City Common Stock as provided in Subsection 2.3(f). The shares of National City Common Stock to be issued and exchanged for shares of Company Common Stock pursuant to this Agreement will, at the Effective Time, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

     5.18 Adverse Action. From the date hereof until the Effective Time, except as expressly contemplated by the Agreement neither party will, without the written consent of the other party (which consent will not be unreasonably withheld or delayed) knowingly take any action that would, or would be reasonably likely to result in (a) any of its representations and warranties set forth in the Agreement being or becoming untrue in any material respect, (b) any of the conditions to the Merger set forth in Article VII not being satisfied or
(c) a material violation of any provision of the Agreement except, in each case, as may be required by applicable law.

                              VI. CLOSING MATTERS

     6.1 The Closing. Subject to satisfaction or waiver of all conditions precedent set forth in Article VII of this Agreement, the closing ("Closing") at such location mutually agreeable to the parties and on a date ("Closing Date") which is on (1) the third business day after the later of:

          (a) the first date on which the Merger may be consummated in accordance with the approvals of any Governmental Entities or

          (b) the date the required approvals of Company's shareholders and National City's stockholders have been obtained or

(2) such other date to which the parties agree in writing.

If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing, the Closing shall be consummated by the making of all necessary filing required by all Governmental Entities.

     6.2 Documents and Certificates. National City and Company shall use their respective best efforts, on or prior to Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement to occur as soon as practicable.

                                VII. CONDITIONS

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) The Merger shall have been approved and adopted by the requisite vote of the holders of Company Common Stock and by the requisite vote of the holders of National City Common Stock.

          (b) The National City Common Stock issuable in the Merger shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

          (c) All authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any Governmental Entity (collectively, "Consents") which are necessary for the consummation of the Merger, (other than immaterial Consents, the failure to obtain which would not be materially adverse to the

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

     combined businesses of National City, Company, National City's subsidiaries and Company Subsidiaries taken as a whole) shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time.

          (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

          (e) National City and Company shall have received a letter, dated the date of the Closing, from Ernst and Young or its successor, National City's independent accountants, to the effect that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with this Agreement.

          (f) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

          (g) Wachtell, Lipton, Rosen & Katz counsel to Company, shall have delivered to Company and National City their opinion, dated the day of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by National City or Company as a result of the Merger; (ii) no gain or loss will be recognized by the shareholders of Company who exchange their shares of the Company Common Stock solely for shares of National City Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in National City Common Stock); (iii) the tax basis of the shares of National City Common Stock received by shareholders who exchange all of their shares of Company Common Stock solely for shares of National City Common Stock in the Merger will be the same as the tax basis of the shares of Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) the holding period of the shares of National City Common Stock received in the Merger will include the period during which the shares of Company Common Stock surrendered in exchange therefor were held, provided such shares of Company Common Stock were held as capital assets at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Company, National City, and others.

     7.2 Conditions to Obligation of Company to Effect the Merger. The obligation of Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

          (a) National City shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.

          (b) The representations and warranties of National City contained in this Agreement shall be true and correct when made and the representations and warranties set forth in Article 3 shall be true and correct as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          (c) National City shall have furnished Company a Certificate dated the date of the Closing, signed by the Chief Executive Officer and Chief Financial Officer of National City that, to the best of their knowledge and belief after due inquiry, the conditions set forth in Subsections 7.2(a) and 7.2(b) have been satisfied.

     7.3 Conditions to Obligation of National City to Effect the Merger. The obligation of National City to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

          (a) Company shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.

          (b) The representations and warranties of Company contained in this Agreement shall be true and correct when made and the representations and warranties set forth in Article 4 shall be true and correct as of the Effective Time as if made on and as of such time, except as expressly contemplated or permitted by this Agreement, except for representations and warranties relating to a time or times other than the Effective Time which were or will be true and correct at such time or times and except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          (c) Company shall have furnished National City a Certificate dated the date of the Closing signed by the Chief Executive Officer and Chief Financial Officer of Company that, to the best of their knowledge and belief after due inquiry, the conditions set forth in subsections 7.3(a) and 7.3(b) have been satisfied.

                              VIII. MISCELLANEOUS

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Company and/or the stockholders of National City:

          (a) by mutual consent of the Board of Directors of National City and the Board of Directors of Company;

          (b) by either National City or Company if the Merger shall not have been consummated on or before June 30, 1998 or if this Agreement was not approved at either the Company Meeting or the National City Meeting (provided the terminating party is not otherwise in material breach of its obligations under this Agreement);

          (c) by Company if any of the conditions specified in Sections 7.1 and
     7.2 have not been met or waived by Company at such time as such condition can no longer be satisfied;

          (d) by National City if any of the conditions specified in Sections
     7.1 and 7.3 have not been met or waived by National City at such time as such condition can no longer be satisfied;

          (e) by Company, during the 15-day period commencing on the Fed Approval Date, if both of the following conditions are satisfactory:

             (i) the average of the daily closing prices on the New York Stock Exchange of a share of National City Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Fed Approval is less than $53.375; and

             (ii) the number obtained by dividing the average of the daily closing prices on the New York Stock Exchange of a share of National City Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Fed Approval Date by the closing price of National City Common Stock on the trading day immediately preceding the public announcement of this Agreement is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .20 from the quotient.

          For purposes of this Subsection 8.1(e):

          The "Index Group" shall mean all those companies listed in the National City Disclosure Letter the common stock of which is publicly traded and as to which there has not been a publicly announced proposal at any time for such company to be acquired. In the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining both the Initial Index Price and the Final Index Price;

          The "Initial Index Price" shall mean the weighted average (weighted in accordance with the factors listed in the National City Disclosure Letter) of the closing prices on the trading day immediately preceding the public announcement of this Agreement of the common stock of the companies comprising the Index Group;

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

          The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of the common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 consecutive trading days ending at the end of the third trading day immediately preceding the Fed Approval Date; and

          The "Final Index Price" shall mean the weighted average (weighted in accordance with the factors listed in the National City Disclosure Letter) of the Final Prices for all of the companies comprising the Index Group.

          If National City or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange or shares or similar transaction between the date of this Agreement and the Fed Approval Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date of this Agreement.

     8.2 Non-Survival of Representations, Warranties and Agreements. The representations and warranties or covenants in this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to
Section 7.1, as the case may be; provided, however, that if the Merger is consummated, Sections 1.6, 2.1 through 2.4, 5.4, 5.5, 5.8, 5.17 and 8.2 hereof will survive the Effective Time to the extent contemplated by such Sections; provided, further, that the last sentence of Section 5.5 and all of Section 8.10 hereof will in all events survive any termination of this Agreement.

     8.3 Waiver and Amendment. Subject to applicable provisions of the DGCL and MBCA, any provision of this Agreement may be waived at any time by the party which is, or whose stockholders or shareholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time, provided that no amendment will be made after any stockholder or shareholder approval of the Merger which reduces or changes the form of the Merger Consideration without further stockholder or shareholder approval. No such waiver, amendment or supplement will be effective unless in a writing which makes express reference to this Section 8.3 and is signed by the party or parties sought to be bound thereby.

     8.4 Entire Agreement. This Agreement together with the Option Agreement contain the entire agreement among National City and Company with respect to the Merger and the other transactions contemplated hereby and thereby, and supersedes all prior agreements among the parties with respect to such matters.

     8.5 Applicable Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan except to the extent laws of the state of Delaware govern the merger. National City and Company consent to personal jurisdiction in any action brought in any federal or state court within the State of Michigan having subject matter jurisdiction in the matter for purposes of any action arising out of this Agreement.

     8.6 Certain Definitions; Headlines. (a) For purposes of this Agreement, the term:

          (i) "affiliate", "associate" and "significant subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (iii) "Fed Approval Date" means the day the FRB issues an order approving consummation of the Merger.

          (iv) "Market Price" means the average of the per share closing prices on the New York Stock Exchange of National City Common Stock for the 20 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time.

          (v) "Material Adverse Effect" means an event, change or occurrence which has a material negative impact on the financial condition, businesses or results of operations of Company and its subsidiaries, taken as a whole, or National City and its subsidiaries, taken as a whole, as the case may be, or the ability of Company or National City, as the case may be, to consummate the transactions contemplated hereby. The effect of any action taken by Company solely pursuant to Subsection 5.2(f) shall not be taken into consideration in determining whether any Material Adverse Effect has occurred.

          (vi) "person" means an individual, corporation, partnership, association, trust or unincorporated organization; and

          (vii) "subsidiary" of Company, National City or any other person means, except where the context otherwise requires, any corporation, partnership, trust or similar association of which Company, National City or any other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation.

          (b) The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

          (c) Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or schedule will mean a section or schedule of or to this Agreement.

     8.7 Notices. All notices, consents, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given or delivered if delivered personally, telexed with receipt acknowledged, mailed by registered or certified mail return receipt requested, sent by facsimile with confirmation of receipt, or delivered by a recognized commercial courier addressed as follows:

     If to Company to:
          First of America Bank Corporation
          211 South Rose Street
          Kalamazoo, Michigan 49007
          Attention: Richard F. Chormann, Chairman, President and Chief
                     Executive Officer
          Fax No. (616) 376-7273

     With copies to:
          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019
          Attention: Edward Herlihy, Esq.
          Fax No. (212) 403-2000

     and
          Howard & Howard Attorneys, P.C.
          107 W. Michigan Avenue
          Suite 400
          Kalamazoo, Michigan 49007
          Attention: Joseph B. Hemker
          Fax No. (616) 382-1568

     If to National City to:
          National City Corporation
          P. O. Box 5756
          Cleveland, Ohio 44101-0756
          Attention: Chairman of the Board
          Fax No. (216) 575-3332

     With a copy to:
          National City Corporation
          Law Department
          P. O. Box 5756
          Cleveland, Ohio 44101-0756
          Attention: General Counsel
          Fax No. (216) 575-3332

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.7.

     8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.

     8.9 Parties in Interest; Assignment. Except for Section 2.2, (which is intended to be for the benefit of the holders of Outstanding Options under the Company Option Plans to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons) and Sections 5.4 and 5.8 hereof (which are intended to be for the benefit of directors, officers or employees to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons), this Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Without the prior written consent of the other parties to this Agreement neither National City nor Company shall assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other parties hereto shall be null and void.

     8.10 Expenses. Each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and Commission filing and registration fees shall be shared equally between Company and National City.

     8.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                            FIRST OF AMERICA BANK CORPORATION

                                            By: /s/ Richard F. Chormann
                                                Richard F. Chormann
                                                Chairman, President and
                                                Chief Executive Officer

                                            NATIONAL CITY CORPORATION
                                            By: /s/ Vincent A. DiGirolamo
                                                Vincent A. DiGirolamo
                                                Vice Chairman

                                                   APPENDIX B

                                                   Investment Banking Group

                                                   Merrill Lynch & Co., Inc.

                                                   World Financial Center
                                                   North Tower
                                                   New York, New York 10281-1325
                                                   212 449 1000
(MERRILL LYNCH LOGO)

                                        November 30, 1997

Board of Directors
First of America Bank Corporation
211 South Rose Street, 3rd Floor
Kalamazoo, MI 49007

Members of the Board:

     We understand that it is proposed that National City Corporation ("National City") and First of America Bank Corporation ("First of America") will enter into an Agreement and Plan of Merger (the "Agreement"), dated as of November 30, 1997, pursuant to which First of America will be merged with and into National City in a transaction ("the Merger") in which each outstanding share of First of America's common stock, par value $10.00 per share (the "First of America Shares"), will be converted into the right to receive 1.2 shares (the "Exchange Ratio") of the common stock, par value $4.00 per share, of National City (the "National City Shares"), all as set forth more fully in the Agreement. In connection with the Merger, it is also proposed that the parties will each enter into a Stock Option Agreement, each dated as of November 30, 1997, (the "Option Agreements") pursuant to which First of America and National City will grant to the other an option to acquire, under certain circumstances, a certain number of their respective outstanding common shares, all as set forth more fully in the Option Agreements.

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of First America Shares (other than National City and its affiliates).

     In arriving at the opinion set forth below, we have, among other things:

      (1) Reviewed certain publicly-available business and financial information relating to First of America and National City we deemed relevant;

      (2) Reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of First of America and National City furnished to us by senior management of First of America and National City, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the Merger (the "Expected Synergies") furnished to us by senior management of National City;

      (3) Conducted discussions with members of senior management of First of America and National City concerning the matters described in clauses
          (1) and (2) above, as well as their businesses and prospects before and after giving effect to the merger and the Expected Synergies;

      (4) Reviewed the market prices and valuation multiples for the First of America Shares and the National City Shares and compared them with those of certain publicly-traded companies which we deemed to be relevant;

      (5) Reviewed the respective financial condition and results of operations of First of America and National City and compared them with those of certain publicly-traded companies which we deemed to be relevant;

(MERRILL LYNCH LOGO)

      (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

      (7) Participated in certain discussions and negotiations among representatives of First of America and National City and their financial and legal advisors;

      (8) Reviewed the potential pro forma impact of the Merger;

      (9) Reviewed a draft of the Agreement and Plan of Merger and the Stock Option Agreements; and

     (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information suppled or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of First of America or National City or been furnished any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowance for loan losses of First of America or National City, nor have we reviewed any individual credit files relating to First of America or National City, and, as a result, we have assumed that the aggregate allowance for loan losses for both First of America and National City is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of First of America or National City. With respect to the financial forecast information and Expected Synergies furnished to or discussed with us by First of America or National City, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of First of America and National City as to the future financial performance of First of America, National City or the combined entity, as the case may be. We have further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft received by us from First of America.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Merger.

     We have been retained by the Board of Directors of First of America to act as financial advisor to First of America in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, First of America has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past two years provided financial advisory, investment banking and other services to First of America and National City and received customary fees for the rendering of such services. In the ordinary course of our securities business, we also may actively trade debt and/or equity securities of First of America and National City and their respective affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors and First of America. Our opinion does not address the merits of the underlying decision by First of America to engage in the Merger and does not constitute a recommendation to any shareholder of First of America as to how such shareholder should vote on the proposed Merger.

(MERRILL LYNCH LOGO)

     We are not expressing any opinion herein as to the prices as which First of America Shares or National City Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as the date hereof, the Exchange Ratio is fair from a financial point of view to the shareholders of First of America (other than National City and its affiliates).

                                        Very truly yours,

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                                                      APPENDIX C

                                                              UBS Securities LLC

(UBS LOGO)
                               November 30, 1997

Board of Directors
National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114

Members of the Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to National City Corporation (the "Company") of the Exchange Ratio (as defined below) provided for pursuant to the Agreement and Plan of Merger dated as of November 30, 1997 (the "Transaction Agreement"), by and between the Company and First of America Bank Corporation ("Transaction Partner"). This written opinion confirms our oral opinion delivered on November 28, 1997. Pursuant to the terms of the Transaction Agreement, the Transaction Partner will be merged with and into the Company (the "Transaction") and each outstanding share of common stock, par value $10.00 per share, of Transaction Partner (the "Common Stock") will be converted into 1.2 shares of common stock, par value $4.00 per share of the Company (the "Exchange Ratio"). The terms and conditions of the Transaction are more fully set forth in the Transaction Agreement.

     UBS Securities LLC ("UBS"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates actively trade the securities of the Company and Transaction Partner for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of November 25, 1997 (the "Engagement Letter"). In the past, UBS has provided other investment banking and financial advisory services to the Company and Transaction Partner for which we have received compensation. UBS may provide investment banking and financial advisory services to the Company in the future.

     In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things: (i) the Transaction Agreement; (ii) certain publicly available information for the Company and Transaction Partner, including each of the annual reports of the Company and Transaction Partner filed on Form 10-K for each of the years ended December 31, 1994, 1995 and 1996, and each of the quarterly reports of the Company and Transaction Partner filed on Form 10-Q for each of the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;
(iii) certain internal financial analyses, financial forecasts, reports and other information concerning the Company and Transaction Partner prepared by the respective managements of the Company and Transaction Partner; (iv) certain third party analysts' estimates as to the future financial performance of the Company and Transaction Partner; (v) discussions we have had with certain members of the managements of each of the Company and Transaction Partner concerning the historical and current business operations, financial conditions and prospects of the Company and Transaction Partner and such other matters we deemed relevant; (vi) the reported price and trading histories of the shares of the common stock of the Company and Transaction Partner as compared to the reported price and trading histories of certain publicly traded companies we deemed relevant; (vii) the respective financial conditions of the Company and Transaction Partner as compared to the financial conditions of certain other companies we deemed relevant; (viii) certain financial terms of the Transaction as compared to the financial terms of selected other business combinations we deemed relevant; and (ix) such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

     In conducting our review and arriving at our opinion, as contemplated under the terms of our Engagement Letter with the Company we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and Transaction Partner, respectively, or publicly available, and we have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the forecasted cost savings and other synergies which we examined were reasonably prepared by management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management. You have informed us, and we have assumed, that the Transaction will be recorded as a pooling-of-interests under generally accepted accounting principles. We have assumed with your consent that the third party analysts' estimates as to the future financial performance of the Company and Transaction Partner provide a reasonable basis for our opinion. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or Transaction Partner, nor have we been furnished with such materials. We have assumed, without independent verification, that the aggregate allowance for credit losses for the Company and the Transaction Partner are adequate to cover such losses. Our services to the Company in connection with the Transaction have been comprised solely of financial advisory services, as described in the Engagement Letter. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. We shall have no obligation to update the opinion set forth herein, unless requested by the Company in writing to do so, and we expressly disclaim any responsibility to do so in the absence of any such request.

     It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. We hereby consent to the reference to the opinion of UBS Securities LLC in the Company's Registration Statement relating to the shares of common stock of the Company to be issued pursuant to the Transaction Agreement and to the inclusion of the foregoing opinion in the Proxy Statement relating to the Annual Meeting of Stockholders of the Company. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder. This letter does not constitute a recommendation to or any advice to the Board of Directors to approve the Transaction or to any stockholder or to take any other action in connection with the Transaction or otherwise. Furthermore, we express no view as to the price or trading range for shares of the common stock of the Company following the consummation of the Transaction.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          UBS SECURITIES LLC

                                                                      APPENDIX D

                    NATIONSBANC MONTGOMERY SECURITIES, INC.

                                            PRIVILEGED AND
                                            CONFIDENTIAL DRAFT

November 30, 1997

Board of Directors
National City Corporation
National City Center
1900 East Ninth St.
Cleveland, OH 44114-3484
Gentlemen:

     We understand that First of America Bank Corporation, a Michigan corporation ("FOA"), and National City Corporation, a Delaware corporation ("National City"), have entered into a Merger Agreement dated November 30, 1997 (the "Merger Agreement"), pursuant to which FOA will be merged with and into National City, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that each outstanding share of the common stock, $10.00 par value per share ("FOA Common Stock"), of FOA will be converted into and exchangeable for 1.2 shares of the common stock, $4.00 par value per share ("National City Common Stock"), of National City, subject to certain adjustments (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     You have asked for our opinion as investment bankers as to whether the Consideration to be paid by National City pursuant tot he Merger is fair to National City from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to FOA and National City, including the consolidated financial statements for recent years and interim periods to September 30, 1997 and certain other relevant financial and operating data relating to FOA and National City made available to us from published sources and from the internal records of FOA and National City; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, FOA Common Stock and National City Common Stock; (iv) compared FOA and National City from a financial point of view with certain other companies in the banking industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of National City and FOA certain information of a business and financial nature regarding National City and FOA, furnished to us by them, including financial forecasts of synergies for the Merger; (vii) reviewed third party analysts' estimates as to the future financial performance of National City and FOA; (viii) made inquires regarding and discussed the Merger and the Merger Agreement and other matters related thereto with National City's counsel; and (ix) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts of synergies for the Merger provided to us by National City's management, upon your advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably estimated by National City's management at the time of preparation and that they provide a reasonable basis upon which we can form our opinion. We have also assumed with your consent that the third party analysts' estimates as to the future financial performance of National City and FOA provide a reasonable basis upon which we can form our opinion. We have assumed that there have been no material changes in National City's or FOA's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to National City on all legal matters with respect to National City, FOA, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of National City and FOA are in the aggregate adequate to cover such losses. In addition, we have not assumed responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of National City or FOA, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by National City of any of the conditions to its obligations thereunder. We have also assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions, including any divestiture requirements, will be imposed that could have a meaningful effect on the contemplated benefits of the Merger.

     We have acted as financial advisor to National City in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by National City pursuant to the Merger is fair to National City from a financial point of view, as of the date hereof.

     This opinion is directed to the Board of Directors of National City in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to be paid by National City and does not address the relative merits of the Merger and any alternatives to the Merger, National City's underlying decision to proceed with or effect the Merger, or any other aspect to the Merger. This opinion may not be used or referred to by National City, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement or registration statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.
                                            Very truly yours,

                                            NATIONSBANC MONTGOMERY
                                              SECURITIES, INC.

                                                                      APPENDIX E

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of November 30, 1997, between National City Corporation, a Delaware corporation ("Grantee"), and First of America Bank Corporation, a Michigan corporation ("Issuer").

                              W I T N E S S E T H:

     WHEREAS, as a condition to, and contemporaneous with the execution of this Stock Option Agreement the parties are entering into an Agreement and Plan of Merger dated November 30, 1997 ("Agreement") and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 16,813,611 fully paid and nonassessable shares of Common Stock, par value $10.00 ("Common Stock"), of Issuer at a price of $58.75 share; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock at a price less than $58.75 per share (as adjusted pursuant to subsection 5(b)), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the number of shares for which this Option is exercisable together with the number of shares owned by Grantee other than Trust Account Shares (as defined in the Agreement) exceed 19.9% of the Issuer's issued and outstanding common shares without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Stock Option Agreement, the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, together with the number of shares owned by Grantee other than Trust Account Shares equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Stock Option Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 30 days following such Subsequent Triggering Event (or such later date as provided in Section 10). Each of the following shall be an Exercise Termination
Event: (i) immediately prior to the Effective Time of the Merger; (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Issuer of a provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be twelve months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in, or the Issuer's board of directors recommends that shareholders of the Issuer approve or accept, an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the board of directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Subsidiary, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or Subsidiary or (d) any substantially similar transaction; (The term Acquisition Transaction specifically does not include any merger or consolidation among Issuer and/or Issuer Subsidiaries.)

          (ii) The Board of Directors of Issuer does not recommend that the shareholders of Issuer approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Grantee, its recommendation that its shareholders approve the Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Agreement and such breach (x) would entitle Grantee to terminate the Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision ("OTS") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Government Entity"), for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person, other than any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity, of beneficial ownership of 15% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection 2(b), except that the percentage referred to in clause (c) shall be 15%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the FRB, OTS or any other Governmental Entity is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Stock Option Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Stock Option Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Stock Option Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. sec.18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB, OTS or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the

Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Stock Option Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Stock Option Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Stock Option Agreement" and "Option" as used herein include any Stock Option Agreements and related options for which this Stock Option Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Stock Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Stock Option Agreement, if mutilated, Issuer will execute and deliver a new Stock Option Agreement of like tenor and date. Any such new Stock Option Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Stock Option Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Stock Option Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

          (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

          (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 30 days (or such later date as may be provided pursuant to Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 180 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offering or inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced;

provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be issued by the Holder and Issuer in the aggregate; provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of the Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of a Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/ offer price multiplied by the number of Option Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof,
(ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the 30-day period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

     (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Stock Option Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the

Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Option Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Option Shares.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock to be issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the market/offer price, as defined in
     Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Stock Option Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares that together with the number of shares owned by Grantee, other than Trust Account Shares, is more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 30-day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Stock Option Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Substitute Option Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Substitute Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Substitute Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Substitute Shares.

     10. The 30-day period for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal ban to the exercise of such rights and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Stock Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Stock Option Agreement or to consummate the transactions so contemplated. This Stock Option Agreement has been duly and validly executed and delivered by Issuer. This Stock Option Agreement is the valid and legally binding obligation of Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Stock Option Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights and obligations under this Stock Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 10); provided, however, that until the date 30 days following the date of any required approvals of the FRB under the Bank Holding Company Act and the OTS under the Federal Home Owners Loan Act of 1933, as amended to acquire the shares of Common Stock subject to the Option are received by the Grantee, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the FRB and OTS.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this

Stock Option Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and making any necessary applications to the FRB under the Bank Holding Company Act and the OTS under the Federal Home Owners Loan Act of 1933, as amended for approval to acquire the shares issuable hereunder.

     14. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then (i) in the case of a Holder or any affiliate thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any affiliate thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Agreement.

     18. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Agreement, this Stock Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Stock Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Stock Option Agreement, except as expressly provided herein.

     22. Terms used in this Stock Option Agreement and not defined herein but defined in the Agreement shall have the meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                        NATIONAL CITY CORPORATION

                                        By: /s/ VINCENT A. DIGIROLAMO
                                           -------------------------------------
                                           Vincent A. DiGirolamo
                                           Vice Chairman

                                        FIRST OF AMERICA BANK CORPORATION

                                        By: /s/ RICHARD F. CHORMANN
                                           -------------------------------------
                                           Richard F. Chormann
                                           Chairman, President and
                                           Chief Executive Officer

                                                                      APPENDIX F

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of November 30, 1997, between National City Corporation, a Delaware corporation ("Issuer"), and First of America Bank Corporation, a Michigan corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, as a condition to, and contemporaneous with the execution of this Stock Option Agreement the parties are entering into an Agreement and Plan of Merger dated November 30 1997 ("Agreement") and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 21,110,884 fully paid and nonassessable shares of Common Stock, par value $4.00 ("Common Stock"), of Issuer at a price of $66.75 share; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock at a price less than $66.75 per share (as adjusted pursuant to subsection 5(b)), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the number of shares for which this Option is exercisable together with the number of shares owned by Grantee other than Trust Account Shares (as defined in the Agreement exceed 10.0% of the Issuer's issued and outstanding common shares without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Stock Option Agreement, the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, together with the number of shares owned by Grantee other than Trust Account Shares equals 10.0% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Stock Option Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 30 days following such Subsequent Triggering Event (or such later date as provided in Section 10). Each of the following shall be an Exercise Termination
Event: (i) immediately prior to the Effective Time of the Merger; (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Issuer of any provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of twelve months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be twelve months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in, or the Issuer's board of directors recommends that stockholders of the Issuer approve or accept, an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the board of directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (a) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's subsidiaries where the Issuer or any Issuer Subsidiary is not the surviving entity, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Issuer Subsidiary, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Issuer or (d) any substantially similar transaction; (The term Acquisition Transaction specifically does not include any merger or consolidation among Issuer and/or Issuer Subsidiaries.)

          (ii) The Board of Directors of Issuer does not recommend that the stockholders of Issuer approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Grantee, its recommendation that its stockholders approve the Agreement in anticipation of engaging in a an Acquisition Transaction;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Agreement and such breach (x) would entitle Grantee to terminate the Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision ("OTS") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Government Entity"), for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person, other than any Grantee Subsidiary or any Issuer Subsidiary in a fiduciary capacity, of beneficial ownership of 30% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection 2(b), except that the percentage referred to in clause (c) shall be 30%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the FRB or any other Governmental Entity is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Stock Option Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Stock Option Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

        "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Stock Option Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. sec. 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Stock Option Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Stock Option Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Stock Option Agreement" and "Option" as used herein include any Stock Option Agreements and related options for which this Stock Option Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Stock Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Stock Option Agreement, if mutilated, Issuer will execute and deliver a new Stock Option Agreement of like tenor and date. Any such new Stock Option Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Stock Option Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Stock Option Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 30 days (or such later date as may be provided pursuant to Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this option ("Option Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 180 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offering or inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be issued by the Holder and Issuer in the aggregate; provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this
Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of the Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of a Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof,
(ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the 30-day period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

     (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Stock Option Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Option Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Option Shares.

     8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

         (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
  (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

          (2) "Substitute Common Stock" shall mean the common stock to be issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (3) "Assigned Value" shall mean the market/offer price, as defined in
     Section 7.

          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Stock Option Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares that together with the number of shares owned by Grantee, other than Trust Account Shares, is more than 10.0% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 10.0% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 30-day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Stock Option Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute

Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Substitute Option Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Substitute Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Substitute Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Substitute Shares.

     10. The 30-day period for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal ban to the exercise of such rights and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Stock Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Stock Option Agreement or to consummate the transactions so contemplated. This Stock Option Agreement has been duly and validly executed and delivered by Issuer. This Stock Option Agreement is the valid and legally binding obligation of Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Stock Option Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights and obligations under this Stock Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 10); provided, however, that until the date 30 days following the date of any required approvals of the FRB under the Bank Holding Company Act to acquire the shares of Common Stock subject to the Option is received by the Grantee, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the FRB.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Stock Option Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and making any necessary applications to the FRB under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

     14. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then (i) in the case of a Holder or any affiliate thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any affiliate thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

     16. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Agreement.

     18. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     19. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     21. Except as otherwise expressly provided herein or in the Agreement, this Stock Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Stock Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Stock Option Agreement, except as expressly provided herein.

     22. Terms used in this Stock Option Agreement and not defined herein but defined in the Agreement shall have the meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                          NATIONAL CITY CORPORATION

                                          By: /s/ VINCENT A. DIGIROLAMO
                                            ------------------------------------
                                            Vincent A. DiGirolamo
                                            Vice Chairman

                                          FIRST OF AMERICA BANK CORPORATION

                                          By: /s/ RICHARD F. CHORMANN
                                            ------------------------------------
                                            Richard F. Chormann
                                            Chairman, President and
                                            Chief Executive Officer

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the state of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     Article VI of National City's By-Laws provides for the mandatory indemnification of directors, officers or employees of National City or any of its subsidiaries and of those persons serving at the request of National City as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the DGCL. National City has purchased liability insurance covering certain liabilities which may be incurred by the directors, officers, employees and agents of National City and its subsidiaries in connection with the performance of their duties.

     In addition, National City's Certificate, as permitted by Section 102(d) of the DGCL, limits directors' liability to National City and its stockholders by eliminating liability in damages for breach of fiduciary duty of care. Article Seventh of National City's Certificate provides that neither National City nor its stockholders may recover damages from National City's directors or former directors for breach of their duty of care in the performance of their duties as directors of National City. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director or former director of National City in the case of liability (a) for a breach of the director's duty of loyalty, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (d) for any transactions for which the director derived an improper personal benefit.

     The Agreement provides that, from and after the Effective Time, National City will assume and honor any obligation as provided for and permitted by applicable federal and state law FOA had immediately prior to the Effective Time with respect to the indemnification of each person (each such person, an "Indemnitee," and all such persons, collectively, the "Indemnitees") who was on November 30, 1997, or has been at any time prior to November 30, 1997, or who becomes prior to the Effective Time, a director or officer of FOA or any of its subsidiaries or was serving at the request of FOA as a director or officer of any domestic or foreign corporation joint venture, trust, employee benefit plan or other enterprise arising out of FOA's Articles of Incorporation or FOA's By-laws or any indemnification (to the maximum extent available thereunder and permitted by applicable law or regulation) against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time in the Indemnitee's capacity as a director or officer (whether elected or appointed) of FWNC or any of its subsidiaries. The Agreement further provides that, for a period of six years after the Effective Time, National City will use all reasonable efforts to cause to be maintained in effect current directors' and officers' liability insurance in an aggregate limit of at least equal to the aggregate limits of FOA's insurance in place on November 30, 1997 which will insure FOA's directors and officers for events which occurred before the Effective Time but were undiscovered at the Effective Time; provided, however, that the Agreement does not obligate National City to expend, in order to maintain or provide insurance coverage pursuant to the Agreement, any amount per annum in excess of 200% of the amount of the annual premium paid as of the date of the Agreement by National City for its current directors and officers liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                     EXHIBIT DESCRIPTION
-------    -----------------------------------------------------------------------------------
   2.1     Agreement and Plan of Merger dated as of November 30, 1997 by and between National
           City Corporation and First of America Bank Corporation (filed as Exhibit 2.1 to
           Form 8-K dated December 9, 1997 and incorporated herein by reference).
   2.2     Agreement and Plan of Merger dated as of January 12, 1998 by and between National
           City Corporation and Fort Wayne National Corporation (filed as Appendix A to the
           Prospectus and Proxy Statement contained in Registration Statement No.           on
           Form S-4 dated as of February 4, 1998 and incorporated herein by reference).
   3.1     Restated Certificate of Incorporation of National City Corporation, as amended
           (filed as Exhibit 3.1 to National City Corporation's Annual Report on Form 10-K for
           the fiscal year ended December 31, 1997 and incorporated herein by reference).
   3.2     National City Corporation First Restatement of By-laws adopted April 27, 1987 (As
           Amended through October 24, 1994) (filed as Exhibit 3.2 to Registrant's Form S-4
           Registration Statement No. 33-56539 dated November 18, 1994 and incorporated herein by reference).
   4.1     Instruments defining the rights of holders of certain long-term debt of National
           City and its consolidated subsidiaries are not filed as exhibits because the amount of debt under such instruments is less than 10% of the total consolidated assets of
           National City. National City undertakes to file these instruments with the
           Commission upon request.
   4.2     Credit Agreement dated as of February 2, 1996, by and between National City and the banks named therein (filed as Exhibit 4.2 to Registrants' Proxy Statement Form 14A
           #001-10074 dated February 6, 1996 and incorporated herein by reference).
   5.1     Opinion of Carlton E. Langer as to the legality of the National City Common being registered (filed as Exhibit 5-1).
   8.1     Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax consequences of the
           Merger (filed as Exhibit 8.1).
  10.1     National City Corporation Short Term Incentive Compensation Plan for Senior
           Officers As Amended and Restated Effective January 1, 1995 (filed as Exhibit 10.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
           1994 and incorporated herein by reference).
  10.2     National City Corporation Long Term Incentive Compensation Plan for Senior Officers
           as Amended and Restated Effective January 1, 1995 (filed as Exhibit 10.2 to
           Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
  10.3     National City Corporation Annual Corporate Performance Incentive Plan Effective
           January 1, 1995 (filed as Exhibit 10.21 to Registrant's Annual Report on Form 10-K
           for the fiscal year ended December 31, 1994 and incorporated herein by reference).

EXHIBIT
NUMBER                                     EXHIBIT DESCRIPTION
-------    -----------------------------------------------------------------------------------
  10.4     National City Savings and Investment Plan, As Amended and Restated Effective July
           1, 1992 (filed as Exhibit 10.24 to Registrant's Annual Report on Form 10-K for the
           fiscal year ended December 31, 1994 and incorporated herein by reference).
  10.5     The National City Savings and Investment Plan No. 2, As Amended and Restated
           Effective January 1, 1992 (filed as Exhibit 10.25 to Registrant's Annual Report on
           Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
  10.6     National City Corporation's Amended and Restated 1973 Stock Option Plan, as amended
           (filed as Exhibit 10.4 to Registration Statement No. 2-91434) and amended 1984
           Stock Option Plan (filed as Exhibit 10.2 to NCC's Annual Report on Form 10-K for
           the fiscal year ended December 31, 1987); both incorporated herein by reference).
  10.7     National City Corporation 1989 Stock Option Plan (filed as Exhibit 10.7 to NCC's
           Annual Report on Form 10-K for the fiscal year ended December 31, 1989, and incorporated herein by reference).
  10.8     National City Corporation's 1993 Stock Option Plan as Amended and Restated (filed as Appendix F to Registration Statement No. 333-01697 and incorporated herein by reference).
  10.9     National City Corporation 150th Anniversary Stock Option Plan (filed as Exhibit
           10.9 to Registration Statement No. 33-59487 and incorporated herein by reference).
 10.10     National City Corporation 1997 Stock Option Plan (filed as Exhibit A to National
           City Corporation's Proxy Statement Form 14A #000-07229 dated February 19, 1997 and incorporated herein by reference).
 10.11     National City Corporation Plan for Deferred Payment of Directors' Fees, as amended
           (filed as Exhibit 10.5 to Registration Statement No. 2-914334 and incorporated herein by reference).
 10.12     National City Corporation Supplemental Executive Retirement Plan, as Amended and
           Restated effective January 1, 1997 (filed as Exhibit 10.12 to Registration
           Statement No.           on Form S-4 dated as of February 4, 1998 and incorporated
           herein by reference).
 10.13     National City Corporation Executive Savings Plan As Amended and Restated Effective
           January 1, 1995 (filed as Exhibit 10.9 to NCC's Annual Report on Form 10-K for its
           fiscal year ended December 31, 1994, and incorporated herein by reference).
 10.14     National City Corporation Amended and Second Restated 1991 Restricted Stock Plan
           (filed as Exhibit 10.9 to Registration Statement No. 33-49823 and incorporated herein by reference).
 10.15     National City Corporation 1997 Restricted Stock Plan (filed as Exhibit B to
           National City Corporation's Proxy Statement Form 14A #000-07229 dated February 19,
           1997 and incorporated herein by reference).
 10.16     First Kentucky National Corporation 1985 Stock Option Plan (filed as Exhibit 10.2 to First Kentucky National Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference).
 10.17     First Kentucky National Corporation 1982 Stock Option Plan (filed as Exhibit 10.3 to First Kentucky National Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference).
 10.18     Form of grant made under National City Corporation 1991 Restricted Stock Plan made in connection with National City Corporation Supplemental Executive Retirement Plan
           as amended (filed as Exhibit 10.10 to NCC's Annual Report on Form 10-K for the
           fiscal year ended December 31, 1992, and incorporated herein by reference).
 10.19     Amended Employment Agreement dated July 21, 1989 by and between Merchants National
           Corporation or a subsidiary and Otto N. Frenzel, III (filed as Exhibit 10(21) to
           Merchants National Corporation Annual Report of Form 10-K for the fiscal year ended
           December 31, 1987 and incorporated herein by reference).

EXHIBIT
NUMBER                                     EXHIBIT DESCRIPTION
-------    -----------------------------------------------------------------------------------
 10.20     Split Dollar Insurance Agreement dated January 4, 1988 between Merchants National
           Corporation and Otto N. Frenzel, III Irrevocable Trust II (filed as Exhibit 10(26)
           to Merchants National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference).
 10.21     Merchants National Corporation Director's Deferred Compensation Plan, as amended and restated August 16, 1983 (filed as Exhibit 10(3) to Merchants National
           Corporation Registration Statement as Form S-2 filed June 28, 1985, incorporated herein by reference).
 10.22     Merchants National Corporation Supplemental Pension Plan dated November 20, 1984;
           First Amendment to the Supplemental Pension Plans dated January 21, 1986; Second
           Amendment to the Supplemental Pension Plans dated July 3, 1989; and Third Amendment to the Supplemental Pension Plans dated November 21, 1990 (filed respectively as exhibit 10(n) to Merchants National Corporation Annual Report on Form 10-K for the
           year ended December 31, 1984; as Exhibit 10(q) to the Merchants National
           Corporation Annual Report on Form 10-K for the year ended December 31, 1985; as
           Exhibit 10(49) to Merchants National Corporation Annual Report on Form 10-K for the
           year ended December 31, 1990; and as Exhibit 10(50) to the Merchants National
           Corporation Annual Report on Form 10-K for the year ended December 31, 1990; all incorporated herein by reference).
 10.23     Merchants National Corporation Employee Benefit Trust Agreement, effective July 1,
           1987 (filed as Exhibit 10(27) to Merchants National Corporation Annual Report on
           Form 10-K for the year ended December 31, 1987, incorporated herein by reference).
 10.24     Merchants National Corporation Non-qualified Stock Option Plan effective January
           20, 1987, and the First Amendment to that Merchants National Non-qualified Stock
           Option Plan, effective October 16, 1990 (filed respectively as Exhibit 10(23) to
           Merchants National Corporation Annual Report on Form 10-K by the year ended
           December 31, 1986, and as Exhibit 10(55) to Merchants National Corporation Annual
           Report on Form 10-K for the year ended December 31, 1990, both of which are incorporated herein by reference).
 10.25     Merchants National Corporation 1987 Non-qualified Stock Option Plan, effective
           November 17, 1987, and the First Amendment to Merchants National Corporation 1987
           Non-qualified Stock Option Plan, effective October 16, 1990, (filed respectively as
           Exhibit 10(30) to Merchants National Corporation Annual Report on Form 10-K by the
           year ended December 31, 1987, and as Exhibit 10(61) to Merchants National
           Corporation Annual Report on Form 10-K for the year ended December 31, 1990, both of which are incorporated herein by reference).
 10.26     Merchants National Corporation Directors Non-qualified Stock Option Plan and the
           First Amendment to Merchants National Corporation Directors Non-qualified Stock
           Option Plan effective October 16, 1990 (filed respectively as Exhibit 10(44) to
           Merchants National Corporation Annual Report on Form 10-K for the year ended
           December 31, 1988, and as Exhibit 10(68) to Merchants National Corporation Annual
           Report on Form 10-K for the year ended December 31, 1990, both of which are incorporated herein by reference).
 10.27     Central Indiana Bancorp Option Plan effective March 15, 1991 (filed as Exhibit
           10.26 to Registrants Annual Report on Form 10-K for the fiscal year ended December
           31, 1994 and incorporated herein by reference).
 10.28     Central Indiana Bancorp 1993 Option Plan effective October 12, 1993 (filed as
           Exhibit 10.27 to Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 31, 1994 and incorporated herein by reference).
 10.29     Forms of contracts with David A. Daberko, Vincent A. DiGirolamo, William E.
           MacDonald III, Jon L. Gorney, Harold B. Todd, Jr., Robert G. Siefers, Robert J.
           Ondercik, Jeffrey D. Kelly, David L. Zoeller, Thomas A. Richlovsky, James P.
           Gulick, Gary A. Glaser, J. Christopher Graffeo, Herbert R. Martens, Jr, Robert E.
           Showalter, Thomas W. Golonski and James R. Bell (filed as Exhibit 10.29 to
           Registration Statement No.   on Form S-4 dated as of February 4, 1998 and
           incorporated herein by reference).

EXHIBIT
NUMBER                                     EXHIBIT DESCRIPTION
-------    -----------------------------------------------------------------------------------
 10.30     Split Dollar Insurance Agreement effective January 1, 1994 between National City
           Corporation and those individuals listed in Exhibit 10.27 and other key employees
           (filed as exhibit 10.28 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
 10.31     National City Corporation Short-Term Incentive Compensation Plan for Senior
           Officers--Corporate Results As Amended and Restated Effective January 1, 1996
           (filed as Exhibit 10.31 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference).
 10.32     Consulting Agreement dated as of August 27, 1995 by and between Integra Financial
           Corporation and William F. Roemer, (filed as Exhibit 10.30 to Registrant's Annual
           Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference).
 10.33     Stock Option Agreement dated as of November 30, 1997 between National City
           Corporation ("Grantee") and First of America Bank Corporation ("Issuer") (filed as
           Exhibit 2.2 to Form 8-K dated December 9, 1997 and incorporated herein by reference).
 10.34     Stock Option Agreement dated as of November 30, 1997 between National City
           Corporation ("Issuer") and First of America Bank Corporation ("Grantee") (filed as
           Exhibit 2.3 to Form 8-K dated December 9, 1997 and incorporated herein by reference).
 10.35     Stock Option Agreement dated as of January 12, 1998 between National City
           Corporation ("Grantee") and Fort Wayne National Corporation ("Issuer") (filed as
           Appendix C to the Prospectus and Proxy Statement contained in Registration
           Statement No.           on Form S-4 dated as of February 4, 1998 and incorporated
           herein by reference).
  11.1     Computation of Earnings per share (filed as Exhibit 11.1 to Registration Statement
           No.           on Form S-4 dated as of February 4, 1998 and incorporated herein by reference).
  21.1     Subsidiaries (filed as Exhibit 21.1 to Registration Statement No.   on Form S-4
           dated as of February 4, 1998 and incorporated herein by reference).
  23.1     Consent of Ernst & Young LLP, Independent Auditors for National City Corporation
           and Fort Wayne National Corporation (filed as Exhibit 23.1).
  23.2     Consent of Merrill Lynch & Co. (filed as Exhibit 23.2).
  23.3     Consent of UBS Securities LLC (included in its fairness opinion as filed as
           Appendix C to the Prospectus and Joint Proxy Statement contained in this
           Registration Statement and incorporated herein by reference).
  23.4     Consent of NationsBanc Montgomery Securities, Inc. (included in its fairness opinion as filed as Appendix D to the Prospectus and Joint Proxy Statement
           contained in this Registration Statement and incorporated herein by reference).
  23.5     Consent of KPMG Peat Marwick LLP, Independent Auditors for First of America Bank
           Corporation (filed as Exhibit 23.5).
  23.6     Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as
           Exhibit 8.1 to the Registration Statement and incorporated herein by reference).
  23.7     Consent of Carlton E. Langer (included in his opinion filed as Exhibit 5.1 to this
           Registration Statement and incorporated herein by reference).
  23.8     Consent of Richard F. Chormann (filed as Exhibit 23.8).
  23.9     Consent of John E. Barfield (filed as Exhibit 23.9).
 23.10     Consent of John W. Brown (filed as Exhibit 23.10).
 23.11     Consent of Clifford L. Greenwalt (filed as Exhibit 23.11).
 23.12     Consent of Dorothy A. Johnson (filed as Exhibit 23.12).
  24.1     Powers of Attorney (filed as Exhibit 24.1).

EXHIBIT
NUMBER                                     EXHIBIT DESCRIPTION
-------    -----------------------------------------------------------------------------------
  27.1     Financial Data Schedule (filed as Exhibit 27.1 to National City Corporation's
           Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).
  99.1     Form of Proxy to be used in soliciting holders of National City Common for its
           Annual Meeting of Stockholders (filed as Exhibit 99.1)
  99.2     Form of Proxy to be used in soliciting holders of FOA Common for its Special
           Meeting of Shareholders (filed as Exhibit 99.2)

ITEM 22.  UNDERTAKINGS.

     "The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request."

     "The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     "The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information."

          "(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof."

     "Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

     "The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON FEBRUARY 18, 1998.

                                            NATIONAL CITY CORPORATION

                                            By: /s/ ROBERT G. SIEFERS

                                              ----------------------------------
                                              Robert G. Siefers,
                                              Vice Chairman
                                              and Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                   TITLE                          DATE
----------------------------------------    -----------------------------------    ------------------

/s/ DAVID A DABERKO*                        Chairman and Chief Executive            February 18, 1998
----------------------------------------    Officer, Director
David A. Daberko
/s/ ROBERT G. SIEFERS                       Vice Chairman and Chief Financial       February 18, 1998
----------------------------------------    Officer
Robert G. Siefers

/s/ THOMAS A. RICHLOVSKY                    Senior Vice President and Treasurer     February 18, 1998
----------------------------------------
Thomas A. Richlovsky

/s/ SANDRA H. AUSTIN*                                    Director                   February 18, 1998
----------------------------------------
Sandra H. Austin

/s/ CHARLES H. BOWMAN*                                   Director                   February 18, 1998
----------------------------------------
Charles H. Bowman

/s/ EDWARD B. BRANDON*                                   Director                   February 18, 1998
----------------------------------------
Edward B. Brandon

/s/ JOHN G. BREEN*                                       Director                   February 18, 1998
----------------------------------------
John G. Breen

/s/ DUANE E. COLLINS*                                    Director                   February 18, 1998
----------------------------------------
Duane E. Collins

/s/ DANIEL E. EVANS*                                     Director                   February 18, 1998
----------------------------------------
Daniel E. Evans

/s/ OTTO N. FRENZEL III*                                 Director                   February 18, 1998
----------------------------------------
Otto N. Frenzel III

/s/ BERNADINE P. HEALY, M.D.*                            Director                   February 18, 1998
----------------------------------------
Bernadine P. Healy, M.D.

/s/ JOSEPH H. LEMIEUX*                                   Director                   February 18, 1998
----------------------------------------
Joseph H. Lemieux

/s/ W. BRUCE LUNSFORD*                                   Director                   February 18, 1998
----------------------------------------
W. Bruce Lunsford

/s/ ROBERT A. PAUL*                                      Director                   February 18, 1998
----------------------------------------
Robert A. Paul

/s/ WILLIAM R. ROBERTSON*                                Director                   February 18, 1998
----------------------------------------
William R. Robertson

/s/ WILLIAM F. ROEMER*                                   Director                   February 18, 1998
----------------------------------------
William F. Roemer

               SIGNATURE                                   TITLE                          DATE
----------------------------------------    -----------------------------------    ------------------

/s/ MICHAEL A. SCHULER*                                  Director                   February 18, 1998
----------------------------------------
Michael A. Schuler

/s/ STEPHEN A. STITLE*                                   Director                   February 18, 1998
----------------------------------------
Stephen A. Stitle

/s/ MORRY WEISS*                                         Director                   February 18, 1998
----------------------------------------
Morry Weiss

     *David L. Zoeller, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of each of the above-indicated officers and directors of National City (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

Dated:  February 18, 1998

                                            /s/ DAVID L. ZOELLER

                                            ------------------------------------
                                            David L. Zoeller
                                            Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                      PAGE NUMBER IN
EXHIBIT                                                                            SEQUENTIALLY NUMBERED
NUMBER                              EXHIBIT DESCRIPTION                                    COPY
-----   ------------------------------------------------------------------------------------------------
 2.1    Agreement and Plan of Merger dated as of November 30, 1997 by and between
        National City Corporation and First of America Bank Corporation (filed as
        Exhibit 2.1 to Form 8-K dated December 9, 1997 and incorporated herein by reference).
 2.2    Agreement and Plan of Merger dated as of January 12, 1998 by and between
        National City Corporation and Fort Wayne National Corporation (filed as
        Appendix A to the Prospectus and Proxy Statement contained in Registration
        Statement No.           on Form S-4 dated as of February 4, 1998 and
        incorporated herein by reference).
 3.1    Restated Certificate of Incorporation of National City Corporation, as
        amended (filed as Exhibit 3.1 to National City Corporation's Annual Report
        on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).
 3.2    National City Corporation First Restatement of By-laws adopted April 27,
        1987 (As Amended through October 24, 1994) (filed as Exhibit 3.2 to
        Registrant's Form S-4 Registration Statement No. 33-56539 dated November
        18, 1994 and incorporated herein by reference).
 4.1    Instruments defining the rights of holders of certain long-term debt of
        National City and its consolidated subsidiaries are not filed as exhibits because the amount of debt under such instruments is less than 10% of the total consolidated assets of National City. National City undertakes to file these instruments with the Commission upon request.
 4.2    Credit Agreement dated as of February 2, 1996, by and between National City and the banks named therein (filed as Exhibit 4.2 to Registrants' Proxy
        Statement Form 14A #001-10074 dated February 6, 1996 and incorporated herein by reference).
 5.1    Opinion of Carlton E. Langer as to the legality of the National City Common being registered (filed as Exhibit 5.1).
 8.1    Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax consequences of the Merger (filed as Exhibit 8.1).
10.1    National City Corporation Short Term Incentive Compensation Plan for Senior
        Officers As Amended and Restated Effective January 1, 1995 (filed as
        Exhibit 10.1 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
10.2    National City Corporation Long Term Incentive Compensation Plan for Senior
        Officers as Amended and Restated Effective January 1, 1995 (filed as
        Exhibit 10.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
10.3    National City Corporation Annual Corporate Performance Incentive Plan
        Effective January 1, 1995 (filed as Exhibit 10.21 to Registrant's Annual
        Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
10.4    National City Savings and Investment Plan, As Amended and Restated
        Effective July 1, 1992 (filed as Exhibit 10.24 to Registrant's Annual
        Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
10.5    The National City Savings and Investment Plan No. 2, As Amended and
        Restated Effective January 1, 1992 (filed as Exhibit 10.25 to Registrant's
        Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

                                                                                      PAGE NUMBER IN
EXHIBIT                                                                            SEQUENTIALLY NUMBERED
NUMBER                              EXHIBIT DESCRIPTION                                    COPY
-----   ------------------------------------------------------------------------------------------------
10.6    National City Corporation's Amended and Restated 1973 Stock Option Plan, as
        amended (filed as Exhibit 10.4 to Registration Statement No. 2-91434) and
        amended 1984 Stock Option Plan (filed as Exhibit 10.2 to NCC's Annual
        Report on Form 10-K for the fiscal year ended December 31, 1987); both incorporated herein by reference).
10.7    National City Corporation 1989 Stock Option Plan (filed as Exhibit 10.7 to
        NCC's Annual Report on Form 10-K for the fiscal year ended December 31,
        1989, and incorporated herein by reference).
10.8    National City Corporation's 1993 Stock Option Plan as Amended and Restated
        (filed as Appendix F to Registration Statement No. 333-01697 and
        incorporated herein by reference).
10.9    National City Corporation 150th Anniversary Stock Option Plan (filed as
        Exhibit 10.9 to Registration Statement No. 33-59487 and incorporated herein by reference).
10.10   National City Corporation 1997 Stock Option Plan (filed as Exhibit A to
        National City Corporation's Proxy Statement Form 14A #000-07229 dated
        February 19, 1997 and incorporated herein by reference).
10.11   National City Corporation Plan for Deferred Payment of Directors' Fees, as
        amended (filed as Exhibit 10.5 to Registration Statement No. 2-914334 and
        incorporated herein by reference).
10.12   National City Corporation Supplemental Executive Retirement Plan, as
        Amended and Restated effective January 1, 1997 (filed as Exhibit 10.12 to
        Registration Statement No.           on Form S-4 dated as of February 4,
        1998 and incorporated herein by reference).
10.13   National City Corporation Executive Savings Plan As Amended and Restated
        Effective January 1, 1995 (filed as Exhibit 10.9 to NCC's Annual Report on
        Form 10-K for its fiscal year ended December 31, 1994, and incorporated herein by reference).
10.14   National City Corporation Amended and Second Restated 1991 Restricted Stock
        Plan (filed as Exhibit 10.9 to Registration Statement No. 33-49823 and
        incorporated herein by reference).
10.15   National City Corporation 1997 Restricted Stock Plan (filed as Exhibit B to
        National City Corporation's Proxy Statement Form 14A #000-07229 dated
        February 19, 1997 and incorporated herein by reference).
10.16   First Kentucky National Corporation 1985 Stock Option Plan (filed as
        Exhibit 10.2 to First Kentucky National Corporation's Annual Report on Form
        10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference).
10.17   First Kentucky National Corporation 1982 Stock Option Plan (filed as
        Exhibit 10.3 to First Kentucky National Corporation's Annual Report on Form
        10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference).
10.18   Form of grant made under National City Corporation 1991 Restricted Stock
        Plan made in connection with National City Corporation Supplemental
        Executive Retirement Plan as amended (filed as Exhibit 10.10 to NCC's
        Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference).
10.19   Amended Employment Agreement dated July 21, 1989 by and between Merchants
        National Corporation or a subsidiary and Otto N. Frenzel, III (filed as
        Exhibit 10(21) to Merchants National Corporation Annual Report of Form 10-K
        for the fiscal year ended December 31, 1987 and incorporated herein by reference).

                                                                                      PAGE NUMBER IN
EXHIBIT                                                                            SEQUENTIALLY NUMBERED
NUMBER                              EXHIBIT DESCRIPTION                                    COPY
-----   ------------------------------------------------------------------------------------------------
10.20   Split Dollar Insurance Agreement dated January 4, 1988 between Merchants
        National Corporation and Otto N. Frenzel, III Irrevocable Trust II (filed as Exhibit 10(26) to Merchants National Corporation Annual Report on Form
        10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference).
10.21   Merchants National Corporation Director's Deferred Compensation Plan, as
        amended and restated August 16, 1983 (filed as Exhibit 10(3) to Merchants
        National Corporation Registration Statement as Form S-2 filed June 28,
        1985, incorporated herein by reference).
10.22   Merchants National Corporation Supplemental Pension Plan dated November 20,
        1984; First Amendment to the Supplemental Pension Plans dated January 21,
        1986; Second Amendment to the Supplemental Pension Plans dated July 3,
        1989; and Third Amendment to the Supplemental Pension Plans dated November
        21, 1990 (filed respectively as exhibit 10(n) to Merchants National
        Corporation Annual Report on Form 10-K for the year ended December 31,
        1984; as Exhibit 10(q) to the Merchants National Corporation Annual Report
        on Form 10-K for the year ended December 31, 1985; as Exhibit 10(49) to
        Merchants National Corporation Annual Report on Form 10-K for the year ended December 31, 1990; and as Exhibit 10(50) to the Merchants National
        Corporation Annual Report on Form 10-K for the year ended December 31,
        1990; all incorporated herein by reference).
10.23   Merchants National Corporation Employee Benefit Trust Agreement, effective
        July 1, 1987 (filed as Exhibit 10(27) to Merchants National Corporation
        Annual Report on Form 10-K for the year ended December 31, 1987, incorporated herein by reference).
10.24   Merchants National Corporation Non-qualified Stock Option Plan effective
        January 20, 1987, and the First Amendment to that Merchants National
        Non-qualified Stock Option Plan, effective October 16, 1990 (filed respectively as Exhibit 10(23) to Merchants National Corporation Annual
        Report on Form 10-K by the year ended December 31, 1986, and as Exhibit
        10(55) to Merchants National Corporation Annual Report on Form 10-K for the
        year ended December 31, 1990, both of which are incorporated herein by reference).
10.25   Merchants National Corporation 1987 Non-qualified Stock Option Plan, effective November 17, 1987, and the First Amendment to Merchants National
        Corporation 1987 Non-qualified Stock Option Plan, effective October 16,
        1990, (filed respectively as Exhibit 10(30) to Merchants National
        Corporation Annual Report on Form 10-K by the year ended December 31, 1987, and as Exhibit 10(61) to Merchants National Corporation Annual Report on
        Form 10-K for the year ended December 31, 1990, both of which are incorporated herein by reference).
10.26   Merchants National Corporation Directors Non-qualified Stock Option Plan and the First Amendment to Merchants National Corporation Directors
        Non-qualified Stock Option Plan effective October 16, 1990 (filed respectively as Exhibit 10(44) to Merchants National Corporation Annual
        Report on Form 10-K for the year ended December 31, 1988, and as Exhibit
        10(68) to Merchants National Corporation Annual Report on Form 10-K for the
        year ended December 31, 1990, both of which are incorporated herein by reference).
10.27   Central Indiana Bancorp Option Plan effective March 15, 1991 (filed as
        Exhibit 10.26 to Registrants Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
10.28   Central Indiana Bancorp 1993 Option Plan effective October 12, 1993 (filed as Exhibit 10.27 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).

                                                                                      PAGE NUMBER IN
EXHIBIT                                                                            SEQUENTIALLY NUMBERED
NUMBER                              EXHIBIT DESCRIPTION                                    COPY
-----   ------------------------------------------------------------------------------------------------
10.29   Forms of contracts with David A. Daberko, Vincent A. DiGirolamo, William E.
        MacDonald III, Jon L. Gorney, Harold B. Todd, Jr., Robert G. Siefers,
        Robert J. Ondercik, Jeffrey D. Kelly, David L. Zoeller, Thomas A.
        Richlovsky, James P. Gulick, Gary A. Glaser, J. Christopher Graffeo,
        Herbert R. Martens, Jr, Robert E. Showalter, Thomas W. Golonski and James
        R. Bell (filed as Exhibit 10.29 to Registration Statement No.   on Form S-4
        dated as of February 4, 1998 and incorporated herein by reference).
10.30   Split Dollar Insurance Agreement effective January 1, 1994 between National
        City Corporation and those individuals listed in Exhibit 10.27 and other key employees (filed as exhibit 10.28 to Registrant's Annual Report on Form
        10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference).
10.31   National City Corporation Short-Term Incentive Compensation Plan for Senior
        Officers--Corporate Results As Amended and Restated Effective January 1,
        1996 (filed as Exhibit 10.31 to Registrant's Annual Report on Form 10-K for
        the fiscal year ended December 31, 1995 and incorporated herein by reference).
10.32   Consulting Agreement dated as of August 27, 1995 by and between Integra
        Financial Corporation and William F. Roemer, (filed as Exhibit 10.30 to
        Registrant's Annual Report on Form 10-K for the fiscal year ended December
        31, 1996 and incorporated herein by reference).
10.33   Stock Option Agreement dated as of November 30, 1997 between National City
        Corporation ("Grantee") and First of America Bank Corporation ("Issuer")
        (filed as Exhibit 2.2 to Form 8-K dated December 9, 1997 and incorporated herein by reference).
10.34   Stock Option Agreement dated as of November 30, 1997 between National City
        Corporation ("Issuer") and First of America Bank Corporation ("Grantee")
        (filed as Exhibit 2.3 to Form 8-K dated December 9, 1997 and incorporated herein by reference).
10.35   Stock Option Agreement dated as of January 12, 1998 between National City
        Corporation ("Grantee") and Fort Wayne National Corporation ("Issuer")
        (filed as Appendix C to the Prospectus and Proxy Statement contained in
        Registration Statement No.           on Form S-4 dated as of February 4,
        1998 and incorporated herein by reference).
11.1    Computation of Earnings per share (filed as Exhibit 11.1 to Registration
        Statement No.           on Form S-4 dated as of February 4, 1998 and
        incorporated herein by reference).
21.1    Subsidiaries (filed as Exhibit 21.1 to Registration Statement No.   on Form
        S-4 dated as of February 4, 1998 and incorporated herein by reference).
23.1    Consent of Ernst & Young LLP, Independent Auditors for National City
        Corporation and Fort Wayne National Corporation (filed as Exhibit 23.1).
23.2    Consent of Merrill Lynch & Co. (filed as Exhibit 23.2).
23.3    Consent of UBS Securities LLC (included in its fairness opinion as filed as
        Appendix C to the Prospectus and Joint Proxy Statement contained in this
        Registration Statement and incorporated herein by reference).
23.4    Consent of NationsBanc Montgomery Securities, Inc. (included in its fairness opinion as filed as Appendix D to the Prospectus and Joint Proxy
        Statement contained in this Registration Statement and incorporated herein by reference).
23.5    Consent of KPMG Peat Marwick LLP, Independent Auditors for First of America
        Bank Corporation (filed as Exhibit 23.5).
23.6    Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as Exhibit 8.1 to the Registration Statement and incorporated herein by reference).
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                                                                                      PAGE NUMBER IN
EXHIBIT                                                                            SEQUENTIALLY NUMBERED
NUMBER                              EXHIBIT DESCRIPTION                                    COPY
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
23.7    Consent of Carlton E. Langer (included in his opinion filed as Exhibit 5.1 to this Registration Statement and incorporated herein by reference).
23.8    Consent of Richard F. Chormann (filed as Exhibit 23.8).
23.9    Consent of John E. Barfield (filed as Exhibit 23.9).
23.10   Consent of John W. Brown (filed as Exhibit 23.10).
23.11   Consent of Clifford L. Greenwalt (filed as Exhibit 23.11).
23.12   Consent of Dorothy A. Johnson (filed as Exhibit 23.12).
24.1    Powers of Attorney (filed as Exhibit 24.1).
27.1    Financial Data Schedule (filed as Exhibit 27.1 to National City
        Corporation's Annual Report on Form 10-K for the fiscal year ended December
        31, 1997 and incorporated herein by reference).
99.1    Form of Proxy to be used in soliciting holders of National City Common for its Annual Meeting of Stockholders (filed as Exhibit 99.1)
99.2    Form of Proxy to be used in soliciting holders of FOA Common for its
        Special Meeting of Shareholders (filed as Exhibit 99.2)
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